Exhibit 4.7

Execution Version

LOAN AGREEMENT

BY AND BETWEEN

VESTA BAJIO, S. DE R.L. DE C.V.,
VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V.,
QVC, S. DE R.L. DE C.V. AND
QVCII, S. DE R.L. DE C.V.,
each, a Mexican Sociedad de Responsabilidad Limitada de Capital Variable,

individually and collectively, as the context may require, as Borrower

AND

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Lender

November 1, 2017

Execution Version

TABLE OF CONTENTS

- i -

- ii -

- iii -

EXHIBITS

EXHIBIT A:	REAL PROPERTY
Schedule 1:	TRUST PROPERTY
EXHIBIT B:	PERSONAL PROPERTY
EXHIBIT C:	ALLOCATED LOAN AMOUNTS
EXHIBIT D:	FORM OF PAGARÉ
EXHIBIT E:	FORM OF LEASING GUIDELINES
EXHIBIT F:	FORM OF POWER OF ATTORNEY
EXHIBIT G:	RENT ROLL FOR EACH TRUST PROPERTY

- iv -

EXHIBIT H:	FORM OF LEASE AGREEMENT
EXHIBIT I:	ORGANIZATIONAL CHART
EXHIBIT J:	PERSONAL PROPERTY LOCATED AT REAL PROPERTY

SCHEDULE 3.11	POST-CLOSING OBLIGATIONS

- v -

LOAN AGREEMENT
DEFINED TERMS

Execution Date: As of November 1, 2017
Loan: A loan in an amount of US$118,000,000.00 from Lender to the Borrower.
Borrower: Vesta Bajio, S. de R.L. de C.V., Vesta Baja California, S. de R.L. de C.V., QVC, S. de R.L. de C.V., and QVCII, S. de R.L. de C.V., each a Mexican Sociedad de Responsabilidad Limitada de Capital Variable, individually and collectively, as the context may require
Borrower’s Address: Paseo de Tamarindos 90, Torre 2, 28th floor, Colonia Bosques de las Lomas, Mexico City, C.P. 05120. Attention: Lorenzo Berho and Lorenzo Dominique Berho Carranza

Borrower Taxpayer Registry Number:

Vesta Bajio, S. de R.L. de C.V.:

VBA050208J72

Vesta Baja California, S. de R.L. de C.V.:

VBC050208UU8

QVC, S. de R.L. de C.V.:

QVC940801V88

QVCII, S. de R.L, de C.V.:

QVC941103DK2

Lender: Metropolitan Life Insurance Company, a New York corporation
As used in this Agreement, the term “Lender” shall have the meaning set forth in Paragraph E of the Recitals.

Lender’s Address:

Metropolitan Life Insurance Company
Metlife Latin America Inversiones Limitada
Paseo de Tamarindos No. 90, Torre I, Piso 11, Oficina “B”
Colonia Bosques de las Lomas, Cuajimalpa,
México City, C.P. 05120
Tel: 52 55 5328 9318
Attention: Regional Director

and: Metropolitan Life Insurance Company Real Estate Investments One MetLife Way Whippany, NJ 07981-1449 U.S.A. Tel: (973) 355-4000 Fax: (973) 355-4920 Attention: Associate General Counsel – REI
With a copy (which shall not constitute notice) to: Hunton & Williams LLP 200 Park Avenue New York, New York 10166 Tel: (212) 309-1023 Fax: (917) 254-4639 Attention: Peter Mignone, Esq.
Location and Address of the Trust Property: See Exhibit A.

Use: Bulk warehouse, distribution facilities or light manufacturing facilities.

Address for Insurance Notification:

Metropolitan Life Insurance Company and/or its successors and assigns
One MetLife Way
Whippany, NJ 07981-1449
U.S.A.
Attn: Real Estate Investments – Risk Management Unit

With a copy to:

Metropolitan Life Insurance Company
MetLife Real Estate
Paseo de Tamarindos No. 90, Torre I, Piso 11, Oficina “B”
Colonia Bosques de las Lomas, Cuajimalpa,
Mexico City, C.P. 05120
Tel: (52-55) 5328-9318
Attention: Regional Director

Security Trustee Name: CIBanco, S.A., Institution de Banca Multiple
Accelerated Loan Amount: The meaning set forth in Section 1.04(c) hereof.
Affiliate: With respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified.
Agreements: Means the Lease Agreements and the Management Agreements as each of the foregoing may be amended, modified or replaced from time to time to the extent permitted under the Loan Documents.
Allocated Loan Amount: Means, with respect to each individual Trust Property, the amount set forth on Exhibit C hereto. Upon the occurrence of a Permitted Property Substitution effected in accordance with the terms hereof, the Allocated Loan Amount of the applicable Replacement Property shall be the same Allocated Loan Amount of the applicable individual Trust Property substituted in connection with said Permitted Property Substitution.
Amortization Date: The meaning set forth in Section 1.03(b)(ii) hereof.
Annual Debt Service Payments: An amount equal to the sum of all projected monthly installments of principal and interest payable by Borrower to Lender for the 12 consecutive calendar month period immediately following any date of determination.
Anti-Corruption Laws: The meaning set forth in Section 9.04(b) hereof.
Applicable Prepayment Fee: Except to the extent otherwise provided in this Agreement, with respect to any prepayment of all or part of the Secured Obligations made during the Lockout Period, the Default Prepayment Fee, and with respect to any prepayment of all or part of the Secured Obligations made in any year after the expiration of the Lockout Period (and prior to the Open Period), the Prepayment Fee.
Approved Plans and Specifications: The meaning set forth in Section 8.04(a) hereof.

Architect: The meaning set forth in Section 8.04(a) hereof.
Bankruptcy Law: The meaning set forth in Section 6.01(e) hereof.
Borrower’s Constituents: The meaning set forth in Section 9.03(a) hereof.
Business Day: Any day except Saturday, Sunday and any other day in which the principal office of commercial banks located in New York City, United States of America or Mexico City, Mexico are authorized or required by law, regulation or decree to remain closed.
Business Income: The meaning given to such term in Section 4.01(b).
Condemnation: The meaning set forth in Section 8.03(a) hereof.
Condemnation Proceeds: The meaning set forth in Section 8.03(a) hereof.
Construction Contracts: The meaning set forth in Section 8.04(a) hereof.
Contractors: The meaning set forth in Section 8.04(a) hereof.
Control: The possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
Debt Service Reserve: The meaning set forth in Section 14,01 hereof.
Debt Yield: On the date of any determination, the quotient (as determined by Lender) expressed as a percentage equal to the Net Operating Income generated from all the Trust Properties (as set forth in the financial statements required to be delivered to Lender hereunder (and if such financial statements are not timely delivered to Lender, Net Operating Income shall be determined by Lender in its sole discretion)) divided by the then outstanding principal balance of the Loan. With respect to the calculation to be determined with respect to each Debt Yield Test, the date of determination for the calculation of Debt Yield will be the last day of the fiscal quarter for the most recent financial statements delivered by Borrower to Lender pursuant to the terms hereof (and if such financial statements are not timely delivered to Lender, such date of determination shall be determined by Lender in its sole discretion).
Debt Yield Test: The meaning set forth in Section 1.03(b)(iii) hereof.
Deemed Approval Requirements: With respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid time-frame; (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice ), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN THREE (3) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER”; and (v) Lender shall have failed to respond to the Second Notice within the aforesaid time-frame. For purposes of clarification, Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.
Default: The occurrence of any event hereunder or under any other Loan Document or the Unsecured Indemnity Agreement which, but for the giving of notice or passage of time, or both, would be an Event of Default.
Default Interest Rate: The Default Interest Rate set forth in the Pagaré. For the avoidance of doubt, the Default Interest Rate shall in no case exceed the sum of (i) the Interest Rate plus (ii) 400 basis points (4.00%).
Default Prepayment Fee: An amount equal to the Prepayment Fee except that when calculating the Prepayment Fee, the determination of the applicable interest payments be calculated at the Default Interest Rate. Notwithstanding anything in this Agreement to the contrary, payment of the Default Prepayment Fee hereunder shall be in lieu of, and not in addition to, the payment of the Prepayment Fee.
Disbursement Conditions: The meaning set forth in Section 2.01 hereof.
Disbursement Request for Payment: The meaning set forth in Section 8.04(b)(ii) hereof.
Disclosed Litigations: The meaning set forth in Section 3.01(h) hereof.
Dollars and USS: The legal currency of the United States of America.
DSCR: The ratio of Net Operating Income to Annual Debt Service Payments. For purposes of calculating the DSCR, the Annual Debt Service Payments for the applicable period shall be determined (A) assuming that the Loan had been in place for the entirety of said period and (B) disregarding the “interest only” period under the Loan and assuming that the constant principal and interest payments provided for hereunder were due for the entirety of said period.
Environmental Issue: The meaning set forth in Section 7.03 hereof.
Environmental Report: The meaning given to such term in the Unsecured Indemnity Agreement.
Escrow Deposits: The meaning set forth in Section 3.05(a) hereof.
Event of Default: The meaning set forth in Section 11.01 hereof.
Excluded Taxes: The meaning set forth in Section 1.03(c) hereof.
FCPA: The meaning set forth in Section 9.04(b) hereof.
Governmental Authority: Any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any individual or entity with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi- governmental issues (including any court).

Gross Income: As of any date of determination, the annualized then current gross recurring monthly rent and other collections (including any amounts which may eventually be reimbursed by tenants in respect of operating expense or real estate tax adjustments) receivable from tenants that have accepted their respective premises under Lease Agreements demising space in the Trust Property.
Hazardous Materials: The meaning set forth in Section 7.05 hereof.
Hazardous Substances: The meaning set forth in Section 7.06 hereof.
Impairment of the Security: The meaning set forth in Section 8.02(c) hereof.
Imposition: The meaning set forth in Section 3.04(a) hereof.
Improvements: The meaning set forth in Section 3.06(a)(ii) hereof.
Insurance Proceeds: The meaning set forth in Section 4.02 hereof.
Interest Rate: The meaning set forth in Section 1.03(a) hereof.
Land: The meaning set forth in Section 3.06(a)(ii) hereof.
Late Charge: The Late Charge set forth in the Pagaré. For the avoidance of doubt, the Late Charge shall in no case exceed four percent (4%) on unpaid amounts after any applicable grace period as provided herein or in the other Loan Documents.
LC Draw Event: The meaning set forth in Section 14.04 hereof.
Lease Agreements: The meaning given to the term “Contratos de Arrendamiento” in the Security Trust Agreement.
Lease Payments: The meaning given to the term “Pagos de Arrendamiento” in the Security Trust Agreement.
Leasing Guidelines: The meaning set forth in Section 6.01(c) hereof.
Letter of Credit: The meaning set forth in Section 14.03 hereof.
Liens and Encumbrances: The meaning set forth in Section 3.09 hereof.
Loan Documents: The Pagaré, this Agreement, the Security Trust Agreement, and any other agreement, document or instrument related to the Pagaré, this Agreement, and/or the Security Trust Agreement together with all extensions, renewals, amendments, modifications and restatements thereof. The Unsecured Indemnity Agreement is not a Loan Document.
Loan Fee: An amount equal to US$590,000.00.
Lockout Date: The meaning set forth in Section 1.05(a) hereof.
Lockout Period: The meaning set forth in Section 1.05(b) hereof.
Lost Pagaré: The meaning set forth in Section 12.02 hereof.

LTV Ratio: The fraction, described as a percentage, obtained by dividing the outstanding principal balance of the Loan by the total fair market value of the Trust Property, as determined by Lender in its sole discretion.
Management Agreement: means each one of the management agreements dated July 31, 2012 entered into by each Borrower, individually, with Manager.
Manager: Vesta Management, S. de R.L. de C.V. formerly known as Vesta Management, S.C.
Material Adverse Effect: means, with respect to any circumstance, act, condition or event of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event, act, condition circumstances, whether or not related, a material adverse change in, or a materially adverse effect upon, (a) the ability of Borrower to perform its obligations under any Loan Document or the Unsecured Indemnity Agreement; (b) the value or physical condition of the Trust Property (taken as a whole); or (c) the validity, priority or enforceability of any Loan Document or the Unsecured Indemnity Agreement or the liens, rights (including, without limitation, recourse against the Trust Property) or remedies of Lender hereunder or thereunder (as applicable).
Maturity Date: The meaning set forth in Section 1.02 hereof.
Mexico: The meaning set forth in Section 3.01(a) hereof.
Net Condemnation Proceeds: The meaning set forth in Section 8.03(b) hereof.
Net Insurance Proceeds: The meaning set forth in Section 8.02(b) hereof.
Net Operating Income: As of any date of determination (A) the Gross Income, less (B) all Operating Expenses payable by Borrower in respect of the Trust Property for the previous twelve (12) calendar month period.
NIFs: The meaning set forth in Section 5.01 hereof.
Official Mexican Norms: The meaning set forth in Section 7.07 hereof.
Open Date: July 1, 2027.
Open Period: The meaning set forth in Section 1.05(c) hereof.
Operating Expenses: As of any date of determination, the expenses for operating the Trust Property in the ordinary course of business which are paid in cash by Borrower and which are directly associated with and allocable to the Trust Property including, without limitation, (a) Impositions, which shall be calculated by Borrower and, upon request by Lender, supplied to Lender with supporting documentation acceptable to Lender, (b) insurance premiums, (c) management fees (which shall not be greater than three percent (3%) of Gross Income for the purposes calculating the management fees), and (d) utility and maintenance expenses. Operating Expenses shall exclude (x) Annual Debt Service Payments, (y) any of the foregoing expenses described in clauses (a) through (d) above for which Borrower has been or will be reimbursed from insurance proceeds or by a tenant or any third party and (z) any non-cash charges such as depreciation and amortization.

Original Currency: The meaning set forth in Section 15.10(a) hereof.
Other Currency: The meaning set forth in Section 15.10(a) hereof.
Pagaré: Pagaré dated as of the Execution Date, written in both English and Spanish and executed and delivered by Borrower in favor of Lender evidencing the Loan, together with all extensions, renewals, amendments, modifications, restatements and replacements thereof (including, without limitation, any replacement Pagaré delivered in connection with any Property Release).
Parent: Corporation Immobiliaria Vesta, S.A.B. de C.V.
Payments: The meaning set forth in Section 3.05(a) hereof.
Permitted Exceptions: (a) the Liens and Encumbrances created by this Agreement and the other Loan Documents, (b) all Liens and Encumbrances for any Trust Property that are disclosed to Lender in writing prior to the Execution Date, (c) Agreements and Lease Agreements expressly permitted pursuant to the Loan Documents, (d) Liens, if any, for Impositions imposed by any Governmental Authority being contested in accordance with the terms hereof, (e) Liens, if any, relating to contractor claims that can result in a Lien that are contested in accordance with Section 8.04(c) hereto and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.
Permitted Property Substitution: The meaning set forth in Section 10.07 hereof.
Person: Any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
Pesos: The legal currency of the United Mexican States.
Prepayment Fee: An amount equal to the greater of (i) the Prepayment Ratio multiplied by the difference between (x) and (y) where (x) is the present value of all remaining payments of principal (if applicable) and interest relating to the Loan, including the outstanding principal relating to the Loan due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate (as defined below) plus 25 basis points (0.25%) compounded semi-annually and (y) is the principal amount of the Loan then outstanding, and (ii) one percent (1%) of the amount of the Loan being prepaid.
Prepayment Ratio: A fraction, the numerator of which shall be the amount of principal being prepaid and the denominator of which shall be the principal of the Loan then outstanding.
Process Agent: The meaning set forth in Section 15.08 hereof.
Property Release: The meaning set forth in Section 10.06 hereof.
Qualified Management Agreement: The meaning set forth in Section 6.04(c).
Rating Agency: The meaning set forth in Section 5.03(a).
Remedial Work: The meaning set forth in Section 7.02.
Required Substitution Period: The meaning set forth in Section 6.07 hereof.

Required Veracruz Release: The meaning set forth in Schedule 6.07 hereof.
Required Veracruz Substitution: The meaning set forth in Schedule 6,07 hereof.
Requirements: All laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Trust Property or any part of the Trust Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules (including all material applicable Official Mexican Norms issued by the Mexican Ministry of Economy or other competent authority), laws, ordinances, statutes, codes and requirements applicable to the Trust Property, including permits, licenses, certificates of occupancy and/or other certificates that may be necessary from time to time to comply with any of the these requirements.
Requirements of Environmental Laws: The meaning set forth in Section 7.06,
Related Person: The meaning set forth in Section 13.01(b) hereof.
Release Date: The meaning set forth in Section 10.06(b) hereof.
Release Property: The meaning set forth in Section 10.06 hereof.
Remaining Property: The meaning set forth in Section 10.06(n) hereof.
Replacement Property: The meaning set forth in Section 10.07 hereof.
Restoration: The meaning set forth in Section 8.02(b) hereof.
Restoration Funds: The meaning set forth in Section 8.04(a) hereof.
Restoration Threshold: The meaning set forth in Section 8.04(b) hereof.
Secured Obligations: The meaning set forth in Section 1.09,
Security Trust Agreement: Means the Fideicomiso Irrevocable Traslativo de Dominio, de Garantia y Medio de Pago con Derechos de Reversion numero CIB/2843, dated the Execution Date and executed by Borrower, as trustor, CIBANCO, S.A., INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA, as trustee (the “Security Trustee”), and Lender, as first beneficiary, and given to secure, among other things, the repayment of the Loan, together with all extensions, renewals, amendments, modifications and restatements thereof.
SNDA: The meaning set forth in Section 6.03 hereof.
Substituted Property: The meaning set forth in Section 10.07 hereof.
Substitution Date: The meaning set forth in Section 10.07(b) hereof.
Tax Certification: The meaning set forth in Section 1.03(c) hereof.
Taxes: The meaning set forth in Section 1.03(c) hereof.

Term Sheet: The meaning set forth in Section 2.01 hereof.
Transfers: The meaning set forth in Section 10.01(a) hereof.
Treasury Rate: The annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of the Loan, as quoted in the Federal Reserve Statistical Release H. 15 (519) under the heading “U.S. Government Securities - Treasury Constant Maturities” for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Lender shall select a comparable rate. Lender will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.
Trust Property: Has the meaning set forth in Recital D. For the avoidance of doubt, Trust Property includes eighteen (18) Real Properties as more particularly described in the Security Trust Agreement, as well as the Rights under the Lease Agreements (as defined in the Security Trust Agreement), the Insurance Policies and the Insurance Proceeds of the Insurance Policies. In the event of any Property Release of any individual Trust Property effected in accordance with the terms of the Loan Documents, the term Trust Property shall thereafter exclude the applicable released property from and after the date of the applicable Property Release.
Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower in favor of Lender, together with all amendments, modifications and restatements thereof.
Unsecured Obligations: The meaning set forth in Section 7.04 hereof.
US-Mexico Tax Treaty: The meaning set forth in Section 1.03(c) hereof.
Veracruz Confirmation: The meaning set forth on Schedule 3.11 hereof.
Veracruz Registry: shall mean the Public Registry of Property of Veracruz (Registro Publico de la Propiedad Decimoseptima Zona Registral Veracruz).
Veracruz Title Issue: The meaning set forth on Schedule 3.11 hereof.
Veracruz Title Proceeding: The meaning set forth in Section 6.07 hereof.
Veracruz Trust Property: shall mean the real estate property located in lote de terreno 17, Condominio Horizontal, Identificado como Parque Industrial Santa Fe ubicado en el Km 96 de la Colonia Santa Fe de Veracruz, Estado de Veracruz, Mexico pursuant to public deed 31,938 dated September 7, 2015 granted before Ponciano Lopez Juarez notary public number 222 of Mexico City.
Work: The meaning set forth in Section 8.04(a) hereof.

THIS LOAN AGREEMENT (this “Agreement”) is made as of the Execution Date by and between Borrower and Lender. All capitalized terms which are not defined in this Agreement shall have the respective meanings set forth in the Exhibits attached to this Agreement and the Pagaré or, if not defined therein, the respective meanings set forth in the Security Trust Agreement.

R E C I T A L S

A.  Lender has agreed to advance to Borrower the Loan in accordance with the terms and conditions set forth in this Agreement.

B.  The Loan is evidenced by the Pagaré.

C.  Immediately prior to the Execution Date, each Borrower held good, marketable and insurable title to the Real Property described and defined in Exhibit A attached to this Agreement owned by each such Borrower and good, sufficient legal title to all the items of Personal Property described and defined in Exhibit B attached to this Agreement owned by it.

D.  Pursuant to the Security Trust Agreement, each Borrower has transferred, or is simultaneously with the execution and delivery of this Agreement transferring, all of its right, title and interest in and to the Real Property and the Personal Property owned by each such Borrower to the Security Trustee as security for the Loan. The Real Property and Personal Property conveyed to the Security Trustee pursuant to the Security Trust Agreement, whether in connection with the disbursement of the Loan, a Substitution or otherwise, shall be referred to herein as the “Trust Property”.

E.  Each Borrower makes the following covenants and agreements for the benefit of Lender or any party designated by Lender, including any prospective purchaser of the Loan Documents or participant in the Loan (all of which are collectively referred to as Lender )

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE I
LOAN TERMS AND SECURITY

Section 1.01 Amount of Loan. Lender has agreed to make a loan to Borrower in the amount of the Loan as evidenced by the Pagaré. The Loan shall be funded in one advance on the Execution Date upon satisfaction of the Disbursement Conditions (as defined in Section 2.01 hereof).

Section 1.02 Term of Loan; Amounts In Us Dollars. The Loan shall be for a term commencing on the Execution Date and ending on October 1, 2027 (the “Maturity Date”), at which time all amounts owing under the Loan Documents shall be due and payable in full. All payments due to Lender under the Loan Documents and the Unsecured Indemnity Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available Dollars. On the Execution Date, Borrower shall pay to Lender the Loan Fee.

Section 1.03 Interest Rate and Payment Terms.

(a)  The interest rate applicable to the Loan is four and three-quarters of one percent (4.75%) (the “Interest Rate”). Payments of interest and principal on the Loan shall be made by Borrower in accordance with the terms and conditions set forth in this Agreement, the Pagaré and the Security Trust Agreement.

(b)  Monthly installments shall be paid in accordance with the following:

(i)  Borrower shall pay interest only on the Loan in advance from and including the Execution Date and ending on the last day of the month in which the
Execution Date occurs, and then Borrower shall pay interest only in arrears on the first day of the second month following the month in which the Execution Date occurs and on the first day of each month thereafter through and including the fifth (5th) anniversary of the first day of the first month following the month in which the Execution Date occurs.

(ii)  Commencing on the fifth (5th) anniversary of the first day of the first month following the month in which the Execution Date occurs (the “Amortization Date”, and if the Amortization Date is postponed pursuant to Section 1.03(b)(iii) hereof, the term “Amortization Date” shall thereafter mean the Amortization Date as so postponed) Borrower shall make payments of principal and interest (in arrears) on the first day of each month following the Amortization Date through and including the first day of the month prior to the Maturity Date.

(iii)  Notwithstanding Section 1.03(b)(ii) hereof, the Amortization Date may be postponed in accordance with Section 1.03(b)(iv) for one or more twelve (12) month intervals, and Borrower shall continue to make payments of interest only for so long as the Debt Yield with respect to the Loan, as of the applicable date of determination, is equal to or greater than thirteen percent (13.0%) (the “Debt Yield Test”).

(iv)  If Borrower wishes to so postpone the Amortization Date, Borrower shall (a) deliver a written request to Lender at least thirty (30) days prior to the applicable Amortization Date requesting a postponement of the Amortization Date for a twelve (12) month period, and (b) demonstrate to Lender’s satisfaction that the Debt Yield Test as of the applicable date of determination has been met.

(v)  In the event twelve (12) months have elapsed from the last Debt Yield Test, and no request has been made by Borrower to postpone the Amortization Date, or in the event that the Debt Yield Test, as of any applicable date of determination, has not been met, then the Amortization Date shall automatically occur as of the next Interest Payment Date and Borrower shall commence payments of interest and principal on the next Interest Payment Date.

(vi)  The Pagaré shall be prepared assuming the payment of principal commencing for the interest accrual period that starts on the first day of the sixty-first (61st) month following the month in which the Execution Date occurs. In the event the Amortization Date is to be postponed at any time as provided in subsections (iii) and (iv) above, a new Pagaré shall be executed and delivered, in exchange for the existing Pagaré, providing for an extension of the interest only period for an additional twelve (12) months and the Pagaré being replaced shall be cancelled. In the event of any conflict between the terms of the Pagaré and this Agreement, the terms of this Agreement shall prevail.

(viii)  The entire outstanding principal balance of the Loan, together with all accrued interest and all other sums due under the Loan Documents and the Unsecured Indemnity Agreement, shall be paid on the Maturity Date. All monthly installments shall be applied first to the payment of interest and, to the extent applicable, second to the reduction of principal. Interest shall be calculated on a daily basis of the actual number of days elapsed over a 360-day year.

(c)  All payments to Lender pursuant to the Loan Documents and the Unsecured Indemnity Agreement will be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, levied, collected, withheld or assessed by any Mexican Governmental

Authority (“Taxes”), other than withholding taxes at a rate of four and nine-tenths percent (4.9%) (or such other rate as may be applicable pursuant to, in the case of Lender, the United States-Mexico Income Tax Convention signed at Washington on September 18, 1992, along with a Protocol and an Additional Protocol that modified the Convention signed at Mexico City on September 8, 1994, as amended by the Protocol signed at Mexico City on November 26,2002, as the same may be further amended, renegotiated, modified, replaced, supplemented or restated from time to time (the “US-Mexico Tax Treaty”), or, in the case of an assignee or transferee of Lender, the applicable income tax treaty, if any, and the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta)) on interest, fees and other such payments (as applicable) made by Borrower to Lender (“Excluded Taxes”). Lender or any assignee or transferee of Lender shall, to the extent permitted by applicable law at the time and following written request of Borrower, provide Borrower with a copy of U.S. Internal Revenue Service Form 6166 (Certification of U.S. Tax Residency) (or, in the case of a non-U.S. assignee or transferee of Lender, a copy of the equivalent document, to the extent such exists) for each calendar year during which the Loan is outstanding (a “Tax Certification”). In the event that, to Lender’s actual knowledge, the Tax Certification most recently delivered to Borrower becomes inaccurate in any material respect as a result of any factual change with respect to Lender, where the result of such factual change is a change in the applicable withholding rate, then, promptly after becoming aware of such factual inaccuracy, Lender or any assignee or transferee of Lender agrees to deliver an updated Tax Certification to Borrower or notify Borrower of such inaccuracy.

(d)  If Borrower is required to deduct or withhold any Taxes other than Excluded Taxes, then Borrower will pay to Lender such additional amount as is necessary to ensure that the net amount actually received by Lender (free and clear of such Taxes, whether assessed against Borrower or Lender) will equal the full amount Lender would have received had no such deduction or withholding been required or made. As soon as possible, but in any event no later than fifteen (15) days following the date on which Borrower pays any Taxes to the Mexican tax authority, Borrower shall deliver to Lender the electronic file, original or certified copy of a receipt or stamped tax return issued by such tax authority evidencing such payment and all other additional information, electronic files and documents that Lender shall reasonably request relating to such payment in accordance with applicable law.

(e)  Borrower shall timely pay the full amount of Excluded Taxes deducted or withheld to the relevant Mexican tax authority in accordance with applicable law. As soon as possible, but in any event not later than fifteen (15) Business Days following the date on which Borrower pays any Excluded Taxes to the Mexican tax authority, Borrower shall deliver to Lender the electronic file, original or a certified copy of a receipt or stamped electronic or standard tax return issued by such tax authority, or other documentation reasonably acceptable to Lender, evidencing such payment and all other additional information and documents that Lender shall reasonably request relating to such payment, including but not limited to the electronic tax invoice (Comprobante Fiscal Digital por Internet) which Borrower is obliged to issue according to article 76 of the Mexican Income Tax Law.

(f)  In the event that Lender is unable to obtain a full tax credit on its United States tax return for any Excluded Taxes withheld by Borrower as provided herein and in the Loan Documents as a result of (i) the failure of any Borrower to furnish Lender with any of (A) a copy of the tax return filed with the relevant Governmental Authority, (B) the written evidence of payment of such Excluded Taxes to the Mexican tax authority or, (C) if reasonably required by Lender, a certificate of income tax withholding, (ii) any other action or inaction of any Borrower that would reasonably be expected to cause the inability to obtain a full tax credit and which, in the case of inaction, follows a reasonable request of Lender of an action by Borrower, or (iii) any other reason (including but not limited to foreign losses in Lender’s United States tax returns, then Borrower will pay to Lender, within ten (10) Business Days after written demand therefor (which demand shall specify the reason for which Lender was unable to obtain the tax credit and confirm (1) that Lender was unable to claim such tax credit as a result of action or inaction of Borrower (and specifying such action or inaction) and (2) the amount of any such Excluded Taxes not fully credited on the United States tax return of Lender), such additional amount as is necessary, without duplication of any additional amounts paid pursuant to Section 1.03(d), to ensure that the net amount actually received by Lender (free and clear of Taxes, including Excluded Taxes for which Lender is unable to obtain a United States tax credit as described above) will equal the full amount Lender would have received had no such deduction or withholding for such Excluded Taxes been required or made. A certificate as to the reason for which Lender was unable to obtain the tax credit and confirming (1) that Lender was unable to claim such tax credit as a result of action or inaction of Borrower and (2) the amount of any such Excluded Taxes not fully credited on the United States tax return of Lender, delivered to Borrower by Lender in good faith, shall be conclusive and binding absent manifest error.

(g)  Borrower shall indemnify Lender, within ten (10) Business Days after written demand therefor for (i) the full amount of any Taxes (other than Excluded Taxes) paid by Lender with respect to any payment by or obligation of Borrower hereunder or under the Loan Documents (including such Taxes imposed on, asserted against or attributable to amounts payable as contemplated herein or in the Loan Documents) and any liability, including penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted; and (ii) the full amount of any Excluded Taxes not duly and timely paid by Borrower as required under Section 1.03(e) and any liability, including penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted, except to the extent the Excluded Taxes are paid by Lender and Lender is able to obtain a tax credit on its United States tax return with respect to such Excluded Taxes. A certificate as to the amount, of any Excluded Taxes not fully credited on the United States tax return of Lender, delivered to Borrower, and prepared by Lender, shall be conclusive and binding absent manifest error.

(h)  Notwithstanding anything to the contrary contained in this Section 1.03. if Lender assigns or transfers all or part of its interests in the Loan Documents or the Unsecured Indemnity Agreement, Borrower shall not be required to make any greater payment in respect of such interests pursuant to this Section 1.03 than Borrower would have been required to make in respect of the assigning Lender at the time of such assignment or transfer; provided, however, for the avoidance of doubt, nothing in this clause (h) shall limit (i) the rights of Lender to sell, transfer or assign all or a portion of its interest in the Loan to any assignee, participant or other transferee pursuant to Section 12.01 and (ii) the rights of such assignee, participant or other transferee under this Section 1.03 as a result in a change of law occurring after the date of such assignment or transfer.

Section 1.04 Acceleration.

(a)  The Loan may be accelerated, at the option of Lender, following the occurrence and during the continuence of an Event of Default hereunder or under the other Loan Documents. Upon such acceleration, the Accelerated Loan Amount (as defined below) shall be immediately due and payable, together with interest accrued pursuant to the terms of the Loan Documents and any other amounts then payable under the terms of the Loan Documents. The Default Interest Rate shall commence to accrue upon the occurrence of an Event of Default and shall continue so long as the Event of Default is continuing or, if the Loan has been accelerated, until the Accelerated Loan Amount is indefensibly paid in full.

(b)  The Accelerated Loan Amount shall bear interest at the Default Interest Rate which shall never exceed the maximum rate of interest permitted to be contracted for under applicable law.

(c)  “Accelerated Loan Amount” shall mean the entire amount of the Secured Obligations and all other sums evidenced by and/or secured under the Loan Documents and the Unsecured Indemnity Agreement, including without limitation any Applicable Prepayment Fee and/or Late Charges.

Section 1.05 Prepayment. The Secured Obligations may not be prepaid in whole or in part at any time prior to the Maturity Date except as follows:

(a)  The Secured Obligations may not be prepaid in whole or in part at any time prior to November 1, 2022 (the “Lockout Date”).

(b)  The Secured Obligations may not be prepaid in whole or in part at any time prior to the Maturity Date except as follows: commencing on the Lockout Date (the period through but excluding the Lockout Date sometimes referred to herein as the “Lockout Period”), Borrower may prepay the Secured Obligations, in whole (but not in part except in connection with a Partial Release), upon payment of the Applicable Prepayment Fee, on not less than sixty (60) days’ prior written notice to Lender. Any tender of payment by Borrower (or any of them) or any other person or entity of the Secured Obligations, except as expressly provided in this Section 1.05, shall constitute a prohibited prepayment and the Applicable Prepayment Fee shall be payable thereon. Without limitation of the foregoing, if a prepayment of all or any part of the Secured Obligations is made (i) during the Lockout Period, (ii) following an Event of Default and an acceleration of the Maturity Date, or (iii) in connection with a purchase of any individual Trust Property, or a repayment of the Secured Obligations at any time before, during or after, a judicial or non-judicial foreclosure or sale of any individual Trust Property, then to compensate Lender for the loss of the investment, Borrower shall pay an amount equal to the Applicable Prepayment Fee.

(c)  Notwithstanding anything to the contrary contained herein, from and after the Open Date (such period, the Open Period”), Borrower may prepay the Loan in full (but not in part) upon thirty (30) days’ prior written notice to Lender without the payment of the Applicable Prepayment Fee, provided Borrower shall pay to Lender all accrued interest through the date of such prepayment.

(d)  Borrower acknowledges that Lender has relied upon the anticipated investment return under the Pagaré in entering into transactions with, and in making commitments to, third parties, and that the tender of any prohibited prepayment shall, to the extent permitted by law, include the Applicable Prepayment Fee. Borrower agrees that the Applicable Prepayment Fee represents the reasonable estimate of Lender and Borrower of fair average compensation for the loss that may be sustained by Lender as a result of a prohibited prepayment of the Pagaré and it shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid under the Loan Documents. Notwithstanding the foregoing, the parties recognize and acknowledge that the Applicable Prepayment Fee constitutes for all purposes the payment of a fee and not a penalty.

(e)  EXCEPT AS EXPRESSLY PROVIDED HEREIN, BORROWER EXPRESSLY (1) WAIVES ANY RIGHTS IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THE PAGARÉ, IN WHOLE OR IN PART, WITHOUT FEE OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THE PAGARÉ, AND (2) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF THE PAGARÉ IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE PAGARÉ BY LENDER ON ACCOUNT OF ANY DEFAULT BY BORROWER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION WHICH IS PROHIBITED OR RESTRICTED BY THIS AGREEMENT, THEN BORROWER SHALL BE OBLIGATED TO PAY CONCURRENTLY THE APPLICABLE PREPAYMENT FEE SPECIFIED IN THIS SECTION 1.05. BY EXECUTING THIS AGREEMENT, BORROWER AGREES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE PAGARÉ CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAIVER AND AGREEMENT.

(f)  Simultaneously with any Partial Release made in accordance with this Agreement, Borrower shall execute and deliver to Lender, subject to the simultaneous receipt of the Pagaré being replaced and cancelled a new Pagaré in form of Exhibit D hereto reflecting the revised outstanding principal amount and a revised repayment schedule for the Loan (which shall, for the avoidance of doubt, be prepared by Lender based on an amortization term equal to 360 months less the number of full interest accrual periods that have elapsed since the Execution Date and an assumed Interest Rate equal to the Interest Rate) after giving effect to such prepayment.

Section 1.06 Application of Payments. At the election of Lender, and to the extent permitted by applicable law, all payments made pursuant to the Loan Documents shall be applied in the order selected by Lender to any expenses, prepayment fees, the Applicable Prepayment Pee, Late Charges (as defined in the Pagaré), Escrow Deposits (as hereinafter defined), and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or the Default Interest Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid outstanding principal balance of the Loan.

Section 1.07 Increased Costs. If, due to either (a) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request after the date hereof from any Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or of making, funding or maintaining the Loan (including any increase in taxes other than net income taxes, franchise taxes or withholding taxes), then Borrower shall from time to time, upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such increased cost (which demand shall specify such additional amount). A certificate as to the amount of such increased cost, submitted to Borrower by Lender shall be conclusive and binding for all purposes, absent manifest error. Failure or delay on the part of Lender to demand compensation pursuant to this Section 1.07 shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section 1.07 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that Lender notifies Borrower of the event giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the applicable event giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 1.08 Change in Law. Notwithstanding any other provision of the Loan Documents, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for Lender to make any disbursements or to continue to maintain the Loan at the applicable Interest Rate (as defined in the Pagaré) in accordance with the terms of the Loan Documents, then (absent the mutual written agreement of Borrower and Lender on an alternative interest rate), on notice thereof and demand therefor by Lender to Borrower, (1) the Loan shall at the option of Lender be due and payable one hundred twenty (120) days after written notice to Borrower or such earlier date upon which it shall become unlawful for Lender to make any disbursements or to continue to maintain the Loan at the applicable Interest Rate in accordance with the terms of the Loan Documents, provided that, anything in this Agreement to the contrary notwithstanding, no Prepayment Fee or Default Prepayment Fee will be due in connection therewith and (2) Borrower agrees in writing to pay or reimburse Lender (and shall pay or reimburse Lender) in accordance with Section 11,06 hereof for the payment of any costs, expenses, penalties, fines or other sums incurred by Lender as a result of such unlawfulness which becomes payable at any time when the Loan is outstanding in accordance with the terms of Section 1.04.

Section 1.09 Security. To secure the payment of all amounts owed to Lender pursuant to the Pagaré and any other amounts required to be paid by Borrower under this Agreement and any of the other Loan Documents with interest at the rates set forth therein and the full performance by Borrower of all of the other terms, covenants and obligations set forth in the Loan Documents (collectively, the

“Secured Obligations”), Borrower has contemporaneously herewith executed and delivered the Security Trust Agreement, pursuant to which Borrower has assigned, conveyed, granted, transferred and warranted all of its right, title and interest in and to the Trust Property to the Security Trustee, in trust, for the benefit of Lender.

ARTICLE II
CONDITIONS PRECEDENT TO DISBURSEMENT

Section 2.01 Conditions Precedent to the Disbursement. Borrower hereby agrees, represents and warrants that the conditions precedent to the disbursement set forth in that certain Term Sheet from Lender to Borrower dated August 8, 2017 and accepted and agreed to by Borrower August 8, 2017 (the “Term Sheet”), and all conditions precedent otherwise imposed by Lender with respect to the disbursement (collectively, the “Disbursement Conditions”) have been satisfied on or before the Execution Date.

ARTICLE III
BORROWER REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01 Due Authorization. Execution, and Delivery.

(a)  Each Borrower represents and warrants that it is a sociedad de responsabilidad limitada de capital variable duly organized and validly existing under the laws of the United Mexican States (“Mexico”) and that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(b)  Each Borrower represents and warrants that the execution of the Loan Documents and the Unsecured Indemnity Agreement by such Borrower have been duly authorized and there is no provision in the organizational documents, or any other agreement, document or instrument of Borrower or under applicable law, requiring further consent for such action by any other person or entity.

(c)  Each Borrower represents and warrants that the execution, delivery and performance of the Loan Documents and the Unsecured Indemnity Agreement by such Borrower will not result in such Borrower’s being in default under any provision of its organizational documents. Each Borrower represents and warrants that the execution, delivery and performance of the Loan Documents and the Unsecured Indemnity Agreement by such Borrower will not result in such Borrower’s being in default under any provision of any encumbrance, trust agreement, lease, credit or other agreement to which it is a party or which affects it or the Trust Property or any portion thereof, except where such default does not, or is not reasonably likely to, result in a Material Adverse Effect.

(d)  Each Borrower represents and warrants that its legal representatives have all the necessary powers and authorizations (organizational and otherwise) to execute and deliver the Loan Documents and the Unsecured Indemnity Agreement on its behalf, and that such powers and authorizations (organizational and otherwise) have not been revoked or limited in any way whatsoever.

(e)  Each Borrower represents and warrants that the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized, executed and delivered by such Borrower and constitutes legal, valid, and binding obligations of such Borrower which are enforceable in accordance with their respective terms except as may be limited by applicable Bankruptcy Law and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f)  Each Borrower represents and warrants that there are no Liens (other than the Permitted Exceptions) filed against such Borrower or its properties that would be shown on a certificate of no Liens (constancia de folio mercantily constancia de folio real sin anotaciones de gravamenes vigentes) issued by the public registry of commerce of the jurisdiction of such Borrower’s corporate domicile.

(g)  Each Borrower represents that the execution and delivery of the Loan Documents do not, and the performance by such Borrower of its obligations thereunder will not, (a) result in a violation of the laws of Mexico, or, to the best of such Borrower’s knowledge, the United States of America, and the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), or any order, writ judgment, injunction, decree, determination or award binding on such Borrower or (b) result in a breach of, a default under, or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of such Borrower under, or result in or require the creation any Lien upon or security interest in any property of such Borrower pursuant to the terms of, any agreement to which it is a party.

(h)  Except as previously disclosed to Lender in writing prior to the closing of the Loan (the “Disclosed Litigations”), each Borrower represents that there is no action, suit, investigation, litigation, or proceeding against such Borrower pending or, to the best of such Borrower’s knowledge, threatened before any court, governmental agency or arbitrator that challenges the legality, validity or enforceability of any Loan Document or the Unsecured Indemnity Agreement. Each Borrower represents that the Disclosed Litigations do not, and are not reasonably likely to, have a Material Adverse Effect.

(i)  All the representations and warranties made by each Borrower in the Security Trust Agreement herein and in the Unsecured Indemnity Agreement are true, correct and accurate as of the date hereof.

Section 3.02 Performance by Borrower. Borrower shall pay the amounts owed under the Loan Documents and the Unsecured Indemnity Agreement to Lender and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents and the Unsecured Indemnity Agreement.

Section 3.03 Warranty of Title to Trust Property.

(a)  Each Borrower warrants that in accordance with the Security Trust Agreement and subject to the existing Lease Agreements and the Permitted Exceptions, it has lawfully transferred and conveyed to the Security Trustee or that on or before the Execution Date will have lawfully transferred and conveyed to the Security Trustee (A) good, marketable, indefeasible and insurable fee simple absolute title to that portion of the Trust Property comprised of Real Property, and (B) good, sufficient and legal title to that portion of the Trust Property comprised of Personal Property. Borrower further represents and warrants that all of the information on Exhibit G attached to this Agreement is true, accurate and complete in all material respects.

(b)  Each Borrower warrants that each individual Trust Property owned by it is (x) free from any conditions, limitations or restrictions on ownership except for the Permitted Exceptions, (y) not subject to any options or preemptive rights to purchase (including, without limitation, rights of first refusal or rights of first offer other than pursuant to the Lease Agreements or under applicable law) (and if subject to any such options or preemptive rights to purchase, except as shown on Exhibit G, all such options and preemptive rights to purchase have been duly waived to the extent described in the tenant estoppel certificates delivered to Lender in connection with the closing of the Loan with respect to existing Lease Agreements), and (z) current in the payment of all applicable Impositions (as defined below).

(c)  Borrower further covenants to warrant and forever defend and indemnify Lender and the Security Trustee from and against all persons or entities claiming any interest in the Trust Property (other than pursuant to the Permitted Exceptions) or any portion thereof.

Section 3.04 Taxes. Liens and Other Charges.

(a)  Borrower shall pay or cause to be paid all real estate, predial and other taxes, assessments, water charges, license or permit fees, Liens, fines, penalties, interest, contributions or other fiscal responsibilities, and other similar public and private claims which may be payable, assessed, levied, imposed upon or become a Lien on or against any portion of the Trust Property (all of the foregoing items are collectively referred to as the “Impositions”). Each Imposition shall be paid no later than the date on which such Imposition would become delinquent and Borrower shall produce to Lender receipts of the imposing authority, or other evidence reasonably satisfactory to Lender, evidencing the payment of the Imposition in full.

(b)  If Borrower elects by appropriate legal action to contest any Imposition, Borrower shall (1) (i) provide to Lender evidence of payment of the Imposition in full, or (ii) provide to Lender evidence of (A) payment of a bond or (B) any other guaranty permitted by applicable law, in order to secure in favor of the relevant Governmental Authority the full payment of the Imposition in an amount sufficient to pay the contested Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest which such guaranty or bond shall remain in full force and effect for the duration of the contest proceeding, and if Borrower fails to comply with the foregoing, then (2) Borrower shall deposit cash with Lender as a reserve in an amount which Lender determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. Upon Borrower’s deposits of this reserve with Lender or pursuant to the requirements of the legal action, as applicable, Borrower shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, and the sale or forfeiture of, the Trust Property or any portion thereof, and is prosecuted with due diligence and continuity. Upon termination of any such proceeding or contest, Borrower shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default, the monies which have been deposited with Lender pursuant to this Section 3,04 shall be applied toward such payment and the excess, if any, shall be returned to Borrower.

(c)  In the event of the passage, after the Execution Date, of any law which deducts from the value of any individual Trust Property, for the purposes of taxation, any lien or security interest encumbering such Trust Property, or changes in any way the existing laws regarding the taxation of security trust agreements, and/or security agreements or debts secured by these instruments, or changes the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Imposition upon Lender, at Lender’s option, the Secured Obligations shall immediately become due and payable. Notwithstanding the preceding sentence, Lender’s election to accelerate the Loan shall not be effective if (i) Borrower is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (ii) Borrower agrees in writing to pay or reimburse Lender in accordance with Section 11.06 hereof for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding. Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event that Borrower is not permitted by law to pay the Imposition or the increased portion of the Imposition, no Prepayment Pee or Default Prepayment Fee shall be payable by Borrower in connection with any prepayment or repayment of the Loan made pursuant to this Section 3.04(c).

(d)  Borrower represents and warrants that each Borrower is current in the payment of any and all Impositions which are due and payable as of the date hereof.

Section 3.05 Escrow Deposits.

(a)  Subject to Section 3.05(c) below, Borrower shall deposit with Lender, in an account to be designated by Lender, on the first day of each month an amount equal to one twelfth (1/12) of the amounts Lender has notified Borrower in writing are the amounts which Lender has reasonably determined are necessary to pay, on an annualized basis, (i) all Impositions and (ii) all premiums required to maintain the insurance policies more fully described in Article 4 (together with the Impositions, the “Payments”) until such time as Borrower has deposited an amount equal to the annual charges for the Payments (the “Escrow Deposits”) and on demand, Borrower shall pay to Lender from time to time any shortfall in the amounts required to pay the Payments. Borrower will furnish bills for all Payments to Lender on the earlier of thirty (30) days before any Payment shall become due or receipt of such bill. No Payments shall be deemed to be trust funds and these funds may be commingled with the general funds of Lender. Lender shall have no obligation to pay interest to Borrower with respect to the Escrow Deposits. If no Event of Default shall exist, all Escrow Deposits shall be applied to the Payments prior to their becoming delinquent and the excess, if any, shall continue to be held as Escrow Deposits to be used as provided herein. If an Event of Default shall exist the Escrow Deposits shall be applied, at Lender’s option, to curing of such Event of Default or the payment of the Secured Obligations.

(b)  If any Escrow Deposit is not deposited in the account designated therefor by Lender within seven (7) days after the date on which such deposit is due, Lender shall have the option to charge Borrower a late fee equal to four percent (4%) of the amount of the deficiency.

(c)  Notwithstanding anything contained in this Agreement or the Security Trust Agreement to the contrary, Lender shall not require the Escrow Deposits unless and until any one of the following shall have occurred: (i) a Default or an Event of Default exists under the Loan Documents or the Unsecured Indemnity Agreement; (ii) there shall be a Transfer (as hereinafter defined) in violation of the terms of the Loan Documents; or (iii) at any time any Borrower fails to furnish to Lender and the Security Trustee, not later than ten (10) days before the dates on which any insurance premiums would become delinquent, receipts for the payment of such insurance premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the existing policy. If any of the foregoing events shall occur, Lender reserves the right to require Escrow Deposits from Borrower at any time in its absolute discretion notwithstanding the fact that the Event of Default shall have been cured, or that the Transfer shall later have been approved in writing or otherwise by Lender.

Section 3.06 Care And Use Of The Trust Property.

(a)  Borrower represents and warrants to Lender as follows:

(i)  All authorizations, approvals, licenses, and permits required for the occupancy of the “Improvements” (as defined in Exhibit A) for the Use have been obtained, paid for and are in full force and effect, and Borrower shall enforce the terms of the Lease Agreements (provided that it is understood that such enforcement shall be conducted in a manner consistent with Borrower’s standard management practices) to cause the tenants of the Trust Property to obtain and maintain in full force and effect all authorizations, approvals, licenses, and permits required for the operation and occupancy of the Improvements for the Use.

(ii)  The Improvements, all plazas, parking facilities and landscaping upon the described “Land” (as defined in Exhibit A) and their Use comply with (and no notices of violation have been received in connection with) all Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material

Adverse Effect) and Borrower shall at all times comply with all present or future Requirements affecting or relating to the ownership, operation, construction, occupancy or Use of the Trust Property (other than with respect to de minimis violations that do not, and are not reasonably likely to have, a Material Adverse Effect). Borrower shall furnish Lender, on request, proof of compliance with the Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect). No Borrower shall use or permit the use of any individual Trust Property, or any part thereof, for any illegal purpose.

(iii)  Borrower has complied and shall comply with all requirements of all instruments and agreements affecting the Trust Property, whether or not of record, including without limitation all covenants and agreements by and between any Borrower and any Governmental Authority pertaining to the development, use, operation or occupancy of any individual Trust Property, or any portion thereof. Borrower, at its sole cost and expense, shall keep each individual Trust Property or cause each individual Trust Property to be kept in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to each individual Trust Property.

(iv)  Each Borrower shall abstain from, and not permit, the commission of waste to each individual Trust Property and shall not remove or alter in any substantial manner the structure or character of any Improvements without the prior written consent of Lender.

(v)  The zoning approval for each individual Trust Property is not dependent upon the ownership or use of any property which is not encumbered by the Loan Documents.

(vi)  Other than as disclosed in the Environmental Report, no power transformers located on any individual Trust Property, contain polychlorinated biphenyls or, except as permitted under Requirements of Environmental Laws (as hereinafter defined), any other Hazardous Material (as hereinafter defined) and any such power transformers are maintained in accordance with all applicable Mexican laws, including any applicable Requirements of Environmental Laws.

(vii)  Each individual Trust Property has access to public streets sufficient to support the operation and Use of such Trust Property. No rights, payments or licenses are required in addition to those which currently accompany the Trust Property in order to use such access.

(viii)  No Borrower owns any tangible Personal Property which is located at, or on, any Real Property, other than as described in the Security Trust Agreement and as set forth on Exhibit J attached hereto.

(b)  Subject to the provisions of any Lease Agreements in effect as of the Execution Date or otherwise approved by Lender, Lender shall have the right, at any time and from time to time during normal business hours (except in case of an emergency) upon prior reasonable notice to Borrower, to enter any individual Trust Property in order to ascertain Borrower’s compliance with the Loan Documents and the Unsecured Indemnity Agreement, to examine the condition of such Trust Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Borrower shall cooperate with Lender in the performance of these inspections. For so long as no Event of Default exists, not more than one visit per calendar year per individual Trust Property shall be made at the expense of Borrower; provided, however, that nothing in the foregoing provision shall limit Lender’s rights and Borrower’s obligations as set forth in Section 7.03 herein and in the Unsecured Indemnity Agreement; and provided, further, that Borrower shall not be required to pay travel expenses for employees of Lender in connection with any Trust Property visits and inspections for so long as no Event of Default exists. Lender shall endeavor to minimize interference with the ordinary course operations of the Trust Property with respect to these inspections. Borrower may elect to have a designated representative present during any such inspection, but for the avoidance of doubt, the presence of a Borrower representative shall not be a condition precedent to Lender’s right perform such inspections. For the avoidance of doubt, the frequency limitations set forth in this subsection (b) shall apply to each Trust Property individually and not in the aggregate (that is, Lender may visit each Trust Property at different times in any calendar year even if no Event of Default exists).

(c)  Each Borrower shall use, or cause to be used, each individual Trust Property continuously for the Use. No Borrower shall use, or permit the use of, any individual Trust Property for any other use without the prior written consent of Lender.

(d)  Without the prior written consent of Lender (which consent shall be deemed given if the Deemed Approval Requirements are satisfied), no Borrower shall (i) initiate or fail to diligently pursue any available remedy to contest a change in the zoning classification of, and/or restrictive covenants affecting, any individual Trust Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of any individual Trust Property in a manner which may result in the Use becoming a nonconforming use under applicable zoning ordinances, or (iii) subject any individual Trust Property to restrictive covenants (except as expressly permitted herein).

(e)  No Borrower will remove the Personal Property without the prior written consent of Lender, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Borrower with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 3.07 Collateral Security Instruments. Borrower covenants and agrees that if Lender or the Security Trustee at any time holds additional security for any of the Secured Obligations, Lender may, so long as an Event of Default shall have occurred and be continuing, to the fullest extent permitted under applicable law, enforce its rights and remedies with respect to such additional security, at its option, either before, concurrently or after a sale of the Trust Property or any portion thereof is made pursuant to the terms of the Security Trust Agreement. Lender may, to the fullest extent permitted under applicable law, apply the proceeds of the additional security to the Secured Obligations without affecting or waiving any right to any other security, including the security under the Loan Documents, and without waiving any breach or default by Borrower under the Loan Documents or the Unsecured Indemnity Agreement.

Section 3.08 Suits and Other Acts to Protect the Trust Property.

(a)  Borrower shall immediately notify Lender of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting any individual Trust Property and/or the interests of Lender or the Security Trustee under the Loan Documents or the Unsecured Indemnity Agreement that has, or is reasonably likely to have, a Material Adverse Effect (collectively, “Actions”). Borrower shall appear in and defend any Actions.

(b)  Lender and the Security Trustee shall have the right, at the cost and expense of Borrower, to institute, maintain and participate in Actions and take such other action as it may deem appropriate in the good faith exercise of its discretion to preserve or protect any individual Trust Property and/or the interests of Lender or the Security Trustee under the Loan Documents or the Unsecured Indemnity Agreement. Any expenses paid by Lender or the Security Trustee under this Section 3.08 (including Lender’s reasonable counsel fees) shall be reimbursed by Borrower in accordance with Section 11.06 hereof.

Section 3.09 Liens and Encumbrances. Without the prior written consent of Lender, to be given in Lender’s sole and absolute discretion, other than the Permitted Exceptions, no Borrower shall create, place or allow to remain any lien or encumbrance on any individual Trust Property or any portion thereof, including mortgages, security trust agreements, security interests, conditional sales, mechanic or construction liens, tax liens or assessment hens regardless of whether or not they are subordinate to the lien created by the Loan Documents (collectively, “Liens and Encumbrances”, and each, a “Lien” or “Encumbrance”, respectively). If any Liens and Encumbrances are registered against the Trust Property or any portion thereof, Borrower shall initiate any required actions to obtain a discharge and release of any Liens and Encumbrances within thirty (30) days after receipt of notice of their existence and obtain such release and discharge within sixty (60) days of such registration.

Section 3.10 No Change in Fact or Circumstance. All information submitted by or on behalf of any Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by any Borrower in this Agreement or in any other Loan Document or the Unsecured Indemnity Agreement, are accurate, complete and correct in all material respects. There is no material fact presently known to any Borrower which has not been disclosed to Lender which adversely affects, nor as far as any Borrower can foresee, might adversely affect the Trust Property (taken as a whole), or the business, operations or condition (financial or otherwise) of any Borrower. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Trust Property (taken as a whole), or the business operations or the financial condition of any Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any information or information described in this Section 3.10 or any representation or warranty made herein to be materially misleading.

Section 3.11 Post-Closing Obligations. Borrower shall comply with each of the requirements set forth on Schedule 3.11 on or before the applicable dates described on Schedule 3.11.

ARTICLE IV
INSURANCE

Section 4.01 Required Insurance and Terms of Insurance Policies.

(a)  During the term of this Agreement, Borrower at its sole cost and expense must provide, or cause to be provided, insurance policies and certificates of insurance satisfactory to Lender as to amounts, types of coverage and the companies underwriting these coverages. In no event will such policies be terminated or otherwise allowed to lapse. Borrower shall be responsible for any deductibles thereunder. Borrower shall also pay for any insurance, or any increase of policy limits, not described in this Agreement which each Borrower requires for its own protection or for compliance with applicable laws. Borrower’s insurance shall be primary and without contribution from any insurance procured by Lender.

(b)  Policies of insurance shall be delivered to Lender in accordance with the following requirements:

(1)  All Risk Property insurance on the Improvements, Fixtures and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils”, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Improvements, Fixtures and the Personal Property, which for purposes of this Article 4 shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement; containing an agreed amount endorsement with respect to the Improvements, the Fixtures and the Personal Property waiving all co-insurance provisions; providing for no deductible in excess of US$25,000 (or the equivalent in Mexican Pesos); and (iv) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of any individual Trust Property shall constitute non-conforming structures or uses. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Borrower and approved by Lender or by an engineer or appraiser in the regular employ of the insurer.

(2)  Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Trust Property, or any portion thereof, such insurance (i) to be on the so- called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (A) premises and operations; (B) products and completed operations on an “if any” basis; (C) independent contractors; (D) blanket contractual liability for all written and oral contracts; and (E) contractual liability covering the indemnities contained in this Agreement and the Security Trust Agreement.

(3)  Business Income insurance in an amount sufficient to prevent each Borrower from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one (1) year’s “Business Income” (as hereinafter defined). The amount of such insurance shall be increased from time to time during the term of this Agreement as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of any individual Trust Property increases to reflect such rental increases. As used in this Agreement, the term “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Trust Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants of the Trust Property, (iii) the fair market rental value of any portion of any individual Trust Property which is occupied by any Borrower, and (iv) any other amounts payable pursuant to leases of the Trust Property or any portion thereof.

(4)  If Lender reasonably determines at any time that any building comprising part of any individual Trust Property or portion thereof is located in an area having been identified by the National Water Commission report or similar (reasonably approved by Lender), in an area having special flood hazards and flood insurance is commercially available, Borrower will maintain a flood insurance policy with a generally acceptable insurance carrier, in an amount not less than one hundred percent (100%) of the Full Replacement Cost of the Improvements, the Fixtures and the Personal Property for such Trust Property.

(5)  During the period of any construction or renovation or alteration of the Improvements, and without duplication, the Borrower’s shall maintain, or cause its relevant contractor to maintain, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Lender including an Occupancy endorsement and, if required by law, Worker’s Compensation insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by the laws of the jurisdiction in which each applicable Trust Property is located. For the avoidance of doubt, “Workers’ Compensation Insurance” as referred to herein does not refer to Mexican social security requirements.

(6)  Only with respect to Borrower’s direct workers, and to the extent required under applicable Mexican law (it being acknowledged that, as of the Execution Date, such is not required under Mexican law), Workers’ Compensation insurance, subject to the laws of the jurisdiction in which each applicable Trust Property is located, and employer’s liability insurance with a limit of at least US$1,000,000 (or the equivalent in Mexican Pesos) per accident and per disease per employee of Borrower, and US$1,000,000 (or the equivalent in Mexican Pesos) for disease in the aggregate in respect of any work or operations on or about each individual Trust Property, or in connection with each individual Trust Property or its operations (if applicable). For the avoidance of doubt, “Workers’ Compensation Insurance” as referred to herein does not refer to Mexican social security requirements.

(7)  With respect to the Borrowers’ own equipment, Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of a covered accident or breakdown.

(8)  To the extent commercially available in Mexico, insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Lender.

(9)  Earthquake insurance only with respect to the Trust Properties located in earthquake prone areas issued by such companies and on such forms of insurance policies as is acceptable to Lender, to the extent such coverage is available.

(10)  Such other insurance as may from time to time be reasonably required by Lender against other insurable hazards, including, but not limited to, vandalism, sinkhole and mine subsidence.

(c)  The Security Trustee’s interest must be clearly stated by endorsement in the insurance policies described in this Section 4.01 as follows:

(1)  The policies of insurance referenced in subsections (b)(1), (b)(3), (b)(4), (b)(5), (b)(7), (b)(8) and (b)(9) of this Section 4.01 shall identify the Security Trustee as the loss payee.

(2)  The insurance policy referenced in subsection 4.01(b)(2) shall name the Security Trustee as an additional insured.

(3)  All of the policies referred to in Section 4.01 shall provide that no policy may be cancelled and/or materially changed by the Security Trustee, any Borrower or Manager without the prior written authorization of Lender.

(d)  All the insurance companies must be authorized to do business in Mexico and the jurisdiction where each individual Trust Property is located and be approved by Lender. The insurance companies must be one of the following: (i) Chubb de Mexico (Compania de Seguros), S.A. de C.V., (ii) Grupo Nacional Provincial, S.A., (iii) AXA Seguros, S.A. de C.V. or (iv) any similar company of comparable financial strength in Mexico which has been previously approved in writing by Lender.

(e)  Certified copies of the policies, and any endorsements, shall be made available for inspection by Lender and/or the Security Trustee promptly upon request. If any policy is canceled before the Loan is satisfied, and Borrower fails to immediately procure replacement insurance, Lender reserves the right but shall not have the obligation immediately to procure, or cause to be procured, replacement insurance at Borrower’s cost.

(f)  Borrower shall be required during the term of the Loan to continue to provide Lender with original renewal policies or replacements of the insurance policies referenced in Section 4.01(b). Lender may accept Certificates of Insurance evidencing insurance policies referenced in subsections (b)(2), (b)(4), and (b)(6) of this Section 4.01 instead of requiring the actual policies. Lender shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of any Borrower to maintain the insurance required under this Article 4 shall not constitute a waiver of each Borrower’s obligation to fulfill these requirements.

(g)  All binders, policies, endorsements, certificates, and cancellation notices are to be sent to Lender and the Security Trustee at the Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Lender or the Security Trustee, as applicable.

(h)  Borrower (or the applicable insurance company) shall provide Lender thirty (30) days’ notice of any cancellation of any of the insurance policies referred to in this Section 4.01.

Section 4.02 Adjustment of Claims. Borrower hereby authorizes and empowers Lender and, at Lender’s direction, the Security Trustee to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Trust Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction. “Insurance Proceeds” shall mean all proceeds under any policies of insurance payable to any Borrower in connection with any Real Property, whether or not such insurance coverage is specifically required under the terms of this Agreement.

Section 4.03 Assignment to Lender. In the event of the foreclosure of the Security Trust Agreement and/or other transfer of the title to all or any portion of any individual Trust Property in extinguishment of all or any portion of the Secured Obligations, all right, title and interest of any Borrower and the Security Trustee in and to any insurance policy, Insurance Proceeds, premiums or payments in satisfaction of claims or any other rights under such insurance policies and any other insurance policies covering such Trust Property shall pass to the transferee thereof.

ARTICLE V
BOOKS, RECORDS AND ACCOUNTS

Section 5.01 Books and Records. Borrower shall keep adequate books and records of account in accordance with applicable Financial Information Norms (“NIF’s”), or in accordance with other methods applicable to Borrower and acceptable to Lender, consistently applied and furnish to Lender:

(a)  an annual Excel file in electronic form which shall include without limitation, a then current rent roll (containing the information set forth in Section 5.01(b). and all income and expenses of the Trust Property (on an individual basis for each individual Trust Property and on an aggregate basis for all of the Trust Property), within forty-five (45) days after the end of each calendar year;

(b)  quarterly certified rent rolls signed and dated by each Borrower, detailing the names of all tenants of the Improvements, the portion of the Improvements occupied by each tenant, the base rent and any other charges payable under each Lease Agreement and the term of each Lease Agreement, including the expiration date, and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;

(c)  a quarterly operating statement of the Trust Property (on an individual basis for each individual Trust Property and on an aggregate basis for all of the Trust Property), and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement prepared by an independent certified public accountant, within forty-five (45) days after the close of each fiscal quarter of each Borrower. Each such quarterly operating statement shall be submitted to Lender together with all supporting documentation necessary to permit Lender to calculate the DSCR as of the last day of such quarter;

(d)  the internal quarterly financial statements of each Borrower (on an individual basis for each Borrower) according to NIF’s, prepared and certified by an authorized officer of Borrower, within forty-five (45) days after the close of each fiscal quarter of each such Borrower;

(e)  an annual balance sheet and profit and loss statement for each Borrower (on an individual basis for each Borrower) according to NIF’s, prepared and certified by an authorized officer of Borrower, within forty-five (45) days after the close of each fiscal year of each Borrower; and an annual tax report (“Dictamen Fiscal”) for each Borrower prepared by an independent certified public accountant acceptable to Lender and submitted to the tax authorities, within thirty (30) days after submission of the annual tax report to the relevant tax authorities; and

(f)  an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Trust Property (on an individual basis for each individual Trust Property and on an aggregate basis for all of the Trust Property), including cash flow projections for the upcoming year and all proposed capital replacements and improvements within forty-five (45) days after the close of the third quarter of each Borrower.

Section 5.02 Property Reports. Upon request from Lender or the Security Trustee, or any of their respective representatives or designees, Borrower shall furnish in a timely manner to Lender and the Security Trustee:

(a)  property management report for the Trust Property (on an individual basis for each individual Trust Property), showing deposits received from tenants and any other information requested by Lender or the Security Trustee, in reasonable detail and certified by Borrower (or an officer, general partner, member or principal of Borrower if Borrower is not an individual) under penalty of perjury to be true and complete, but no more frequently than quarterly.

Section 5.03 Additional Matters.

(a)  Borrower shall furnish Lender with such other additional financial or management information (including, without limitation, and just if applicable, federal, state and municipal tax returns) as may, from time to time, be reasonably required by Lender or any rating agency approved by Lender (a “Rating Agency”) in form and substance satisfactory to Lender or the Rating Agency, and subject to the confidentiality provisions set forth herein.

(b)  Borrower shall furnish Lender or its representatives and designees convenient facilities for the examination and audit of any such books and records.

(c)  If available and if applicable, and without duplication of that set forth in Section 5.01(e) above, Borrower shall furnish Lender with a certificate from an independent certified public accountant acceptable to Lender evidencing compliance by Borrower with all federal, state and municipal tax and custom laws, within forty-five (45) days after the end of each fiscal quarter.

(d)  If there shall occur any change to the information contained on Exhibit G and in any event within thirty (30) days after the end of each calendar year, Borrower shall provide a report supplementing Exhibit G as may be necessary for Exhibit G to be accurate and complete. Borrower shall furnish Lender or its representatives and designees convenient facilities for the examination and audit of any such books and records.

ARTICLE VI
LEASES AND OTHER AGREEMENTS AFFECTING THE TRUST PROPERTY

Section 6.01 Borrower’s Representations and Warranties. Borrower represents and warrants to Lender as follows as of the date hereof:

(a)  There are no leases or occupancy agreements affecting the Trust Property except the leases and amendments listed on Exhibit G (as supplemented from time to time with the approval of Lender if so required hereunder) and Borrower has delivered to Lender and the Security Trustee true, correct and complete copies of all such Lease Agreements. As of any date on which the representations and warranties set forth in this Agreement shall be remade, the term “Lease Agreements” shall be deemed to include all Lease Agreements affecting the Trust Property that exist on and as of such date.

(b)  Except as shown on Exhibit G. there are no options in favor of any tenant of any individual Trust Property or any preferential rights of tenants to purchase any individual Trust Property or any right of first refusal to purchase any individual Trust Property, in each either pursuant to the corresponding Lease Agreement or pursuant to applicable law. Pursuant to the tenant estoppel certificates delivered to Lender in connection with the closing of the Loan with respect to existing Lease Agreements, except as show on Exhibit G, any options to purchase, preferential rights to purchase or rights of first refusal to purchase of any current tenant with respect to the transfer of any Trust Property to the Security Trustee of the trust created under the Security Trust Agreement have been waived or have expired.

(c)  All Lease Agreements are in full force and effect without any oral or written modification except as set forth in writing in the copies delivered to Lender and the Security Trustee, and to the extent Lender’s approval of any Lease Agreement entered into after the Execution Date was required pursuant to the leasing guidelines described in Exhibit E (the “Leasing Guidelines”) such approval has been obtained.

(d)  There are no monetary or material non-monetary defaults by any Borrower under the Lease Agreements and, to the best knowledge of Borrower, there are no monetary or material nonmonetary defaults by any tenants under the Lease Agreements or by any guarantors with respect to any Lease Agreements. The Lease Agreements are in full force and effect and constitute valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their terms, except as may be limited by applicable Bankruptcy Law and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(e)  To the best knowledge of Borrower, none of the tenants now occupying ten (10%) or more of any Individual Trust Property or having one or more Lease Agreements affecting ten (10%) or more of any Individual Trust Property is the subject of any bankruptcy, concurso mercantil, reorganization or insolvency proceeding or any other debtor-creditor proceeding or similar proceeding under any Bankruptcy Law. The term “Bankruptcy Law” shall mean, with respect to any person or entity, any statute, law, code or regulation relating to bankruptcy, insolvency, receivership, suspension of payment, reorganization, rearrangement, winding-up, composition, liquidation, special liquidation, corporate restructuring, adjustment of debts or other relief for debtors, including, without limitation, the Mexican Ley de Concursos Mercantiles, any such statute, law, code or regulation to which such person or entity may at any time become subject pursuant to the laws of the United States of America, New York State or Mexico, as applicable.

(f)  Except only for rent and additional rent for the current month, no Borrower has accepted under any of the Lease Agreements any payment of rent or additional rent that is more than one (1) month’s rent or any security deposit in an amount that is more than two (2) months’ rent.

(g)  Borrower shall deposit, within five (5) Business Days following the Execution Date, all security deposits delivered in connection with the Lease Agreements to the Security Trustee under the Security Trust Agreement. Any security deposits collected under any Lease Agreements (excluding amendments or extensions of existing Lease Agreements unless new security deposit monies are collected in connection therewith) shall be deposited by the tenants thereunder directly into the applicable collection trust account(s) held by the Security Trustee in accordance with the Security Trust Agreement, subject to the rights of Tenants pursuant to the Lease Agreements. Without limiting the foregoing, in the event Borrower receives any security deposits directly from any tenants, Borrower shall deposit such security deposits into the applicable collection trust account(s) held by the Security Trustee in accordance with the Security Trust Agreement, within five (5) days after receipt.

(h)  No Borrower has received notice from any tenant under any Lease Agreement that it is currently asserting any defense, set-off or counterclaim with respect to its tenancy or its obligations under its lease, and to the best knowledge of Borrower, no such defense, set-off or counterclaim currently exists.

(i)  Except as set forth on Exhibit G or in any tenant estoppel certificate delivered to Lender in connection with the closing of the Loan, there are no unfulfilled landlord obligations due to tenants for tenant improvements, moving expenses or rental concessions or other matters, and all credits required to be paid or contributed by each Borrower under each Lease Agreement has been paid or contributed in full.

(j)  None of the Lease Agreements or Lease Payments (Pagos de Arrendamiento, with respect thereto have been assigned, pledged, hypothecated or otherwise encumbered or transferred by any Borrower except to the extent provided in the Loan Documents.

(k)  True and complete copies of all Lease Agreements have been provided to Lender prior to the Execution Date. The Lease Agreements executed after the Execution Date shall be substantially in the form of Exhibit H.

(l)  No Lease Agreement may be amended, terminated or cancelled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the applicable Trust Property, or (ii) condemnation of all or substantially all of the demised premises under such Lease Agreement, in each case except as shown on Exhibit G or as provided by applicable law.

(m)  There are no contracts or agreements relating to the Trust Properties or any portion thereof requiring the payment of property management fees except for the Management Agreements, which Management Agreements may be terminated at any time without cause by Borrower on ninety (90) days’ written notice.

Section 6.02 Performance of Obligations.

(a)  Borrower shall perform all obligations of the lessor under any and all Lease Agreements. In the event any Borrower receives a notice of default under any of the Lease Agreements, Borrower shall forward a copy of such notice to each of Lender and the Security Trustee. If any of the acts described in this Section 6.02 are done other than as permitted herein, without the written consent of Lender, then at the option of Lender, they shall be of no force or effect with respect to Lender and shall constitute an Event of Default under this Agreement.

(b)  Borrower agrees to furnish Lender and the Security Trustee executed copies of all future Lease Agreements (including extensions of, and modifications or amendments to, existing Lease Agreements) entered into following the Execution Date within ten (10) Business Days of execution thereof. No Borrower shall, nor shall cause or permit any agent or representative of any Borrower, to without the express prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed),

(i)  enter into or extend any Lease Agreement (other than extensions called for in the Lease with respect to which Borrower has no approval right) unless such Lease

Agreement or extension thereof complies with the Leasing Guidelines which are attached to this Agreement as Exhibit E. or

(ii)  cancel or terminate any Lease Agreement (except in the case of a default relating to a Lease Agreement for less than 100,000 square feet of net leasable area) unless Borrower or any agent or representative of Borrower, has entered into a new Lease Agreement which complies with the Leasing Guidelines or has been approved by Lender in writing covering all of the premises of the Lease Agreement being terminated or surrendered, or

(iii)  modify or amend any Lease Agreements in any way which materially increases landlord’s obligations or liabilities or tenant’s rights and remedies or materially decreases landlord’s rights and remedies or tenant’s obligations and liabilities or reduces the rent or additional rent payable thereunder, or

(iv)  consent to an assignment of the tenant’s interest or to a subletting of any Lease Agreement unless the tenant remains liable under the Lease Agreement following the assignment or subletting, or

(v)  accept payment of advance rents in an amount in excess of one (1) month’s rent, or payment of any security deposit in an amount that is more than two (2) months’ rent, or

(vi)  enter into or grant any options, or rights of refusal, to purchase the Trust Property or any portion thereof.

If any of the action described in the above Section 6.02(b)(i) through Section 6.02(b)(vi) are taken other than as permitted herein without the written consent of Lender to the extent such consent is required to be obtained, then the taking of such action without Lender’s consent shall, at Lender’s option, constitute an Event of Default under this Agreement.

(c)  No Borrower shall, nor shall permit any agent or representative of any Borrower to, without Lender’s prior approval, execute any Lease Agreement (other than any extension or renewal of any Lease Agreement existing on the date hereof) if the rent payable thereunder is denominated in Pesos and the annual payments thereunder will cause the portion of the total annual gross income payable in Pesos for the Trust Properties in the aggregate to exceed twenty-five percent (25%) of the total annual gross income received from the Trust Properties in the aggregate (based on tenants who have accepted their respective spaces and are (x) paying rent or (y) in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate).

Section 6.03 Recognition by Tenants. Each of the Lease Agreements affecting the Trust Property or any portion thereof and executed after the Execution Date shall contain a provision, satisfactory to Lender, to the effect that in the event of the foreclosure of the Trust Property or any portion thereof or any conveyance, sale or other transfer in lieu of foreclosure, (a) the particular Lease Agreement shall not be terminated and the tenant shall recognize the purchaser acquiring the Security Trustee’s interest in such Trust Property as its landlord pursuant to its existing Lease Agreement, and (b) the tenant shall waive, to the fullest extent permitted under applicable law, any right of first refusal, right of first offer or other similar right arising from or in connection with any such conveyance, sale or other transfer of the Trust Property or any portion thereof. Upon the reasonable request from Borrower, Lender shall enter into a subordination, attornment and non-disturbance agreement (an “SNDA”) with any tenant (other than an Affiliate of Borrower) pursuant to any future Lease Agreement approved by Lender (irrespective of whether

Lender’s consent is otherwise required pursuant to the terms of this Agreement). All costs and expenses actually incurred by Lender in connection with the negotiation, preparation, execution and delivery of any SNDA, including, without limitation, reasonable fees and disbursements of Lender’s attorneys, shall be paid by Borrower or the applicable tenant. The SNDA shall be on Lender’s then current standard form with such customary and commercially reasonable changes as may be reasonably approved by Lender.

Section 6.04 Leasing Commissions. Management Agreements.

(a)  Borrower covenants and agrees that all future contracts and agreements relating to leasing of any individual Trust Property or any portion thereof shall provide (whether in the agreement itself or a separate subordination agreement) that the contract or agreement shall not be enforceable against Lender or the Security Trustee or any designee of Lender and that the payment of any sums under such contract or agreement shall be subordinate to all amounts owed under the Loan Documents. Lender will be provided evidence of Borrower’s compliance with this Section 6.04 upon request.

(b)  Each Borrower hereby agrees that, other than the Management Agreements, there presently are no contracts or agreements relating to the management of any individual Trust Property, or any portion thereof. The Management Agreements are in full force and effect and no event has occurred, with the passage of time and/or the giving of notice would constitute a default thereunder. Borrower covenants and agrees that the Management Agreements shall provide (whether in the agreement itself or a separate subordination agreement) that the Management Agreements shall not be enforceable against Lender or the Security Trustee or any designee of Lender and that the payment of any sums under the Management Agreements shall be subordinate to all amounts owed under the Loan Documents.

(c)  Each applicable Borrower shall (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of the Management Agreements on the part of such Person to be performed, (ii) promptly notify Lender of any default beyond any applicable cure period under the Management Agreements of which such Borrower has actual knowledge; (iii) promptly deliver to Lender a copy of any notice of a default or other material notice received by such Borrower under the Management Agreements; (iv) promptly give notice to Lender of any written notice or other written information that any Borrower receives which indicates that Manager is terminating the Management Agreements or that Manager is otherwise discontinuing its management of the applicable Trust Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager under the Management Agreements. No Borrower shall, without the prior written consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned), (i) surrender, terminate or cancel the Management Agreements, (ii) consent to any assignment of the Manager’s interest under the Management Agreements or otherwise replace Manager (except to an Affiliate of Borrower pursuant to a Qualified Management Agreement), (iii) renew or extend any Management Agreement or enter into any other new or replacement management agreement with respect to any individual Trust Property, other than a Qualified Management Agreement, (iv) reduce or consent to the reduction of the term of the Management Agreements; (v) increase or consent to the increase of the amount of any charges under the Management Agreements; or (vi) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, the Management Agreements in any material respect. Any future management agreement covering any portion of any individual Trust Property shall be subject to the prior written approval of Lender. As used herein “Qualified Management Agreement” shall mean, collectively, (a) either (i) a management agreement with the Manager or an Affiliate of Borrower substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with the Manager or an Affiliate of Borrower, which management agreement shall be reasonably acceptable to Lender in form and substance and (b) a consent of manager in substantially the form delivered in connection with the closing of the Loan (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such manager at Borrower’s expense.

Section 6.05 Assignment of Leases. As provided in the Security Trust Agreement, (i) all Lease Agreements (Contratos de Arrendamiento, as such term is defined in the Security Trust Agreement) shall be entered into by the individuals (delegados fiduciaries) appointed by the Security Trustee (acting in its capacity pursuant to the Security Trust Agreement) or by the individuals appointed by Borrower (as agent of the Security Trustee pursuant to a special power of attorney granted by the Security Trustee for such purpose), provided that such execution and delivery is in compliance with this Agreement and the Security Trust Agreement, (ii) all of the rights (but not the obligations), title and interest of the lessor and/or landlord, in and to all such Lease Agreements, including all rights to receive and collect any and all Lease Payments or other payments and security deposits thereunder, shall be irrevocably transferred and assigned to, and held directly by, the Security Trustee in accordance with the Security Trust Agreement as collateral security for the Loan and (iii) all obligations and/or liabilities on the part of lessor and/or landlord under such Lease Agreements shall be held solely by, and be enforceable solely against, Borrower (and each Borrower shall execute such Lease Agreements in its individual capacity with regard to such obligations and/or liabilities), and the Security Trustee, Lender and all assets constituting each individual Trust Property shall be irrevocably released from any such obligations and/or liabilities.

Section 6.06 Lease Payments. Borrower shall, in accordance with the requirements of the Security Trust Agreement, cause (or cause each Borrower (as applicable) to cause) all Lease Payments to be deposited into the applicable collection trust account(s) in accordance with the Security Trust Agreement.

Section 6.07 Veracruz Trust Property. In the event the Veracruz Trust Property or Borrower becomes subject to, or threatened to become subject to, any action, suit, investigation, litigation, proceeding, restriction or court order before any court, governmental agency or arbitrator against the Veracruz Trust Property or such Borrower, in each case relating to either or both Veracruz Title Issues (as defined on Schedule 3.11) (each a “Veracruz Title Proceeding”). Borrower shall be required to cause the Veracruz Trust Property to be substituted with a Replacement Property in accordance with the terms and conditions set forth in Section 10.07 of this Agreement (the “Required Veracruz Substitution”) within sixty (60) days of Borrower’s obtaining knowledge of such Veracruz Title Proceeding. In the event that the Required Veracruz Substitution cannot be effected in such sixty (60) day period (the “Required Substitution Period”). Borrower shall cause the Veracruz Trust Property to be the subject of a Property Release in accordance with the terms and conditions set forth in Section 10.06 of this Agreement (the “Required Veracruz Release”) within thirty (30) days following the expiration of the Required Substitution Period. All conditions set forth in Sections 10.06 or 10.07 hereof shall be satisfied with respect to the Required Veracruz Substitution or Required Veracruz Release, as applicable, required to be effected pursuant to this Section 6.07.

ARTICLE VII
ENVIRONMENTAL HAZARDS

Section 7.01 Representations and Warranties. Except as disclosed in the Environmental Report, Borrower hereby represents, warrants, covenants and agrees to and with Lender that (a) no Borrower nor, to the best of each Borrower’s knowledge, after due inquiry, no tenant, subtenant or occupant of any individual Trust Property, has at any time placed, suffered or permitted, nor at any time will any Borrower place, suffer or permit the presence of any toxic waste or other Hazardous Materials (as defined in Section 7.05 hereof) or any contaminants, oil or pesticides at, on, under, within or about any individual Trust Property except as permitted under applicable Requirements of Environmental Law or as expressly approved by Lender in writing, (b) all operations or activities upon any individual Trust Property by

Borrower, and any use or occupancy of any individual Trust Property by any Borrower are presently and shall in the future be in compliance with all Requirements of Environmental Laws and shall be conducted by Borrower in a manner that is reasonably likely not to result in a violation of any Requirements of Environmental Laws; (c) Borrower shall (i) use its commercially reasonable efforts to assure (A) that any tenant, subtenant or occupant of any individual Trust Property shall in the future be in compliance with all Requirements of Environmental Laws and (B) that no tenant, subtenant or occupant places, suffers or permits any toxic waste or other Hazardous Materials, or any contaminants, oil or pesticides at, on, under, within or about any individual Trust Property in violation of any Requirements of Environmental Law and (ii) enforce the terms of the Lease Agreements to cause tenants to comply with the foregoing clauses (i)(A) and (B) (provided that it is understood that such enforcement shall be conducted in a manner consistent with Borrower’s standard management practices); (d) no Borrower knows of, nor has received, any written or oral notice or other communication from any person or entity (including, without limitation, a Governmental Authority) relating to Hazardous Materials at any individual Trust Property or Remedial Work pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws or other environmental conditions, in each case, in connection with any individual Trust Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (e) Borrower (i) shall not do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off such Trust Property), impairs or may impair the value of any individual Trust Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to any individual Trust Property and (ii) shall (x) use its commercially reasonable efforts to not allow any tenant or other user of any individual Trust Property (in each case, in connection with any Trust Property) to do any of the foregoing such acts and (y) shall, promptly upon becoming aware of any such act, enforce the terms of the applicable Lease Agreement against any tenant of the property to rectify or prevent the foregoing; (f) Borrower (i) has obtained all permits or licenses required by any Requirements of Environmental Laws in connection with construction of the Improvements, the Lease Agreements require the applicable tenant to obtain any permits or licenses required by any Requirements of Environmental Laws in connection with the use of any portion of the Improvements and (ii) shall (A) use its commercially reasonable efforts to assure that each applicable tenant has obtained any such permits and licenses and (B) enforce the terms of the Lease Agreements to cause tenants to comply with the foregoing clause (ii)(A) (provided that it is understood that such enforcement shall be conducted in a manner consistent with Borrower’s standard management practices); (g) each Borrower will comply with all of the requirements and recommendations set forth in the Environmental Report performed prior to the date hereof as a condition of the Loan and will obtain and forward to Lender revised environmental site assessments, if requested by Lender, and (h) Borrower has provided to Lender any and all written information relating to environmental conditions in, on, under or from any individual Trust Property that is known to any Borrower and that is contained in any Borrower’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from any individual Trust Property and/or to the environmental condition of any individual Trust Property (other than attorney/client communications and attorney work product that is attorney-client privileged; for the avoidance of doubt, any report relating to Hazardous Materials prepared by non-legal professionals shall not be deemed attorney-client privileged irrespective of whether Borrower’s counsel commissioned such report).

Section 7.02 Remedial Work. In the event any remedial, response, abatement, cleanup, removal, containment, restoration, investigative, and monitoring work in connection with any Hazardous Materials (collectively, the “Remedial Work”) is reasonably necessary under the then existing Requirements of Environmental Laws because of, or in connection with, an Environmental Claim (as defined in the Unsecured Indemnity Agreement), Borrower shall within the 30-day period following written demand by Lender (or such shorter period of time as may be required under Requirements of Environmental Laws) perform or cause to be performed all Remedial Work. All Remedial Work shall be performed by one or more contractors selected by Borrower and approved in advance in writing by Lender and under the supervision of a consulting engineer approved in advance in writing by Lender. Subject to the terms and conditions of the Unsecured Indemnity Agreement, all costs and expenses of Remedial Work shall be paid by Borrower including, without limitation, Lender’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06 hereof.

Section 7.03 Environmental Site Assessment. No more than once in any calendar year with respect to each individual Trust Property (unless during the existence of an Event of Default or in the event that Lender has a reasonable belief that (x) the Trust Property is not in compliance with all Requirements of Environmental Laws, (y) an environmental condition exists at a Trust Property reasonably likely to result in a violation of Requirements of Environmental Laws or (z) a “recognized environmental condition” (as defined by the then applicable environmental professional standards) exists at any Trust Property (each of the circumstances described in clauses (x), (y) and (z) being referred to herein as an “Environmental Issue”). Lender shall have the right, at any time and from time to time, to undertake, at the expense of Borrower, an environmental site assessment on any individual Trust Property, including any testing that Lender may determine, in its sole and absolute discretion, is necessary or desirable to ascertain the environmental condition of any individual Trust Property and the compliance of such Trust Property with Requirements of Environmental Laws. Borrower shall cooperate fully with Lender and its consultants performing such assessments and tests. For the avoidance of doubt, (a) the frequency limitations set forth in this Section 7.03 shall apply to each Trust Property individually and not in the aggregate (that is, Lender may require an environmental site assessment for each Trust Property at different times in any calendar year even if no Event of Default exists or Lender has no reasonable believe that any Environmental Issue exists) and (b) nothing in this Section 7.03 shall be construed to limit Lender’s right to perform any additional environmental testing if Lender, in its sole and absolute discretion, based on the results of the previous environmental site assessment, has a reasonable belief that any Environmental Issue exists.

Section 7.04 Unsecured Obligations. No amounts which may become owing by any Borrower to Lender under this Article 7 or under any other provision of this Agreement as a result of a breach of or violation of this Article 7 shall be secured by the Loan Documents. The obligations shall continue in full force and effect and any breach of this Article 7 shall constitute an Event of Default if (a) Borrower fails to pay any sum owing to Lender pursuant to this Article 7 within ten (10) days of the due date of such payment, (b) the Remedial Work is not commenced or completed within the time periods set forth in Section 7.02 hereof, or (c) if Borrower shall default in the observance or performance of any other obligation, term, covenant, condition or warranty herein, and such default is not cured within any applicable cure periods set forth in this Article 7, if any, or if no such cure periods are set forth herein, within thirty (30) days after receipt of notice of such default. The Loan Documents shall not secure (a) any obligations evidenced by or arising under the Unsecured Indemnity Agreement (collectively, the “Unsecured Obligations”), or (b) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Agreement but the proceeds of any foreclosure sale shall not be applied against the Unsecured Obligations. Nothing in this Section 7.04 shall in any way limit or otherwise affect the right of Lender to obtain, or cause to be obtained, a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by the Loan Documents following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Trust Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 7.05 Hazardous Materials. “Hazardous Materials” shall mean any substance as is or shall become regulated by, classified as hazardous or toxic under, or that may form the basis of liability under, any Requirements of Environmental Laws, from time to time, including, without limitation, in whatever form, any hazardous wastes, hazardous materials, toxic substances, pollutants, radioactive substances, radioactive waste, medical waste, hospital waste, petroleum or petroleum derived substances or wastes, asbestos, materials or constituents which contain asbestos, polychlorinated biphenyls or materials or constituents which contain polychlorinated biphenyls, or any hazardous or toxic constituent thereof, and in general any substance or material regulated by Requirements of Environmental Laws that is of a corrosive, reactive, explosive, toxic, flammable, or biologically infectious nature, or that has been mixed with substances or materials which have such characteristics, including any and all underground or ground container which contains any of the aforementioned substances or substances.

Section 7.06 Requirements of Environmental Laws. “Requirements of Environmental Laws” means all requirements of Mexican environmental, ecological or (insofar as they relate to any hazardous wastes, hazardous materials, toxic substances, pollutants, , radioactive substances or waste or hospital waste or medical waste) health or industrial hygiene laws, regulations, rules of jurisprudence, rules of common law, Official Mexican Norms, international treaties to which Mexico is a party, orders, decrees, judgments, injunctions, coordination agreements, criteria, provisions, procedures, standards, notices or valid and effective agreements related to each individual Trust Property, including, without limitation, all requirements imposed by any Mexican environmental permit, law, rule, order, or regulation of any Mexican federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (a) exposure to hazardous wastes, hazardous materials, toxic substances, pollutants, radioactive substances, radioactive waste, medical waste, hospital waste, petroleum or petroleum derived substances or wastes, asbestos, materials or constituents which contain asbestos, polychlorinated byphenyls or materials or constituents which contain polychlorinated biphenyls or any hazardous or toxic constituent thereof (“Hazardous Substances”); (b) pollution or protection of the air, surface water, ground water, land; (c) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation of any Hazardous Substance; or (d) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Substances.

Section 7.07 Official Mexican Norms. “Official Mexican Norms” means any and all regulations (technical or otherwise) of mandatory compliance issued by Mexican competent authorities, including, without limitation, the Secretaria de Medio Ambiente y Recursos Naturales, the Comision National del Agua, the Secretaria del Trabajo y Prevision Social, the Secretaria de Comunicaciones y Transposes and the Secretaria de Salud, that establish requirements, specifications, conditions, procedures, parameters and permissible limits which are applicable to products, processes, facilities, systems, activities, services or production methods regarding: (i) the pollution, contamination, remediation, protection, promotion, improvement, conservation and preservation of the quality of the air, water, soil and, in general, the environment and natural resources, and (ii) use, storage, disposal, treatment, handling, transportation, confinement, emission, discharge, potential release or release of, Hazardous Materials; Official Mexican Norms include, but are not limited to, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-13 8-SEMARNAT/SSA1-2012, NOM-147-SEMARNAT/S SA 1 -2004, NOM-085 -SEMARNAT- 2011, NOM-043-SEMARNAT-1993, and NOM-133-SEMARNAT-2000.

ARTICLE VIII
CASUALTY, CONDEMNATION AND RESTORATION

Section 8.01 Borrower’s Representations. Borrower represents and warrants as follows as of the date hereof:

(a)  Except as expressly approved by Lender in writing, to Borrower’s knowledge, no casualty or damage to any part of the Trust Property which would cost more than US$50,000 (or the equivalent in Pesos) to restore or replace has occurred which has not been fully restored or replaced.

(b)  To Borrower’s knowledge, no part of any individual Trust Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has any Borrower received notice of any proposed condemnation or other similar proceeding affecting any individual Trust Property.

(c)  There is no pending proceeding for the total or partial condemnation of any individual Trust Property.

Section 8.02 Restoration.

(a)  Borrower shall give prompt written notice of any casualty to any individual Trust Property to Lender whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the applicable Trust Property.

(b)  In the event of any damage to or destruction of any individual Trust Property, and regardless of whether (x) Net Insurance Proceeds (as hereinafter defined) are available therefor, or (y) any Lease Agreement contains provisions to the contrary, Borrower shall commence within ninety (90) days of the applicable damage or destruction (or such earlier date if required by any applicable Lease Agreement) and thereafter diligently pursue to completion the Restoration of the Trust Property. Pursuant to the Security Trust Agreement, Borrower has assigned to the Security Trustee all Insurance Proceeds which each Borrower is entitled to receive in connection with a casualty whether or not such insurance is required under this Agreement. In the event of any damage to or destruction of any individual Trust Property, and provided that (1) an Event of Default does not then currently exist, and (2) Lender has determined that there has not been an Impairment of the Security (as defined in subsection 8.02(c) hereof), and (ii) the repair, restoration and rebuilding of any portion of the Trust Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in full compliance with all Requirements for Restoration (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect) to the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, then Lender shall instruct the Security Trustee to hold and disburse the Insurance Proceeds (other than Business Income Insurance proceeds received by the Security Trustee) less the cost, if any, to Lender and the Security Trustee of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to Borrower for the Restoration of the applicable Trust Property.

(c)  For the purpose of this Article 8. the term “Impairment of the Security” shall mean any or all of the following: (i) if any damage, destruction, casualty or condemnation affects more than twenty-five percent (25%) of the net rentable area of any individual Trust Property, (ii) any Lease Agreement or Lease Agreements at any individual Trust Property has been cancelled, or shall contain (or there shall be the legal right to) any exercisable right to cancel as a result of the damage, destruction, condemnation or casualty and Tenant has not expressed in writing its intention to not cancel its respective Lease Agreement and to therefore remain at such individual Trust Property, (iii) the casualty, damage or condemnation occurs during the last year of the term of the Loan unless the Restoration of the Trust Property is estimated by a third party consultant selected by Lender to be completed no later than one hundred eighty (180) days prior to the Maturity Date, (iv) the term of, and proceeds derived from Borrower’s business interruption insurance (or other similar insurance) shall not be sufficient to fully cover the period that such

Trust Property is undergoing restoration, or (v) Restoration of the applicable Trust Property is estimated to require more than one (1) year to complete from the date of the occurrence.

(d)  If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article 8, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 8.04 below. Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents or the Unsecured Indemnity Agreement, Lender shall instruct the Security Trustee to pay any remaining Restoration Funds (as defined in Section 8.04 below) then held by the Security Trustee to Borrower.

(e)  In the event that the conditions precedent to Lender’s disbursement of the Net Insurance Proceeds for the Restoration set forth in this Section 8.02 have not been met, Lender may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Obligations in such order as Lender may determine and unless Borrower, within ninety (90) days of the date that Lender notifies Borrower in writing that it will not disburse the Net Insurance Proceeds pursuant to this Section 8.02, (1) obtains the release of the applicable affected Trust Property from the Security Trust in accordance with Section 10.09 or (2) substitutes a Replacement Property for the applicable affected Trust Property in accordance with Section 10.09. Lender may declare the entire Secured Obligations immediately due and payable. In the event the Net Insurance Proceeds are applied to the reduction of the Secured Obligations pursuant to the terms hereof, no Prepayment Fee shall be due in connection with such application. After a Property Release or Substitution of the affected Trust Property in accordance with Section 10.09 or payment in full of the Secured Obligations, any remaining Restoration Funds shall be paid to Borrower.

Section 8.03 Condemnation.

(a)  If the Trust Property or any portion thereof is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (a “Condemnation”), the Security Trustee, for the benefit of Lender, shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (the “Condemnation Proceeds”). At Lender’s option, Lender or the Security Trustee shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation, and Borrower shall deliver to Lender upon demand all such powers of attorney and other authorizations or consents that may be reasonably necessary in connection therewith.

(b)  In the event of any Condemnation of all or any portion of any individual Trust Property, and regardless of whether Net Condemnation Proceeds are available therefor, Borrower shall commence and diligently pursue to completion the Restoration of the Trust Property that has not been taken. Each Borrower assigns to Lender all Condemnation Proceeds which such Borrower is entitled to receive. In the event of any Condemnation, and provided that (1) an Event of Default does not then currently exist, and (2) Lender has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Trust Property that has not been taken can be accomplished in full compliance with all Requirements for Restoration to the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Lender shall hold and disburse the Condemnation Proceeds, less the cost, if any, to Lender of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”), to Borrower for the Restoration of each applicable individual Trust Property.

(c)  In the event the Net Condemnation Proceeds are to be used for the Restoration, Borrower shall comply with Lender’s Requirements For Restoration as set forth in Section 8.04 below.

Upon Borrower’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents or the Unsecured Indemnity Agreement, Lender shall pay any remaining Restoration Funds (as defined in Section 8.04 below) then held by Lender to Borrower.

(d)  In the event that the conditions precedent to Lender’s disbursement of the Net Condemnation Proceeds for the Restoration set forth in this Section 8.03 have not been met, Lender may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Obligations in such order as Lender may determine and unless Borrower, within ninety (90) days of the date that Lender notifies Borrower in writing that it will not disburse the Net Condemnation Proceeds pursuant to this Section 8.03, (1) obtains the release of the applicable affected Trust Property from the Security Trust in accordance with Section 10.09 or (2) substitutes a Replacement Property for the applicable affected Trust Property in accordance with Section 10.09. Lender may declare the entire Secured Obligations immediately due and payable. In the event the Net Condemnation Proceeds are applied to the reduction of the Secured Obligations pursuant to the terms hereof, no Prepayment Fee shall be due in connection with such application. After a Property Release or Substitution of the affected Trust Property in accordance with Section 10.09 or payment in full of the Secured Obligations, any remaining Restoration Funds shall be paid to Borrower.

Section 8.04 Requirements for Restoration. Unless otherwise expressly agreed in a writing signed by Lender, the following are the “Requirements For Restoration”:

(a)  In the event that the work related to any applicable Restoration has a projected total cost in excess of US$500,000, prior to the commencement of any Restoration work (the “Work”). Borrower shall provide Lender for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all relevant Governmental Authorities, (B) have been approved by an architect satisfactory to Lender (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”): (ii) the amount of money which Lender reasonably determines (which determination shall factor, to the extent available, the statement of the Architect, the Approved Plans and Specifications, any work contracts and/or other information delivered to Lender relating to the proposed Restoration) will be sufficient when added to the Net Insurance Proceeds or Net Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”): (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Lender (the “Contractor”) in a form approved by Lender in writing (a “Construction Contract”): and (v) a surety bond endorsed to Lender in a manner acceptable to Lender and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be reasonably satisfactory to Lender in form and amount and shall be signed by a surety or other persons or entities who are acceptable to Lender. With respect to any applicable Restoration that has a projected cost of less than or equal to US$500,000, Borrower shall provide Lender a copy of the Approved Plans and Specifications and the Construction Contract, but Lender’s approval shall not be required in connection therewith.

(b)  No Borrower shall commence the Work, other than temporary work to protect any individual Trust Property or prevent interference with business, until Borrower shall have complied with the requirements of subsection (a) of this Section 8.04. Provided that the conditions precedent to Lender’s disbursement of the Net Insurance Proceeds set forth in Section 8.02(b). in the case of a casualty, or Net Condemnation Proceeds set forth in Section 8.03(b), in the case of a Condemnation, for the Restoration have been met and Borrower is diligently pursuing the Restoration as required hereunder, then, (i) if the Net Proceeds shall be less than or equal to US$500,000.00 (the “Restoration Threshold”) and the costs of completing the Work shall be less than or equal to the Restoration Threshold, the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable, will be disbursed by Lender to Borrower upon receipt and

(ii) if the Net Insurance Proceeds or Net Condemnation Proceeds, as applicable, are greater than the Restoration Threshold or the costs of completing the Work is equal to or greater than the Restoration Threshold, so long as there does not then currently exist an Event of Default and the following conditions have been complied with or, in Lender’s sole and absolute discretion, waived, Lender shall disburse the Restoration Funds in increments to Borrower, from time to time as the Work progresses:

(i)  Architect shall be in charge of the Work;

(ii)  Lender shall disburse, or cause to be disbursed, the Restoration Funds through the Insurance Proceeds Account, upon not less than ten (10) days’ prior written notice from Borrower to Lender and Borrower’s delivery to Lender of (A) Borrower’s written request for payment (a “Disbursement Request for Payment”) accompanied by a certificate by Architect in form and substance satisfactory to Lender which states that (1) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect), (2) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (3) when added to all sums previously paid by Lender, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Lender that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Disbursement Request for Payment shall be accompanied by waivers of liens (or similar instruments) covering that part of the Work previously paid for, if any; and

(iii)  The final Disbursement Request for Payment shall be accompanied by (A) a final certificate of occupancy or other evidence of approval of appropriate Governmental Authorities for the use and occupancy of the Trust Property, (B) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and all Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect), (C) evidence that the costs of the Restoration have been paid in full or will be paid in full with the applicable disbursement, and (D) evidence that no mechanics’ or materialmen’s liens or other similar hens for labor or material supplied in connection with the Restoration are outstanding against the Trust Property, including final waivers of liens (or similar instruments) covering all of the Work and, if available under applicable law, a certificate of no liens confirming that no encumbrance exists on or affects the Trust Property other than the Permitted Exceptions.

(c)  If (i) within ninety (90) days after the occurrence of any damage, destruction or condemnation requiring Restoration, any Borrower fails to submit to Lender and receive Lender’s approval of plans and specifications or fails to deposit with Lender the additional amount necessary to accomplish the Restoration as provided in subsection (a)(ii) above, or (ii) after such plans and specifications are approved by all required Governmental Authorities and Lender, any Borrower fails to commence promptly or diligently continue to completion the Restoration, or (iii) any Borrower becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration (provided that Borrower shall have the right to contest same in the same manner applicable to contesting Impositions as set forth in Section 3.04(b)). or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Lender may apply the Restoration Funds to reduce the Secured Obligations in such order as

Lender may determine, and at Lender’s option and in its sole and absolute discretion, Lender may declare the Secured Obligations immediately due and payable together with the Applicable Prepayment Fee.

ARTICLE IX
REPRESENTATIONS OF BORROWER

Section 9.01 ERISA. Borrower hereby represents and warrants, that (i) it is a Mexican entity and only does business in Mexico, (ii) it has no employees working in the United States of America and (iii) that the foregoing representations in (i) and (ii) shall remain true until the indefeasible payment in full of the Secured Obligations.

Section 9.02 Non-Relationship. No Borrower nor any partner, shareholder, member, director, or officer of any Borrower nor, to any Borrower’s knowledge, any person who is a Borrower’s Constituent (as defined in Section 9.03 hereof) is (a) a director or officer of Metropolitan Life Insurance Company, (b) a parent, son or daughter of a director or officer of Metropolitan Life Insurance Company, or a descendent of any of them, (c) a stepparent, adopted child, stepson or stepdaughter of a director or officer of Metropolitan Life Insurance Company, or (d) a spouse of a director or officer of Metropolitan Life Insurance Company.

Section 9.03 No Adverse Change. Borrower hereby represents and warrants that:

(a)  There has been no material adverse change from the conditions shown in the Term Sheet or in the materials submitted in connection with the Term Sheet in the credit rating or financial condition of any Borrower, the partners, shareholders, members or beneficiaries of any Borrower or any entity which is a partner, shareholder, member or beneficiary of any Borrower, respectively as the case may be (collectively, the “Borrower’s Constituents”). Borrower represents and warrants that the organizational chart attached as Exhibit I hereto is true and correct as of the Execution Date.

(b)  Borrower has delivered to Lender true and correct copies of all of each Borrower’s organizational documents and except as expressly approved by Lender in writing, there have been no changes in any Borrower’s Constituents since the date that the Term Sheet was executed by Borrower.

(c)  No Borrower nor any of Borrower’s Constituents is involved in any bankruptcy, concurso mercantil, reorganization, insolvency, dissolution, suspension of payment, liquidation or similar proceeding under any Bankruptcy Law, and to the best knowledge of each Borrower, no such proceeding is contemplated or threatened.

(d)  Each Borrower has received reasonably equivalent value for the granting of the Security Trust Agreement, the other Loan Documents and the Unsecured Indemnity Agreement.

(e)  No Borrower nor any of Borrower’s Constituents has been convicted of, or been indicted for a felony criminal offense.

(f)  No Borrower nor any of Borrower’s Constituents is in default under any mortgage, security trust agreement, note, Pagaré, loan or credit agreement.

(g)  No Borrower nor any of Borrower’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially affect any Borrower’s ability to perform in accordance with the Loan Documents or the Unsecured Indemnity Agreement.

(h)  Borrower represents and warrants that (i) on or before the date hereof, each direct owner of each Borrower has confirmed the accuracy of the representations and warranties set forth in this Section 9.03 applicable to such Borrower, (ii) each such direct owner confirmed to such Borrower that said representations and warranties pertaining to such direct owner are not misleading in any respect (in each case, without regard to any knowledge qualifier) and (iii) no Borrower is aware of any change in any such representations or warranties as of the date they were made.

(i)  As of Execution Date, and taking into account its obligations under the Loan Documents and the Unsecured Indemnity Agreement, and any rights of contribution with respect to any payments thereunder, each Borrower (i) owns assets the fair saleable value of which are greater than the total amount of liabilities (including any contingent obligations) of such Borrower; (ii) has capital that is sufficient in relation to its business as presently conducted and for any transaction that such Borrower has undertaken or presently contemplates; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay as they become due.

Section 9.04 Compliance with Laws. Including Anti-Terrorism. Bribery, KYC and Anti Money Laundering Laws.

(a)  Borrower represents that, and agrees to furnish Lender on request evidence confirming that: no Borrower nor any direct or indirect owner of any interest in any Borrower and no legal or beneficial interest in a partner, member, shareholder, beneficiary, officer, or director of any Borrower is or will be held, directly or indirectly, by persons or entities for which entering into transactions with such a person or entity are prohibited by the U.S. Office of foreign Assets Control, the USA Patriot Act, the regulations thereunder, or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule, or regulation. Each Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan. Lender acknowledges that Parent, the owner of direct and indirect interests in each Borrower, is a publicly traded company and that the foregoing representations by Borrower with respect to owners of interests of publicly traded shares in Parent are limited to the actual knowledge of Borrower (which, for purposes of this subsection (a), the knowledge of Borrower shall be deemed to mean the actual or constructive knowledge of Parent after reasonable inquiry).

(b)  No Borrower nor any of its subsidiaries, if any, nor, to the knowledge of each Borrower, any director, officer, agent, employee, partner, member, beneficiary or Affiliate of each Borrower or any of its subsidiaries is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (ii) any other applicable laws and regulations relating to bribery or corruption (the “Anti-Corruption Laws”); and each Borrower, has conducted, and will continue to conduct, their businesses in compliance in all material respects with the FCPA and the Anti-Corruption Laws and have retained, and will continue to retain, accurate books and records and instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(c)  No Borrower nor any direct or indirect owner of any interest in any Borrower is engaged in any money laundering scheme or activity. No person or entity has a direct or indirect financial interest in any individual Trust Property other than as disclosed to Lender. All funds being invested by each Borrower in each individual Trust Property have been and are derived from permissible sources and all Loan proceeds shall be used in a permissible manner. Each Borrower and Borrower’s Constituents have implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties contained in this Section 9.04(c) remain true and correct during the term of the Loan.

(d)  Each Borrower shall comply at all times with the requirements of all laws and regulations applicable to it, including without limitation, all money laundering, Anti-Corruption Laws, and anti-terrorist laws and regulations.

(e)  If (i) there is the introduction of or any change in any law or regulation made after the date of this Agreement relating to “know your customer’ or similar identification procedures, or (ii) there is any change in the status of any Borrower or the Constituent Parties after the date hereof, including without limitation, any change in management control, or (iii) Lender proposes to assign or transfer any of its rights or obligations under this Agreement, each Borrower shall, upon Lender’s request, promptly comply with “know your customer” or similar identification procedures and supply such documentation and other evidence as is reasonably requested by Lender (or the proposed new lender) so that Lender is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.

ARTICLE X
CHANGE IN OWNERSHIP, CONVEYANCE OF TRUST PROPERTY

Section 10.01 Conveyance of Trust Property. Change in Ownership and Composition.

(a)  No Borrower shall cause or permit, without the prior written consent of Lender, at Lender’s sole discretion: (i) any individual Trust Property, the reversion or beneficiary rights or any residual or other interest in any individual Trust Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of (provided that the transfer and conveyance of the Trust Property, or any other assets that constitute the Trust Property, to the Security Trustee pursuant to the Security Trust Agreement shall be permitted hereunder); or (ii) any transfer, assignment or conveyance of any direct or indirect interest in any Borrower; (iii) any merger, reorganization, dissolution or other change in the ownership or organizational structure or form of any Borrower, including, without limitation, any conversion of any Borrower; or (iv) any change (directly or indirectly) in the effective legal control of the management and affairs of any Borrower to occur (collectively, the “Transfers”). At all times until the Secured Obligations are repaid in full, Parent shall continue to own one hundred percent (100%) of the direct or indirect ownership interests in each Borrower and each individual Trust Property and shall continue to maintain effective legal control of the management and affairs of each Borrower and each individual Trust Property. Por the avoidance of any doubt, no Borrower shall issue, or cause to be issued, any additional rights, shares, certificates or other instruments with respect to its ownership interests to any Person other than Parent and/or any direct or indirect subsidiary of Parent (provided that Parent shall continue to own one hundred percent (100%) of the direct or indirect ownership interests in each Borrower).

(b)  The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is a Borrower; (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either; (iii) any Lease Agreements existing as of the date hereof or entered into after the Execution Date in accordance with the terms hereof; or (iv) any Transfers (including, for the avoidance of doubt, issuances, redemptions and capital returns or reductions) of shares of stock or other equity interests (including, without limitation, certificados bursatiles fiduciaries) in or issued by Parent (or any direct or indirect owner of such entity), provided in each case (x) such shares of stock or other equity interests in or issued by such entity are (or in connection with an issuance, will be simultaneously with such issuance) and remain listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores) and (y) no change of the effective legal control of the management and affairs of any Borrower shall occur as a result of such Transfer.

(c)  Upon request from Lender, Borrower shall promptly provide to Lender a revised version of the organizational chart delivered to Lender in connection with the closing of the Loan reflecting the direct and indirect ownership interests in any Borrower, which organizational chart shall be in form and substance satisfactory to Lender.

Section 10.02 Prohibition on Subordinate Financing. No Borrower shall incur or permit the incurring of (a) any financing in addition to the Loan that is secured by a Lien, security interest or other encumbrance of any part of the Trust Property or (b) any pledge or encumbrance of any direct or indirect interest in any Borrower (except to the extent permitted pursuant to Section 10.01(b)(iv). For the avoidance of doubt, the parties hereto acknowledge that Borrowers are not special purpose entities and own assets other than each Trust Property and portions thereof, and any other assets owned by Borrowers are free from any lien or encumbrance granted to Lender pursuant to the Loan Documents.

Section 10.03 Restrictions on Additional Obligations. During the term of the Loan, no Borrower shall, without the prior written consent of Lender, become liable with respect to any indebtedness or other obligation, in each case relating to any individual Trust Property, except for (a) the Loan, (b) Lease Agreements entered into in the ordinary course of owning and operating the Trust Property for the Use, (c) other liabilities incurred in the ordinary course of owning and operating the Trust Property for the Use but excluding any loans or borrowings secured by any Trust Property, (d) liabilities or indebtedness relating to other properties (other than the Trust Property) of the Borrowers so long as not secured by any Trust Property, (e) liabilities or indebtedness disclosed in writing to and approved by Lender on or before the Execution Date, and (f) any other single item of indebtedness or liability relating to the Trust Properties which does not at any time exceed US$50,000 (or the equivalent from time to time in Pesos) or, when aggregated with other items of indebtedness or liability, does not at any time exceed US$200,000 (or the equivalent from time to time in Pesos).

Section 10.04 Statements Regarding Ownership. Each Borrower agrees to submit or cause to be submitted to Lender within thirty (30) days after December 31st of each calendar year during the term of this Agreement and ten (10) days after any written request by Lender, a sworn, notarized certificate, signed by an authorized (a) individual who is Borrower or one of the individuals comprising Borrower, (b) member of Borrower, (c) partner of Borrower or (d) officer of Borrower, as the case may be, stating whether (i) any part of any individual Trust Property, or any interest in any individual Trust Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (ii) any conveyance, transfer, pledge or encumbrance of any interest in any Borrower has been made by Borrower and if so, to whom; or (iii) there has been any change in any Borrower’s Constituents from those on the Execution Date, and if so, a description of such change or changes.

Section 10.05 Compliance with Laws. Notwithstanding anything to the contrary contained herein (and without limiting any other obligations set forth in the Loan Documents or the Unsecured Indemnity Agreement), any Transfer (whether or not such Transfer requires Lender’s consent) shall not be permitted if such Transfer results (or would result) in a breach or other violation of Section 9.04 hereof or any of the provisions of the Loan Documents pertaining to ERISA.

Section 10.06 Partial Releases. From and after the end of the Lockout Period (unless pursuant to Section 10.09 which may occur prior to the end of the Lockout Period), Borrower shall have the right to cause the release of any individual Trust Property (the “Release Property”) from the Security Trust Agreement (each, a “Property Release”), which release shall be made pursuant to the terms of the Security Trust Agreement, in the event that each of the following conditions is satisfied as reasonably determined by Lender (except to the extent a different standard for Lender determination is set forth in any such condition, in which case such different standard shall apply):

(a)  no Default or Event of Default has occurred and is then continuing under this Agreement, any of the other Loan Documents or the Unsecured Indemnity Agreement and no such Default or Event of Default would exist immediately following the Property Release;

(b)  Borrower shall have given Lender written notice of such prospective Property Release not less than thirty (30) days before the date on which such Property Release occurs (the “Release Date”);

(c)  Borrower shall prepay a portion of the Loan in the amount of one hundred ten percent (110%) of the Allocated Loan Amount applicable to such Release Property and simultaneously with such prepayment, Borrower also shall pay to Lender the Applicable Prepayment Fee relating to such prepayment (unless pursuant to Section 10.09). and without duplication, all accrued and unpaid interest and any and all amounts due and payable by Borrower under this Agreement and the other Loan Documents with respect to such Released Property (and, for the avoidance of any doubt, all accrued and unpaid interest and any and all amounts due and payable by Borrower under this Agreement not paid on such Release Date shall be paid on the next payment date in accordance with this Agreement and the Pagaré). Following such partial principal prepayment, the monthly installments of interest and, as applicable, principal, shall be revised to reflect the reduced outstanding principal amount and the revised repayment schedule for the Loan (which shall, for the avoidance of doubt, be prepared by Lender based on an amortization term equal to 360 months less the number of full interest accrual periods that have elapsed since the Execution Date and an assumed Interest Rate equal to the Interest Rate);

(d)  following such Property Release, the DSCR of all of the Trust Properties remaining in the Trust Property subsequent to the Property Release shall be equal to or greater than the DSCR immediately prior to the Property Release;

(e)  following such Property Release, the LTV Ratio of the Trust Properties remaining in the Trust Property subsequent to the Property Release is equal to or less than the LTV Ratio of the Trust Properties immediately prior to the Property Release but in no event greater than fifty-eight and four-fifths of one percent (58.8%);

(f)  following such Property Release, the Debt Yield of all of the Trust Properties remaining in the Trust Property subsequent to the Property Release shall be equal to or greater than the greater of (x) the Debt Yield of the Loan immediately prior to the Property Release or (y) thirteen percent (13.0%);

(g)  the aggregate Allocated Loan Amounts of all properties previously subject to a Property Release prior to the proposed Property Release (together with the Allocated Loan Amount of the Release Property) shall not exceed twenty-five percent (25%) of the initial Loan amount (i.e., US$29,500,000.00). In the event that (i) the aggregate Allocated Loan Amounts of all properties previously subject to a Property Release exceeds (or, in the event of a proposed Property Release described in clause (ii) hereto, would exceed) twenty-five percent (25%) of the applicable maximum amount set forth in the preceding sentence and (ii) Borrower subsequently seeks to effect a Property Release with respect to the Required Veracruz Release as and when required pursuant to Section 6.07 hereof, the condition set forth in this subsection (g) shall not be required to be satisfied in connection with the Required Veracruz Release provided all other conditions set forth in this Section 10.06 have been satisfied;

(h)  In the event that two or more individual Trust Properties are contiguous and the Release Property is so contiguous to one or more of the other Trust Properties not being released (the “Remaining Property”), Borrower shall have delivered evidence that would be satisfactory to Lender that, immediately after giving effect to the Property Release, that:

(i)  the Remaining Property shall (A) comply in all respects with all applicable Requirements, including, without limitation, all applicable zoning and building laws, rules, ordinances and regulations, and not result in a violation of any lease, (B) be legally subdivided, and (C) constitute one or more separate tax lots; and

(ii)  (A) Borrower has entered into all reciprocal easements, cross-easements and mutual or non-exclusive easements or similar rights (each of which shall be in such form and substance as would be satisfactory to Lender) for ingress, egress, access, pedestrian walkways, parking, traffic flow, drainage, utilities and services necessary for the operation of the Remaining Property following such Property Release and such easements and/or rights shall be conveyed to the Security Trust or (B) evidence that such reciprocal easements, cross-easements and mutual or non-exclusive easements and/or similar rights are not (1) required by any Governmental Authority, (2) necessary or the operation of the Remaining Property and (3) required under any Lease Agreement or other agreement affecting the Remaining Property at the time of the Property Release;

(i)  Lender determines in its sole but reasonable discretion that, after giving effect to the Property Release, the credit quality of the tenants in occupancy, the average remaining lease term, and the lease expiration profile of the tenants at the Trust Properties not being released are not adversely affected as a result of such Property Release;

(j)  Following the Property Release, Peso denominated rents shall not exceed twenty- five percent (25%) of total annual gross income for the Trust Properties in the aggregate not being released (based on tenants who have accepted their respective spaces and are (x) paying rent or (y) in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate);

(k)  Borrower shall pay all costs and expenses incurred by any Borrower and Lender (including the Security Trustee) in connection with the Property Release, including without limitation any and all recording or transfer taxes, commissions and fees related to such Property Release including documentation costs and reasonable attorney’s fees and disbursements, notary fees, Security Trustee’s fees and registration costs; and

(l)  Borrower shall deliver to Lender an officer’s certification certifying that all the conditions set forth in this Section 10.06 have been satisfied.

Upon satisfaction of the conditions set forth in Section 10.06 for a particular Property Release, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the release conditions have been met and satisfied by Borrower, together with a description of the Trust Property being released. Upon the release of the applicable individual Trust Property in accordance with the foregoing, Borrower shall be released from its obligations under the Loan Agreement and the Unsecured Indemnity Agreement solely with respect to such individual Trust Property for acts or events first arising after the applicable Property Release. No Property Release shall release the applicable Borrower from its obligations under the Loan Documents or the Unsecured Indemnity Agreement for any acts or events occurring or obligations arising prior to or on the Release Date or for any acts or events occurring or obligations arising in connection with any Trust Properties which are not released whether such acts or events occur before or after such Property Release. Upon request by Lender, Borrower shall execute without any cost or expense to Lender such documents and agreements as Lender shall require in its reasonable discretion to evidence and effectuate the ratification of said obligations. Upon request by Borrower, Lender shall, and shall cause the Security Trustee to, execute, at Borrower’s sole cost and expense, such documents and agreements as Borrower shall reasonably request to evidence and effectuate such release.

Section 10.07 Substitution of Properties. Notwithstanding anything to the contrary contained in this Article 10. Borrower may, at any time, cause the release of one or more (but not more than five (5) individual Trust Properties in the aggregate, except as provided below) individual Trust Properties (the “Substituted Property”) from the Security Trust Agreement and the substitution of one or more replacement properties (the “Replacement Property”) for each individual Trust Property so released (each, a “Permitted Property Substitution”) provided that each of the following terms and conditions are satisfied with respect to each Permitted Property Substitution as reasonably determined by Lender (except a different standard for Lender determination is set forth in any such condition, in which case such different standard shall apply):

(a)  no Default or Event of Default has occurred and is then continuing under this Agreement, any of the other Loan Documents or the Unsecured Indemnity Agreement and no such Default or Event of Default would exist immediately following the Permitted Property Substitution;

(b)  Borrower shall have given Lender written notice of such prospective Permitted Property Substitution not less than forty-five (45) days before the date on which such Permitted Property Substitution is scheduled to occur the actual date of the consummation of the Permitted Property Substitution (the “Substitution Date”) and concurrently therewith (i) provides Lender all such information concerning the proposed Replacement Property and the Substituted Property as required in the conditions set forth in this Section 10.07 and (ii) pays to Lender a processing fee in the amount equal to fifteen one-hundreths of one percent (0.15%) of the Allocated Loan Amount of the Substituted Property;

(c)  The Allocated Loan Amount of the Substitute Property in connection with the proposed Permitted Property Substitution, when added to all the Allocated Loan Amounts relating to previous Permitted Property Substitutions, shall not exceed twenty-five percent (25%) of the initial Loan amount (i.e., US$29,500,000.00). In the event that (i) the aggregate Allocated Loan Amounts of all properties previously subject to a Permitted Property Substitution exceeds (or, in the event of a proposed Permitted Property Substitution described in clause (ii) hereto, would exceed) twenty-five percent (25%) of the applicable maximum amount set forth in the preceding sentence and (ii) Borrower subsequently seeks to effect a Permitted Property Substitution with respect to (A) an Impairment of the Security, as defined in Section 8.02(c), relating to any individual Trust Property or (B) the Required Veracruz Substitution as and when required pursuant to Section 6.07 hereof, the condition set forth in this subsection (c) shall not be required to be satisfied in connection with such substitution of such affected Trust Property provided all other conditions set forth in this Section 10.07 have been satisfied; provided that with respect to any such substitution described in clause (ii)(A). such substitution occurs within forty-five (45) days of the occurrence of such Impairment of the Security;

(d)  The estimated fair market value of the Replacement Property is equal to or greater than that of the Substituted Property at the time of such substitution (as such fair market value is determined by Lender in its sole and absolute discretion);

(e)  Following such Permitted Property Substitution, the LTV Ratio of the Trust Properties in the Trust Property following the Permitted Property Substitution is equal to or less than the

LTV Ratio of the Trust Properties immediately prior to the Permitted Property Substitution but in no event greater than fifty-eight and four-fifths of one percent (58.8%);

(f)  Following such Permitted Property Substitution, the DSCR of all of the Trust Properties in the Trust Property subsequent to the Permitted Property Substitution shall be equal to or greater than the DSCR immediately prior to the Permitted Property Substitution;

(g)  following such Permitted Property Substitution, the Debt Yield of all of the Trust Properties in the Trust Property subsequent to the Permitted Property Substitution shall be equal to or greater than the greater of (x) the Debt Yield of the Loan immediately prior to the Permitted Property Substitution or (y) thirteen percent (13.0%);

(h)  The Replacement Property must have net operating income as of the Substitution Date equal to or greater than the net operating income of the Substituted Property immediately prior to such Permitted Property Substitution as determined by Lender in its sole and absolute discretion;

(i)  Not more than fifteen (15) individual Trust Properties may be subject to any Permitted Property Substitution during the term of the Loan; provided, however, that in the event that (i) fifteen (15) Permitted Property Substitutions have previously occurred and (ii) Borrower subsequently seeks to effect a Permitted Property Substitution with respect to (A) the Trust Properties with Lease Agreements entered with the following tenants: Brady Mexico, S. de R.L. de C.V., Terbium Industrial, S.A. de C.V. and/or BRP Mexico, S.A. de C.V. solely in connection with any of the tenants at such Trust Properties exercising their preferential right to purchase such Trust Property or (B) the Required Veracruz Substitution as and when required pursuant to Section 6.07 hereof, the condition set forth in this subsection (i) shall not be required to be satisfied in connection with such substitution of such affected Trust Property provided all other conditions set forth in this Section 10.07 have been satisfied;

(j)  The Replacement Property must be no less than ninety percent (90%) leased under Lease Agreements acceptable to Lender with acceptable third party tenants in occupancy, paying rent (or in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate) and not in default under their respective Lease Agreement;

(k)  The tenant credit quality, lease expiration profile and average remaining lease term with respect to all Lease Agreement at the Replacement Property are reasonably acceptable to Lender;

(l)  Lender shall have received estoppel certificates in form and substance satisfactory to Lender from all tenants at the Replacement Property;

(m)  Lender determines in its sole but reasonable discretion that after giving effect to the Permitted Property Substitution, the geographic diversification of the Trust Properties is not materially adversely affected as a result of such Permitted Property Substitution;

(n)  The Replacement Property shall consist of a fee simple interest in the proposed property, which fee simple interest shall be owned by Borrower;

(o)  The Replacement Property must satisfy Lender’s then-current environmental and engineering standards and comply with all Requirements of Environmental Laws;

(p)  The Replacement Property must satisfy Lender’s then-current insurance and underwriting requirements. Borrower shall also provide Lender with insurance endorsements or certificates evidencing compliance with the provisions of Article 4 with respect to the Replacement Property;

(q)  The Replacement Property must comply with all title, land use, and other Requirements then in effect and applicable to the Replacement Property;

(r)  The Replacement Property must be of generally similar quality to or better in quality than the Substituted Property,

(s)  The location of the Replacement Property shall be acceptable to Lender in its sole and absolute discretion;

(t)  The Replacement Property is a fully constructed bulk warehouse, distribution, or generally similar industrial property that in any case is acceptable to Lender in all respects in its sole and absolute discretion.

(u)  Following each Permitted Property Substitution, Peso denominated rents shall not exceed twenty-five percent (25%) of the total annual gross income received from the Trust Properties in the aggregate (based on tenants who have accepted their respective spaces and are (x) paying rent or (y) in a free rent period with a definitive and unconditional commencement date and containing no tenant option or right to terminate);

(v)  The Replacement Property shall be transferred to the Security Trustee pursuant to the Security Trust Agreement (and thereafter become part of the Trust Property) free and clear of all liens and encumbrances and otherwise in a manner acceptable to Lender;

(w)  In the event that two or more Trust Properties are contiguous and the Substituted Property is so contiguous to a “Remaining Property”), Borrower shall have delivered evidence that would be satisfactory to Lender that, immediately after giving effect to the Permitted Property Substitution, that:

(i)  the Remaining Property shall (A) comply in all respects with all applicable Requirements, including, without limitation, all applicable zoning and building laws, rules, ordinances and regulations, and not result in a violation of any lease and (B) be legally subdivided; and

(ii)  (A) each applicable Borrower has entered into all reciprocal easements, cross-easements and mutual or non-exclusive easements or similar rights (each of which shall be in such form and substance as would be satisfactory to Lender) for ingress, egress, access, pedestrian walkways, parking, traffic flow, drainage, utilities and services necessary for the operation of the Remaining Property following such Permitted Property Substitution and such easements and/or rights shall be conveyed to the Security Trust or (B) evidence that such reciprocal easements, cross-easements and mutual or non-exclusive easements and/or similar rights are not (1) required by any Governmental Authority, (2) necessary or the operation of the Remaining Property and (3) required under any Lease Agreement or other agreement affecting the Remaining Property at the time of the Property Release;

(x)  Each applicable Borrower shall (and if the Replacement Property is to be owned by an Affiliate of any Borrower, Borrower shall cause such Affiliate to) execute such amendments, ratifications and assumptions to the Loan Documents and Unsecured Indemnity Agreement reasonably requested by Lender in connection with the Permitted Property Substitution (including, without limitation, to cause the representations, covenants, indemnifications and other provisions of such agreements to apply to the Replacement Property and to reflect that the Allocated Loan Amount for the Substituted Property shall thereafter be the Allocated Loan Amount for the Replacement Property);

(y)  Lender shall have received a current survey for the Replacement Property in form and substance satisfactory to Lender;

(z)  Borrower shall deliver or cause to be delivered to Lender updates or, if the Replacement Property is to be owned by an Affiliate of any Borrower, originals, in either case certified by Borrower or such Affiliate, as applicable, of all organizational documentation related to each Borrower or such Affiliate, as applicable (including, without limitation, resolutions of each Borrower or such Affiliate, as applicable, authorizing the substitution and any actions taken in connection with such Substitution);

(aa) Borrower shall deliver to Lender such opinions of counsel related to the Permitted Property Substitution reasonably required by Lender;

(bb) Lender shall have received annual operating statements and occupancy statements for the Replacement Property for the most current completed fiscal year and a current operating statement for the Substituted Property, each certified by Borrower to Lender as being true and correct in all material respects and a certificate from Borrower certifying that there has been no material adverse change in the financial condition of the Replacement Property since the date of such operating statements;

(cc) The Replacement Property shall constitute one or more separate tax lots;

(dd) Lender shall have received copies of all contracts and agreements relating to the leasing, operation and management of the Replacement Property, each of which shall be in a form and substance satisfactory to Lender;

(ee) Borrower shall pay all fees, costs, and expenses incurred by any Borrower, Lender and Security Trustee in connection with the substitution of the Replacement Property for the Substituted Property), including without limitation all survey costs, costs of inspections and reports required in connection therewith, appraisal fees, brokerage commissions (other than brokers claiming through Lender) title charges, registration charges, appraisers, architect’s, engineer’s, environmental consultant’s and reasonable attorney’s fees and expenses, notary fees, Security Trustee’s fees, and reasonable travel expenses of any such third party consultants (to the extent not covered by such third parties’ fees); and

(ff) Borrower shall deliver to Lender an officer’s certification certifying that all the conditions set forth in this Section 10.07 have been satisfied.

Upon satisfaction of the conditions set forth in this Section 10.07 for a particular Permitted Property Substitution, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the substitution conditions have been met and satisfied by Borrower, together with a description of the Replacement Property and the Substituted Property. Upon the release of the applicable Substituted Property in accordance with the foregoing, Borrower shall be released from its obligations under the Loan Agreement and the Unsecured Indemnity Agreement solely with respect to such Substituted Property for acts or events first arising after the applicable Permitted Property Substitution. No release of a Substituted Property shall release any Borrower from its obligations under the Loan Documents or the Unsecured Indemnity Agreement for any acts or events occurring or obligations arising prior to or on the effective date of the release of the Trust Property from the Security Trust Agreement or for any acts or events occurring or obligations arising in connection with any Trust Properties which are not released, whether such acts or events occur before or after such Permitted Property Substitution. Upon request by Lender, Borrower shall execute without any cost or expense to Lender such documents and agreements as Lender shall require in its reasonable discretion to evidence and effectuate the ratification of said obligations.

Section 10.08 Deemed Approval for Easements. With respect to any request for Lender consent to the granting of any easements, restrictions, covenants, reservations and rights of way for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or other purposes, Lender’s consent thereto shall be deemed given if the Deemed Approval Requirements are satisfied.

Section 10.09 Casualty/Condemnation Release or Substitution. In the event that the conditions precedent to Lender’s disbursement of the Net Insurance Proceeds or Condemnation Proceeds for the Restoration set forth in Section 8.02 or 8.03 have not been met, Borrower shall have the right to cause (1) a Property Release, which release shall be pursuant to the terms of Security Trust Agreement, provided that each of the conditions precedent set forth in Section 10.06 are satisfied or (2) a Permitted Property Substitution provided that each of the conditions precedent set forth in Section 10.07 are satisfied and, in each case, provided, further, however, that in determining whether any condition precedent has been met, the conditions shall be determined with respect to the affected Trust Property immediately prior to the Casualty or Condemnation and not immediately prior to the Property Release or Permitted Property Substitution, as the case may be (i.e., references to the state of the affected Trust Property, whether there has been an adverse effect on the affected Trust Property, whether the Substituted Property is of the same quality as the Replacement Property and other similar references shall be deemed to mean the applicable affected Trust Property immediately prior to the Casualty or Condemnation). Upon satisfaction of the conditions set forth in Section 10.07 for a particular Permitted Property Substitution, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the substitution conditions have been met and satisfied by Borrower, together with a description of the Replacement Property and the Substituted Property. Upon satisfaction of the conditions set forth in Section 10.06 for a particular Property Release, Lender and Borrower shall deliver to the Security Trustee a joint written notice confirming that the release conditions have been met and satisfied by Borrower, together with a description of the Trust Property being released. Upon the release of the applicable individual Trust Property in accordance with the foregoing, Borrower shall be released from its obligations under the Loan Agreement and the Unsecured Indemnity Agreement solely with respect to such individual Trust Property for acts or events first arising after the Property Release or Permitted Property Substitution, as applicable. No Property Release or Permitted Property Substitution shall release the applicable Borrower from its obligations under the Loan Documents or the Unsecured Indemnity Agreement for any acts or events occurring or obligations arising prior to or on the Release Date or for any acts or events occurring or obligations arising in connection with any Trust Properties which are not released whether such acts or events occur before or after such Property Release or Permitted Property Substitution. Upon request by Lender, Borrower shall execute without any cost or expense to Lender such documents and agreements as Lender shall require in its reasonable discretion to evidence and effectuate the ratification of said obligations. Upon request by Borrower, Lender shall, and shall cause the Security Trustee to, execute, at Borrower’s sole cost and expense, such documents and agreements as Borrower shall reasonably request to evidence and effectuate such release or substitution.

ARTICLE XI
DEFAULTS AND REMEDIES

Section 11.01 Events of Default. Any of the following shall be deemed to be a material breach of Borrower’s covenants in this Agreement and shall constitute an “Event of Default”:

(a)  The failure of any Borrower to pay (i) any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any of the Loan Documents, whether to Lender or the Security Trustee or otherwise, within seven (7) days of the due date of such payment or (ii) all amounts due under the Pagaré on the Maturity Date;

(b)  The failure of any Borrower to perform or observe any other term, provision, covenant, condition or agreement under any of the Loan Documents or the Unsecured Indemnity Agreement for a period (x) of more than thirty (30) days after receipt of notice of such failure, or (y) which extends beyond any cure period specifically set forth in this Agreement;

(c)  The filing by any Borrower of a voluntary petition or application for relief under any present or future Bankruptcy Law, the filing against any Borrower of an involuntary petition or application for relief under any present or future Bankruptcy Law which is not dismissed within sixty (60) days, or any Borrower’s adjudication as a bankrupt or insolvent, or the filing by any Borrower of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, suspension of payments, liquidation, dissolution or similar relief for itself under any present or future Bankruptcy Law, or any Borrower’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of any Borrower of all or any substantial part of the Trust Property or of any or all of the Lease Payments or any other assets that constitute the Trust Property, or the making by any Borrower of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due;

(d)  If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents or the Unsecured Indemnity Agreement by any Borrower or by any other person or entity otherwise liable under any of the Loan Documents or the Unsecured Indemnity Agreement shall be materially false or misleading, provided, however, if such false or misleading warranty, representation, certification, or other information shall have been made unintentionally and is susceptible of being cured and does not relate to any financial information pertaining to any Trust Property or Borrower, then Borrower shall have a period of thirty (30) days after Borrower receives a notice from Lender (or becomes aware), to cure or cause to be cured such default;

(e)  If any Borrower shall suffer or permit any individual Trust Property, or any part of any individual Trust Property, to be used in a manner that (x) could reasonably be expected to (i) impair the state of title to such Trust Property, (ii) create rights of adverse use or possession, or (iii) constitute an implied dedication of any part of such Trust Property; provided, however, it shall not be an Event of Default under this subsection (x) if the breach described in this subsection (x) is cured by Borrower within thirty (30) days after receipt of notice of such breach or (y) results in (i) an impairment the state of title to the Trust Property, (ii) a creation of rights of adverse use or possession, or (iii) an implied dedication of any part of the Trust Property;

(f)  If any Borrower shall, without the prior written consent of Lender, take any action to assign or otherwise transfer (i) any individual Trust Property or any portion thereof (except to the extent expressly permitted under and in accordance with this Agreement) or (ii) any of their respective rights or obligations under the Loan Documents or the Unsecured Indemnity Agreement;

(g)  Any Transfer shall occur, except to the extent expressly permitted under and in accordance with this Agreement);

(h)  If any Borrower shall take any action to create, or shall permit the creation of, any Lien or Encumbrance on any Trust Property (other than Permitted Exceptions), which such Borrower shall not have removed within fifteen (15) days of the creation of such Lien or Encumbrance through the posting of a bond or other means available under applicable law, or any condition, limitation or restriction on ownership, or any option or preemptive right (including, without limitation, any right of first refusal to purchase or right of first offer affecting any individual Trust Property or any portion thereof;

(i)  If there shall be (i) any financing in addition to the Loan that is secured by a hen, security interest or other encumbrance of any part of any individual Trust Property, or (ii) any pledge or encumbrance of a partnership, member, shareholder, or other direct or indirect beneficial interest in any Borrower (other than as expressly permitted under and in accordance with this Agreement);

(j)  If any Borrower (or any person or entity on their behalf) challenges any procedure initiated by the Security Trustee or Lender in connection with (A) the delivery by any such Person of the legal and physical possession of all of the Trust Property (or any portion thereof) to the Security Trustee or, pursuant to Lender’s written instructions, the Security Trustee’s designee in accordance with the provisions of the Security Trust Agreement or (B) the enforcement of the rights and/or remedies of Lender or the Security Trustee under the Security Trust Agreement, the Loan Documents or the Unsecured Indemnity Agreement (in each of clause (A) and clause (B) (other than any challenge by Borrower that the applicable Event of Default does not exist);

(k)  If any Borrower shall default or fail to perform under the Unsecured Indemnity Agreement executed by Borrower in favor of Lender, in each case beyond any applicable notice and cure periods; or

(l)  If any violation of Section 6.07 hereof shall occur.

Borrower shall notify Lender in writing, within two (2) Business Days following the date of the occurrence of any event that constitutes, or after notice or passage of time or both could constitute, an Event of Default.

Section 11.02 Remedies upon Default. During the continuance of an Event of Default, the Secured Obligations shall, at the option of Lender, become immediately due and payable, without further notice or demand and from and after an Event of Default, the Secured Obligations shall bear interest at the Default Interest Rate. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or the Unsecured Indemnity Agreement, or at law or in equity, may be exercised by Lender, acting in its sole discretion at any time and from time to time, whether or not all or any portion of the Secured Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Trust Property or all or any portion of the Trust Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender in its sole discretion may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents or the Unsecured Indemnity Agreement.

Section 11.03 Application of Proceeds. In the event of the sale of the Trust Property, any individual Trust Property or any portion thereof pursuant to the Security Trust Agreement or Lender’s realization upon any other collateral that may secure the Loan, to the extent permitted by law, Lender shall determine in its sole discretion the order in which the proceeds resulting therefrom shall be applied to the payment of the Secured Obligations, including without limitation, the expenses incurred by Lender in connection with any sale or other realization upon such collateral and all proceedings in connection therewith, including reasonable attorneys’ fees and disbursements; withholding taxes, Impositions, insurance premiums, liens, and other charges and expenses; the outstanding principal balance under the Pagaré, any accrued interest, any prepayment fees, the Applicable Prepayment Fees, Late Charges and any other amounts owed under any of the Loan Documents or the Unsecured Indemnity Agreement.

Section 11.04 Waiver of Jury Trial. To the fullest extent permitted by law, Borrower and Lender HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Pagaré, the Security Trust Agreement, this Agreement, any of the other Loan Documents or the Unsecured Indemnity Agreement, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

Section 11.05 Lender’s Right to Perform Borrower’s Obligations. Borrower agrees that, if any Borrower fails to perform any act or to pay any money which such Borrower is required to perform or pay under the Loan Documents or the Unsecured Indemnity Agreement, Lender may make the payment or perform the act at the cost and expense of Borrower and in Borrower’s name or in its own name. Any money paid by Lender under this Section 11.05 shall be reimbursed to Lender in accordance with Section 11.06. Lender shall use commercially reasonable efforts to notify Borrower of any such payment or performance by Lender; provided, however, that any failure by Lender to so notify Borrower shall not affect, impair or otherwise limit any rights Lender may have under the Loan Documents or the Unsecured Indemnity Agreement.

Section 11.06 Lender Reimbursement. All payments made, or funds expended or advanced by Lender pursuant to the provisions of any of the Loan Documents or the Unsecured Indemnity Agreement, shall (a) become a part of the Secured Obligations, (b) become due and payable by Borrower within five (5) Business Days from the date of demand by Lender, (c) bear interest at the Interest Rate from the date of demand by Lender and (d) if not paid within five (5) Business Days of such demand, the failure to make such payment shall constitute an Event of Default and such payments shall bear interest at the Default Interest Rate.

Section 11.07 Fees and Expenses. Borrower shall pay or, on demand, reimburse Lender for the payment of, all reasonable fees and disbursements as may be incurred by Lender or the Security Trustee in connection with the granting, administration, closing and consummation of the transactions contemplated by the Loan Documents (including, without limitation, (a) the preparation, negotiation, delivery and execution of the Loan Documents and the Unsecured Indemnity Agreement, and (b) reviewing and approving proposed Lease Agreements), or (c) otherwise attributable or chargeable to the owner of any individual Trust Property, including, without limitation, costs of inspections and reports required under the Loan Documents and the Unsecured Indemnity Agreement, appraisal fees, brokerage commissions, title charges, title insurance premiums, title insurance endorsement fees, registration fees, fees of notaries public, fees of translators, the Security Trustee’s fees and expenses, escrow fees, architect’s, engineer’s environmental consultant’s and reasonable attorney’s fees and expenses and disbursements, and (d) Borrower’s completion of any post-closing obligations under the Loan Documents. If Lender or the Security Trustee becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, any Borrower, any individual Trust Property or the title thereto or any of the interests of Lender or the Security Trustee therein, or employs an attorney to collect any amounts owed under the Loan Documents or the Unsecured Indemnity Agreement or to enforce performance of the obligations, covenants and agreements of the Loan Documents or the Unsecured Indemnity Agreement, Borrower shall reimburse Lender or the Security Trustee in accordance with Section 11.06 above for all expenses, costs, charges and legal fees incurred by Lender or the Security Trustee, as the case may be (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.08 Waiver of Consequential Damages. Borrower covenants and agrees that in no event shall Lender or the Security Trustee be liable for consequential damages, and to the fullest extent permitted by law, each Borrower expressly waives all existing and future claims that it may have against Lender or the Security Trustee for consequential damages.

Section 11.09 Attorney-In-Fact. Each Borrower hereby irrevocably appoints and constitutes Lender as Borrower’s true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, for the purpose of taking any of the actions described herein and all acts incidental thereto including, without limitation, to preserve any rights of any Borrower whatsoever in respect of any part of the Trust Property or any portion thereof; provided, however, that Lender shall not exercise such power of attorney unless an Event of Default occurs and is continuing. Each Borrower hereby releases, discharges and waives all claims of any kind or nature against Lender arising out of any action taken or omission made by Lender in exercising such authority. The exercise by Lender of any of its options or rights pursuant to this Agreement shall not be considered a waiver by Lender of any default or Event of Default by any Borrower under the Loan Documents, and/or the Unsecured Indemnity Agreement.

ARTICLE XII
BORROWER AGREEMENTS AND FURTHER ASSURANCES

Section 12.01 Participation and Sale of Loan.

(a)  Lender may sell, transfer or assign all or a portion of its interest or one or more participation interests in the Loan and the Loan Documents and the Unsecured Indemnity Agreement, at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan and may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”) Lender and, at Lender’s direction, the Security Trustee may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (each, an “Investor”), any prospective Investor or any Rating Agency rating or assigning value to such Securities, all documents and information which Lender or the Security Trustee now has or may hereafter acquire relating to the Secured Obligations, Borrower, the Security Trustee, and any individual Trust Property, whether furnished by Borrower, the Security Trustee or otherwise, as Lender determines necessary or desirable; provided, however, that Lender shall require each such prospective Investor to execute a confidentiality agreement in substantially the same form as the confidentiality agreement executed by Borrower and Lender before the closing of the Loan. Lender shall use commercially reasonable efforts to notify Borrower of any sale, transfer or assignment of all or any portion of its interest in the Loan (other than with respect to participation interests which Lender shall not be required to so notify the Borrower); provided, however, that any failure by Lender to so notify Borrower shall not result in any liability to Lender or affect, impair or otherwise limit any rights Lender may have under the Loan Documents or the Unsecured Indemnity Agreement.

(b)  Borrower will cooperate with Lender, the Security Trustee and the Rating Agencies in furnishing such information and providing such other assistance, reports and legal opinions as Lender may reasonably request in connection with any such transaction. In addition, Borrower acknowledges that Lender may release or disclose, or cause to be released or disclosed, to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents and Unsecured Indemnity Agreement, title information, engineering reports, financial statements, operating statements, appraisals, leases, rent rolls, and all other materials, documents and information in Lender’s or the Security Trustee’s possession or which Lender or the Security Trustee is entitled to receive under the Loan Documents and the Unsecured Indemnity Agreement with respect to the Loan, Borrower, the Security Trustee, or any individual Trust Property. Borrower shall also furnish to such Investors, prospective Investors or Rating Agency any and all information concerning any individual Trust Property, the Lease Agreements, the financial condition of any Borrower as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest; provided, however, Borrower shall not be required to deliver or disclose any information (other than such information which is otherwise required to be provided by Borrower pursuant to any other provisions of the Loan Documents or the Unsecured Indemnity Agreement) if Borrower has a legal obligation not to disclose such information unless (i) Borrower would not be so prohibited from disclosing such information if delivered pursuant to a confidentiality agreement and (ii) the applicable requesting party delivers a confidentiality agreement to Borrower, in substantially the same form as the confidentiality agreement executed by Borrower and Lender before the closing of the Loan, with respect to such information. Borrower shall provide estoppel certificates and any other documentation to such Investor, prospective Investors and/or Rating Agency as may reasonably be required by Lender. Borrower shall not be required to (i) reimburse Lender for any costs or expenses of Lender incurred in connection with any sale, assignment or other transfer of its interests under the Loan Documents and the Unsecured Indemnity Agreement or (ii) incur any cost or expense (except to a de minimis extent) in connection with Borrower’s satisfying its cooperation obligations pursuant to this subsection (b); and to the extent that any action required by this subsection (b). including without limitation the delivery of legal opinions, would reasonably require Borrower to incur expenses in excess of those contemplated in this clause (ii) Borrower shall not be required to take any such action unless Lender shall have expressly agreed to assume such expenses.

(c)  Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right to bifurcate the Loan (or any portion thereof) into two or more component Pagarés, which Pagarés may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the Pagarés immediately following such bifurcation shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such reallocation shall equal the interest rate which was applicable to the Loan immediately prior to such bifurcation. Borrower shall cooperate with all reasonable requests of Lender in order to bifurcate the amount of the Loan and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, including, without limitation, one or more new component notes to replace the original Pagaré, all in form and substance reasonably satisfactory to Lender, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Borrower than those contained herein and in the Pagaré, and (y) which do not increase Borrower’s obligations hereunder or decrease Borrower’s rights under the Loan Documents. If Lender redefines the interest rate, the amount of interest payable under the modified Pagarés, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Pagaré at the Interest Rate. In the event any Borrower fails to execute and deliver such documents to Lender within five (5) Business Days following such request by Lender, each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions described in this clause (c), Borrower ratifying all that such attorney shall do by virtue thereof.

Section 12.02 Replacement of Pagaré. Upon the loss, theft, destruction or mutilation of any Pagaré (a “Lost Pagaré”). Lender shall initiate the proceeding under Mexican law to replace the Lost Pagaré pursuant to the provisions of law, and Borrower shall cooperate in good faith with Lender in order to obtain the cancellation of the Lost Pagaré and, upon issuance of a resolution by the competent courts of such cancellation, shall take such actions as are required by law to replace the Lost Pagaré with a replacement Pagaré identical in form, scope and substance to the Lost Pagaré, and dated the date of such Lost Pagaré, and Borrower shall, within five (5) days of such resolution, deliver such replacement Pagaré to Lender. Upon the execution and delivery of the replacement Pagaré, all references in any of the Loan Documents to the Lost Pagaré shall refer to the replacement Pagaré. All costs and expenses of Borrower arising from, or in connection with, Borrower’s cooperation pursuant to this Section 12.02, including, without limitation, reasonable fees and disbursements of Borrower’s attorneys, shall be paid by Lender.

Section 12.03 Borrower’s Estoppel. Within ten (10) days after a request by Lender, Borrower shall furnish an acknowledged written statement in form satisfactory to Lender (a) setting forth the amounts owed under any of the Loan Documents or the Unsecured Indemnity Agreement, (b) stating either that no offsets or defenses exist against such amounts, or if any offsets or defenses are alleged to exist, their nature and extent, (c) stating whether any default then exists under the Loan Documents or the Unsecured Indemnity Agreement or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (d) any other matters as Lender may reasonably request. If Borrower does not furnish an estoppel certificate within the 10-day period, Borrower appoints Lender as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and with full power of substitution and shall be irrevocable.

Section 12.04 Further Assurances. Borrower agrees that it shall, without expense to Lender or the Security Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, security trust agreements, assignments, security agreements, and other similar documents as Lender shall from time to time reasonably require, to perfect, assign, transfer, protect and maintain unto the Security Trustee the title to any individual Trust Property and unto Lender the rights and remedies conveyed, assigned or granted by the Loan Documents or the Unsecured Indemnity Agreement or which any Borrower may become bound to convey or assign to Lender or the Security Trustee, or for carrying out the intention or facilitating the performance of the terms of the Loan Documents and the Unsecured Indemnity Agreement, or for registering or reregistering the Security Trust Agreement or any of the other Loan Documents; provided, however, that such documents, agreements or instruments shall not expand Borrower’s obligations or abrogate Borrower’s rights under the Loan Agreement, the Unsecured Indemnity Agreement or any other Loan Document in any material respect (provided that, for the avoidance of doubt, correcting any errors consistent with the intent of the Loan Documents or the Unsecured Indemnity Agreement shall not be deemed a material expansion of obligations or abrogation of rights). If any Borrower fails to comply with the terms of this Section 12.04, Lender may, at Borrower’s expense, perform, or cause to be performed, each Borrower’s obligations for and in the name of each Borrower, and each Borrower hereby irrevocably appoints Lender as its attorney in fact to do so; provided, however, that Lender shall not exercise such power of attorney unless an Event of Default occurs and is continuing. The appointment of Lender as attorney-in-fact is coupled with an interest and with full power of substitution, to act in its name and stead to make and execute all documents necessary or desirable to effect such transactions.

Section 12.05 UCC Financing Statements. Each Borrower hereby represents that (i) it is a Mexican entity and only does business in Mexico, and (ii) it has no properties nor any other assets in the United States of America. In the event that following the date hereof (and without limiting any other provision of this Agreement )_any Borrower or Personal Property is located in any state of the United States, within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) or would otherwise be subject to the UCC, each Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property and as necessary or required in connection herewith. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Each Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of the Security Trust Agreement. Each Borrower hereby irrevocably appoints Lender as its attorney in fact to execute any such documents and otherwise carry out the purposes of this Section 12.03. to the extent that Borrower’s authorization above is not sufficient and Borrower fails or refuses to promptly execute such documents. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE XIII
RECOURSE LIABILITIES

Section 13.01 Recourse Liabilities.

(a)  Except as provided in this Section 13.01. Lender shall look solely to the Trust Property, any other assets that constitute the Trust Property and any other security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Borrower upon the occurrence of an Event of Default. However, nothing contained herein or in any of the other Loan Documents or the Unsecured Indemnity Agreement shall limit the rights of Lender to proceed against Borrower, on a full recourse basis (i) to recover any losses, damages, costs and/or expenses arising from the failure of any Borrower to enforce, or Lender enforcing, any Lease Agreements entered into by Borrower or its Affiliates as tenant, guarantees, or other agreements entered into by Borrower in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or physical waste; (iii) to recover any Net Condemnation Proceeds or Net Insurance Proceeds or other similar funds which have been misapplied by any Borrower or which, under the terms of the Loan Documents, should have been paid to the Security Trustee or Lender, including, without limitation; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to any Borrower that are part of the collateral for the Loan or prepaid rents for a period of more than thirty (30) days which have not been delivered to the Security Trustee or Lender; (v) to recover Lease Payments and other payments received by any Borrower after the first day of the month in which an Event of Default occurs and prior to the date Lender acquires title to the Trust Property which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Trust Property; (vi) to recover damages, costs and expenses arising from, or in connection with, the provisions of this Agreement pertaining to environmental matters (including, without limitation, Hazardous Materials) or the Unsecured Indemnity Agreement; (vii) to recover damages arising from any Borrower’s failure to comply with the provisions of the Loan Documents pertaining to ERISA, the USA Patriot Act or the Foreign Corrupt Practices Act; (viii) to recover any and all Loan amounts arising from or relating to the failure to perfect the transfer in favor of the Security Trustee of the Trust Property and/or any other collateral transferred or purported to be transferred pursuant to the Security Trust Agreement in accordance with applicable law, including, without limitation, rejection (with or without cause) of the registration of the Security Trust Agreement in any required public registry of property in accordance with the terms and conditions set forth in the Security Trust Agreement; (ix) to recover all amounts due and payable under Sections 11.06 and 11.07 of this Agreement, including out of pocket expenses incurred by Lender and/or the Security Trustee pursuant to the Security Trust Agreement and any amount expended by Lender and/or the Security Trustee, in connection with the foreclosure of the Security Trust Agreement; and further including without limitation, any claim, liability, costs or expenses in connection with the operation, management and/or leasing of the Trust Property following any Event of Default and prior to the judicial or extra-judicial sale of the Trust Property or any portion thereof; (x) to recover the full amount, including, without limitation, any damages, charges, levies, imposts, costs and expenses, arising from the failure of any Borrower to comply with the provisions of the Loan Documents pertaining to Taxes and Excluded Taxes; (xi) to recover employee, labor and/or income tax payments and liabilities of Borrower to which any Trust Property is subject, including litigation expenses related thereto, attributable to any period prior to the date Lender or any Affiliate, acquires the Trust Property either by judicial or extra-judicial sale of the Trust Property; (xii) to recover any losses, damages, costs and/or expenses resulting from the failure to pay Impositions and/or insurance premiums during any period during which Lender shall have suspended the collection of Impositions and/or insurance premiums pursuant to the provisions of this Agreement; (xiii) [reserved]; and (xiv) to recover any financial losses suffered by Lender if any of the covenants or warranties (as distinguished from a misrepresentation not constituting a breach of clause (ii) above) described in Sections 6.01(a) through Section 6.01(g) are breached with respect to future Leases or any of the actions set forth in Section 6.02(b)(1) through Section 6.02(b) (vi) or Section 6.02(c) are taken other than as permitted herein without the written consent of Lender.

(b)  Nothing contained herein or in any of the other Loan Documents or the Unsecured Indemnity Agreement shall limit the rights of Lender to proceed against Borrower on a recourse basis for the entire amount of the Secured Obligations in the event that (i) there is a Transfer, except as permitted in the Loan Documents or otherwise approved by Lender; (ii) any Borrower commences a voluntary bankruptcy, concurso mercantil, or insolvency proceeding or an involuntary bankruptcy, concurso mercantil, or insolvency proceeding is commenced against any Borrower and is not dismissed within ninety (90) days after such commencement and/or (iii) there is any financing in addition to the Loan that is secured by a Lien, security interest or other encumbrance of the Trust Property or any portion thereof or any other rights or assets that constitute (or should constitute) part of the Trust Property. Notwithstanding the foregoing, each Borrower shall not be personally liable for payment of the Loan merely by reason of an involuntary bankruptcy of any Borrower (irrespective of its duration) as to which the following conditions are satisfied: (1) such involuntary bankruptcy is not solicited, procured or supported by any Borrower or any Related Person (defined below); (2) there is no secondary financing which is prohibited by the Loan Documents, and such Borrower has not incurred liabilities, loans or borrowings with respect to the Trust Property in violation of Section 10.03; (3) such Borrower and each Related Person in such involuntary bankruptcy proceeding has not contested or objected to Lender’s motions and/or requests to obtain relief from the automatic stay (or Mexican equivalent thereof) and to obtain adequate protection for Lender; (4) neither such Borrower nor any Related Person has proposed or in any way supported any plan of reorganization which in any way modifies or seeks to modify any provisions of the Loan Documents or the Unsecured Indemnity Agreement or any of Lender’s rights under the Loan Documents or the Unsecured Indemnity Agreement; and (5) neither such Borrower nor any Related Person proposed or consented to any use of cash collateral except with Lender’s consent, which may be withheld in Lender’s sole discretion. As used herein, a “Related Person” shall mean any person or entity which is an Affiliate of any Borrower.

(c)  Nothing contained herein or in any of the other Loan Documents or the Unsecured Indemnity Agreement shall limit the rights of Lender to proceed against any Borrower on a full recourse basis for the entire amount of the Secured Obligations if (i) the Security Trustee fails to hold at any time and for any reason whatsoever, valid, legal and perfected title to the assets constituting any individual Trust Property (or any portion thereof) (except as a result of any negligence or willful misconduct by Lender), or any Borrower fails to maintain, protect, defend or enforce title to such applicable Trust Property (or any portion thereof), or to pay in full any and all costs and expenses which are necessary or convenient in connection therewith, in each case in accordance with and pursuant to the Security Trust Agreement; (ii) any Borrower withholds relevant, material information adverse to the value or prospects of the Trust Property (or any portion thereof) which is otherwise required to be delivered as required pursuant to the Loan Documents; (iii) any Borrower challenges any procedure initiated by the Security Trustee or Lender in connection with (A) the delivery by any Borrower of the legal and physical possession of all of the Trust Property (or any portion thereof) to the Security Trustee or, pursuant to Lender’s written instructions, the Security Trustee’s designee in accordance with the provisions of the Security Trust Agreement, or (B) the enforcement of the rights and/or remedies of Lender or the Security Trustee under the Security Trust Agreement, (iv) any Borrower fails to comply with the requirements of the Loan Documents relating to waiving, modifying or otherwise amending any of the Lease Agreements or any other rights transferred or purported to be transferred to the Security Trustee pursuant to the Security Trust Agreement which results in a material diminution in the value of the Trust Property; and/or (v) any tax claim, any labor award or any judgment is issued with respect to the Trust Property (or any portion thereof) giving any individual or entity other than the Security Trustee or Lender any right, claim or preference over the Trust Property (or any portion thereof), unless any such claim, award or judgment is finally and indefeasibly discharged and revoked within sixty (60) days after any such claim, award or judgment was issued (other than claims constituting Impositions being contested in accordance with Section 3.04(b) hereto or labor claims being contested in accordance with the terms of Section 8.04(c) hereto).

(d)  Each Borrower’s obligations pursuant to this Article XIII shall survive (i) performance and repayment of the Loan, (ii) release of security provided in connection with the Loan (including the re-conveyance of all or any portion of any individual Trust Property to Borrower in accordance with the Security Trust Agreement), (iii) bankruptcy sale, or foreclosure or extra-judicial sale under the Security Trust Agreement and/or any of the other Loan Documents, (iv) any transfer or assignment in lieu of foreclosure relating to any individual Trust Property, and (v) transfer of all of Lender’s rights in the Loan, the Loan Documents, and the Trust Property or other collateral securing the Loan.

ARTICLE XIV
DEBT SERVICE RESERVE

Section 14.01 Debt Service Reserve Requirement. Contemporaneously with the execution and delivery hereof, Borrower has delivered to Lender US$1,231,087.72 (the “Debt Service Reserve”) to be held by Lender as additional collateral for the Loan, subject, however, to Lender’s right to withdraw the Debt Service Reserve as set forth in this Agreement. The Debt Service Reserve shall at all times be equal to US$1,231,087.72. Lender agrees not to withdraw the Debt Service Reserve unless an Event of Default occurs and is continuing. If an Event of Default occurs and is continuing the Debt Service Reserve shall be applied as Lender may elect in its sole discretion, including without limitation to (i) the curing of the Event of Default or (ii) the payment of the Secured Obligations.

Section 14.02 Debt Service Reserve Account. The Debt Service Reserve shall be held in an interest bearing account. Lender shall not be liable for any loss caused by the failure, suspension, bankruptcy, concurso mercantil or dissolution of the institution in which the Debt Service Reserve is held. Interest earned on the Debt Service Reserve shall be added to the Debt Service Reserve, and be a part thereof. Borrower shall be responsible for the payment of any charges or taxes applicable to the Debt Service Reserve, or the interest earned thereon. The Debt Service Reserve shall not be deemed to constitute trust funds and the Debt Service Reserve may be commingled with the general funds of Lender.

Section 14.03 Option to Provide Letter Of Credit. Borrower shall have a one-time right to replace the entire Debt Service Reserve with an unconditional, clean, irrevocable letter of credit which (i) is payable to Lender as beneficiary, (ii) has an expiration date not earlier than one year from the date of issuance and which states that it is deemed to be automatically extended without amendment for one year from the expiry date thereof, or any future expiration date, unless forty-five (45) days prior to an expiration date the issuer notifies Lender by registered mail that it elects not to renew the Letter of Credit, in which case Borrower shall immediately replace the Letter of Credit, (iii) be fully transferable more than once by the beneficiary thereunder and (iv) otherwise shall be in form, scope and substance satisfactory to Lender (such letter of credit together with any amendments, modifications, extensions, renewals, supplements or replacements thereof approved in writing by Lender, collectively, the “Letter of Credit”) Such Letter of Credit shall be in a face amount at all times equal to US$1,231,087.72. Such Letter of Credit shall be issued by United States national bank or other institution satisfactory to Lender and shall constitute an irrevocable obligation to make payment to Lender in the full amount outstanding under such Letter of Credit. Lender agrees not to draw down on the Letter of Credit until there exists an LC Draw Event (as defined below). Any such Letter of Credit shall provide, among other things, that it may be drawn upon after presentation to the issuer, at an address in New York City, of (i) the original Letter of Credit and (ii) a draft drawn at sight on the issuer.

Section 14.04 LC Draw Events. Lender shall be entitled to immediately draw the full amount of the Letter of Credit upon the occurrence of any of the following (each, an “LC Draw Event”):

(a)  any Event of Default occurs and is continuing under any of the Loan Documents; or

(b)  any Borrower’s failure to obtain a replacement Letter of Credit, which shall comply with the terms of this Article 14, within thirty (30) days after receipt of notice from Lender that Lender has determined that the issuer of the then existing Letter of Credit is financially unsound.

Section 14.05 Renewal of Letters Of Credit. Borrower shall take all necessary action to maintain the Letter of Credit in full force and effect until such time as the Secured Obligations are paid in full. If the Letter of Credit shall not be extended, renewed or replaced prior to the forty-fifth (45th) day before its expiration date with an extended, renewed or replacement Letter of Credit that complies with this Article 14 and is otherwise in form, scope and substance acceptable to Lender, Lender shall have the right to immediately draw the full amount of such Letter of Credit in accordance with the terms thereof. All amounts so drawn by Lender under such Letter of Credit shall be applied to the payment of the Secured Obligations.

Section 14.06 Assignment of Letter Of Credit. In the event of any assignment or other transfer of Lender’s interest in this Loan or the Secured Obligations, Lender shall have the right to transfer all of its right, title and interest in and to the Letter of Credit to the assignee or transferee thereof and the Letter of Credit shall expressly provide that such transfers can be made without the prior consent of the issuer. Following any such transfer, Borrower shall look solely to the new lender in respect of all matters relating to such Letter of Credit. Without limiting of the foregoing, Borrower, upon ten (10) days’ prior written notice, will deliver a replacement or substitute Letter of Credit naming the new lender as the beneficiary thereof. Borrower shall be responsible for any and all fees incurred in connection with the transfer of the Letter of Credit.

ARTICLE XV
MISCELLANEOUS COVENANTS

Section 15.01 Prohibitions of Assignment. No Borrower may assign or otherwise transfer its rights and/or obligations under this Agreement whether voluntarily or by operation of law, without Lender’s prior approval, which may be given or withheld in its sole discretion.

Section 15.02 No Waiver. No single or partial exercise by Lender, or delay or omission in the exercise by Lender, of any right or remedy under the Loan Documents or the Unsecured Indemnity Agreement shall preclude, waive or limit the exercise of any other right or remedy. Lender shall at all times have the right to proceed against any portion of, or interest in, the Trust Property without waiving any other rights or remedies with respect to any other portion thereof. No right or remedy under any of the Loan Documents or the Unsecured Indemnity Agreement is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or the Unsecured Indemnity Agreement or under applicable law. Any waiver of any breach or default or Event of Default must be in writing and signed by the non-defaulting party to be effective.

Section 15.03 Notices. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Agreement shall be in writing. All notices shall be deemed to have been properly given if delivered: (a) personally, return receipt requested; or (b) by reputable international overnight courier service, return receipt requested. All notices shall be delivered to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such courier service.

Section 15.04 Broker. Borrower represents and warrants to Lender that no Borrower has dealt with any broker in connection with the Loan or the negotiation and/or execution of this Agreement. Borrower shall be solely responsible for the payment of any brokerage fees or commission due to the Broker in connection with the transactions contemplated by the Loan Documents. Borrower shall indemnify and hold Lender harmless from, the payment of any brokerage commissions or fees of any kind and any legal fees and/or expenses incurred by Lender in connection with any claims arising from or relating to the breach of the foregoing representation or covenant by any Borrower.

Section 15.05 Heirs and Assigns; Terminology.

(a)  This Agreement applies to Lender, each Borrower and their respective heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Borrower” shall include both each original Borrower and any subsequent owner or owners of each individual Trust Property, or any portion thereof (other than the Security Trustee).

(b)  In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Section 15.06 Severability. If any provision of this Agreement should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Agreement except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Lender may, at its option, declare the Secured Obligations immediately due and payable.

Section 15.07 Applicable Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York (including without limitation, Section 5-1401 of the New York General Obligations Law).

Section 15.08 Consent to Jurisdiction and Service of Process.

(a)  All judicial proceedings brought against any Borrower or Lender arising out of or relating to this Agreement shall be brought in any State or Federal Court of competent jurisdiction in the State of New York. Borrower and Lender irrevocably accepts for itself, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and expressly and irrevocably waives any other jurisdiction that could apply by virtue of its present or future domicile or any other reason, waives defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. In the event that a judicial proceeding is brought against any Borrower in the State of New York, each Borrower irrevocably designates and appoints CCS Global Solutions, Inc., with an office on the date hereof at 530 7th Avenue, Suite 909, New York, New York, 10018, U.S.A., and such other persons or entities as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court (“Process Agent”), such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be sent by internationally recognized overnight mail or courier service to Borrower at its address provided in the Defined Terms hereof; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by any Borrower refuses to accept service, service of process sufficient for personal jurisdiction in any action against any Borrower in the State of New York may be made by any manner permitted by applicable law. Nothing herein shall affect (i) the right to serve process in any judicial proceeding brought in any of the aforesaid courts in any manner permitted by applicable law, or (ii) the right to enforce any judgment entered in any judicial proceeding brought in any of the aforesaid courts in any other jurisdiction to the fullest extent permitted under applicable law. Such designation and appointment of the Process Agent shall be irrevocable until all principal and interest and all other amounts payable under this Agreement, the Pagaré, the other Loan Documents and the Unsecured Indemnity Agreement have been paid in full in accordance with the provisions hereof and thereof. If such Process Agent shall cease so to act or is dissolved without leaving a successor, each Borrower covenants and agrees to designate irrevocably and appoint without delay another such process agent satisfactory to Lender and to deliver promptly to Lender evidence in writing of such other process agent’s appointment and acceptance. Borrower shall give prompt notice of any change of address of the Process Agent hereunder.

(b)  Each Borrower shall deliver to Lender on or prior to the Execution Date, an irrevocable special power of attorney in favor of the Process Agent (in the form of Exhibit F), for lawsuits and collections duly granted, executed and delivered by such entity in a public deed and before a Mexican notary public.

Section 15.09 Waiver of Immunities. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and its obligations under the Loan Documents and the Unsecured Indemnity Agreement.

Section 15.10 Judgment Currency.

(a)  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Loan Documents or the Unsecured Indemnity Agreement from Dollars (the “Original Currency”) into another currency (the “Other Currency”). Borrower agrees, to the fullest extent permitted by applicable law, that the rate of exchange used shall be that at which financial institutions, in accordance with normal banking procedures, could purchase the Original Currency with the Other Currency on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

(b)  All sums payable under the Loan Documents and the Unsecured Indemnity Agreement shall be payable in Dollars. The obligations of Borrower in respect of any sum due from it to Lender under the Loan Documents or the Unsecured Indemnity Agreement shall, notwithstanding any judgment in Pesos, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in Pesos, Lender may, in accordance with its normal operations, purchase Dollars with such Pesos. If the Dollars so purchased is less than the sum originally due to Lender in Dollars, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss. If the amount of the Dollars so purchased exceeds the sum originally due to Lender in Dollars, Lender shall remit such excess to Borrower.

Section 15.11 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Agreement.

Section 15.12 Time of the Essence. Time shall be of the essence with respect to all of each Borrower’s obligations under the Loan Documents and the Unsecured Indemnity Agreement.

Section 15.13 No Modifications. This Agreement may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Borrower and Lender.

Section 15.14 Entire Agreement. This Agreement, the Pagaré, the Security Trust Agreement, the other Loan Documents and the Unsecured Indemnity Agreement constitute the entire agreement among Borrower and Lender with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had between or among the parties are merged in, and are contained in, such agreements, documents and instruments.

Section 15.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature and acknowledgement pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same instrument.

Section 15.16 No Third Party Beneficiaries. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third party beneficiary or otherwise, except as expressly provided herein.

Section 15.17 Joint and Several Liability. Each entity comprising Borrower expressly agrees that it will be jointly and severally liable for the due and timely payment and satisfaction of any and all obligations arising from or relating to this Agreement, the other Loan Documents and the Unsecured Indemnity Agreement. In addition, each entity comprising Borrower acknowledges and agrees, expressly and irrevocably, that Lender may demand from such entity the total or partial payment and/or satisfaction of each and every one of the obligations of Borrower derived from or in connection with this Agreement, the other Loan Documents and the Unsecured Indemnity Agreement.

Section 15.18 Construction. The parties hereto acknowledge that (x) the defined term “Borrower” has been defined to individually and collectively, as the context may require, include each entity listed in the definition of “Borrower” and (y) without limiting the joint and several nature of the obligations of Borrower as described in Section 15,17 subject to the other provisions of this Section 15,18, all covenants, representations, terms and conditions contained in this Agreement applicable to Borrower shall be deemed to apply to each Borrower individually and to the Trust Propert(y)(ies) owned by such Borrower, and (z) the defined term “Trust Property” has been defined to individually and collectively, as the context may require, include each individual Trust Property referenced on Exhibit A. It is the intent of the parties hereto in making any determination under this Agreement, including, without limitation, in determining whether (i) a breach of a representation, warranty or a covenant has occurred, (ii) there has occurred a Default or Event of Default, or (iii) an event has occurred which would create recourse obligations under Article 13 of this Agreement, that any such breach, occurrence or event with respect to any Borrower or any individual Trust Property shall be deemed to be such a breach, occurrence or event with respect to all Borrowers and Trust Properties, as applicable, and that all Borrowers and Trust Properties, as applicable, need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Borrower and every Trust Property.

Section 15.19 Confidentiality. Lender acknowledges and agrees that it has policies and procedures in place with respect to clients’ privacy and confidential information and Lender will (i) adhere to such policies and procedures (as they may be revised from time to time) with respect to any such information obtained from Borrower pursuant to the terms hereof and (ii) in connection therewith, treat such information consistently with how Lender treats similar information of similar borrowers of loans of similar type and size as the Loan. For the avoidance of doubt, in the event that Lender transfers the Loan, this provision will apply to any transferee that becomes a Lender hereunder (with respect to such Person’s own policies and procedures).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their respective duly authorized representative(s) as of the Execution Date.

BORROWER: VESTA BAJIO, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

QVC, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

QVCII, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

LENDER: METROPOLITAN LIFE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT A

REAL PROPERTY

The “Real Property” shall consist of that the real property described on Schedule 1 attached hereto and made a part hereof, together with all of the following items:

(a)	all easements, rights of way, gaps, strips and gores of land, streets and alleys, water rights, privileges, licenses, tenements, and appurtenances appertaining to and running with the real property, and the reversion(s), remainder(s), and claims of each Borrower (other than the reversionary interest in any individual Trust Property expressly reserved in favor of Borrower under the Security Trust Agreement) with respect to these items, and the benefits of any existing or future conditions, covenants or restrictions appurtenant to such real property (collectively with the real property, the “Land”):

(b)	all buildings, structures and improvements now or hereafter placed on the Land, and all additions, replacements, repairs, or substitutions to these items (collectively, the “Improvements”):

(c)	all fixtures, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other machinery or property now or in the future affixed to, or installed in, the Improvements, and all additions, replacements, repairs, or substitutions to these items (collectively, the “Fixtures”) to the extent that such Fixtures are owned by Borrower or are part of the Trust Property;

(d)	all present and future income, rents, revenue, profits, proceeds, accounts receivable, security deposits, and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by any Borrower, any advance payment of real estate taxes or assessments or insurance premiums made by any Borrower and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to any Borrower in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Agreement;

(e)	all damages, payments and revenue of every kind that any Borrower may be entitled to receive from any person or entity owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(f)	all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(g)	all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements.

Schedule 1 to Exhibit A

No.	Borrower	Tenant	Property	Surface SF	Property Title	Property Value
1	QVC. S. de R.L. de C.V.	Saargummi Mexico. S.A. de C.V.	Av. De las Fuentes No. 36. Lots of land 16. 17. 18. 19 and 20 Parque Industrial Bernardo Quintana Arrioja. Second Stage. La Canada. El Marques. Queretaro.	104.625.21	Public deeds number 29.176. 29.177. 29.178 and 29.179 dated February 27. 1995. granted before the public faith of Lie. Luis Felipe Ordaz Martinez. Notary Public 5 of Queretaro.	US$4,182,000.00
2	QVCII. S. de R.L. de C.V.	Empaques Rio Grande. S.A. de C.V.	Av. De las Fuentes No. 44 Parque Industrial Bernardo Quintana Arrioja. Municipality El Marques. Queretaro. Lots of land 21. 22. and 23 of Block II. Second stage	63.937.63	Public deed number 42.167. dated May 30. 1997. granted before the public faith of Lie. Leopoldo Espinosa Rivera. Notary Public Subscribed to Notary Public number 10 of Queretaro.	US$8,770,000.00
3.1	QVC, S. de R.L. de C.V.	Dongbu Daewoo Electronics Home Appliance de Mexico. S.A. de C.V.	Av. De las Fuentes No. 54. Parque Industrial Bernardo Quintana Arrioja. El Marques. Queretaro. Lots of land 25. 26. 27.28. and 29 of Block II. Second stage	57.952.89	Public deed number 30.310. dated December 1. 2014. granted before the public faith of Lie. Ponciano Lopez Juarez. Notary Public number 222 of Mexico City.
3.2		Vacante		48.394.54
3.3		Alta Cargo. S.A. de C.V.		21.527.82
4.1	QVC. S. de R.L: de C.V.	Dichtomatik de Mexico. S.A. de C.V.	Av. Manantiales Lots 28 and 55. First stage. Parque Industrial Bernardo Quintana Arrioja. Zip code 76246. Municipality El Marques. Queretaro	24.756.99	Public deed number 64.974. dated June 3. 1998. granted before the public faith of Lie. Heriberto Roman Talavera. Notary Public 62 of Mexico City.	US$1,299,000.00
4.2		Technoplastics Automotive de Mexico. S.A. de C.V.		13.993.08		US$1,460,000.00
	QVC. S. de R.L. de C.V.	Technoplastics Automotive de Mexico. S.A. de C.V.	Cantereros Street number 2. Colonia Parque Industrial Bernardo Quintana Arrioja. Municipality El Marques. Queretaro. Lot of land number 54. Located in the First Stage of Parque Industrial Bernardo Quintana Arrioja. Municipality El Marques. State of Queretaro.	6,458.35	Public deed number 64.975. dated June 3. 1998. granted before the public faith of Lie. Heriberto Roman Talavera. Notary Public number 62 of Mexico City.
6.1	QVC. S. de R.L. de C.V.	Technoplastics Automotive de Mexico. S.A. de C.V.	Av. Cantereros No. 52, and Manantiales. Parque Industrial Bernardo Quintana Arrioja. made up of lots number 52 and 53 of the First Stage of Parque Industrial Bernardo Quintana Arrioja. Municipality El Marques. State of Queretaro. Lots number 52 and 53 of the First Stage of Parque Industrial Bernardo Quintana Arrioja. Municipality El Marques. State of Queretaro.	11.248.29	Public deed number 49.666. dated March 3. 2000. granted before the public faith of Lie. Erick Espinosa Rivera. Notary Public Subscribed to Notary Public Number 10 of the City of Santiago de Queretaro.
6.2		Despacho de Servicios Corporativos, S.A de C.V.		3.100.01		US$136,000.00
7	QVC, S. de R.L. de C.V.	Terbium Industrial. S.A. de C.V.	Av. Manantiales No. 18. Parque Industrial Bernardo Quintana Arrioja. El Marques. Queretaro. Merger of lots of land 25. 26. and 27 of the First stage	50.321.28	Public deed number 64.976. dated June 3. 1998. granted before the public faith of Lie. Heriberto Roman Talavera. Notary Public number 62 of Mexico City.	US$2,621,000.00
8.1	QVC. S. de R.L. de C.V.	Eika Mexico. S.A. de C.V.	Av. De las Misiones No. 10. Parque Industrial Bernardo Quintana Arrioja. Third Stage. Municipality El Marques. Queretaro. Lots of land number 4 to 10 of Block XII. of the Third Stage of Parque Industrial Bernardo Quintana Arrioja.	66.736.24	Public deed number 58.833. dated June 17. 2004. granted before the public faith of Lie. Erik Espinosa Rivera. Notary Public Subscribed to Notary Public number 10 of the City of Santiago de Queretaro.	US$14,965,000.00
8.2		Saargumi Mexico. S.A. de C.V.		155.430.87
9	Vesta Bajlo. S. de R.L. de C.V.	Novem Car Interior Design Mexico. S.A. de C.V.	Mesa de Leon Street number 112. Parque Industrial Queretaro. Municipality of Santa Rosa Jauregui. State of Queretaro. Lot of land number 6 of Block II of Fraccionamiento Parque Industrial Queretaro.	47.759.47	Public deed number 8.758. dated August 15. 2005. granted before the public faith of Lie. Jose Luis Munoz Ortiz. Notary Public Subscribed to Notary Public number 32 of the Center District of Santiago de Queretaro.	US$2,380,000.00

10.1	Vesta Bajlo. S. de R.L. de C.V.	Albea Packaging de Mexico. S.A. de C.V.	Av. Jurica No. 107 Merger of Lots of land 17. 18 and 19 of the Block II. Parque Industrial. Queretaro.	99.103.33	Public deed number 8.889. dated September 6. 2005. granted before the public faith of Lie. Jose Luis Munoz Ortiz. Notary Public Subscribed to Notary Public number 32 of the Center District of Santiago de Queretaro.
					By means of public deed number 88.529 dated march 8. 2007 granted before Mr. Alejandro Esquivel Macedo, notary public 8 of Santiago de Queretaro, the lots were merged.	US$9,914,000.00
10.2		Valvulas de Precision. S.A. de C.V.		50.859.05
11	Vesta Bajlo. S. de R.L. de C.V.	Novem Car Interior Design Mexico. S.A. de C.V.	Mesa de Leon Street number 106. Parque Industrial Queretaro. Municipality of Santa Rosa Jauregui. State of Queretaro. Lots of land 2. 3. 4 and 5 of Block II	145.118.61	Public deed number 8.767. dated August 16. 2005. granted before the public faith of Lie. Jose Luis Munoz Ortiz. Notary Public Subscribed to Notary Public number 32 of the Center District of Santiago de Queretaro.	US$8,496,000.00
12	QVC II. S. de R.L. de C.V.	Cadena Comercial OXXO. S.A. de C.V.	Av. Industria Minera No. 501. Ampliation Parque Industrial Queretaro. First Phase. Municipality of Santa Rosa Jauregui. Queretaro. Lots of land 1. 2. 3 and 6 of Block 6	183.030.18	Public deed number 23.966. dated December 26. 2011. granted before the public faith of Lie. Ponciano Lopez Juarez. Notary Public number 222 of Mexico City.
					By means of public deed number 28.870 dated april 7. 2014 granted before Mr. Ponciano Lopez Juarez, notary public 222 of Mexico city, the lots number 1. 2. 3 and 6 were merged.	US$8,465,000.00
13	Vesta Baja California. S. de R.L. de C.V.	Meridian Manufacturing Operations. S. de R.L. de C.V.	Aguila Azteca No. 6011. Baja Maq El Aguila Zip code 22215. Tijuana. Baja California. Lot of land marked with number 2. of Block 1. located at Desarrollo Industrial Baja Maq. El Aguila. Tijuana. Baja California.	173.000.04	Public deed number 196.548. dated April 22. 2016. granted before the public faith of Lie. Gabriel Moreno Mafiid. Notary Public number 2 of Tijuana Baja California.	US$9,771,000.00
14	Vesta Baja California. S. de R.L. de C:V.	Brady Mexico. S. de R.L. de C.V.	Vecinal Street No. 8755 Lot of land 002 Block 084. El Tecolote. Tijuana	313.409.98	Public deed number 13.957. dated April 6. 2006. granted before the public faith of Lie. Ponciano Lopez Juarez. Notary Public number 222 of Mexico City.	US$16,194,000.00
15	Vesta Baja California. S. de R.L. de C.V.	BRP Mexico. S.A. de C.V.	Land named Lote Bravo of Ciudad Juarez. Santiago Troncoso Boulevard, number 1098. Colony of Fray Garcia de San Francisco. Zip Code 32575. Ciudad Juarez. Chihuahua	407.000.03	Public deed number 94.158. dated June 5. 2014. granted before the public faith of Lie. Eduardo Romero Ramos. Notary Public number 4 of Ciudad Juarez. Chihuahua, purchase of lot 1-A-l.
					By means of public deed number 95.159. dated August 26. 2014. granted before the public faith of Lie. Eduardo Romero Ramos. Notary Public number 4 of Ciudad Juarez. Chihuahua, the lot 2. with a surface of 2.000.00 m2 was merged with lot 1-A-l.	US$32,026,000.00
16.1	Vesta Baja California. S. de R.L. de C.V.	TPI Composites. S. de R.L. de C.V.	Av. Libramiento Aeropuerto No. 10073. Lote Bravo II. Zip code 32695. Ciudad Juarez. Chihuahua. Lot of land located north of Boulevard Independencia. formerly Libramiento Aeropuerto of Ciudad Juarez, identified as Lot B-l.	698.179.03	Public deed number 76.460 dated January 26. 2016. granted before the public faith of Lie. Ruben Aguirre Duarte. Notary Public number 16 of Ciudad Juarez.	US$29,422,000.00
16.2		TPI Composites. S. de R.L. de C:V.				US$27,512,000.00
17	QVC II. S. de R.L. de C.V.	Grammer Automotive Puebla. S.A. de C.V.	Fraction of Lot 4. Block E of Ciudad Industrial Xicohtencatl, located in the Municipality of Tetla de la Solidaridad. Morelos District. State of Tlaxcala.	143.848.90	Public deed number 33.216. dated August 27. 2001. granted before the public faith of Lie. Jose Luis Macias Rivera. Notary Public number 1 of Hidalgo District. State of Tlaxcala.	US$8,239,000.00

18	Vesta Baja California, S. de R.L. de C.V.	Conductores Tecnologicos de Juarez, S.A. de C.V.	Lots 5 and 6 of Block A of Fraccionamiento Parque Industrial Los Mochis, in the City of Los Mochis, Municipality of Alrome, State of Sinaloa. Agriculture No. 1378, Parque Ecologico Industrial Los Mochis, Los Mochis. Sinaloa	121.755.00	Public deed number 17,759, dated July 16, 2008, granted before the public faith of Lie. Ponciano Lopez Juarez. Notary Public number 222 of Mexico City.	US$5,397,000.00
19	QVC II. S. de R.L. de C.V.	Cadena Comercial OXXO. S.A. de C.V.	Av. Santa Fe No. 877, Parque Industrial Santa Fe (Ejido Delfino Victoria), Veracruz, Veracruz. Lots of land 17 and 18.	120.674.20	Public deed number 31,938, dated September 7, 2015, granted before the public faith of Lie. Ponciano Lopez Juarez, Notary Public number 222 of Mexico City.	US$9,300,000.00

Execution Version

EXHIBIT B

PERSONAL PROPERTY

The “Personal Property” shall consist of all personal property that relates to any Real Property in all of its forms that any Borrower or the Security Trustee now or hereafter owns or in which any Borrower or the Security Trustee now or hereafter acquires an interest or right, including, without limitation, those in which any Borrower or the Security Trustee has an interest in mass or a joint or other interest or right of any kind, those which are now or hereafter located on the Real Property, and those in transit thereto or in any other location, or used or useful in the operation, use or occupancy of the Real Property or the construction of any improvements thereon, including, without limitation, all right, title and interest of any Borrower or the Security Trustee in and to the following items (expressly excluding, however, trade fixtures and other personal property of tenants of the Real Property), in each case to the extent entrusted to the Security Trustee pursuant to the Security Trust Agreement:

(h)	any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is used in the construction or operation of, or in connection with, the Real Property;

(i)	all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by any Borrower or the Security Trustee in common with others and all documents of membership in any owner’s association or similar group;

(j)	all plans and specifications prepared for construction of the Improvements, and all contracts and agreements of any Borrower or the Security Trustee relating to the plans and specifications or to the construction of the Improvements;

(k)	all art work located on or used in connection with the Real Property or its occupation or occupancy;

(l)	all equipment, furniture, furnishings, appliances, machinery, partitions, building materials, supplies, computers and software, window coverings and floor coverings, furniture, furnishings, fixtures, goods and other personal property, at any time located on or used in connection with the Real Property;

(m)	all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Trust Property, and all proceeds of the sale;

(n)	all leases, tenant security deposits, policies of insurance, accounts (including, without limitation, any escrow account described in the Loan Documents or the Security Trust Agreement and all sums on deposit therein), documents, instruments and chattel paper, and other agreements and rights relating to the Real Property, and other general intangibles, including but not limited to all governmental permits relating to construction or other activities on the Real Property, all licenses and permits relating in any way to, or to the operation of, the Real Property, all contractual rights, all options, all purchase orders, all manufacturers’ warranties with respect to improvements, all construction contracts, all maintenance contracts, all service contracts and all of each Borrower’s claims, credits and rights arising under or pursuant to any Bankruptcy Law;

(o)	all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including, without limitation, judgments, condemnation awards or otherwise) and all substitutions, replacements of, and additions to, any of the foregoing items.

Execution Version

EXHIBIT C

ALLOCATED LOAN AMOUNTS

No. 1	Borrower	Tenant	Property	Allocated Loan Amount
1	QVC, S. de R.L. de C.V.	Saargummi Mexico, S.A. de C.V.	Av. De las Fuentes No. 36. Lots of land 16. 17. 18. 19 and 20 Block II. Parque Industrial Bernardo Quintana Arrioja, Second Stage. La Canada. El Marques. Queretaro.	$2,460,626.00
2	QVCII, S. de R.L. de C.V.	Empaques Rio Grande, S.A. de C.V.	Av. De las Fuentes No. 44 Parque Industrial Bernardo Quintana Arrioja. Municipality El Marques. Queretaro. Lots of land 21. 22. and 23. of Block II. Second Stage.	$5,160,135.00
3.1	QVC, S. de R.L. de C.V.	Dongbu Daewoo Electronics Elome Appliance de Mexico, S.A. de C.V.	Av. De las Fuentes No. 54. Parque Industrial Bernardo Quintana Arrioja. El Marques. Queretaro. Lots of land 25. 26. 27,28, and 29 of Block II, Second Stage
3.2		Vacant
3.3		Alta Cargo, S.A. de C.V.
4.1	QVC, S. de R.L. de C.V.	Dichtomatik de Mexico, S.A. de C.V.	Av. Manantiales Lots 28 and 55 First Stage, Parque Industrial Bernardo Quintana Arrioja, Zip code 76246, Municipality El Marques, Queretaro	$764,312.00
4.2		Technoplastics Automotive de Mexico, S.A. de C.V.		$859,042.00
5	QVC, S. de R.L. de C.V.	Technoplastics Automotive de Mexico, S.A. de C.V.

Cantereros Street number 2, Colonia Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, Queretaro.

Lot of land number 54, Located in the First Stage of Fraccionamiento Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, State of Queretaro.

No. 1	Borrower	Tenant	Property	Allocated Loan Amount
6.1	QVC, S. de R.L. de C.V.	Technoplastics Automotive de Mexico, S.A. de C.V.

Av. Canteros No. 52, and Manantiales, Parque Industrial Bernardo Quintana Arrioja, made up of lots number 52 and 53 of the First Stage of Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, State of Queretaro.

Lots number 52 and 53 of the First Stage of Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, State of Queretaro.

6.2		Despacho de Servicios Corporativos, S.A. de C.V.		$80,020.00
7	QVC, S. de R.L. de C.V.	Terbium Industrial, S.A. de C.V.	Av. Manantiales No. 18, Parque Industrial Bernardo Quintana Arrioja, El Marques, Queretaro. Merger of lots of land 25. 26. and 27 of the First Stage	$1,542,157.00
8.1	QVC, S. de R.L. de C.V.	Eika Mexico, S.A. de C.V.	Av. De las Misiones No. 10, Parque Industrial Bernardo Quintana Arrioja, Third Stage, Municipality El Marques, Queretaro. Lots of land number 4 to 10 of Block XII, of the Third Stage of Parque Industrial Bernardo Quintana Arrioja.	$8,805,180.00
8.2		Saargumi Mexico, S.A. de C.V.
9	Vesta Bajlo, S. de R.L. de C.V.	Novem Car Interior Design Mexico, S.A. de C.V.	Mesa de Leon Street number 112, Parque Industrial Queretaro, Municipality of Santa Rosa Jauregui,, State of Queretaro. Lot of land number 6 of Block II of Fraccionamiento Parque Industrial Queretaro.	$1,400,356.00
10.1	Vesta Bajlo, S. de R.L. de C.V.	Albea Packaging de Mexico, S.A. de C.V.	Av. Jurica No. 107 Merger of Lots of land 17, 18 and 19 of the Block II, Parque Industrial, Queretaro.	$5,833,248.00
10.2		Valvulas de Precision, S.A. de C.V.
11	Vesta Bajlo, S. de R.L. de C.V.	Novem Car Interior Design Mexico, S.A. de C.V.	Mesa de Leon Street number 106, Parque Industrial Queretaro, Municipality of Santa Rosa Jauregui,, State of Queretaro. Lots of land 2. 3. 4 and 5 of Block II	$4,998,918.00
12	QVCII, S. de R.L. de C.V.	Cadena Comercial Oxxo, S.A. de C.V.	Av. Industrie Minera No. 501, Ampliation Parque Industrial Queretaro, First Phase, Municipality of Santa Rosa Jauregui, Queretaro. Lots of land 1, 2, 3 and 6 of Block 6	$4,980,678.00

No. 1	Borrower	Tenant	Property	Allocated Loan Amount
13	Vesta Baja California, S. de R.L. de C.V.	Meridian Manufacturing Operations, S. de R.L. de C.V.	Aguila Azteca No. 6011, Baja Maq El Aguila Zip Code 22215. Tijuana, Baja California. Lot of land marked with number 2, of Block 1, located at Desarrollo Industrial Baja Maq, El Aguila, Tijuana, Baja California.	$5,749,109.00
14	Vesta Baja California, S. de R.L. de C.V.	Brady Mexico, S. de R.L. de C.V.	Vecinal Street No. 8755 Lot of land 002 Block 084, El Tecolote, Tijuana	$9,528,305.00
15	Vesta Baja California, S. de R.L. de C.V.	BRP Mexico. S.A. de C.V.	Land named Lote Bravo of Ciudad Juarez, Santiago Troncoso Boulevard number 1098, Colony of Fray Garcia de San Francisco, Zip Code 32575, Ciudad Juarez. Chihuahua	$18,843,614.00
16.1	Vesta Baja California, S. de R.L. de C.V.	TPI Composites, S. de R.L. de C:V.	Av. Libramiento Aeropuerto No. 10073, Lote Bravo II, Zip code 32695, Ciudad Juarez, Chihuahua.
16.2		TPI Composites, S. de R.L. de C:V.	Lot of land located north of Boulevard Independencia, formerly Libramiento Aeropuerto of Ciudad Juarez, identified as Lot B-1.	$33,499,105.00
17	QVC II, S. de R.L. de C.V.	Grammer Automotive Puebla, S.A. de C.V.	Fraction of Lot 4, Block E of Ciudad Industrial Xicohtencatl, located in the Municipality of Tetla de la Solidaridad, Morelos District. State of Tlaxcala.	$4,847,703.00
18	Vesta Baja California, S. de R.L. de C.V.	Conductores Tecnologicos de Juarez, S.A. de C.V.	Lots 5 and 6 of Block A of Fraccionamiento Parque Industrial Los Mochis, in the City of Los Mochis, Municipality of Ahome, State of Sinaloa. Agriculture No. 1378, Parque Ecologico Industrial Los Mochis, Los Mochis, Sinaloa	$3,175,513.00
19	QVC II, S. de R.L. de C.V.	Cadena Comercial OXXO, S.A. de C.V.	Av. Santa Fe No. 877, Parque Industrial Santa Fe (Ejido Delfino Victoria), Veracruz. Veracruz. Lots of land 17 and 18.	$5,471,979.00
				USD $118,000,000.00

Execution Version

EXHIBIT D

FORM OF PAGARÉ

[See attached]

EXHIBIT E

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Lender, from time to time, with respect to the leasing of the Trust Property. The following are the initial Leasing Guidelines:

(p)	All Lease Agreements shall be substantially in the form of Exhibit H to this Agreement;

(q)	All Lease Agreements shall have an initial term of at least three (3) years but not more than ten (10) years;

(r)	None of the Lease Agreements shall be for more than 100,000 square feet of net leasable area;

(s)	All Lease Agreements shall have an annual minimum rent payable of at least the then- prevailing market rent (following reasonable industry practices, market building and leasing conditions and existing local market rates in the area where the applicable Trust Property is located and after giving effect to the terms of the applicable Lease Agreement);

(t)	No Lease Agreement shall be entered into if there is an Event of Default under any of the Loan Documents or the Unsecured Indemnity Agreement;

(u)	All rent, additional rent or any other amounts payable by any tenant under a Lease Agreement shall be denominated in US Dollars (unless otherwise approved in writing by Lender in its sole discretion);

(v)	Other than to the extent consistent with local market terms (provided that Borrower must give evidence of payment to Lender to the extent not included as a tenant obligation), each net Lease Agreement shall contain provisions requiring the tenant to pay its proportionate share of operating expenses and taxes and all other Lease Agreements shall contain provisions requiring the tenant to pay, after the first year, its proportionate share of increases in taxes and operating expenses (unless otherwise approved in writing by Lender in its sole discretion); and

(w)	No Lease Agreement shall contain any provision under which the landlord provides any indemnity to the tenant for (i) construction obligations or (ii) any other items which are reasonably likely to result in an obligation of landlord in excess of US$25,000 (or the equivalent in Pesos).

EXHIBIT F

Formato de Poder Especial Irrevocable (Spanish Version)

[A ser firmado y otorgado por ________________________ ante la presencia y formalizado por un Notario Publico en Mexico]

_________________________ (el “Otorgante”), por este medio otorga un poder especial irrevocable para pleitos y cobranzas en favor de CCS GLOBAL SOLUTIONS, INC. (el “Agente de Proceso”), en terminos del primer y cuarto parrafo del articulo 2554 del Codigo Civil Federal y sus correlatives en los distintos Codigos Civiles de cada uno de los estados de la Republica Mexicana y la Ciudad de Mexico. Este poder se encuentra limitado en cuanto a su objeto pero tan amplio como seanecesario para que, en cualquier jurisdiction, el Agente de Proceso, en nombre y representation del Otorgante, reciba cualesquiera notificaciones relacionadas con cualesquier demandas, acciones, procedimientos y juicios de cualquier naturaleza, incluyendo de forma enunciativa y no limitativa, aquellos de naturaleza judicial, administrativa, arbitraje o en cualquier sentido relacionados con (i) la Carta Convenio de fecha _________, 200__ emitida y firmada por Metropolitan Life Insurance Company (el “Acreditante”) aceptada y acordada por _______________ los Otorgantes (Grantors), (ii) el contrato de credito (Loan Agreement) de fecha _________, 200__ (segun el mismo sea enmendado, reexpresado, suplementado o de cualquier forma modificado de tiempo en tiempo (el “Contrato de Credito”) celebrado entre la Acreditada (Borrower) y la Acreditante en relation con la Solicitud de Credito (Loan Application)’, y (iii) cualquier otro convenio, instrumento o documento relacionado con la Solicitud de Credito y el Contrato de Credito, a exception de cualquier action legal iniciada en Mexico en relation con el Contrato de Fideicomiso de Garantia (Security! Trust Agreement) descrito en la Solicitud de Credito y el Contrato de Credito. El Otorgante por este medio de signa como su domicilio para oir y recibir notificaciones conforme a lo anterioir el ubicado en en 530 Seventh Avenue, Suite 909, Nueva York, NY 10018, Estados Unidos de America, o cualquier otro domicilio que al efecto le notifique por escrito el Agente de Proceso al Otorgante y a la Acreditante. Este poder se otorga en terminos de la Solicitud de Credito y por lo tanto, es irrevocable.

Form of Special Irrevocable Power of Attorney (English Translation)

[To be executed and delivered by ________________________ in the presence of and formalized by a Mexican notary public]

__________________________ (the Grantor), hereby grants a special irrevocable power of attorney for litigation and collections in favor of CCS Global Solutions, Inc. (the Process Agent”) in terms of the first and fourth paragraphs of article 2554 of the Federal Civil Code and the corresponding articles of the Civil Codes of all States of the United Mexican States and of Mexico City. This power of attorney is limited in its scope but is as broad as necessary and may be exercised in any jurisdiction, so that the Process Agent, in the name and on behalf of the Grantor, receives any and all notices and service of process in connection with any suits, actions, proceedings and judgments of all kinds, including, without limitation, judicial, administrative, or arbitration proceedings in any way relating to (i) the Letter dated _________________, 200_ from Metropolitan Life Insurance Company (the “Lender”) accepted and agreed to by _____________________ the Grantors, (ii) the loan agreement dated , 200_ (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the ( Loan Agreement”) entered into between Grantor and Lender in connection with the Term Sheet; and (iii) any other agreement, instrument or document related to the Term Sheet and the Loan Agreement, with the exception of any legal action initiated in Mexico in connection with the Security Trust Agreement referred to in the Term Sheet and the Loan Agreement. The Grantor hereby appoints as its conventional domicile exclusively to receive any of the notices and service of process referred above, 530 7th Avenue, Suite 909, New York, New York, 10018, United States of America, or any other domicile notified in writing by the Process Agent to the Grantor and Lender. This power of attorney is granted in satisfaction of a condition set forth in the Term Sheet, and it is therefore irrevocable.

EXHIBIT G

RENT ROLL FOR EACH TRUST PROPERTY

[See attached.]

Owner	ID# Metlife	Vesta ID	Tenant	State	Location	GLA	Term		Monthl y Rent	Monthly Rent	Yearly Rent	Yearly Rent	Purchase	Security Deposit	Security Deposit	Appraisal Value	Insurable Value	Allocated Loan
						SF	Begin	Expiration	M.N.	USD	M.N.	USD	Option	M.N.	USD			Amount
QVC	1	QRO-PBQ-1A	Saargummi Mexico, S.A. de C.V.	Qro.	Av. De las Fuentes No. 36, Lots of land 16, 17, 18, 19 and 20 Block II, Parque Industrial Bernardo Quintana Arrioja, Second Stage, La Canada. El Marques. Queretaro..	104.625.21	1-Mar-16	31-Oct-21		$30,903.00		$370,836.00	No		$63,180.00	US$4’182.000.00	$3’452.629.00	$2,460,626.00
QVCII	2	QRO-PBQ-2A	Empaques Rio Grande, S.A. de C.V.	Qro.	Av. De las Fuentes No. 44 Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, Queretaro. Lots of land 21, 22, and 23. of Block II. Second Stage.	63.937.63	l-Jan-14	31-Jan-19		$10,421.17		$125,054.04	No	$178,200.00		US$2’923.333.33	$2’109.940.00
QVC	3.1	QRO-PBQ-3A	Dongbu Daewoo Electronics Home Appliance de Mexico, S.A. de C.V.	Qro.		57.952.89	l-Sep-15	31-Aug-18		$11,822.32		$141,867.84	No	$280,000.00				$5,160,135.00
QVC	3.2	QRO-PBQ-3B	Vacant	Qro.	Av. De las Fuentes No. 54, Parque Industrial Bernardo Quintana Arrioja, El Marques, Queretaro. Lots of land 25, 26, 27,28, and 29 of Block II, Second Stage	48.394.54	N/A	N/A		$0.00		$0.00	No	$0.00	$0.00	US$5’846.666.67	$4’658.525.00
QVC	3.3	QRO-PBQ-3B1	Alta Cargo. S.A. de C.V.	Qro.		21.527.82	22-May-17	21-Nov-17		$5,347.59		$64,171.12	No	$100,000.00
QVC	4.1	QRO-PBQ-4A	Dichtomatik de Mexico, S.A. de C.V.	Qro.	Av. Manantiales Lots 28 and 55 First Stage, Parque Industrial Bernardo Quintana Arrioja, Zip code 76246, Municipality El Marques, Queretaro	24.756.9	l-Sep-14	4-May-24		$8,976.85		$107,722.20	No		$8,694.00	US$1’299.000.00		$764,312.00
QVC	4.2	QRO-PBQ-4B	Technoplastics Automotive de Mexico, S.A. de C.V.	Qro.		13.993.08	l-Feb-12	1-Feb-22		$4,716.73		$56,600.76	No		$4,407.00
QVC	5	QRO-PBQ-4C	Technoplastics Automotive de Mexico, S.A. de C.V.	Qro.	Cantereros Street number 2, Colonia Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, Queretaro.Lot of land number 54, Located in the First Stage of Fraccionamiento Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, State of Queretaro.	6.458.35	l-Feb-12	1-Feb-22		$2,183.38		$26,200.56	No		$2,040.00	US$1’460.000.00	$1’731.369.00	$859,042.00 [Por favor incluir monto]
QVC	6.1	QRO-PBQ-4D	Technoplastics Automotive de Mexico, S.A. de C.V.	Qro.	Av. Canteros No.52, and Manantiales, Parque Industrial Bernardo Quintana Arrioja, made up of lots number 52 and 53 of the First Stage of Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, State of Queretaro. Lots number 52 and 53 of the First Stage of Parque Industrial Bernardo Quintana Arrioja, Municipality El Marques, State of Queretaro.	11.248.29	l-Feb-12	1-Feb-22		$3,802.73		$45,632.76	No		$3,553.00
QVC	6.2	QRO-PBQ-4E	Despacho en Servicios Corporativos. S.A de C.V.	Qro.		3.100.01	1-Mar-15	28-Feb-20		$574.61		$6,895.28	No		$0.00	US$136,000.00		$80,020.00
QVC	7	QRO-PBQ-5A	Terbium Industrial, S.A. de C.V.	Qro.	Av. Manantiales No. 18, Parque Industrial Bernardo Quintana Arrioja, El Marques, Queretaro. Merger of lots of land 25, 26, and 27 of the First Stage	50.321.28	1-Nov-12	25-Oct-20		$17,863.89		$214,366.65	Yes, Clause XL		$17,154.00	US$2’621.000.00	$1’866.449.00	$1,542,157.00
QVC	8.1	QRO-PBQ- 6AB1	Eika Mexico, S.A. de C.V.	Qro.	Av. De las Misiones No. 10, Parque Industrial Bernardo Quintana Arrioja. Third Stage. Municipality El Marques. Queretaro. Lots of	66.736.24	l-Jan-16	31-May-26		$24,180.00		$290,160.00	No		$22,800.00	US$14’965.000.0	$8’129.408.00	$8,805,180.00
QVC	8.2	QRO-PBQ-6C	Saargumi Mexico, S.A. de C.V.	Qro.	land number 4 to 10 of Block XII, of the Third Stage of Parque Industrial Bernardo Quintana Arrioja.	155.430.87	l-Jan-17	31-Dec-24		$81,760.92		$981,131.04	No		$163,521.84	0
VBJ	9	QRO-PIQ-9A	Novem Car Interior Design Mexico. S.A. de C.V?	Qro.	Mesa de Leon Street number 112, Parque Industrial Queretaro, Municipality of Santa Rosa Jauregui,, State of Queretaro.Lot of land number 6 of Block II of Fraccionamiento Parque Industrial Queretaro	47.764.85	l-Sep-17	1-Nov-26		$25,912.08		$310,944.96	No		$25,912.08	US$2’380.000 .00	$1’701.480.00	$1,400,356.00
VBJ		QRO-PIQ-12A	Albea Packaging de Mexico. S.A. de C.V.
VBJ	10.1	QRO-PIQ-12B		Qro.	Av. Jurica No. 107 Merger of Lots of land 17, 18 and 19 of the Block II, Parque Industrial, Queretaro.	99.103.33	l-Jun-16	31-May-23		$48,929.53		$587,154.36	No		$47,876.40	US$9’914.000.00	$5’772.858.00	$5,833,248.00
VBJ		QRO-PIQ-12D
VBJ	10.2	QRO-PIQ-12C	Valvulas de Precision, S.A.	Qro.		50.859.05	1-Jul-07	1-Jul-19		$23,091.09		$277,093.08	No		$19,750.50
VBJ	11	QRO-PIQ-14A QRO-PIQ-14B	Novem Car Interior Design Mexico. S.A. de C.V?	Qro.	Mesa de Leon Street number 106, Parque Industrial Queretaro, Municipality of Santa Rosa Jauregui,, State of Queretaro. Lots of land 2. 3. and 4 of Block II	145.118.61	l-Sep-14	l-nov-26		$60,268.06		$723,216.72	No		$60,268.06	US$8,496,000.00	$5’225.332.00	$4,998,918.00
QVCII	12	QRO-PIQ-17A	Cadena Comercial OXXO. S.A. de C.V.	Qro.	Av. Industrie Minera No. 501, Ampliation Parque Industrial Queretaro, First Phase, Municipality of Santa Rosa Jauregui, Queretaro. Lots of land 1. 2. 3 and 6 of Block 6	183.030.18	1-Dec-13	20-May-28		$49,885.70		$598,628.44	No	$850,194.00		US$8’465.000.00	$7’325.823.00	$4,980,678.00

Owner	ID# Metlife	Vesta ID	Tenant	State	Location	GLA	Term		Monthl y Rent	Montly Rent	Yearly Rent	Yearly Rent	Purchase	Security Deposit	Security Deposit	Appraisal V alue	Insurable Value	Allocated Loan
						SF	Begin	Expiration	M.N.	USD	M.N.	USD	Option	M.N.	USD			Amount
VBC	13	TIJ-SP1-025- 1A	Meridian Manufacturing Operations. S. de R.L. de C.V.	B.C.	Aguila Azteca No. 6011. Baja Maq El Aguila Zip Code 22215. Tijuana. Baja California. Lot of land marked with number 2. of Block 1. located at Desarrollo Industrial Baja Maq. El Aguila. Tijuana. Baja California.	173.000.04	1-Aug-16	14-Oct-21		$67,470.00		$809,640.00	No		$134,940.00	US$9”771,000.00	$8’331,640.00	$5,749,109.00
VBC	14	TIJ-NDK-018- N1	Brady Mexico. S. de R.L. de C.V.	B.C.	Vecinal Street No. 8755 Lot of land 002 Block 084. El Tecolote. Tijuana	313.409.98	1-Dec-13	1-Dec-23		$110,713.00		$1,328,556.00	Yes, Clause 9.01		$0.00	US$16” 194.000.0 0	$15’740,931.00	$9,528,305.00
VBC	15	CDJ-BRP-7A	BRP Mexico. S.A. de C.V.	Chih.	Land named Lote Bravo of Ciudad Juarez. Santiago Troncoso Boulevard number 1098. Colony of Fray Garcia de San Francisco. Zip Code 32575. Ciudad Juarez. Chihuahua	407.000.03	15-Aug-15	15-Aug-27		$267,490.45		$3,209,885.40	Yes, Clause 11.01		$256,212.00	US$32’026.000.0 0	$28’797,816.00	$18,843,614.00
VBC	16.1	CDJ-VPLTII- 9A	TPI Composites. S. de R.L. de C.V.	Chih.	Av. Libramiento Aeropuerto No. 10073. Lote Bravo II. Zip code 32695. Ciudad Juarez. Chihuahua.Lot of land located north of Boulevard Independencia. formerly Libramiento Aeropuerto of Ciudad Juarez, identified as Lot B-l.	358.796.01	l-Oct-16	28-Feb-27		$202,420.50		$2,429,046.00	No		$247,008.35	US$29”422.000.0 0	$38,561,716.00	$33,499,105.00
VBC	16.2	CDJ-VPLTII- 10A	TPI Composites. S. de R.L. de C.V.	Chih.		339.383.02	1-Mar-17	28-Feb-27		$191,467.99		$2,297,615.88	No		$146,880.14	US$27’512.000.0 0
QVCII	17	TLX-SP1-1AB	Grammer Automotive Puebla. S.A. de C.V.	Tlax.	Fraction of Lot 4. Block E of Ciudad Industrial Xicohtencatl, located in the Municipality of Tetla de la Solidaridad. Morelos District. State of Tlaxcala.	143.848.90	l-Feb-17	31-Jan-27		$60,672.56		$728,070.72	No		$60,672.60	US$8’239.000.00	$5’630,352.00	$4,847,703.00
VBC	18	M-VPLM-1A	Conductores Tecnologicos de Juarez. S.A. de GV.	Sin.	Lots 5 and 6 of Block A of Fraccionamiento Parque Industrial Los Mochis. in the City of Los Mochis. Municipality of Ahome. State of Sinaloa. Agriculture No. 1378. Parque Ecologico Industrial Los Mochis. Los Mochis. Sinaloa	121.755.00	12-Mar-03	30-Sep-18		$39,630.79		$475,569.48	No		$0.00	US$5’397.000.00	$3,721,760.00	$3,175,513.00
QVCII	19	VER-SP1-1A	Cadena Comercial OXXO. S.A. de C.V.	Ver.	Av. Santa Fe No. 877. Parque Industrial Santa Fe (Ejido Delfino Victoria). Veracruz. Veracruz. Lot of land 17.	120.674.20	1-May-16	30-Mar-31		$54,112.17		$649,346.04	No		$0.00	US$9’300.000.00	$6’750,532.00	$5,471,979.00
									$0.00	1’404,617.11	$0.00	16’855,405.33	$1’408,394.00		$1’284,869.97	200’549,000.00	$149,508,560.00	$118’000,000.00

EXHIBIT H

FORM OF LEASE AGREEMENT

[See attached.]

Contrato de Arrendamiento (el “Contrato”) de fecha /*/ de /*/ de 201/*/ que celebran:

1.

/*/. como arrendatario (a quien en lo sucesivo se le denominara el “Arrendatario”). representado en este acto por el sefior /*/.

2.

/*/, como fiador (a quien en lo sucesivo se le denominara el “Fiador”). representado en este acto por /*/; y

3.

/*/, S. de R.L. de C.V.. como arrendador (a quien en lo sucesivo se le denominara como el “Arrendador”). representada en este acto por los senores /*/ y /*/.

Con la comparecencia del Fideicomiso (segun dicho termino se define mas adelante). representado en este acto por los senores /*/ y /*/; de confonnidad con los siguientes antecedentes. declaraciones y clausulas.

Lease Agreement, dated /*/. 201/*/entered into by and among:

1.

/*/. as tenant (hereinafter referred to as the “Tenant”), represented herein by Mr. /*/.

2.

/*/, as guarantor, (hereinafter referred to as the “Guarantor”), represented herein by Mr. /*/; and

3.

/*/, S. de R.L. de C.V.. as landlord, (hereinafter the “Landlord”), represented herein by Mr. /*/ and Mr. /*/.

With the appearance of the Trust (as such term is defined below), represented herein by Mr. /*/ and Mr. /*/, in accordance with the following recitals, representations and clauses.

ANTECEDE NTES

I.

Mediante escritura piiblica numero /*/. de fecha /*/ de /*/ de 201/*/, otorgada ante la fe del Lie. /*/. titular de la notaria piiblica numero /*/ de /*/. cuyo primer testimonio quedo debidamente inscrito en el registro publico de la propiedad y del comercio de /*/. bajo /*/ con fecha /*/. el Arrendador adquirio la propiedad de /*/ de terreno (el “Terreno”). sobre el cual desarrollo el parque industrial denominado /*/ (el “Parque”). Una copia del piano de ubicacion del Terreno se acompana como Anexo “1”.

II.

El [*] de [enero] de 2015, el Arrendador celebro (a) un cierto Contrato de Credito (el “Contrato de Credito”) entre el Arrendador, [Vesta Bajio. S. de R.L. de C.V.. Vesta Baja California. S. de R.L. de C.V..QVC. S. de

RECITALS

I.

By means of public deed number /*/, dated as of /*/. 201/*/, granted before Mr. /*/, notary public number /*/ of /*/. which first original was recorded before the public registry of property and commerce of /*/. under /*/, on /*/. the Landlord acquired /*/ of land (the “Land”), in which the industrial park named /*/ (the “Park”) was developed. A copy of the location plan of the Land is attached hereto as Exhibit “1”.

II.

On [January , 2015], Landlord entered into (a) that certain Loan Agreement by and among Landlord

R.L. de C.V.] (conjuntamente, los “Acrcditados”) y Metropolitan Life Insurance Company (“Mctlifc”). y (b) cierto Contrato de Fideicomiso Irrevocable Traslativo de Dominio, de Garantia y Medio de Pago con Derechos de Reversion (el “Fideicomiso”) celebrado entre los Acrcditados, como fideicomitentes, [CIBanco, S.A., Institution de Banca Multiple, Division Fiduciaria], como fiduciario (el “Fiduciario”) y Metlife, como fideicomisario en primer lugar (el “Fideicomisario en Primer Lugar”), al cual se contribuyo, entre otras cosas, (i) el inmueble objeto del presente arrendamiento (el “Inmueble”); y (ii) todos los derechos del Arrendador bajo este Contrato de Arrendamiento, incluyendo sin limitar, los derechos de recibir y cobrar las rentas y demas pagos del Arrendatario al Arrendador bajo el Contrato de Arrendamiento (los “Derechos de Cobro”).

III.

A esta fecha el Terreno cuenta con uso de suelo para /*/ segun la licencia de uso de suelo mimero /*/. Una copia de dicho documento se agrega a esta Contrato como Anexo “2”.

(the “Loan Agreement”). [Vesta Bajio, S. de R.L. de C.V., Vesta Baja California, S. de R.L. de C.V., QVC, S. de R.L. de C.V., and QVCII, S. de R.L. de C.V., and WTN Desarrollos Inmobiliarios, S. de R.L. de C.V.] (collectively, “Borrowers”) and Metropolitan Life Insurance Company (“MetLife”), and (b) that certain Irrevocable Transfer of Title, Security, Source of Payment Trust Agreement with Reversion Rights (the “Trust”) (Contrato de Fideicomiso Irrevocable Traslativo de Dominio, de Garantia y Medio de Pago con Derechos de Reversion) by and among Borrowers, as trustor, [CIBanco, S.A., Institution de Banca Multiple, Division Fiduciaria], as trustee (the “Trustee”), and MetLife, as first beneficiary (the “Trust Beneficiary”), under which, among other things, the leased property (i) the leased property (the “Premises”); and (ii) any and all rights of Landlord under the Lease (as defined below), including, without limitation, any and all rights to collect and receive any and all rent and other payments payable by Tenant to Landlord pursuant to the Lease (the “Lease Rights”), were transferred by Landlord to Trustee for the purposes set forth in the Trust.

III.

As of the date hereof, the Land has an authorized use for /*/ as per the zoning license number /*/. A copy of such document is attached hereto as Exhibit “2”.

DECLARACIONES I. Declara el Arrendatario. a traves de su representante. y bajo protesta de decir verdad. que: 1) Es una sociedad mercantil validamente	REPRESENTATIONS I. The Tenant, through its representative, represents, and under oath, that: 1) Is a corporation validly incorporated constituida y legalmente existente al amparo de las leyes aplicables en los Estados Uni dos Mexicanos (“Mexico”), segun consta en la escritura publica numero /*/ de fecha /*/, otorgada ante la fe del Lie. /*/, notario publico numero /*/ de /*/, cuyo primer testimonio quedo debidamente inscrito ante el registro publico de la propiedad y del comercio de /*/, bajo el folio mercantil numero /*/, con fecha /*/; y cuenta con el Registro Federal de Contribuyentes numero /*/. Una copia simple de dichos documentos ha sido entregada al Arrendador con anterioridad a la fecha de celebration del presente Contrato.

2)

La celebration, entrega y cumplimiento del presente Contrato por parte del Arrendatario, estan comprendidos dentro de su objeto social, en su caso, han sido debidamente autorizadas por todos los actos corporativos necesarios, y no viola, contraviene o incumple (i) sus estatutos sociales vigentes, o (ii) ley o restriction contractual alguna que le obligue o afecte.

3)

No se requiere autorizacion o aprobacion de, ni se requiere de cualquier otro acto por parte de, y no se requiere notificar o registrar ante, cualquier persona, organo corporative, autoridad gubemamental o agenda regulatoria alguna para la debida celebration, entrega y cumplimiento del presente Contrato por parte del Arrendatario.

4)

Es su voluntad, tomar el Inmueble (segun dicho termino se define mas adelante) en arrendamiento de conformidad con los terminos, condiciones y en las fechas que mas adelante se detallan. Como Anexo “3” de este Contrato se agrega, and legally existing under the laws applicable in the United Mexican States (“Mexico”), as evidenced by public deed number /*/, dated /*/, granted before Mr. /*/, notary public number /*/ of /*/, whose first original has been duly recorded before the public registry of property and commerce of /*/, under commercial file number /*/, on /*/; and its Federal Tax Payer number is /*/. A non-certified copy of such documents has been delivered to Landlord before the date hereof.

2)

The execution, delivery and fulfillment of this Agreement by the Tenant, are considered within its corporate purpose, in its case, have been duly authorized by all necessary corporate actions, and does not violate or breaches (i) its current bylaws, or (ii) law or contractual restriction binding or affecting it.

3)

It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Tenant.

debidamente rubricado en todas sus hojas por el Arrendatario y por el Arrendador, una copia del piano de ubicacion del Inmueble.

5)

Cuenta con la capacidad, la solvencia economica y los recursos materiales y humanos suficientes para dar cumplimiento a las obligaciones que a cargo del Arrendatario que derivan de este Contrato, en especial a su obligation de pago de rentas en los terminos aqui previstos.

6)

Los recursos que utilizara para dar cumplimiento a sus obligaciones derivadas del presente Contrato provienen de fuentes licitas.

7)

Este Contrato constituye obligaciones legales y validas del Arrendatario, exigible s en su contra de conformidad con sus respectivos terminos.

8)

Toda la documentation que ha entregado al Arrendador, es verdadera y correcta en todos sus aspectos; aquella documentation que ha sido entregada en copia simple, es una reproduction fiel de sus originales.

9)

Reconoce que su capacidad para dar cumplimiento sus obligaciones conforme a este Contrato y la Fianza (segun dicho termino se define mas adelante) que el Fiador otorga conforme a este Contrato, son los elementos que inducen al Arrendador a celebrar el presente Contrato.

10)

Conoce y acepta los terminos y condiciones del reglamento intemo del Parque (el “Reglamento del Parque”) y declara que es su voluntad el dar cumplimiento a dichos terminos durante el Plazo y la(s) Prorroga(s) (segun dichos terminos se definen mas adelante). Una copia del Reglamento

4)

It wishes to lease the Premises (as such term is defined below) pursuant to the terms, conditions and dates set forth below. As Exhibit “3” hereto, and duly initialized in all its pages by the Tenant and the Landlord, is a copy of the location plan of the Premises.

5)

Has the capacity, economic solvency and material and human resources to comply with the obligations of the Tenant under this Agreement, specially to its obligation of paying rents as herein established.

6)

The resources to be used to comply with its obligations hereunder come from legal sources.

7)

This Agreement constitutes legal and valid obligations of the Tenant, enforceable against it according to their own terms.

8)

All documents provided to the Landlord, are true and correct in all of their aspects; such documents delivered as copies are true reproductions of their originals.

del Parque se acompana como Anexo “4”; y

11)

Su representante legal cuenta con los poderes y las facultades necesarias para obligar al Arrendatario en los terminos y condiciones del presente Contrato, mismas que a la fecha no le han sido modificadas, revocadas o restringidas de modo alguno, segun consta en la escritura piiblica mimero /*/ de fecha /*/, otorgada ante la fe del Lie. /*/, notario publico mimero /*/ de /*/, cuyo primer testimonio quedo inscrito en el registro publico de la propiedad y del comercio de /*/, bajo el folio mercantil mimero /*/ con fecha /*/. Una copia simple de dicha escritura ha sido entregada al Arrendador con anterioridad a la fecha de celebration del presente Contrato.

9)

Acknowledges that its capacity to fulfill its obligations hereunder and the Guaranty (as such term is defined below) to be issued by the Guarantor pursuant to this Agreement, are the elements inducing the Landlord to execute this Agreement.

10)

Acknowledges and accepts the terms and conditions of the internal regulations of the Park (the “Park Regulations”) and declares that it wills to comply with such terms during the Term and the Extension(s) (as such terms are defined below). A copy of the Park Regulations is attached hereto as Exhibit “4”; and

11)

Its legal representative has the necessary authority to bind the Tenant in the terms and conditions of this Agreement, which as of the date hereof have not been modified, revoked or restricted in any manner, as evidenced by public deed number /*/, dated /*/, granted before Mr. /*/, notary public number /*/ of /*/, which first original was recorded before the public registry of property and commerce of /*/, under commercial file number /*/ on /*/. A non-certified copy of such document has been delivered to Landlord before the date hereof.

II. Declara el Fiador, a traves de su representante, y bajo protesta de decir verdad,	II. The Guarantor, through its representative, represents, under oath, that:

que:

1)

Es una sociedad mercantil validamente constituida y legalmente existente al amparo de las leyes aplicables en /*/, segun consta en /*/. Una copia simple de dicho documento ha sido entregada al Arrendador con anterioridad a la fecha de celebration del presente Contrato.

2)

Tiene relacion con el Arrendatario; y por ende tiene interes en garantizar las obligaciones que a cargo del Arrendatario derivan del presente Contrato.

3)

Reconoce que la Fianza (segun dicho termino se define mas adelante) es uno de los elementos que inducen al Arrendador a la celebration del pre sente Contrato.

4)

La celebration, entrega y cumplimiento del presente Contrato por parte del Fiador, estan comprendidos dentro de su objeto social, y han sido debidamente autorizadas por todos los actos corporativos necesarios, y no contravienen (i) sus estatutos sociales vigentes, o (ii) ley o restriction contractual alguna que le obligue o afecte.

5)

No se requiere autorizacion o aprobacion de, ni se requiere de cualquier otro acto por parte de, y no se requiere notificar o registrar ante, cualquier persona, organo corporative, autoridad gubemamental o agenda regulatoria alguna para la debida celebration, entrega y cumplimiento del presente Contrato por parte del Fiador.

6)

Toda la documentation que ha

1)

Is a corporation validly incorporated and legally existing pursuant to the applicable laws of /*/, as evidenced by /*/. A noncertified copy of such document has been delivered to the Landlord before the date hereof.

2)

Has a relationship with the Tenant; therefore has interest in guaranteeing the obligations of the Tenant hereunder.

3)

Acknowledges that the Guaranty (as such term is defined below) is one of the elements inducing the Landlord to execute this Agreement.

4)

The execution, delivery and fulfillment of this Agreement by the Guarantor, are included within its corporate purpose, and have been duly approved for all necessary corporate actions, and do not contravene (i) its current by-laws, or (ii) law or contractual restriction binding or affecting it.

5)

It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Guarantor.

entregado al Arrendador con motive de la celebration del presente Contrato, es verdadera y valida en todos sus aspectos, aquella documentation que ha sido entregada en copia simple es una reproduction fiel de sus originales.

7)

Ha revisado y esta de acuerdo con los terminos y condiciones del presente Contrato, por lo que manifiesta que es su voluntad para garantizar las obligaciones que a cargo del Arrendatario derivan del mismo.

8)

Este Contrato constituye obligaciones legales y validas del Fiador, exigibles en su contra de conformidad con sus respectivos terminos.

9)

Los recursos que utilizara para dar cumplimiento a sus obligaciones materia de este Contrato provienen de fuentes licitas.

10)

Conoce los terminos y condiciones del Reglamento del Parque; y

11)

Su representante legal cuenta con los poderes y las facultades necesarias para obligar a su representada en los terminos y condiciones del presente Contrato, mismas que a la fecha no le han sido modificadas, revocadas o restringidas de modo alguno, segun consta en /*/. Una copia simple de dicho documento ha sido entregado al Arrendador con anterioridad a la fecha de celebration de este Contrato.

6)

All documents provided to the Landlord, are true and correct in all of their aspects; such documents delivered as copies are true reproductions of their originals.

7)

Has reviewed and agrees to the terms and conditions of this Agreement, hence it expresses its will to guarantee the obligations of the Tenant hereunder.

8)

This Agreement constitutes legal and valid obligations of the Guarantor, enforceable against it according to their own terms.

9)

The resources to be used to comply with its obligations hereunder come from legal sources.

10)

Acknowledges and accepts the terms and conditions of the Park Regulations; and

11)

Its legal representative has the authority and faculties necessary to bind it under the terms and conditions of this Agreement, which as of the date hereof, have not been modified, revoked or limited in any manner, as evidenced by /*/. A non-certified copy of such document has been delivered to the Landlord before the date hereof.

III.

Declara el Arrendador, por conducto de sus representantes, bajo protesta de decir verdad, que:

1)

Es una sociedad mercantil, validamente constituida y legalmente existente conforme a las leyes de Mexico, segun consta en la escritura publica numero /*/ de fecha /*/, otorgada ante la fe del Lie. /*/, notario publico numero /*/ de /*/, cuyo primer testimonio quedo inscrito en el registro publico de la propiedad y del comercio de /*/, bajo el folio mercantil electronico numero /*/, con fecha /*/ y su registro federal de contribuyentes es /*/. Una copia simple de dicho documento ha sido entregado al Arrendatario con anterioridad a la fecha de celebration de este Contrato.

2)

Ha construido un edificio industrial de /*/ m2 de area rentable y que ocupa una superficie de /*/ m2 dentro del Terreno (el “Inmueble”1)

3)

La celebration, entrega y cumplimiento del presente Contrato por parte del Arrendador, estan comprendidos dentro de su objeto social, han sido debidamente autorizadas por todos los actos corporativos necesarios, y no viola, contraviene o incumple: (i) sus estatutos sociales vigentes, o (ii) ley o restriction contractual alguna que le obligue o afecte.

4)

No requiere autorizacion o aprobacion de, ni requiere de cualquier otro acto por parte de, y no requiere notificar o registrar ante, cualquier persona, organo corporative, autoridad gubemamental o agenda regulatoria

III.

Landlord represents, through its representatives, under oath, that:

1)

It is a company validly incorporated and legally existing under the laws of Mexico, as provided in the public deed number /*/, dated as of /*/, granted before Mr. /*/, notary public /*/ of /*/, which first original was recorded at the Public Registry of Commerce of /*/, under commercial file number /*/, on /*/, and its federal tax payer number is /*/. A non-certified copy of such document has been delivered to the Tenant before the date hereof.

2)

Has built an industrial building of /*/ m2 of leasable area, and that occupies a surface of /*/ m2 within the Land (the “Premises”)

3)

The execution, delivery and performance of this Agreement by the Landlord, are considered within its corporate purpose, and have been duly authorized by all necessary corporate actions, and do not contravene (i) its bylaws, or (ii) any law or contractual restriction binding or affecting it.

4)

It does not require authorization or approval from, nor of any action by, or to notify or register before any person, corporate body, governmental authority or regulatory agency for the due execution, delivery and fulfillment of this Agreement by the Landlord.

alguna para la debida celebration, entrega y cumplimiento del presente Contrato por parte del Arrendador.

5)

Los recursos que utilizara para dar cumplimiento a sus obligaciones materia de este Contrato, provienen de fuentes licitas.

6)

Este Contrato constituye obligaciones legales y validas del Arrendador, exigibles en su contra de conformidad con sus respectivos terminos.

7)

Cuenta con la capacidad tecnica, la solvencia economica y los recursos tanto humanos como materiales suficientes para dar cumplimiento a sus obligaciones confonne a este Contrato.

8)

(i) La veracidad y exactitud de las declaraciones del Arrendatario y del Fiador contenidas en el capitulo de Declaraciones de este Contrato y de la documentation por dichas partes entregada al Arrendador y al Comite Tecnico, (ii) la Fianza (segun dicho termino se define mas adelante) que mediante este Contrato otorga el Fiador para beneficio del Arrendador y (iii) el plazo de arrendamiento, constituyen el motive determinante de su voluntad para desarrollar y dar el Inmueble en arrendamiento al Arrendatario de conformidad con los terminos y condiciones que mas adelante se detallan; y

9)

Sus representantes legales cuentan con las facultades necesarias para la celebration del presente Contrato, mismos que a la fecha no les han sido modificadas, revocadas o restringidas de modo alguno, segun se acredita con la escritura publica mimero /*/ de fecha /*/, otorgada ante la fe del Lic. /*/, notario publico mimero /*/ de /*/, cuyo primer testimonio quedo inscrito

5)

The resources to be used to fulfill its obligations hereunder, derive from legal sources.

6)

This Agreement constitutes legal and valid obligations of the Landlord, enforceable against it according to its terms.

7)

Has the technical capability, economic solvency and resources, human and material, to fulfill its obligations pursuant to this Agreement.

8)

(i) The truthfulness and accuracy of the representations by Tenant and the Guarantor contained in the Representations Section herein and the documents delivered by such parties to the Landlord to the Technical Committee, (ii) the Guaranty (as such term is defined below) that the Guarantor provides pursuant to this Agreement, and (iii) the lease term, constitute the reasons inducing the Landlord to build and lease the Premises to the Tenant under the terms and conditions set forth herein; and

9)

Its legal representatives have the authority to enter into this Agreement, which to date has not been modified, revoked or limited in any way, as evidenced by public deed number /*/, dated as of /*/, granted before Mr. /*/, notary public /*/ of /*/, which first original was recorded at the Public Registry of Commerce of /*/, under commercial file number /*/, on /*/. A

en el registro publico de la propiedad y del comercio de /*/, bajo el folio mercantil electronico numero /*/, con fecha /*/. Una copia simple de dicho documento ha sido entregado al Arrendatario con anterioridad a la fecha de celebration de este Contrato.	non-certified copy of such document has been delivered to the Tenant before the date hereof.

Estando de acuerdo con los antecedentes y las declaraciones que preceden, las partes convienen en sujetarse a lo que de comun acuerdo establecen en las siguientes:

CLAUSULAS
CLAUSULA I
Arrendamiento

Inciso 1.01. Arrendamiento. En los terminos y sujeto a las condiciones previstas por el presente Contrato, el Arrendador dara al Arrendatario en arrendamiento y el Arrendatario tomara el Inmueble en arrendamiento para si, sujeto a dichos terminos y condiciones.

El Arrendatario tomara posesion de, recibira y ocupara el Inmueble en renta a su entera satisfaction y en perfectas condiciones fisicas, de higiene y de seguridad propias para el destino permitido conforme al Inciso 1.03 siguiente, en o antes de /*/ (la “Fecha de Entrega”). La reception del Inmueble en renta se realizara previa suscripcion del acta de entrega suscribiran (el “Acta de Entrega”) en la que se hara constar (i) la toma de posesion fisica y juridica del Inmueble por parte del Arrendatario, (ii) una description detallada del Inmueble y de los bienes y accesorios con los que el mismo se entrega al Arrendatario, (iii) una memoria fotografica del Inmueble al momento de su entrega al Arrendatario, (iv) el estado de conservation y las condiciones de seguridad e higiene del Inmueble al momento de la entrega y (v) aquellos otros asuntos o situaciones que relacionados con la entrega del Inmueble, las partes acuerden hacer constar en el Acta de Entrega.

Now therefore, in consideration of the foregoing recitals and representations, the parties expressly agree to be bound by that set forth in the following:

CLAUSES
CLAUSE I
Lease

Section 1.01 Lease. In the terms and subject to the conditions set forth in this Agreement, the Landlord shall give to the Tenant, and the Tenant shall take, for itself, the Premises in lease, subject to such terms and conditions.

Tenant shall take possession, receive and occupy the Premises to its entire satisfaction in physical, hygienic and safety conditions for the allowed purposes set forth in Section 1.03 below, on or before /*/ (the “Delivery Date”). Receipt of the Premises shall be made upon subscription of a delivery minute (the “Delivery Minute”) which will include (i) the delivery of the physical and legal possession of the Premises to the Tenant, (ii) a detailed description of the Premises and of the goods and accessories of the same being delivered to the Tenant, (iii) a photographic memory of the Premises at the time of delivery to Tenant, (iv) the conservation and security conditions in which the Premises are being delivered to the Tenant, and (v) those other matters or situations that related to the delivery of the Premises the parties agree to include in the Delivery Minute.

For the purposes of this Agreement, the Tenant acts in its own name and behalf and does not assume any right or obligations in the name or on behalf of any third party, being the Tenant the only party being benefited from the lease of the Premises pursuant to this Agreement.

Para efectos de este Contrato el Arrendatario actua en nombre y por cuenta propia, y no asume ningun derecho ni obligation a nombre ni por cuenta de terceros, siendo el Arrendatario la unica persona que se beneficie del arrendamiento del Inmueble conforme a este Contrato.

Para los propositos de este Contrato, las partes convienen que la Fecha de Entrega, se considerara como la fecha de inicio del arrendamiento (la “Fecha de Inicio del Arrendamiento”).

Inciso 1.02. Uso y Goce Pacifico del Inmueble. En terminos de lo dispuesto en los articulos /*/ del codigo civil para el estado de /*/, el Arrendador garantiza al Arrendatario el uso y goce pacifico del Inmueble durante el Plazo (segun dicho termino se define mas adelante) y la(s) Prorroga(s) (segun dicho termino se define mas adelante), en la inteligencia de que esta obligation del Arrendador no comprende vias de hecho de parte de terceros que no aleguen derecho sobre el Inmueble pero impidan o interfieran con el uso o goce de la misma por parte del Arrendatario, contra los cuales el Arrendatario debera hacer valer los derechos que como poseedor le confieren las leyes aplicables. Tampoco sera el Arrendador responsable de abuses de fuerza.

Inciso 1.03. Destino del Inmueble. En terminos de lo dispuesto en el articulos /*/ del codigo civil para el estado de /*/, el Arrendatario se obliga a destinar el Inmueble unica y exclusivamente para /*/, oficinas administrativas y actividades relacionadas, derivadas o conexas con las anteriormente senaladas, no pudiendo variar el destino del Inmueble sin el previo consentimiento por escrito otorgado por el Arrendador para tai efecto; en el entendido de que en ningun caso se podra variar el destino del Inmueble en contravention de las normas relativas al uso de suelo aplicables al Inmueble.

Asimismo, el Arrendatario se obliga desde este

To the effect of this Agreement, the parties agree that the Delivery Date, shall be considered as the commencement date of this lease (the “Lease Commencement Date”).

Section 1.02. Pacific Use and Enjoyment of the Premises. In terms of that set forth in articles /*/ of the civil code for the state of /*/. the Landlord guarantees Tenant the pacific use and enjoyment of the Premises during the Term (as such term is defined below) and the Extension(s) (as such term is defined below), provided that this obligation by the Landlord does not cover actions of third parties not alleging right on the Premises but impede the use and enjoyment of the same by the Tenant, against whom the Tenant binds to exercise the rights that as a possessor are afforded to it by applicable laws. The Landlord shall not be responsible for abuse in force.

Section 1.03. Permitted Use of the Premises. In terms of that set forth in article /*/ of the civil code for the state of /*/. the Tenant binds to use the Premises only and exclusively for /*/, administrative offices and related activities, derived or consequent to the above mentioned, and may not vary the use of the Premises without the previous written consent granted by the Landlord to that effect; provided that in no case may the use of the Premises be modified in contravention to that set forth in the zoning roles applicable to the Premises.

Likewise, the Tenant covenants to comply with each and every one of the laws, rules, circulars, decrees, regulations, urban development plans (whether state or municipal) and each and all of the applicable legislation to the use of land and the activities that according to that may be carried out at the Premises.

Tenant acknowledges that it is forbidden to use the Premises to keep, hide and/or mix goods coming from or product of illegal activities; that may be and instrument, subject matter of. or product of a crime; product of patrimonial crimes or organized crime; that may be used for committing a crime; or in any manner related to crimes.

momento a dar cumplimiento a todas y cada una de las leyes, reglamentos, circulares, ordenanzas, decretos, planes de desarrollo urbano (ya sean estatales o municipales) y toda y cualquier normatividad relativa al uso de suelo aplicable y a las actividades que conforme al mismo puedan llevarse a cabo dentro del Inmueble.

El Arrendatario reconoce expresamente que esta prohibido utilizar el Inmueble para almacenar, ocultar y/o mezclar bienes de procedencia ilicita o producto de actividades ilicitas; que sean instrumento, objeto o producto de un delito; producto de delitos patrimoniales o de delincuencia organizada; que esten siendo utilizados para la comision de un delito; o de cualquier manera relacionados o vinculados con delitos.

Inciso 1.04. Bienes Introducidos al Inmueble. El Arrendatario reconoce y conviene que todo el equipo de cualquier tipo, maquinaria, mobiliario, vehiculo y todo y cualquier otro bien que sea introducido a, o instalado por el Arrendatario en el Inmueble en cualquier momento desde la fecha de este Contrato, son introducidos a su propio riesgo y en todo momento seran responsabilidad unica y exclusiva del Arrendatario y que el Arrendador no asume responsabilidad por dichos bienes asi introducidos al Inmueble, incluyendo en caso de robo o extravio de cualquiera de dichos bienes o de cualquier parte de los mismos, excepto en caso de culpa o negligencia del Arrendador, directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

Inciso 1.05. Lugares de Estacionamiento. Como parte del Inmueble, el Arrendatario tendra el uso de /*/ lugares de estacionamiento y /*/ andenes para trailer. El Arrendatario se obliga a no utilizar ninguna otra area del Inmueble (incluyendo sin limitar, las areas verdes) para fines de estacionamiento de cualquier tipo de

Section 1.04. Goods Introduced to the Premises. Tenant acknowledges and agrees that all equipment of any kind, machinery, furniture, vehicles and any and all good introduced to, or installed by the Tenant at the Premises at any time from the date hereof, are introduced at its own risk and at all times will be the exclusive responsibility of the Tenant and that the Landlord shall not assume any liability for such goods introduced into the Premises, including in case of theft or loss of any of such goods or a part thereof, except in the case of fault or negligence of the Landlord, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Landlord is legally responsible.

Section 1.05. Parking Spaces. As part of the Premises, the Tenant shall have the use of the /*/ parking spaces and /*/ trailer docks. The Tenant agrees not to utilize any other area of the Premises (including without limitation the gardened areas) for parking vehicles of any kind (whether particular, trailers, boxes, forklifts, etc). The Landlord shall have no responsibility related to theft or damage to the vehicles using such parking spaces, or with respect to object left therein; except in case of fault or negligence of the Landlord, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Landlord is legally responsible.

Likewise, the Tenant agrees not to utilize, or to allow any of its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for whom the Tenant is legally responsible, for carrying out any kind of repairs to vehicles of any kind, being the Tenant responsible of any damage, prejudice, loss, fine, penalty, expense or cost incurred by the Landlord by reason of the breach of this obligation, especially those related to the Environmental Legislation (as such term is defined below).

vehiculo (ya sea particular o de carga, cajas de trailer, montacargas, etc). El Arrendador no tendra ninguna responsabilidad relacionada con robos o danos a los vehiculos que utilicen dichos lugares de estacionamiento, o respecto de los objetos que se encuentren dentro de los mismos; excepto en caso de culpa o negligencia del Arrendador, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

Asimismo, el Arrendatario se obliga a no utilizar, ni a permitir que sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, utilicen los lugares de estacionamiento para la realization reparaciones a vehiculos de cualquier tipo, siendo el Arrendatario responsable de todo y cualquier dano, perjuicio, perdida, multa, penalidad, gasto o costo en que incurra el Arrendador con motive del incumplimiento de esta obligation, especialmente aquellos relacionados con, o derivados de la Legislation Ambiental (segun dicho termino se define mas adelante).

Inciso 1.06. Seguridad del Inmueble. El Arrendatario sera el unico responsable de contratar los servicios de seguridad que requiera de acuerdo a sus necesidades para el resguardo del Inmueble y de sus contenidos. La seguridad general del Parque, sera cubierta con las cuotas que el Arrendatario y los demas usuarios del Parque paguen a la administration del mismo en los terminos de este Contrato y del Reglamento del Parque.

Inciso 1.07. Licencias; Permisos; Autorizaciones. El Arrendatario sera el unico responsable de la obtencion de todas las licencias, autorizaciones y/o permisos de caracter federal, estatal y/o municipal, que scan necesarios para el legal funcionamiento y operation de su negocio en

Section 1.06. Security at the Premises. Tenant shall be the only responsible for luring the security services required according to its own needs to secure the Premises and its contents. The general security of the Park, shall be covered by the common area maintenance quotas paid by the Tenant and the other users of the Park to the administration of the same in the terms of this Agreement and of the Park Regulations.

Section 1.07. Licenses, Permits and Authorizations. Tenant shall be the only one responsible for obtaining all licenses, permits and authorizations, whether federal, state or municipal, for the legal operation of its business at the Premises (the “Governmental Permits”), with the exception of the construction licenses and the zoning licenses; provided that the fault to obtain any of the Governmental Permits shall not release the Tenant from its obligations hereunder, especially its rental payment obligation.

It is expressly agrees by the parties that the Tenant shall be the only and exclusive responsible of keeping, from time to time, each and all of the Governmental Permits; provided that the lack of any or all of the Governmental Permits for any reason not attributable to Landlord, even in the case of suspension or closing of Tenant activities at the Premises, shall not release Tenant from its rental payment obligations, nor from its other obligations hereunder.

Tenant by this means agrees to deliver to Landlord, within a term not exceeding ten (10) calendar days following the Landlord’s written request, a non-certified copy of each and all of the Governmental Permits, including in its case, any permit of environmental nature.

Section 1.08. Appearance of the Trust. Considering the assets and rights that with respect to the Land have been contributed to el Inmueble (los ‘Termisos Gubcrnamentales”). a exception de las licencias requeridas para la constmccion del Inmueble y el uso de suelo del mismo; en el entendido de que la falta de obtencion de cualquiera de los Permisos Gubemamentales no liberara al Arrendatario de sus obligaciones confonne a este Contrato, especialmente de su obligation de pago de renta.

Queda expresamente convenido por las partes que el Arrendatario sera el unico y exclusivo responsable de mantener vigentes, confonne a la legislation aplicable de tiempo en tiempo, todos y cada uno de los Permisos Gubemamentales; en el entendido de que la falta de vigencia de todos o de cualquiera de dichos Permisos Gubemamentales por cualquier causa o motivo que no sea atribuible al Anendador, aun en el supuesto de una clausura o ciene de las operaciones del Anendatario en el Inmueble, no liberaran al Anendatario de sus obligaciones de pago de renta, ni de sus demas obligaciones confonne al presente Contrato.

El Arrendatario por este medio se obliga a entregar al Anendador, en un plazo no mayor de diez (10) dias naturales siguientes a la solicitud por escrito del Anendador, copia simple de cada uno de sus Permisos Gubemamentales, incluyendo, en su caso, cualquier permiso de tipo ambiental.

Inciso 1.08. Comparecencia del Fideicomiso. Considerando los bienes y los derechos que respecto del Inmueble han sido aportados al patrimonio del Fideicomiso para el cumplimiento de los fines del mismo, el Fideicomiso a traves de sus apoderados comparece a la celebration de este Contrato unica y exclusivamente con ese caracter, con el proposito de darse por enterado respecto de la celebration de este Contrato por parte del Anendador, por estar la misma contemplada y permitida en los fines del Fideicomiso, asi como para recibir un original de este Contrato; en el entendido de que la comparecencia del the estate of the Trust for the fulfillment of its purposes, the Trust appears to the execution of this Agreement only and exclusively as Trustee, with the purpose of acknowledging the execution of this Agreement by the Landlord, due to the fact that the same is contemplated and allowed according to the purposes of the Trust, as well as to receive an original counterpart of this Agreement; provided that the appearance of the Trust to this Agreement shall not be considered as constitutive of any representation, right, liability or obligation of any kind, in favor or on the Trust, the Trustee, Metlife, nor their respective shareholders, directors, officers, trust delegates, attorneys in fact, representatives, employees, managers or persons related to them.

Fideicomiso en este Contrato no sera considerada como constitutiva de declaration, derecho, responsabilidad u obligation de ningun tipo a favor ni a cargo del Fideicomiso, el Fiduciario, Metlife, ni sus respectivos, sus accionistas, consejeros, directores, delegados fiduciaries, apoderados, representantes, empleados, factores, dependientes o personas relacionadas con estos.

CLAUSULA II
Plazo; Prorrogas

Inciso 2.01. Plazo. El presente Contrato tendra una vigencia de /*/ meses calendario forzosos para ambas partes, comenzando en la Fecha de Initio del Arrendamiento y terminando el /*/ (el “Plazo”).

En tenninos del articulo /*/ del codigo civil para el estado de /*/, las partes convienen que este Contrato se celebra por un plazo determinado, por lo que, excepto por el derecho de prorroga que se contiene en el Inciso 3.02 siguiente, el mismo terminara en la fecha antes senalada, sin necesidad de aviso, protesto, demanda, notification o cualquier otro acto por parte del Arrendador.

Inciso 2.02. Prorroga(s). Sujeto a la condition de que el Arrendatario este al corriente en el pago de las rentas y en cumplimiento con todas y cada una de las obligaciones materiales que le derivan conforme al presente Contrato, el Arrendatario tendra el derecho de prorrogar el presente Contrato, en /*/ ocasiones por periodos no menores a /*/ calendario cada uno (la(s) “Prorroga(s)”). Una vez ejercida cada Prorroga, esta constituira un plazo forzoso para las partes.

Queda convenido que durante la(s) Prorroga(s), los tenninos y condiciones de este Contrato seran aplicables sin modification alguna, excepto por lo que hace al precio de renta el cual se actualizara conforme a lo previsto en el Inciso 3.02 de este Contrato.

CLAUSE II
Term; Extensions

Section 2.01. Term. This Agreement shall be in effect for a term /*/ calendar months, mandatory for the parties, commencing on the Lease Commencement Date and ending on /*/ (the “Term”).

In terms of that set forth in article /*/ of the civil code for the state of /*/. the parties agree that this Agreement is being executed for a determined term; hence, except for the right to extend it pursuant to Section 3.02 below, the same shall end on the date set forth above, without the need of notice, protest, demand, notification or any other action by Landlord.

Section 2.02. Extension(s). Subject to the condition that the Tenant be in compliance with the payment of rents hereunder, and with each and every one of its material obligations derived hereunder, the Tenant shall have the right to extend this Agreement in /*/ for periods of not less than /*/ each (the “Extension(s)”). Once each Extension is exercised, it shall constitute a mandatory term for the parties.

It is hereby agreed that during the Extension(s). the terms and conditions of this Agreement shall be applicable without any amendment thereto; except for the rental price, which shall be updated pursuant to Section 3.02 of this Agreement.

Section 2.03. Form to Extend the Lease. In the case that the Tenant wills to exercise its right to extend this Agreement pursuant to Section 2.02 above, the Tenant shall deliver in writing to the Landlord an extension request, with at least /*/ calendar days in advance to the date in which the Term or the

Inciso 2.03. Forma de Prorrogar Arrendamiento. En el supuesto de que el Arrendatario desee ejercer su derecho de prorrogar el presente Contrato conforme al Inciso 2.02 anterior, el Arrendatario debera entregar por escrito al Arrendador una solicitud de prorroga, con por lo menos/*/ dias naturales de anticipation a la fecha en que el Plazo, o la Prorroga anterior este programada para veneer; en el entendido de que dicha notification debera de incluir un acuerdo del Fiador de continuar garantizando las obligaciones del Arrendatario conforme a este Contrato durante la Prorroga solicitada.

La falta de entrega de la solicitud de prorroga respectiva, precluira y cancelara su derecho a solicitar la Prorroga de que se trate, sin necesidad de aviso, demanda, notification o cualquier otro requerimiento de cualquier naturaleza por parte del Arrendador, a todo lo cual el Arrendatario renuncia expresamente en este acto.

Inciso 2.04. Vencimiento del Plazo y/o de la(s) Pr6rroga(s). Vencido el Plazo y, en su caso, la(s) Pr6rroga(s), ya sea por vencimiento programado o anticipado, el Arrendatario debera desocupar y entregar al Arrendador el Inmueble con todas sus pertenencias y accesiones en el mismo estado en que dicho arrendatario lo recibio (excepto por el desgaste natural del tiempo y el uso normal del Inmueble), en la fecha de vencimiento respectiva y sin necesidad de aviso, demanda, notification o requerimiento de cualquier naturaleza por parte del Arrendador, de conformidad con lo establecido en el Inciso 5.05 siguiente y dando cumplimiento a todas las demas obligaciones relacionadas con la devolution del Inmueble que en este Contrato se consignan.

En el supuesto de que el Arrendatario continue en posesion del Inmueble con posterioridad a la fecha de vencimiento del Plazo o de la(s) Pr6rroga(s), el Arrendatario pagara una renta previous Extension is scheduled to expire; in the understanding that such notice shall include the agreement by the Guarantor to continue guaranteeing the obligations of the Tenant pursuant to this Agreement during the requested Extension.

Lack of delivery of such extension request, shall preclude and cancel its right to request the respective Extension, without need of notice, demand, notification or any other requirement of any nature by Landlord, all of which is hereby expressly waived by the Tenant.

Section 2.04. Expiration of the Term and/or the Extension(s). Upon expiration of the Term and, in its case the Extension(s), whether scheduled or anticipated, the Tenant shall release and deliver the Premises to the Landlord, with all its accessories and installations in the same conditions in which it received them (except for the nonnal wear and tear from the ordinary use and lapse of time), in the corresponding expiration date, without need of notice, demand, notification or requirement of any nature by Landlord, according to that set forth in Section 5.05 below and in compliance with all other obligations that related to the delivery of the Premises are contained in this Agreement.

Should the Tenant remain in possession of the Premises after expiration of the Term or the Extension(s), the Tenant shall pay a rent for the Premises equivalent to the result of multiplying the rent of the calendar month immediately preceding to the expiration date of the Term of the respective Extension, times 2 (two), for each calendar month or part of calendar month during which the Tenant remained in possession of the Premises. The reception of such payment by Landlord shall not be considered as: (i) extension or renewal of this Agreement, (ii) modification to this Agreement, (iii) consent for the Tenant to remain in possession of the Premises, (iv) waiver by the Landlord to its right to recover possession of the Premises by any means permitted by applicable law, or (v) waiver by Landlord to any other right afforded to it by virtue of this Agreement and/or applicable laws.

por el Inmueble, igual al resultado de multiplicar el importe de la renta correspondiente al mes calendario anterior a la fecha de vencimiento del Plazo o de la Prorroga respectiva, por 2 (dos), por cada mes calendario o fraction de mes calendario durante el cual dicho Arrendatario continue en posesion del Inmueble. La reception de dicho pago por parte del Arrendador no implicara: (i) prorroga o renovation de este Contrato, (ii) modification alguna de este Contrato, (iii) consentimiento para que el Arrendatario continue en posesion del Inmueble, (iv) renuncia alguna por parte del Arrendador a su derecho de recuperar la posesion de Inmueble por cualquier medio que la legislation aplicable le permita, ni (v) renuncia por parte del Arrendador a ningun otro de sus derechos conforme a este Contrato y/o a la legislation aplicable.

En la fecha de devolution del Inmueble por parte del Arrendatario conforme a este Inciso, las partes deberan de suscribir un acta de devolution de la Inmueble (el “Acta de Devolution’1), en la que por lo menos hagan constar (i) el estado fisico en que el Arrendatario devuelve el Inmueble, (ii) una memoria fotografica el Inmueble al momento de la devolution, (iii) un inventario detallado del Inmueble y de sus accesorios, (iv) la description de cualquier reparation que el Arrendatario deba de hacer al Inmueble con el proposito de devolver el mismo conforme a lo previsto en este Contrato, (v) la forma en que se cubriran los gastos derivados de cualquiera dicha reparation, (vi) aquellas obligaciones que subsistiran a la termination de este Contrato, si hubiera alguna, (vii) el monto que el Arrendador mantiene como Deposito en Garantia (segun dicho termino se define mas adelante), (viii) las instrucciones del Arrendatario para la devolution del Deposito en Garantia (segun dicho termino se define mas adelante), (ix) la description de cualquier instalacion o mejora previamente autorizada conforme al presente Contrato que, en su caso, quede para beneficio del Inmueble (tales como

In the date of delivery of the Premises by the Tenant pursuant to this Section, the parties shall execute a return minute of the Premises (the “Return Minute”), in which shall, at least include (i) the physical condition in which the Tenant is returning the Premises, (ii) a photographic memory of the Premises at the time of being returned, (iii) a detailed inventory of the Premises and its accessories, (iv) the description of any repair that Tenant must make in order to return the Premises pursuant to that set forth in this Agreement, (v) the manner in which the expenses derived from such repairs shall be covered, (vi) those obligations subsisting to the termination of this Agreement, if any, (vii) the amount of the Security Deposit (as such term is defined below) being held by the Landlord, (viii) the instractions by Tenant for the Landlord to return the Security Deposit (as such term is defined below), (ix) the description of any installation or improvement previously authorized pursuant to this Agreement that, in its case, will benefit the Premises (such as electrical installations, voice and data cabling, pipes, etc), as well as a location plan of such installation or improvements, and in its case, the manuals, verifications, inspections, maintenance, authorizations, guarantees and service policies and any other document related to such installations and improvements, and (x) any other matter that the parties may require to be included in the Return Minute, provided that it is related to the surrender of the Premises.

Section 2.05. Waiver. Tenant expressly waives to the extension of the term of the lease by consequence of law and to the right conferred upon it under article /*/ of the civil code for the state of /*/.

To the extent permitted by applicable law. Tenant hereby expressly renounces any right of first refusal or preferential right to purchase the Premises which may be granted to Tenant under the Civil Code of the State in which the Premises is located. In the event of a foreclosure or other transfer thereof pursuant to the terms of the Security Trust Agreement, Tenant hereby expressly and irrevocably waives any right of first refusal or preferential right it may have under the Civil Code instalaciones de electricidad, cableados de voz y datos, tuberias, etc.), asi como un piano de ubicacion de dichas instalaciones o mejoras y, en su caso, los manuales, verificaciones, inspecciones, mantenimientos, autorizaciones, polizas de garantia y servicio y cualquier documento relacionado con dichas instalaciones o mejoras, y (x) cualquier otro asunto que cualquiera de las partes requiera se haga constar en el Acta de Devolucion; siempre y cuando este relacionado con la devolucion del Inmueble.

Inciso 2.05. Renuncia. El Arrendatario en este acto renuncia expresamente a la tacita reconduccion y a los derechos que le confiere el articulo /*/ del codigo civil para el estado de /*/.

En la medida permitida por la ley, el Arrendatario en este acto expresamente renuncia a cualquier derecho de preferencia o del tanto para comprar el Inmueble que pudiere corresponderle al Arrendatario conforme al Codigo Civil del Estado en el que se encuentre ubicado el Inmueble. En caso de transmision derivado del procedimiento de ejecucion o cualquier enajenacion derivada del mismo de conformidad con el Contrato de Fideicomiso, el Arrendatario en este acto renuncia irrevocablemente al derecho de preferencia o del tanto para que pudiere tener de conformidad con lo dispuesto en el Codigo Civil del Estado de [ ] para comprar o adquirir el Inmueble.

Inciso 2.06. Derecho de Mostrar el Inmueble. En el caso de que el Arrendatario no ejerza la(s) Pr6rroga(s) conferidas conforme al Inciso 3.02 anterior, o si habiendolas ejercido no hubiera negociado un nuevo contrato de arrendamiento al termino de la ultima, el Arrendador tendra el derecho de, en dias y horas habiles durante el periodo de /*/ dias naturales anteriores a la fecha de termination del Plazo o de la Prorroga que corresponda, entrar al Inmueble con el proposito de mostrar of [_____] in which the Premises is located to purchase or otherwise acquire the Premises or any portion thereof.

Section 2.06. Right to Show the Premises. In case that the Tenant does not exercise the Extension(s) conferred upon by Section 3.02, or if having done so, a new lease agreement has not been negotiated by the end of the last of suchExtension(s), the Landlord shall have the right, in business days and hours, during the period of /*/ calendar days before the expiration of the Term or the conesponding Extension, access the Premises to show it to a prospective tenant; the above previous written notice to Tenant with at least 2 (two) calendar days in advance to the date of the visit. The persons attending such visits shall comply with each and every one of the regulations and internal security policies of the Tenant and in no case shall interfere with the operations of the Tenant at the Premises.

el mismo a cualquier prospecto arrendatario; lo anterior previa notification por escrito al Arrendatario con por lo menos 2 (dos) dias naturales de anticipation a la fecha de la visita. Las personas que acudan a dichas visitas deberan cumplir con todos los reglamentos y politicas intemas de seguridad del Arrendatario y en ningun caso podran interferir con las operaciones del Arrendatario en el Inmueble.

CLAUSULA
III
Rentas

Inciso 3.01. Rentas. El Arrendatario pagara al Arrendador una renta por el uso y goce temporal del Inmueble por cada mes calendario (o fraction de mes calendario) que ocurra a partir de la Fecha de Initio del Arrendamiento, igual a la cantidad de US$/*/ dolares, moneda de curso legal de los Estados Unidos de America (“Dolares” y/o “USS”), que es el resultado de multiplicar (i) una renta de USS/*/ Dolares, por metro cuadrados por (ii) una superficie de /*/m2.

Dicha renta mensual sera incrementada en cada aniversario de la Fecha de Initio del Arrendamiento que ocurra durante el Plazo y, en su caso, la(s) Prorroga(s), conforme a lo previsto en el Inciso 3.02 siguiente.

Las rentas seran pagadas por meses adelantados y no por meses vencidos. Toda vez que el presente Contrato se pacta por un plazo forzoso, las partes reconocen que la contraprestacion por el uso del Inmueble es igual al total de las rentas pagaderas durante el Plazo, y en su caso, las Pr6rroga(s) y que el pago mensual que se hace de las mismas durante dicho periodo, conforme a lo previsto en esta Clausula, es solo una forma de hacer el pago de la contraprestacion total por el uso y goce del Inmueble.

Excepto en los casos especificamente previstos en este Contrato, el Arrendatario no podra, bajo ningun concepto retener el pago de ninguna renta debida conforme a este

CLAUSE III
Rents

Section 3.01 Rents. Tenant shall pay to Landlord a rent for the temporal use and enjoyment of the Premises for each calendar month (or part of calendar month) occurring from the Lease Commencement Date, equivalent to the amount of US$/*/ dollars, legal currency of the United States of America (“Dollars” and/or “USS”), which results from multiplying (i) a rent of USS/*/ Dollars per square meter, times (ii) a surface of /*/m2.

Such monthly rent shall be increased each anniversary of the Lease Commencement Date occurring during the Term and. in its case, the Extension(s). in accordance to that provided in Section 3.02 below.

The rents shall be paid by advance months and not for past due months. Since this Agreement is being entered into for a mandatory term, the parties acknowledge that the consideration for the use of the Premises is equivalent to the full amount of the rents to be paid during the Term and. in its case, the Extension(s) and that the monthly payment being made during such period pursuant to this Clause, is just a form of paying the full consideration for the use and enjoyment of the Premises.

Except for the cases specifically set forth in this Agreement, the Tenant shall not. under no circumstance withhold the payment of any rent owed pursuant to this Agreement.

Section 3.02. Rent Increase. The monthly rent corresponding to the Premises set forth in Section 3.01 above, shall be increased on each anniversary of the Lease Commencement Date, based on the variation experimented on the consumer price index

Contrato.

Inciso 3.02. Incremento de Rentas. La renta mensual correspondiente al Inmueble establecida en el Inciso 3.01 anterior, sera incrementada cada aniversario de la Fecha de Inicio del Arrendamiento con base en la variation experimentada por el indice de precios al consumidor (el “Indice”) publicado por el Departamento del Trabajo de los Estados Unidos de America (“Consumer Price Index published by the United States Department of Labor”) (All Urban Consumers, Not Seasonally Adjusted, Area = US City Average, Items = All Items), mismo que se encuentra disponible en la pagina de internet http://data.bls.gov/cgi- bin/surveymost?cu.

Para tales efectos, se determinara el factor de incremento correspondiente (el “Factor de Incremento”) dividendo: (a) el Indice vigente en el correspondiente aniversario de la Fecha de Inicio del Arrendamiento, entre (b) el Indice vigente en dicha fecha del ano calendario inmediato anterior. El Factor de Incremento asi determinado se multiplicara por el importe total de la renta mensual vigente durante el mes calendario inmediato anterior a la fecha en que se lleve a cabo la determination del Factor de Incremento conforme a este Inciso 3.02.

En el supuesto de que por cualquier razon el Indice no estuviera disponible, la renta se incrementara conforme al indice que lo sustituya o a aquel que las partes de comiin acuerdo determinen por escrito. En caso de que, dentro de los 15 (quince) dias naturales siguientes a la fecha en que la renta deba de ser incrementada las partes no llegaren a un acuerdo respecto del indice substitute, la renta se incrementara en el mismo monto en el que se incremento el aniversario inmediato anterior.

En el caso de que el Factor de Incremento resultare igual a “cero” o negative, entonces la Renta no sufrira incremento o decremento alguno durante dicho aniversario.

(the “Index”) published by the Department of Labor of the United States of America (All Urban Consumers, not seasonally Adjusted. Area = US City Average. Items= All Items), which is available at the web page http://data.bls.gov/cgi-bin/survevmost?cu.

For those effects, the corresponding increase factor (the “Increase Factor”) shall be determined, dividing: the Index in effect on the corresponding anniversary of the Lease Commencement Date, by the Index in effect on the same date of the immediately previous calendar year. The Increase Factor so determined shall be multiplied times the monthly rent paid during the calendar month immediately preceding to the date in which the Increase Factor is being calculated pursuant to this Section 3.02.

Should for any reason the Index not be available, the rent shall be increased pursuant to the index substituting it or according to that the parties mutually agree in writing. In the case that, within the 15 (fifteen) calendar days following the date in which the rent must be increased the parties fail to reach an agreement with respect to the substitute index, the rent will be increased in the same amount as the immediate previous anniversary.

Should the Increase Factor result to be “zero” or negative, then the Rent shall not suffer any increase or decrease during such anniversary.

Section 3.03. Form of Payment. Tenant expressly agrees to pay the monthly rent in effect from time to time during the Term or the Extension(s). within the first 10 (ten) calendar days of each calendar month occurring during the Term and. in its case, the Extension(s) or as long as the Tenant continues in possession of the Premises after such dates; provided that. Landlord delivers the invoice described in Section 3.04 below, through electronic transfer of freely and immediately available funds to the following bank accounts:

Inciso 3.03. Forma de Pago. El Arrendatario conviene expresamente en este acto en pagar la renta mensual vigente de tiempo en tiempo durante el Plazo y la(s) Prorroga(s), los primeros dias diez (10) de cadames calendario que ocurra durante el Plazo y, en su caso, la(s) Prorroga(s) o mientras el Arrendatario continue en posesion del Inmueble con posterioridad a dichas fechas; siempre y cuando el Arrendador entregue la factura que se senala en el Inciso

3.04 siguiente, mediante transferencia electronica de fondos libre e inmediatamente disponibles a las siguientes cuentas bancarias:

Si en Pesos, Moneda Nacional/ If in Pesos:

Banco:

Beneficiario:

Numero de Cuenta:

CLABE:

Producto:

Moneda:

Si en Dolares/ If in Dollars:

Banco:

Beneficiario:

Numero de

Cuenta:

CLABE:

Producto:

Moneda Legal:

O mediante deposito a cualquier otra cuenta bancaria en pesos, moneda de curso legal de Mexico bancaria que el Arrendador indique por escrito al Arrendatario con por lo menos 15 (quince) dias habiles de anticipation a la fecha del siguiente pago de renta, sin que el presente Contrato se entienda novado o modificado en forma alguna.

Conforme a lo dispuesto por el articulo 8 de la Ley Monetaria de los Estados Unidos Mexicanos, el Arrendatario podra solventar el pago de cada renta conforme a este Contrato entregando al Arrendador el equivalente de dicha renta en pesos, moneda de curso legal de México (“Pesos”), al tipo de cambio vigente en la fecha de pago, según dicho tipo de cambio

Or through deposit to any other bank account that Landlord may notify in writing to Tenant with at least 15 (fifteen) business days in advance to the following payment date, without this Agreement be considered as novated or modified in any manner.

Pursuant to the provisions of article 8 of the Monetary Law for the United Mexican States, the Tenant may pay the rent pursuant to this Agreement, by delivering to Landlord the equivalent to such rent in pesos, national currency (“Pesos”), considering the exchange rate published by the Bank of Mexico at the Official Gazette of the Federation as the exchange rate for paying obligations agreed in foreign currency but payable within the Mexican Republic.

sea publicado y dado a conocer por el Banco de Mexico a traves del Diario Oficial de la Federation como el tipo de cambio para solventar obligaciones contraidas en moneda extranjera para ser pagadas en la Republica Mexicana.

Inciso 3.04. Recibos. El Arrendador conviene en entregar al Arrendatario una factura electronica que reuna todos los requisitos fiscales necesarios para su deduction por parte del Arrendatario confonne a la legislation aplicable, los dias primero de cada mes calendario que ocurran durante el Plazo y, en su caso, la(s) Prorroga(s). En ningun caso, el retraso en la entrega de dicho recibo liberara al Anendatario de sus obligaciones de pago de renta confonne a este Contrato; sin embargo, el Anendatario podra retener el pago de la renta correspondiente hasta en tanto no le sea entregado el recibo conespondiente.

El Anendatario de signa como cuentas de correo electronico para la reception de la factura las siguientes: /*/ y/*/.

La factura por si misma no hara evidencia de pago, si no va acompanada del comprobante de la transferencia bancaria correspondiente.

Inciso 3.05. Impuestos. Las rentas pagaderas por el Arrendatario al Anendador confonne a este Contrato no incluyen y por lo tanto seran adicionadas de todo y cualquier impuesto indirecto que grave el pago de dicha renta, incluido sin limitar, el impuesto al valor agregado vigente de tiempo en tiempo, y/o de cualquier otro impuesto que lo sustituya o adicione, y que de acuerdo a la legislation vigente deba de ser pagado por el Anendatario.

El impuesto predial y los demas impuestos que afecten a los activos o ingresos del Anendador, seran por cuenta del Anendador.

Inciso 3.06. Interes Moratorio. Sin pequicio de

Section 3.04. Invoices. Landlord agrees to deliver to Tenant an electronic invoice that covers all fiscal requirements for its deduction by Tenant according to the applicable tax laws, the first days of each calendar month occurring during the Term and. in its case, the Extension(s). In no case, the delay in delivering such invoice will release the Tenant from its rental payment obligations according to this Agreement; however, the Tenant may withhold the corresponding rental payment until delivery of the respective invoice.

The Tenant designates as electronic mail accounts for reception of the invoice the following: /*/ and /*/.

The invoice by itself shall not constitute evidence of payment, unless it includes proof of the corresponding bank transfer.

Section 3.05. Taxes. Rents payable by Tenant to Landlord according to this Agreement do not include; and therefore, shall be added with any and all taxes directly affecting the rental payments, including without limitation, the value added tax in effect from time to time, and/or any other tax substituting or adding it. and that according to the applicable law should be paid by the Tenant.

The real estate tax and other taxes imposed on the assets or income of the Landlord, shall be borne by the Landlord.

Section 3.06. Default Interest. Notwithstanding that set forth in Clause IX below, in case of default in payment of any amount payable by Tenant under this Agreement, including without limitation, any rental payment, or if any due amount is not paid in full. Tenant shall pay default interest on such due and unpaid amount at an interest rate of 15% fifteen) percent per annum, calculated on the basis of a 360 (three hundred and sixty) days year, times the number of days elapsed from the date in which such due and unpaid amount must have been paid and until the date of its payment in full.

lo dispuesto por la Clausula IX siguiente, en caso de mora respecto de cualquier cantidad pagadera por el Arrendatario conforme a este Contrato, incluyendo sin limitar, cualquier pago de renta, o si cualquier otra cantidad debida no es pagada en su totalidad, el Arrendatario pagara intereses moratorios sobre dicha cantidad debida y no pagada a una tasa igual al 15% (quince por ciento) anual, calculado sobre la base de un ano de 360 (trescientos sesenta) dias y multiplicado por el numero de dias transcurridos entre la fecha en que dicha cantidad debia de ser pagada y la fecha de su pago integro.

CLAUSULA IV
Deposito en Garantia

Inciso 4.01. Constitucion del Deposito en Garantia. Dentro de los 5 (cinco) dias habiles siguientes a la fecha de celebracion del presente Contrato, el Arrendatario entregara al Arrendador en calidad de deposito en garantia, para garantizar el puntual y oportuno cumplimiento de sus obligaciones conforme al presente Contrato (el “Deposito en Garantia”). la cantidad de US$/*/ Dolares, equivalente a /*/ mes(es) de renta conforme al Inciso 3.01 anterior.

Dicho Deposito de Garantia en ningun caso sera considerado como pago anticipado de rentas futuras, ni como pago de servicios publicos, o reparaciones al Inmueble, ni tampoco devengara interes alguno a favor del Arrendatario ni del Arrendador. El Arrendador no tendra derecho a compensacion alguna como depositario en virtud del Deposito en Garantia.

Inciso 4.02. Aplicacion del Deposito en Garantia. El Arrendatario en este acto expresamente autoriza al Arrendador para que retire del Deposito de Garantia, hasta donde el mismo alcance, cualquier cantidad adeudada por el Arrendatario en los terminos de este Contrato.

CLAUSE IV
Security Deposit

Section 4.01. Creation of the Security Deposit. Within the 5 (five) business days following the execution of this Agreement, the Tenant shall deliver to Landlord as security deposit to guarantee the due compliance of its obligations hereunder (the “Security Deposit”), the amount of US$/*/ Dollars, equivalent to /*/ month(s) of rent pursuant to Section 3.01 above.

Such Security Deposit shall in no case be considered as advanced payment of future rents, nor as payment for utilities, or repairs to the Premises, nor will bear any interest for the benefit of the Tenant of the Landlord. The Landlord shall have no right to compensation of any kind for acting as depository of the Security Deposit.

Section 4.02. Application of the Security Deposit. The Tenant hereby expressly authorizes the Landlord to withdraw from the Security Deposit, up to its limit, any amount owed by the Tenant in the terms set forth in this Agreement.

In order for the Landlord to dispose of any part of the Security Deposit as set forth in paragraph above, the parties agree that Landlord shall give Tenant a written notice with at least 5 (five) calendar days in advance to the date of the foreseen withdrawal (except in case of emergency), with respect to any

A fin de que el Arrendador pueda disponer de cualquier parte del Deposito en Garantia segun lo previsto en el parrafo anterior, las partes acuerdan que el Arrendador debera dar aviso por escrito al Arrendatario, con por lo menos 5 (cinco) dlas naturales de anticipation a la fecha del pretendido retiro (excepto en caso de emergencia), respecto de cualquier cantidad que se vaya a retirar del Deposito en Garantia conforme a lo previsto en este Inciso 5.02, as! como el motive y la aplicacion de dicho retiro. En caso de que el Arrendatario no cubriera la cantidad requerida dentro de dicho plazo de 5 (cinco) dlas naturales (excepto en caso de emergencia) el Arrendador se entendera para todos los efectos legales como expresa e irrevocablemente autorizado y facultado por el Arrendatario para llevar a cabo el retiro correspondiente en los terminos notificados, liberando desde este momento al Arrendador de toda y cualquier responsabilidad derivada de la aplicacion del Deposito en Garantia; siempre y cuando la aplicacion hubiera sido para los fines notificados al Arrendatario conforme a lo previsto en este Inciso 4.02.

El Arrendatario conviene expresamente en reconstituir el Deposito en Garantia, dentro de los 5 (cinco) días naturales siguientes a la fecha en que el Arrendador notifique al Arrendatario que efectivamente se aplico alguna parte del Deposito en Garantia conforme a lo previsto en el parrafo anterior.

Inciso 4.03. Devolution del Deposito en Garantia. Dentro de los 30 (treinta) dlas naturales siguientes a la fecha de suscripcion del Acta de Devolution; y siempre y cuando: (i) no exista insoluta cantidad alguna pagadera por el Arrendatario conforme a este Contrato,

(ii) el Arrendatario hubiere dado cumplimiento a sus obligaciones conforme a este Contrato, incluyendo aquellas obligaciones aplicables a la devolution del Inmueble y las obligaciones de tipo ambiental que se contienen en la Clausula VIII de este Contrato y (iii) el Arrendatario hubiera entregado al Arrendador evidencia del pago complete de todos los servicios publicos amount that will be withdrew from the Security Deposit according to that set forth in this Section 5.02, as well as the reason and the destine of such amount. Should the Tenant does not pay such required amount within such term of 5 (five) calendar days (except in case of emergency), the Landlord shall be considered, for all legal purposes whatsoever, as expressly and irrevocably authorized and empowered by the Tenant to make the withdrawal in the terms so notified, the Landlord is from now on released from any liability derived from the application of the Security Deposit; as long as such application be notified to Tenant in the terms set forth in this Section4.02.

The Tenant expressly agrees to replenish the Security Deposit within 5 (five) calendar days following the date in which Landlord notifies the Tenant that any part of the Security Deposit was applied in accordance to paragraph above.

Section 4.03. Reimbursement of Security Deposit. Within the 30 (thirty) calendar days following the date of execution of the Return Minute, and provided that: (i) there is no amount owed by Tenant to Landlord pursuant to this Agreement, (ii) the Tenant had complied with its obligations according to this Agreement, including those related to the return of the Premises and the environmental type obligations contained in Clause VIII herein and

(iii) the Tenant had deliver to Landlord evidence of payment in full of the utilities hired with respect to the Premises during the Term and the Extension(s), as well as all other payments for which Tenant is responsible in accordance to this Agreement; the Landlord, in order to comply with that set forth in article [_] of the civil code for the state of [_], shall return to Tenant the amount of the Security Deposit that Landlord holds as of such date, according to the instractions of the Tenant to that effect, which shall be included within the conesponding Return Minute.

Tenant hereby acknowledges that the return of the

contratados respecto del Inmueble durante el Plazo y la(s) Prorroga(s), as! como de los demas pagos por los que el Arrendatario es responsable conforme a este Contrato; el Arrendador a fin de cumplir con lo previsto en el articulo [_____] del codigo civil para el estado de [___], devolvera al Arrendatario el importe del Deposito en Garantia que en dicha fecha mantenga, conforme a las instrucciones del Arrendatario para tai efecto, las cuales deberan constar en el Acta de Devolucion respectiva.

El Arrendatario reconoce y acepta que la devolucion del Deposito en Garantia que haga el Arrendador conforme a las instrucciones del Arrendatario contenidas en el Acta de Devolucion, liberaran a al Arrendador de su obligacion de devolver el Deposito en Garantia conforme a este Inciso, sin necesidad de ningun otro acto posterior, aceptacion o confirmacion de parte del Arrendatario.

Security Deposit by the Landlord according to the instractions of Tenant in that regard set forth in the Return Minute, shall release the Landlord from its obligation to deliver the Security Deposit in accordance to this Section, without the need of any other further action, acceptance or confinnation by the Tenant.

CLAUSULA V
Modificaciones; Mantenimiento

Inciso 5.01. Modificaciones. En terminos de lo previsto en el articulo /*/ del codigo civil para el estado de /*/, el Arrendatario requerira de la aprobacion expresa y por escrito del Arrendador para variar la forma del Inmueble y/o para llevar a cabo mejoras de importancia en el Inmueble y/o para realizar cualquier modification o instalacion en el Inmueble.

El Arrendatario conviene que, en todo caso y previo al inicio de cualquier obra por parte del Arrendatario en el Inmueble, presentara al Arrendador los pianos de ingenieria civil, electromecanica, hidraulicos y arquitectonicos, para su revision y aprobacion.

Inciso 5.02. Aprobacion del Arrendador. Con el proposito de obtener la aprobacion del Arrendador a la que refiere el Inciso 6.01 anterior, el Arrendatario debera entregar por escrito al Arrendador una solicitud de aprobacion, la cual debera de incluir todos los pianos y especificaciones, asi como la demas

CLAUSE V
Modifications; Maintenance

Section 5.01. Modifications. In terms of the provisions of article /*/ of the civil code for the state of /*/, the Tenant will require express and written approval by the Landlord to modify the form of the Premises and/or to carry out any important improvement to the Premises and/or to carry out any modification or installation to the Premises.

The Tenant agrees that, in any case and previous to the commencement of any work by the Tenant at the Premises, shall submit to the Landlord the civil engineering, electromechanical, hydraulic and architectural plans.

Section 5.02. Landlord’s Approval. In order to obtain the approval by the Landlord referred to in Section 6.01 above, the Tenant shall deliver to Landlord a request for approval, which must include all plans and specifications, as well as all other documents and information related that may be necessary for the Landlord to have all elements needed to make the analysis of the corresponding request, with at least 20 (twenty) calendar days in advance to the documentation e information relacionada que sea necesaria para que el Arrendador tenga todos los elementos requeridos para hacer el analisis de la solicitud correspondiente, con por lo menos veinte (20) dias naturales de anticipation a la fecha en que pretenda llevar a cabo la obra de que se trate. En caso de aprobarse la solicitud del Arrendatario, la cual no podra ser negada sin causa justificada, sera notificada por escrito al Arrendatario dentro de los 10 (diez) dias naturales siguientes a la fecha en que la solicitud correspondiente hubiere sido efectivamente recibida por el Arrendador para su revision.

Las partes convienen que el Arrendador podra solicitar information adicional a la presentada por el Arrendatario en la solicitud correspondiente; siempre y cuando dicha information adicional as! solicitada tenga relation directa con la solicitud y sea necesaria y razonable para el analisis de la misma, en cuyo caso el plazo de 10 (diez) dias naturales con que cuenta el Arrendador para resolver acerca de la solicitud presentada por el Arrendatario, comenzara a correr a partir de la fecha en que el Arrendatario entregue al Arrendador la information adicional solicitada por este ultimo.

Si dentro de los 10 (diez) dias naturales siguientes a la fecha de presentation de la solicitud de aprobacion del Arrendatario, el Arrendador no requiriera information adicional o no emite resolution alguna al respecto, se entendera que el Arrendador ha aprobado la solicitud presentada por el Arrendatario en sus propios terminos, y a partir de dicha fecha podra el Arrendatario llevar a cabo la modification de que se trate.

La obtencion de todas las licencias, permisos y autorizaciones que se requieran de parte de las autoridades federales, estatales y/o municipales para llevar a cabo las construcciones de que se trate, incluyendo sin limitar, manifestaciones de impacto ambiental, informes preventives, informes continuos, date in which the works are intended to be carried out. In case of approval of such request by Tenant, which shall not be denied without cause, shall be notified in writing to the Tenant within the 10 (ten) calendar days following the date in which the corresponding request had been effectively submitted for Landlord’s review.

The parties agree that Landlord may request information in addition to that submitted by the Tenant with the respective request; provided that, such additional information has direct relation with the request and is necessary and reasonable to make the analysis of the request, in which case the 10 (ten) calendar days period for the Landlord to resolved on the request submitted by the Tenant shall commence on the date in which the Tenant delivers the additional information so requested.

If within the 10 ten) calendar days following the date of submission of the request for approval by Tenant. Landlord had not required additional information or issued a resolution on that regard, it shall be considered that the Landlord has approved the submitted request according to its own terms, and as of such date, the Tenant shall carry out the related works.

Obtaining of all licenses, permits and authorizations required by the federal, state or municipal authorities to carry out the related constructions, including without limitation, environmental impact reports, preventive reports, construction licenses, construction termination notices, sanitary authorization by labor authorities and any other study, permit, license or authorization required by the legislation applicable to the Premises or to the type of work or installation to be carried out by the Tenant at the Premises, as well as the liability and risk insurance policies adequate for such kind of works, shall be the sole responsibility of the Tenant. Previous to the commencement of the corresponding works, the Tenant binds to deliver to Landlord copies of all such documents so obtained. Likewise, shall be the responsibility of the Tenant to licencias de construction, avisos de termination de obra, licencias sanitarias, autorizaciones de autoridades laborales y cualquier tipo de estudio, permiso, licencia o autorizacion requerido por la legislation aplicable al Inmueble o al tipo de obra o instalacion que el Arrendatario pretenda llevar a cabo dentro del Inmueble, asi como de los seguros de responsabilidad y riesgos que scan adecuados a los trabajos de que se trate, sera responsabilidad unica y exclusiva del Arrendatario. Previo al initio de los trabajos correspondientes, el Arrendatario se obliga a entregar al Arrendador, copias de todos dichos documentos asi obtenidos. Asimismo, sera responsabilidad del Arrendatario mantener dichas licencias, permisos, autorizaciones, seguros y demas documentos vigentes durante el tiempo que sea necesario para llevar a cabo las obras o instalaciones de que se trate.

En caso de que el Arrendatario requiera para la obtencion las licencias, permisos y autorizaciones citadas en el parrafo anterior, copias de las licencias, permisos y autorizaciones respecto al Inmueble y que conforme a este Contrato scan responsabilidad del Arrendador, este ultimo debera proporcionar copias de dichas licencias al Arrendatario en un termino que no debera exceder de 10 (diez) dias habiles posteriores a la solicitud por escrito por parte del Arrendatario.

Inciso 5.03. Inspection. Durante todo el tiempo en que el Arrendatario ocupe o tenga la posesion del Inmueble, el Arrendador, a su costa, tendra derecho de inspeccionar el mismo. El Arrendatario conviene y se obliga a permitir que el Arrendador, o a las personas que el Arrendador indique al Arrendatario por escrito con por lo menos 3 (tres) dias habiles de anticipation a la fecha en que la visita correspondiente vaya a llevarse a cabo, tengan acceso al Inmueble. Las actividades de inspection del Inmueble por parte del Arrendador deberan en todo caso llevarse a cabo en dias y horas habiles, deberan cumplir keep such licenses, permits and authorizations, insurance policies and other documents, in effect during the time necessary to carry out the related works or installations.

In case that the Tenant requires for obtaining the licenses, permits and authorizations mentioned in paragraph above, copies of the licenses, permits and authorizations of the Premises and that according to this Agreement are the responsibility of the Landlord, the latter shall deliver such licenses to Tenant within a term not exceeding 10 (ten) business days following the written request by the Tenant.

Section 5.03. Inspection. During the time in which the Tenant occupied or had possession of the Premises, the Landlord, at its own cost, shall have the right to inspect the Premises. The Tenant agrees and binds to allow the Landlord or the persons notified in writing to Tenant with at least 3 (three) business days in advance to the date in which the corresponding visit is to take place, have access to Premises. The inspection activities to the Premises by Landlord shall in all cases be carried out in business days and hours, and shall comply with the internal regulations and security policies of Tenant within the Premises, and in all cases such visits shall be assisted by a representative of the Tenant.

Likewise, the Tenant agrees and accepts that the inspection activities to be carried out by the Landlord within the Premises pursuant to that set forth in this Section, include the faculty of the persons carrying out those inspection activities to:
(i) take photographs of the Premises; provided that, such photographs shall in no case show the production processes of the Tenant and that the Tenant, through the representative appointed to assist the inspection visit, may review the cameras used in the visit to delete those photographs that do not correspond only to the Premises and the structural elements and installations of the same,
(ii) take samples of the soil and water of the Premises and its surroundings, (iii) take photographs con los reglamentos y pollticas intemas de seguridad del Arrendatario y no podran estorbar o impedir las actividades del Arrendatario dentro del Inmueble y en todo caso en dichas visitas debera estar presente un representante designado por el Arrendatario.

Asimismo, el Arrendatario conviene y acepta que las labores de inspection que lleve a cabo el Arrendador dentro del Inmueble conforme a lo previsto en este Inciso, incluyen la facultad de las personas que lleven a cabo dichas actividades de inspection para: (i) tomar fotografias del Inmueble; en el entendido de que dichas fotografias no podran en ningun caso mostrar los procesos productivos del Arrendatario y que el Arrendatario a traves del representante designado para presenciar la visita podra ademas revisar las camaras utilizadas en la visita para borrar aquellas fotografias que no correspondan unicamente al Inmueble y a los elementos estructurales e instalaciones del mismo, (ii) tomar muestras del suelo y agua dentro del Inmueble y sus alrededores, (iii) tomar fotografias y muestras de cualquier elemento que presumiblemente corresponda a una Condition de Contamination (segun dicho termino se define mas adelante) y (iv) tomar fotografias y muestras de cualquier dano encontrado en el Inmueble.

Inciso 5.04. Costos a Beneficio del Inmueble. Las obras e instalaciones que realice el Arrendatario en el Inmueble correran en todo caso a cargo unica y exclusivamente del Arrendatario. Excepto segun se establece en el Inciso 5.05 siguiente, todas las obras e instalaciones realizadas en el Inmueble y que no puedan ser retiradas sin menoscabo o dano al Inmueble accederan a este. El Arrendador no estara obligado a indemnizar o compensar al Arrendatario por concepto de mejoras hechas al Inmueble, excepto en los casos previstos por los articulos /*/ y /*/ del codigo civil para el estado de /*/.

Inciso 5.05. Retiro de Bienes del Arrendatario.

and samples of any element that presumably constitutes a Contamination Condition (as such term is defined below) and (iv) take photographs and samples of any damage to the Premises.

Section 5.04. Costs for the Benefit of the Premises. The works and installations made by the Tenant at the Premises shall be in all cases at the exclusive cost of the Tenant. Except for that set forth in Section 5.05 below, all works and installations made in the Premises and that may not be removed without damaging the Premises shall inure to it. Landlord shall be under no obligation to indemnify or compensate the Tenant for improvements made to the Premises, except in the cases described in articles /*/ and /*/ of the civil code for the state of /*/.

Section 5.05. Removal of Tenant’s Property. At the termination, whether scheduled or anticipated of this Agreement, the Tenant shall carry out. at its own cost and expense, all necessary works to remove from the Premises, all machinery, equipment, furniture, installations, cabling, vehicles and all other goods, except for those that because of being attached to the Premises cannot be removed without detriment to the Premises, that the Tenant, its employees, representatives, officers, agents, consultants, visitors or any other person may have introduced at the Premises during the Term and theExtension(s).

At the expiration, whether scheduled or anticipated of this Agreement, the Tenant shall return the Premises in the same conditions in which it received it from Landlord, except for: (i) the constructions, installation and accessories that may have been added to the Premises and may not be removed without detriment to the Premises, except in the case that at the time of having authorized such constructions, installations or accessories, the Landlord and Tenant had agreed that the same should be removed by Tenant at the expiration of this Agreement, in which case the Tenant shall carry out. at its own cost and expense, the necessary works in order to remove such constructions, installations and accessories, and deliver the Premises in the same conditions in which it received it at the beginning of the Tenn, and (ii) the natural wear and tear due to the lapse of time and the nonnal use of the Premises while in possession of

A la terminacion, ya sea anticipada o programada, de este Contrato, el Arrendatario llevara a su cargo y costo, todas las labores necesarias para retirar del Inmueble, toda la maquinaria, equipo, mobiliario, instalaciones, cableados, vehlculos y demas bienes, excepto aquellos que queden fijos al Inmueble y que no puedan ser retirados sin detrimento del Inmueble, que el Arrendatario, sus empleados, representantes, directores, agentes, asesores, visitantes o cualquier otra persona hubieren introducido en el Inmueble durante el Plazo o la(s) Prorroga(s).

A la terminacion, ya sea anticipada o programada, de este Contrato, el Arrendatario debera entregar el Inmueble en las mismas condiciones en que lo recibio del Arrendador, excepto por: (i) las construcciones, instalaciones y accesorios que hubieran sido adicionadas al Inmueble y que no puedan ser removidos sin detrimento del Inmueble, salvo que al momento de haber autorizado dichas construcciones, instalaciones o accesorios, el Arrendador y el Arrendatario hubieran convenido que los mismos debian ser retirados por el Arrendatario a la terminacion de este Contrato, en cuyo caso el Arrendatario llevara a cabo, a su cargo y costo, las obras necesarias para retirar dichas construcciones, instalaciones y accesorios y entregar el Inmueble en las condiciones en que lo recibio del Arrendador al inicio del Plazo, y (ii) el desgaste natural derivado del paso del tiempo y del uso normal que sufra el Inmueble mientras el mismo este en posesion del Arrendatario.

Cualquier bien o propiedad del Arrendatario que permanezca en el Inmueble despues de la terminacion, ya sea anticipada o programada, de este Contrato, y despues de transcurridos 5 (cinco) dias habiles de la notification que por escrito haga el Arrendador al Arrendatario al respecto, se entenderan abandonadas a favor del Arrendador, quien podra, a su sola y exclusiva discretion: (i) retener para si dichos bienes asi abandonados, o (ii) disponer de ellos the Tenant.

Any property of the Tenant that remain at the Premises after the expiration, whether scheduled or anticipated, of this Agreement, and after 5 (five) business days from the written notice made by the Landlord to the Tenant on that regard, shall be considered as abandoned in favor of the Landlord, whom may, at its sole discretion: (i) retain such abandoned property, or (ii) dispose of such property in the manner that the Landlord may see fit. Tenant acknowledges that the Landlord will not incur in any liability before the Tenant or any third party, in determining the destiny of the abandoned property in the terms of this paragraph, and the Tenant agrees to keep the Landlord free and safe of any and all liability in this regard.

Any abandoned property at the Premises pursuant to that set forth in paragraph above, shall be considered as payment in kind by Tenant to Landlord for those costs and expenses in which Landlord may incur in removing and disposing of such abandoned property, without the need of any consent, confinnation, declaration or further action by Tenant, whom from this moment confinns its will for such goods to be considered as payment in kind for the above mentioned costs and expenses.

Section 5.06. Maintenance by Tenant. As per that set forth in article /*/ of the civil code for the state of /*/, the Tenant at its own cost shall carry out all ordinary maintenance activities of the Premises, as well as its installations and equipments, including without limitation, pipes, air condition, heating, electrical installation, windows, glasses, doors, signage, paint, carpets, non-structural walls, ordinary maintenance of the fire protection system and those ordinary maintenance activities detailed in the maintenance manual attached hereto as Exhibit “5” (the “Maintenance Manual”), as well as those damages caused by the Tenant, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Tenant is legally liable.

en la manera en que el Arrendador lo disponga. El Arrendatario reconoce que el Arrendador no incurrira en responsabilidad alguna frente al Arrendatario o frente a cualquier tercero, al determinar el destino de los bienes abandonados en los terminos de este parrafo, y el Arrendatario se obliga a mantener al Arrendador libre y en paz y a salvo de toda y cualquier responsabilidad a ese respecto.

Cualquier bien que quede abandonado en el Inmueble de acuerdo a lo establecido en el parrafo anterior, se considerara como dacion en pago al Arrendador por parte del Arrendatario, por concepto de los gastos y costos en los que incurra el Arrendador en la remocion y disposition de dichos bienes asi abandonados, sin que se requiera de ningun consentimiento, confirmation, declaration o acto posterior por parte del Arrendatario, quien desde este momento confirma su voluntad para que dichos bienes sea considerados como dacion en pago de los gastos y costos antes mencionados.

Inciso 5.06. Mantenimiento del Arrendatario. En terminos de lo previsto por el articulo /*/ del codigo civil para el estado de /*/, el Arrendatario a su costa debera llevar a cabo las labores de mantenimiento ordinario del Inmueble y de las instalaciones y equipos instalados del mismo, incluyendo sin limitar, tuberias, aire acondicionado, calefaction, instalacion electrica, ventanas, vidrios, andenes, puertas, senalamientos, pintura, alfombras, paredes no estructurales, divisiones, mantenimiento ordinario del sistema contra incendio y de aquellas labores de mantenimiento ordinario que se detallan en el manual de mantenimiento que se agrega a este Contrato como Anexo “5” (el “Manual de Mantenimiento”). asi como de aquellos danos causados por el Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable.

In any case. Tenant shall be responsible of keeping the Premises clean and in good condition, as well as to hire those garbage and dangerous residuals generated by the activities of the Tenant at the Premises.

All maintenance works carried out by the Tenant pursuant to that set forth in this Section, shall be made with quality materials and in a manner that the Premises are preserved in the conditions in which it was delivered (except for the wear and tear due to the lapse of time and the normal use of the Premises) and such maintenance shall comply with all applicable regulations, as well as with the provisions of this Agreement and the Maintenance Manual.

Section 5.07. Maintenance by Landlord. As per that set forth in article /*/ of the civil code for the state of /*/, Landlord expressly agrees and assumes the obligation to carry out at its own cost and expense, all necessary repairs exclusively related to the structural elements of the Premises under normal wear and tear conditions. Additionally, shall be responsible for the hidden defects of the Premises, during the Term and the Extension(s). Landlord’s maintenance obligations pursuant to this Section, shall be subject to the conditions that the need of such repairs do not derive from actions or omissions of the Tenant, its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Tenant is legally responsible; or derives from the business, industry or activities of the Tenant at the Premises.

For the purposes of the first paragraph of this Section, lack of maintenance pursuant to Section 5.06 above, shall be considered as omission of the Tenant.

According to that set forth in article /*/ of the civil code for the state of /*/, the Tenant shall notify in writing to Landlord, as soon as it gets knowledge of the existence of any defect in the Premises that may constitute a hidden or structural defect at the Premises, for the Landlord to carry out the necessary repairs, provided that the Tenant shall be

En todo caso el Arrendatario sera responsable de mantener el Inmueble limpio y en buen estado, asi como de contratar los servicios de recoleccion de basura y residuos peligrosos que se requieran de acuerdo a las actividades del Arrendatario en el Inmueble.

Todas las labores de mantenimiento que lleve a cabo el Arrendatario de conformidad con lo previsto en este Inciso, seran hechas con materiales de calidad y de modo tai que el Inmueble se conserve en el mismo estado en que fue recibido por el Arrendatario (excepto por el desgaste natural por el transcurso del tiempo y el uso normal del Inmueble) y dicho mantenimiento debera cumplir con todas las regulaciones aplicables, asi como con las disposiciones de este Contrato y del Manual de Mantenimiento.

Inciso 5.07. Mantenimiento del Arrendador. En terminos de lo previsto por el articulo /*/ del codigo civil para el estado de /*/, el Arrendador conviene expresamente y asume la obligation de llevar a cabo a su costo y gasto las reparaciones necesarias exclusivamente relacionadas con los elementos estructurales del Inmueble, bajo condiciones de uso normal. Adicionalmente, sera responsable de los vicios ocultos en el Inmueble, durante el Plazo y la(s) Prorroga(s). Las obligaciones de mantenimiento del Arrendador conforme a este Inciso, estaran condicionadas a que la necesidad de las mismas no derive de actos u omisiones de parte del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable; o derive del negocio, industria o actividades del Arrendatario en el Inmueble.

Para los efectos del primer parrafo de este Inciso, se entendera por omision del Arrendatario el no cumplir con sus obligaciones de mantenimiento conforme a lo previsto en el responsible of all damages and prejudices caused due to its omission.

In case of existence of any hidden or structural defect in the Premises, the Landlord shall appear to the Premises in order to evaluate the same within the 5 (five) calendar days following the notice referred to in paragraph above (except in case of emergency, in which case, the Landlord shall appear the following day of the reception of the notice). Landlord will submit to the Tenant, within the 5 (five) calendar days following the date in which the Landlord appeared at the Premises to evaluate the defect (except in case of emergency, in which case, the Landlord shall submit it at the day following the day in which the evaluation of the defect was made), a report (i) describing the defect, (ii) confinning, if in its opinion, is a hidden or structural defect, (iii) the probable causes of the same. the actions to be carried out in case that the Landlord results responsible for repairing the defect. estimated time for its repair, in the understanding that the Landlord shall make is best effort to complete the relevant repair as soon as possible, and (vi) the manner in which the repair shall be carried out.

Tenant shall allow Landlord, its employees, contractors and other appointed persons, to access the Premises in order to carry out the necessary works and repairs in terms of this Section 5.07; provided that the Landlord notifies in writing to Tenant, with at least 2 (two) business days in advance, except in case of emergency, which will not require previous notice; in the understanding that, the Landlord, its employees, contractors and other appointed persons must comply with all internal regulations and policies and will avoid, as much as possible to interfere with Tenant’s operations.

Any definitive repair of a hidden or structural defect shall not take longer than 45 (forty five) calendar

Inciso 5.06 anterior.

De conformidad con lo previsto en el articulo /*/ del codigo civil para el estado de /*/, el Arrendatario debera notificar por escrito al Arrendador, tan pronto como tenga conocimiento acerca de la existencia de cualquier defecto en el Inmueble que pudiera constituir un vicio oculto o un defecto estructural en el Inmueble, para que el Arrendador proceda a llevar a cabo las reparaciones necesarias; en la inteligencia de que el Arrendatario sera responsable de los danos y pequicios que su omision cause.

En caso de existir algun vicio oculto o defecto estructural en el Inmueble, el Arrendador acudira al Inmueble con el proposito de evaluar el mismo dentro de los 5 (cinco) dias naturales siguientes a la fecha en que hubiere recibido la notification a que se hace referenda en el parrafo que antecede (salvo en caso de emergencia, en cuyo caso el Arrendador debera acudir a mas tardar al dia siguiente a la fecha en que hubiere recibido la notification). El Arrendador debera pre sentar al Arrendatario, dentro de los cinco (5) dias naturales siguientes al fecha en que el Arrendador acudio al Inmueble para realizar la evaluation del desperfecto (salvo en caso de emergencia, en cuyo caso el Arrendador debera presentarlo a mas tardar al dia siguiente a la fecha en que haya acudido al Inmueble para realizar la evaluation del desperfecto), un informe en el que (i) se detalle el defecto, (ii) segun su opinion declare si es o no un defecto estructural o vicio oculto, (iii) las causas probables del mismo, (iv) las acciones que se llevaran a cabo para su reparation en caso de ser responsabilidad del Arrendador conforme a este Contrato, (v) el tiempo estimado para completar la reparation de que se trate en el entendido de que el Arrendador hara sus mejores esfuerzos para que la reparation se lleve a cabo lo antes posible y (vi) la manera en que se llevara a cabo la reparation del mismo.

days, except that such repair cannot be reasonably carried out in such term, in which case, it shall be considered that the Landlord is in compliance with its obligations hereunder if during such term delivers to Tenant evidence that the actions necessary for the repair are in process, as well as a report detailing (i) the repair, (ii) the reasons for which more time is required, (iii) the estimated completion date for the repair and (v) the temporary measures to be adopted in order for the Tenant to keep using the Premises in an ordinary fashion.

If the repairs require to interfere with the normal use and enjoyment of the Premises by Tenant, the parties acting in good faith, shall agree in writing the manner in which the repairs will be conducted in order to reduce such interference as much as possible. In this case, the Tenant shall have the right to a rental reduction during the time in which it cannot use the Premises, as per that set forth in articles /*/ and /*/ of the civil code for the state of /*/, but only in proportion to the percentage of the Premises that cannot be used.

In case of any repair by Landlord, it shall make sure that has the adequate personnel with the necessary technical capacity and experience to perform the corresponding works, and that such personnel has the necessary civil liability insurance necessary to cover any damage that they might cause to the property of the Tenant inside the Premises and will keep the Tenant free and safe and will indemnify the Tenant for any damage, loss, cost or expense related to any action that such personnel may try against the Tenant alleging any labor relationship with the Tenant, but no in case of civil liability of the Tenant with respect to such personnel due to actions of the Tenant, its directors, officers, employees, consultants, contractors, representatives, managers, visitors or any other person for which the Tenant is legally responsible, affecting such personnel.

El Arrendatario debera permitir al Arrendador, sus empleados, contratistas y demas personas designadas por el Arrendador, el acceso al Inmueble, con el fin de realizar las obras y reparaciones que fuesen necesarias en terminos de este Inciso 5.07; siempre que el Arrendador envie aviso por escrito al Arrendatario con por lo menos 2 (dos) dias habiles de anticipation, salvo en caso de emergencia donde no se requerira de aviso previo; en el entendido de que, el Arrendador, sus empleados, contratistas y demas personas designadas por el Arrendador deberan cumplir con los reglamentos y politicas intemas de seguridad del Arrendatario y en la medida de lo posible no deberan interferir con las operaci ones del Arrendatario.

El tiempo para la reparation definitiva de un vicio oculto o defecto estructural no podra exceder de 45 (cuarenta y cinco) dias naturales, salvo que de manera justificada y razonable la reparation no pueda ser llevada a cabo dentro de dicho plazo, en cuyo caso, se considerara que el Arrendador esta en cumplimiento de su obligation conforme a este Inciso en el caso de que durante dicho plazo entregue al Arrendatario evidencia de que se estan llevando a cabo las acciones tendientes a la reparation de que se trate, tales como el ordenar los materiales o elementos necesarios para dicha reparation y un informe en el que se detalle: (i) la reparation, (ii) se justifique el motive por el que se requiere mas tiempo, (iii) la fecha estimada para completar la reparation de que se trate y (iv) las medidas provisionales que tomara para que el Arrendatario pueda seguir utilizando el Inmueble de manera normal.

Si la realization de las reparaciones de que se trate requieren intervenir con el uso y goce normal del Inmueble por el Arrendatario, las partes actuando de buena fe, acordaran por escrito la manera en que se lie varan a cabo las reparaciones para reducir al minimo indispensable dicha interferencia. En este caso, el Arrendatario tendra derecho a una reduccion

Should the Landlord refuses to carry out any maintenance action that according to this Agreement or to the applicable law correspond to it. the Tenant may exercise the actions conferred upon it according to article /*/ of the civil code for the state of /*/.

Except for that set forth in this Section, Landlord is not obliged to make any kind of repair or maintenance activity at the Premises.

en la renta durante el tiempo en que no pueda hacer uso del Inmueble, de acuerdo a lo previsto en los artlculos /*/ y /*/ del codigo civil para el estado de /*/, pero solo en la proportion que corresponda al porcentaje del Inmueble del cual no puede hacer uso.

En caso de cualquier reparation a cargo del Arrendador, este debera cerciorarse de que el personal utilizado cuenta con la capacidad tecnica y experiencia para hacer el trabajo que corresponda, y que dicho personal cuente con los seguros de responsabilidad civil necesarios para cubrir cualquier dano que pudieran causar a los bienes propiedad del Arrendatario que se encuentren dentro del Inmueble y mantendra al Arrendatario libre, en paz y a salvo y le indemnizara respecto de cualquier dano, perdida, costo o gasto relacionado con cualquier action que dicho personal pudiera intentar en contra del Arrendatario alegando alguna relation o vinculo laboral con el Arrendatario, mas no por responsabilidad civil del Arrendatario respecto de dicho personal por cualquier action del Arrendatario, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable, que afecte a dichas personas.

En caso de que el Arrendador se negare a realizar cualquier labor de mantenimiento que en terminos de este Contrato o de la ley aplicable le correspondiera, el Arrendatario podra ejercer las acciones que le confieren el articulo /*/ del codigo civil para el estado de /*/.

Excepto por lo previsto en este Inciso, el Arrendador no esta obligado a hacer ningun otro tipo de reparation o actividad de mantenimiento en el Inmueble.

CLAUSULA VI Obligaciones	CLAUSE VI Obligations

Inciso 6.01. Obligaciones del Arrendatario. Mientras el Arrendatario continue en posesion del Inmueble, el Arrendatario expresamente conviene y se obliga a todo lo siguiente:

a.

Pagar la renta en los montos. forma y tiempo previstos por la Clausula IV de este Contrato.

b.

Responder de los danos y perdidas que sufra el Inmueble por culpa o negligencia del Arrendatario. sus directores. funcionarios. empleados. asesores. representantes. contratistas. factores. dependientes. visitantes o cualquier otra persona por la que el Arrendatario sea legalmente responsable. salvo por aquellos que ingresen al Inmueble por solicited o instruction del Arrendador.

c.

Destinar el Inmueble exclusivamente a los usos pennitidos conforme al Inciso 2.03 del presente Contrato.

d.

Notificar al Arrendador acerca de la necesidad de llevar a cabo las reparaciones a que se refiere el Inciso 6.07 de este Contrato. bajo la pena de pagar los danos y pcrjuicios que su omisioncausen.

e.

Notificar al Arrendador, dentro de un plazo razonable despues de su descubrimiento, acerca de cualquier usurpation o novedad danosa que otro haya hecho o abiertamente prepare en el Inmueble, so pena de pagar los danos y perjuicios que su omision cause, en tenninos de lo previsto por el articulo /*/ del codigo civil para el estado de /*/.

f.

Notificar al Arrendador, de imnediato. respecto de cualquier reclamation notificada al Arrendatario por parte de cualquier autoridad o tercero. relativa a cualquiera de los asuntos a que se refiere la Clausula VIII del presente Contrato.

g.

Cumplir en sus terminos con todas las disposiciones de ley aplicables al Arrendatario y al Inmueble (incluyendo. sin

Section 6.01. Tenant’s Obligations. While the Tenant remains in possession of the Premises, the Tenant expressly covenants to the following:

a.

Pay the rent in the amounts and the manner set forth in Clause IV of this Agreement.

b.

Be liable for the damages and losses suffered by the Premises due to fault or negligence of the Tenant its directors. officers, employees, consultants. contractors, representatives, managers, visitors or any other person for which the Tenant is legally responsible, except for those persons accessing the Premises at the request or instraction by the Landlord.

c.

Use the Premises exclusively for the permitted uses pursuant to Section 2.03 of this Agreement.

d.

Notify the Landlord of the need to carry out the repairs referred to in Section 6.07 of this Agreement, under penalty of paying the damages and prejudices caused by its omission.

e.

Notify the Landlord, within a reasonable term after getting knowledge of. any invasion or damage that another person have done or is preparing against the Premises, under penalty of paying the damages and prejudices caused by its omission in the terms of that set forth in article /*/ of the civil code for the state of /*/.

f.

Immediately notify the Landlord with respect to any claim initiated against the Tenant by any authority or third party, related to any of the matters set forth in Clause VIII of this Agreement.

g.

Comply in its term with all applicable laws related to the Tenant and to the Premises (including without limitation, the provisions of the Environmental Legislation (as such term is defined below) and particularly to limitar, las disposiciones de la Legislacion Ambiental (segiin dicho termino se define mas adelante) y, particulannente. con aquellas leyes, reglamentos, decretos, circulares y/o directrices de autoridades competentes. ya sean de caracter federal, estatal y/o municipal y del Reglamento del Parque.

h.

Pagar las contribuciones, derechos, cuotas de conexion, aportaciones, depositos de cargos, depositos en garantia, gastos de elaboration de proyecto ejecutivo, aportaciones por KVA’s y/o cualquier otro cargo por servicios de agua, tratamiento de aguas residuales, drenaje, electricidad, alcantarillado, telefono y cualquier otro servicio que requiera el Arrendatario, los que seran contratados directamente por y a nombre del propio Arrendatario y pagados por este a las empresas u organismos que presten dichos servicios. El Arrendatario entregara al Arrendador, previa solicitud por escrito de este ultimo, copias de las evidencias de pago de dichos servicios. El Arrendatario mantendra en paz y a salvo al Arrendador respecto de cualquier demanda, cobro, costo, gastos, riesgo o reclamation proveniente de la falta de pago de cualquiera de dichos servicios. Esta obligation sobrevivira a la termination, ya sea anticipada o programada de este Contrato, respecto de aquellas reclamaciones que dichos proveedores tuvieren en contra del Arrendatario derivadas de, o relacionadas con los servicios contratados poreste.

El Arrendador no asume ningun tipo de responsabilidad por retrasos por parte de las empresas proveedoras de los servicios antes mencionadas en la contratacion y conexion de dichos servicios, toda vez que el Arrendador no tiene control ni injerencia sobre ninguna de dichas empresas.

i.

Pagar a partir de la Fecha de Initio del Arrendamiento las cuotas de mantenimiento correspondientes al Inmueble. A la fecha de este Contrato, la cuota de mantenimiento asciende a la cantidad de US$0./*/ (/*/ centavos) de all those laws, regulations, decrees, circular and/or order of the competent authorities, whether federal, state or municipal, and those of the Park Regulations.

h.

Pay the contributions, rights, connection quotas, charge deposits, security deposits, expenses for elaboration of executive project, KVA’s contributions and /or any other charge and expenses for water, residual water treatment, drainage, electricity, sewer, telephone and any other utility required by the Tenant, which shall be directly hired by and in the name of the Tenant and shall be paid directly to the entities providing such services. Tenant shall deliver to Landlord, upon written request of the latter, copies of the payment evidence of such services. Tenant shall keep Landlord free and safe of any claim, charge, cost, expense, risk or demand derived from lack of payment of any such services. This obligation shall survive the termination, whether scheduled or anticipated of this Agreement, with respect to those claims initiated by such service providers against the Tenant derived from, or related to the services hired by the latter.

Landlord assumes not kind of liability for delays by the above mentioned service providers in connecting or contracting such services, since the Landlord does not control or has any kind of influence on any such companies.

i.

From the Lease Commencement Date, pay the fees for maintenance corresponding to the Premises. As of the date of this Agreement the maintenance fees is the amount of US$0./*/ (/*/cents) of Dollar per square meter of the Land assigned to the Premises per year, to pay for the regular coimnon areas maintenance of the Park, such as power and water consumption.

Dolar por metro cuadrado de Terreno asignado al Inmueble por ano para pagar los gastos de mantenimiento regular de las areas comunes del Parque. tales como electricidad y consumo de agua. vigilancia. jardineria. recoleccion de basura en areas comunes. operation del tratamiento de aguas. sistema contra incendio general, etc., pagaderos mensualmente durante la vigencia de este Contrato.

Los montos no estan incluidos dentro de la renta mensual establecida conforme a la Clausula IV anterior; por lo tanto seran pagados en adicion a la renta mensual y de conformidad con lo aqul establecido y se incrementara en terminos de lo previsto en el Reglamento del Parque.

j.

Contratar las coberturas de seguro a que se refiere el Inciso 6.03 siguiente.

k.

Llevar a cabo las obras de mantenimiento y reparation del Inmueble previstos por el Inciso 5.06 de este Contrato.

l.

No ceder, subarrendar o de cualquier otra manera pennitir el uso. goce. posesion o disfrute del Inmueble por cualquier tercero. excepto por lo previsto en este Contrato en especial lo previsto en el Inciso 10.03; y

m.

No modificar en cualquier forma el Inmueble sin el consentimiento previo y por escrito del Arrendador para tai efecto y no llevar a cabo en el Inmueble mejoras de importancia sin el consentimiento previo y por escrito del Arrendador.

Inciso 6.02. Obligaciones del Arrendador. Mientras el Arrendatario continue en posesion del Inmueble, el Arrendador expresamente conviene y se obliga a todo lo siguiente:

a.

Desarrollar, ya sea directamente o atraves de los contratistas. subcontratistas y proveedores seleccionados. el Inmueble para darlo en surveillance, landscaping, common areas garbage recollection, water treatment operation, general fire protection system etc.), payable monthly in installments during the term of this Agreement.

The above fees, are not included in the monthly rent amount stated in Clause IV; and therefore shall be paid in addition to the monthly rent in accordance with the provisions stated herein, and shall be increased in terms of that set forth in the Park Regulations.

j.

Hire the insurance policies described in Section 6.03 below.

k.

Carry out the maintenance and repair activities to the Premises, set forth in Section 5.06 of this Agreement.

l.

Not to assign, sublease or in any other manner allow the use. enjoyment or possession of the Premises by any third party, except for that set forth in this Agreement, specially that set forth in Section 10.03; and

m.

Not to modify in any manner the Premises without the previous written consent of the Landlord to that effect and not to carry out any important improvements to the Premises without the previous and written consent of the Landlord.

Section 6.02. Landlord’s Obligations. While the Tenant remains in possession of the Premises, the Landlord expressly covenants to the following:

a.

Develop, whether directly or through the contractors, subcontractors and suppliers selected, the Premises to lease them to the Tenant pursuant to the terms established herein.

b.

Grant the temporal pacific use and

arrendamiento al Arrendatario en los terminos que aqui se establecen.

b.

Otorgar el uso pacifico y posesion temporal del Inmueble al Arrendatario. en los terminos. condiciones y limitaciones que se establecen en este Contrato.

c.

Responder de los dafios. perdidas. gastos y costos que sufra el Inmueble y/o el Arrendatario por culpa o negligencia del Arrendador, sus directores, funcionarios, empleados. agentes, representantes, contratistas, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

d.

Llevar a cabo las reparaciones a que se refiere el Inciso 5.07 anterior; y

e.

Las demas que se establezcan en este Contrato a su cargo.

Inciso 6.03. Seguros. El Arrendatario en este acto conviene y se obliga en contratar y mantener vigentes a partir de la Fecha de Inicio del Arrendamiento y durante el Plazo y la(s) Pr6rroga(s), las coberturas de seguro que a continuation se listan, las que en todo caso deberan ser contratadas con una aseguradora debidamente autorizada para operar en Mexico.

i.

Seguro de responsabilidad civil actividades e inmuebles por una suma asegurada por lo menos igual a US$/*/ Dolares, por evento, renovable anualmente durante el Plazo y la(s) Pr6rroga(s).

ii.

Seguro de responsabilidad civil arrendatario por una suma asegurada igual al valor de reposition del Inmueble (sin considerar la parte del Terreno que abarque el mismo), por evento, renovable anualmente durante el Plazo y la(s) Prorroga(s). Para efectos de lo anterior, se acuerda que el valor de reposition del Inmueble durante el possession of the Premises to the Tenant, in the terms, conditions and limitations set forth in this Agreement.

c.

Be liable for the damages, losses, costs and expenses suffered by the Premises and/or the Tenant due to the fault or negligence of the Landlord, its directors, officers, employees, agents, representatives, contractors, visitors or any other person for which the Landlord is legally responsible.

d.

Carry out the repairs referred to in Section 5.07 above; and

e.

All other set forth in this Agreement.

Section 6.03. Insurance. The Tenant hereby agrees and covenants to hire and keep from the Lease Commencement Date and during the Term and the Extension(s), the insurance policies listed below, which shall, in all cases, be hired with duly insurance companies duly authorized to operate in Mexico.

i.

Civil liability insurance activities and properties, for an insured amount of at least US$/*/ Dollars, per event, renewable every year during the Term and the Extension(s).

ii.

Tenant’s civil liability insurance for an insured amount equivalent to the replacement value of the Premises (without considering the portion of Land assigned to the same), per event, renewable every year during the Term and the Extension(s). For the purposes herein, it is hereby agreed that the replacement value of the Premises for the first anniversary of this Agreement is the amount of US$/*/. and thereafter, every year the Landlord shall notify in writing to the tenant the applicable replacement value.

iii.

In case applicable, insurance against losses or damages caused by boilers (or compressors) malfunction or internal explosion of a boiler or a high pressure primer aniversario de este Contrato sera la cantidad de US$/*/, y posteriormente cada ano el Arrendador indicara por escrito al Arrendatario el valor de reposition aplicable.

iii.

En caso de ser aplicable, seguro contra perdidas o danos por calentadores (o compresores) malfuncionamiento o explosion interna de un calentador o compresor de alta presion instalado en el Inmueble, por los montos por evento sugeridos por la aseguradora de que se trate, dependiendo del tipo, calidad y cantidad de equipos de esta naturaleza que el Arrendatario instale en el Inmueble; y

iv.

Aquellas coberturas que determine el Arrendatario para la protection de los bienes de su propiedad que se encuentren dentro del Inmueble, toda vez que el Arrendador no sera responsable de los contenidos del mismo, salvo por culpa o negligencia del Arrendador, sus directores, funcionarios, empleados, agentes, representantes, contratistas, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable.

Las polizas de seguro listadas en los incisos (i) a (iii) anteriores deberan (x) incluir al Arrendador como beneficiario adicional o preferente, segun sea el caso, y segun aplique su interns en la cobertura de que se trate, (y) contener un endoso de errores y omisiones, y (z) no tener coaseguro.

El Arrendatario conviene en entregar al Arrendador, dentro de los 5 (cinco) dias habiles siguientes a la Fecha de Initio del Arrendamiento, y posteriormente en la fecha de expiration de las polizas de seguro compressor installed at the Premises, for the amounts per event suggested by the related insurance company, depending on the type, quality and quantity of such equipments that the Tenant installs at the Premises, and

iv.

Those insurance policies determined by the Tenant with regard to its property within the Premises, considering that the Landlord shall not be responsible for the contents of the same, except for fault or negligence of the Landlord, its directors, officers, employees, agents, representatives, contractors, visitors or any other person for which the Landlord is legally responsible.

The insurance policies listed in paragraphs (i) to (iii) above shall (x) include the Landlord as additional or preferred insured, as its interest may appear in the corresponding policy, (y) endorsement for mistakes or omissions and (z) without co-insurance.

The Tenant agrees to deliver to Landlord within the 5 (five) business days following the Lease Commencement Date, and thereafter, in the date of expiration of the corresponding insurance policies, a coverage certificate or another original document issued by the applicable insurance company, by which it is evidenced that the insurance policies mentioned above have been duly hired by the tenant and that the corresponding premiums have been paid in full. Should the Tenant fail to deliver the certificates of coverage and other documents herein mentioned, there shall be the presumption that the Tenant had breached its obligations pursuant to this Section 6.03 and Landlord, without prejudice of that set forth in Clause IX of this Agreement, may, without being obliged to. acquire such insurance policies in the name and on behalf of the Tenant, and in such case the Tenant shall reimburse the Landlord the cost of the insurance policies paid by the Landlord, plus interests at the interest rate set forth in Section 4.06 above, calculated with respect to the number of days from the date in which the Landlord had paid such amounts and the date in which the Tenant effectively reimbursed such amounts to Landlord and such amounts shall be secured by the Security Deposit and the Guaranty (as such term is defined correspondientes, un certificado de cobertura u otro documento original emitido por la aseguradora de que se trate, en la que se haga constar que las coberturas de seguro antes mencionadas han sido debidamente contratadas por el Arrendatario y que las primas correspondientes han sido pagadas en su totalidad. Si el Arrendatario omite entregar los certificados de cobertura y demas documentos aqui establecidos, existira la presuncion de que el Arrendatario ha incumplido con su obligation conforme a este Inciso 6.03 y el Arrendador, sin pcrjuicio de lo previsto por la Clausula IX de este Contrato, podra, sin estar obligado a ello, adquirir dichas coberturas de seguro a nombre y por cuenta del Arrendatario y, en dicho caso, el Arrendatario debera reembolsar al Arrendador el costo de las primas de seguros pagadas por el Arrendador, mas intereses sobre dicha cantidad a una tasa de interes anual igual a la tasa que se detalla en el Inciso 4.06 anterior, calculada respecto del mimero de dias transcurridos desde la fecha en que el Arrendador hubiere pagado dichas cantidades y hasta la fecha en que el Arrendatario efectivamente reembolse dichos montos al Arrendador y dichas cantidades estaran garantizadas por el Deposito en Garantia y por la Fianza (segun dicho termino se define mas adelante).

En el caso de cualquier siniestro en el Inmueble que provoque danos o destruction al mismo, el Arrendatario debera notificar de inmediato por escrito al Arrendador y llevar a cabo cualquier action o entregar cualquier aviso, documentation o declaration que sea necesaria en relation con dicho siniestro y pagar los deducibles correspondientes para el debido y correcto cobro de las polizas de seguro aplicables, debiendo, en su caso, entregar al Arrendador las cantidades recibidas de la aseguradora que debido a su interes le correspondan.

Todas las polizas de seguros, o certificados de seguros, emitidas de conformidad con este below).

In the case of casualty at the Premises causing damages or destraction of the same, the Tenant shall notify in writing to the Landlord and carry out any action or deliver any notice, document or declaration required in connection with such casualty and to pay the corresponding deductible for the due and correct payment of the applicable insurance policies, and should deliver to Landlord all insurance proceeds corresponding to Landlord according to its respective interest in the relevant insurance policy.

All insurance policies or certificates of coverage issued pursuant to this Section 7.03, shall include a clause by which the relevant insurance policy agrees that the insurance policies issued in connection with the Premises and this Agreement, shall not be cancelled or modified without notice to Landlord, given with at least 30 (thirty) business days in advance to the date of the intended modification or cancellation, and that such notice shall be made according to that set forth in that regard in this Agreement.

Section 6.04. Compliance of Tenant’s Obligations by Landlord. In case that the Tenant fails to comply with its obligations hereunder, the Landlord after 10 (ten) calendar days following the day next to that in which the Tenant had been notified in writing on the corresponding breach (except in case of emergency) and without implying a waiver or release to the compliance of such obligations by Tenant pursuant to this Agreement, may. without being obliged to do so. carry out any action necessary to resolve any breach by Tenant. Any amount paid by the Landlord to cure any breach by the Tenant, shall be on the account of the Tenant and such costs shall be reimbursed by the Tenant within the 5 (five) business days following the date in which Tenant received the related evidence. Should the Tenant fail to timely reimburse the corresponding amounts, then, the Tenant shall pay to Landlord default interests at the rate set forth in Section 4.06 above and such amounts shall also be

Inciso 7.03, deberan contener una clausula por la cual la aseguradora de que se trate acuerde que las polizas de seguro por ella emitidas en relation con el Inmueble y este Contrato, no seran canceladas o modificadas sin que medie notification al respecto al Arrendador, dada con por lo menos 30 (treinta) dias habiles de anticipation a la fecha en que se pretenda llevar a cabo la modification o cancelation de que se trate, y que dicha notification debera darse de conformidad con lo previsto al respecto en este Contrato.

Section 15.20 Inciso 6.04. Cumplimiento de las Obligaciones del Arrendatario por el Arrendador. En el caso de que el Arrendatario incumpla con las obligaciones del Arrendatario confonne a este Contrato. el Arrendador, despues de 10 (diez) dias calendario contados a partir del dia siguiente a la fecha en que hubiera notificado por escrito al Arrendatario acerca de su incumplimiento (salvo en caso de emergencia) y sin que ello implique renuncia o liberation del cumplimiento de las obligaciones del Arrendatario confonne a este Contrato, podra, sin estar obligado a ello, llevar a cabo cualquier acto con el proposito de solventar el incumplimiento del Anendatario. Cualquier cantidad pagada por el Arrendador para el cumplimiento de las obligaciones del Anendatario, seran por cuenta del Anendatario y dichos costos seran reembolsados dentro de los 5 (cinco) dias habiles posteriores a la reception de la documentation respectiva. En caso de que el Anendatario no lleve a cabo dicho reembolso puntualmente, entonces, el Anendatario debera pagar al Anendador intereses moratorios a una tasa igual a la establecida en el Inciso 4.06 anterior y dichas cantidades se entenderan tambien garantizadas por el Deposito en Garantia y por la Fianza (segiin dicho tennino se define mas adelante).

Inciso 6.05. Cumplimiento de las Obligaciones del Arrendador por el Arrendatario. En el caso de que el Arrendador incumpla con las obligaciones que a su cargo derivan de este Contrato, el Arrendatario, despues de 10 (diez) dias calendario contados a partir del dia siguiente a la fecha en que hubiera notificado por escrito al Arrendador acerca de su guaranteed by the Security Deposit and the Guaranty (as such term is defined below).

Section 6.05. Compliance of Landlord’s Obligations by Tenant. In case that the Landlord fails to comply with its obligations hereunder, the Tenant after 10 (ten) calendar days following the day next to that in which the Landlord had been notified in writing on the corresponding breach (except in case of emergency) and without implying a waiver or release to the compliance of such obligations by Landlord pursuant to this Agreement, may, without being obliged to do so, carry out any action to cure such breach. Any amount paid by the Tenant to cure any breach by the Landlord, shall be on the account of the Landlord and such costs shall be reimbursed by the Landlord within the 5 (five) business days following the date in which Landlord received the related evidence. Should the Landlord fail to timely reimburse the corresponding amounts, then, the Landlord shall pay to Landlord default interests at the rate set forth in Section 4.06 above.

incumplimiento (salvo en caso de emergencia) y sin que ello implique renuncia o liberation del cumplimiento de las obligaciones del Arrendador conforme a este Contrato, podra, sin estar obligado a ello, llevar a cabo cualquier acto para cumplir con las obligaciones incumplidas por el Arrendador. Cualquier cantidad pagada por el Arrendatario para el cumplimiento de las obligaciones del Arrendador, seran por cuenta del Arrendador y dichos costos seran reembolsados dentro de los 5 (cinco) dias habiles posteriores a la reception de la documentation respectiva. En caso de que el Arrendador no lleve a cabo dicho reembolso puntualmente, entonces, el Arrendador debera pagar al Arrendatario intereses moratorios a una tasa igual a la establecida en el Inciso 4.06 anterior.

CLAUSULA VII
Obligaciones Ambientales

Inciso 7.01. Obligaciones Ambientales. (A) El Arrendador declara que, hasta donde es de su conocimiento, hasta antes de la Lecha de Initio del Arrendamiento, el Inmueble no ha contenido asbestos, transformadores de Bifenilos Policlorados (BPC) o cualquier otro Material Peligroso (segun dicho termino se define mas adelante), o presentado alguna Condition de Contamination (segun dicho termino se define mas adelante), ni tampoco existen o han existido tanques subterraneos de ahnacenamiento diferentes de tanques de agua potable, ni se ha llevado a cabo cualquier ahnacenamiento, tratamiento, uso, disposition, descarga o descarga potential descarga de cualquier Material Peligroso (segun dicho termino se define mas adelante) en, dentro, debajo, alrededor, en el perimetro o cerca del Inmueble que pudiera causar una Condition de Contamination (segun dicho termino se define mas adelante) en el Inmueble.

El Arrendador conviene y se obliga a indemnizar y mantener al Arrendatario y a sus respectivos accionistas, directores, agentes, empleados, sucesores, delegados fiduciaries,

CLAUSE VII
Environmental Obligations

Section 7.01. Environmental Obligations. (A) The Landlord hereby warrants and represents that up to the Lease Commencement Date, the Premises do not contain asbestos, Polychlorinated Biphenyls (PCBs) transformers, or other Hazardous Materials (as such term is defined below), or present any Contamination Condition (as such term is defined below) or underground storage tanks different from water tanks, nor has been used to keep, treat, use, dispose, release or potential release of any Hazardous Materials (as such term is defined below) in, within, below, in the surroundings, in the perimeter, or nearby the Premises, that may cause a Contamination Condition (as such term is defined below) of the Premises.

The Landlord covenants and agrees to indemnify and hold harmless Tenant and its respective shareholders, directors, officers, employees, trustee delegates, successors, legal representantes y cesionarios, libres y a salvo de cualquier reclamation, dano, responsabilidad, perdida, resolution, acuerdo y costos (incluyendo sin limitation, honorarios razonables y documentados de abogados y gastos) en relation con la liberation o descarga de Materiales Peligrosos (segun dicho termino se define mas adelante) derivados de, o resultantes de, o en cualquier forma relacionados con, (i) violaciones a la Legislation Ambiental (segun dicho termino se define mas adelante) previo a, y durante el periodo durante el cual se realicen mejoras al Inmueble, y (ii) contamination del Inmueble por el Arrendador, sus directores, funcionarios, empleados, asesores, representantes, contratistas, factores, dependientes, visitantes o cualquier otra persona por la que el Arrendador sea legalmente responsable durante el Plazo o la(s) Prorroga(s). La pre sente indemnizacion estara limitada al monto que corresponda a las multas y gastos relacionados con cualquier sancion impuesta por las autoridades gubemamentales en materia ambiental, mas los costos de las remediaciones que scan necesarias para corregir el incumplimiento de que se trate y los costos documentados efectivamente erogados por la parte que tenga derecho a dicha indemnizacion.

(B)  El Arrendatario, a su costa, se obliga a, y garantiza que, durante el Plazo y la(s) Prorroga(s), el Inmueble sera mantenido y las operaciones del Arrendatario en el Inmueble seran conducidas de acuerdo a la Legislation Ambiental (segun dicho termino se define mas adelante), que el Arrendatario no procesara, combinara, de ninguna forma utilizara, almacenara, desechara, derramara, reciclara, introducirani permitiraque se introduzca al Inmueble ningun Material Peligroso (segun dicho termino se define mas adelante) o considerado como contaminante por la Legislation Ambiental (segun dicho termino se define mas adelante).

El ahnacenamiento temporal de sustancias

representatives and assigns from and against all claims, damages, liabilities, losses, judgments, settlements and costs (including, without limitation, reasonable attorney’s fees and expenses) in connection with Hazardous Materials (as such term is defined below) arising out of, or resulting from: (i) violations to the Environmental Law (as such term is defined below) before and during the period in which the improvements are made to the Premises and (ii) contamination of the Premises by the Landlord or by its directors, officers, employees, consultants, representatives, contractors, managers, visitors or any other person for which the Landlord is legally responsible during the Term and the Extension(s).This indemnification shall be limited to the amount corresponding to the fines and expenses related to any sanction imposed by any governmental authority in environmental matters, plus the costs related to the remediation actions necessary to correct the relevant breach, and the documented costs effectively incurred by the party having the right to be indemnified.

(B)  Tenant covenants and agrees that, at its own cost, that throughout the Term and the Extension(s), the Premises will be maintained and Tenant’s operation will be conducted in accordance with the Environmental Law, (as such term is defined below), that Tenant will not process, combine, in any manner use, keep, dispose, spill, recycle or introduce or allow to be introduced at the Premises, any Hazardous Materials (as such term is defined below) or any material considered as contaminant by the Environmental Law (as such term is defined below).

The use or temporal storage of hazardous materials used in the ordinary process of the Tenant or those used for cleaning of the peligrosas utilizadas en el proceso ordinario del Arrendatario o de aquellas sustancias utilizadas para fines de limpieza del Inmueble, no implicaran un incumplimiento del Arrendatario conforme a este Inciso 8.01 (B), siempre y cuando, dichas sustancias scan manejadas con el cuidado debido y se encuentren en volumenes acordes para su uso.

(C)  En caso de asi requerirlo el negocio o industria del Arrendatario a ser instalado en el Inmueble, este realizara a su cargo todos y cada uno de los estudios de riesgo ambiental, impacto ambiental, reportes previos, reportes continuos, permisos para emisiones al ambiente de cualquier tipo y aquellos otros que de conformidad con la Legislation Ambiental (segun dicho termino se define mas adelante) se requieran, y debera entregar al Arrendador copias de dichos documentos dentro de los 10 (diez) dias calendario siguientes al requerimiento escrito del Arrendador.

Asimismo, el Arrendatario se obliga a contratar por su cuenta y riesgo, los servicios de disposition de Materiales Peligrosos (segun dicho termino se define mas adelante) que su negocio o industria requiera, debiendo entregar al Arrendador, previa solicitud por escrito de este ultimo, evidencia de que los Materiales Peligrosos (segun dicho termino se define mas adelante) producidos por el Arrendatario han sido dispuestos en terminos de la Legislation Ambiental (segun dicho termino se define mas adelante).

(D)  El Arrendatario, a su costa, se obliga a entregar al Arrendador dentro de los 30 (treinta) dias naturales siguientes a la fecha de termination, ya sea anticipada o programada, del presente Contrato un estudio ambiental denominado Environmental Site Assessment phase 1 or phase 2 dependiendo de las actividades llevadas a cabo por el Arrendatario ene 1 Inmueble, elaborado con base en la norma ASTM E 1527 - 05 en su ultima edition, emitido por un auditor ambiental independiente, que refleje que durante el Plazo

Premises, will not imply a breach by Tenant to this Section 8.01(B), as long as, such substances are being managed with the due care and are in reasonable volumes fortheir intended use.

(C)  In case it is required by the business or industry of the Tenant to be installed in the Premises, the Tenant will perform at its expense each and all of the studies of environmental risk and environmental impact, previous or continuous reports as required pursuant to the Environmental Law (as such term is defined below), and must deliver to Landlord copies of all of said studies within the ten (10) calendar days following the written request of the Landlord.

Likewise, the Tenant hereby agrees to hire and maintain, at its own cost and expense, Hazardous Materials (as such term is defined below) collection services that its business or industry requires, having to deliver to Landlord, upon written request by the latter, evidence that the Hazardous Materials (as such term is defined below) have been disposed according to the Environmental Law (as such term is defined below).

(D)  Tenant agrees, at its cost, to provide to Landlord, within the 30 (thirty) calendar days following the termination, whether scheduled or anticipated, of this Agreement, a environmental report known as Environmental Site Assessment phase 1 or phase 2 depending on the activities carried out by the Tenant at the Premises, based on norm ASTM E 1527 - 05 in its last edition, issued by and independent environmental auditor, that will evidence that during the Term and the Extension(s), the Tenant complied with its obligations derived from the Environmental Law (as such term is defined below), allowing the Tenant the access

y la(s) Prorroga(s), el Arrendatario dio cumplimiento a sus obligaciones derivadas de la Legislation Ambiental (segun dicho termino se define mas adelante), permitiendo en su caso el Arrendador al Arrendatario el acceso al Inmueble unicamente para este fin. En caso de que dicho e studio refleje la necesidad de llevar a cabo estudios adicionales y/o Acciones de Remediation (segun dicho termino se define mas adelante), el Arrendatario se obliga a llevar a cabo todos dichos estudios adicionales y/o Acciones de Remediation (segun dicho termino se define mas adelante) necesarias para que el Inmueble cumpla con lo previsto en la Legislation Ambiental (segun dicho termino se define mas adelante).

En la medida en que lo exija la Legislation Ambiental (segun dicho termino se define mas adelante), sera responsabilidad del Arrendatario el informar a las autoridades ambientales acerca de la termination, ya sea anticipada o programada, de este Contrato y la suspension de sus actividades en el Inmueble, dando para ello los avisos de abandono de sitio que scan necesarios (en caso de que se requieran), copias de los cuales, junto con los acuerdos de archive emitidos por las autoridades ambientales, deberan ser entregados al Arrendador a mas tardar el dia habil anterior a la fecha en la que el Arrendador deba de devolver el Deposito en Garantia conforme a lo previsto en el Inciso 5.03 anterior; en el entendido de que, en caso que el Arrendatario incumpla con su obligation de entregar los documentos previstos en este apartado (D) en dicha fecha, el Arrendador se entendera para todos los efectos como irrevocablemente autorizado por el Arrendatario para aplicar hasta donde alcance el Deposito en Garantia para efectos de dar dichos avisos a las autoridades y llevar a cabo cualquier acto necesario para tai efecto, en caso de que el Deposito en Garantia fuere insuficiente para tai proposito el Arrendatario conviene en pagar al Arrendador cualquier cantidad adicional que el Arrendador hubiera gastado para dicho fin, contra entrega de los to the Premises for such purposes. In case that such assessment reflects the need to carry out additional studies and/or Remedial Actions (as such term is defined below), the Tenant binds itself to make those additional studies and /or Remedial Actions (as such term is defined below) necessary for the Premises to comply with the Environmental Law (as such term is defined below).

To the extent required by Environmental Law (as such term is defined below), Tenant shall be responsible for notifying the environmental authorities of the termination, whether scheduled or anticipated of this Agreement) and the termination of its activities at the Premises, by giving the site abandonment notices that may be necessary (if required), copies of which, along with the corresponding resolutions issued by the environmental authorities, shall be delivered to the Landlord at the latest on the day before the date in which the Landlord should return the Security Deposit pursuant to that provided in Section 5.03 above; provided that in case that the Tenant fails to deliver the documents referred to in this section (D), the Landlord shall be considered as irrevocably authorized by the Tenant to use the Security Deposit up to its limit to give all such notices to the authorities and to carry out any action required to that effect, in case that the Security Deposit be insufficient for such purposes, then Tenant agrees to pay to Landlord, any additional amount paid by the Landlord to that end, against delivery of the corresponding evidence. Delay in such payment shall bind the Tenant to pay default interest at the rate set forth in Section 3.06 above and shall also be guaranteed by the Guaranty (as such term is defined below).

comprobantes correspondientes. El retraso en dicho pago, obligara al Arrendatario al pago de intereses moratorios conforme a la tasa establecida en el Inciso 3.06 anterior y estara garantizado ademas por la Fianza (segun dicho termino se define mas adelante).

(E)  El Arrendatario en este acto conviene y se obliga a defender, indemnizar y mantener al Arrendador y a sus respectivos accionistas, socios, sucesores, cesionarios, directores, empleados, agentes, representantes, subsidiarias, afiliadas, delegados fiduciaries, factores y dependientes, libres, en paz y a salvo respecto de cualquier reclamation, dano, responsabilidad, perdida, resolution, transaction, multas, penalidades, gastos y costos (incluyendo sin limitar honorarios razonables y documentados de abogados y gastos) y gastos derivados de las Acciones de Remediation (segun dicho termino se define mas adelante) en relation con Materiales Peligrosos (segun dicho termino se define mas adelante) o contaminantes o cualesquiera Condiciones de Contamination (segun dicho termino se define mas adelante) o contamination, derivados o resultantes de, o en cualquier forma relacionados con: (i) la posesion del Inmueble por parte del Arrendatario, o (ii) las actividades del Arrendatario en el Inmueble durante el Plazo y la(s) Prorroga(s), o (iii) cualquier elemento reflejado en el estudio ambiental o en el aviso de abandono de sitio a que se refiere el parrafo D) anterior, que scan atribuibles a la posesion del Inmueble por el Arrendatario o a sus actividades en el mismo, o (iv) cualesquiera violaciones del Arrendatario respecto de la Legislation Ambiental (segun dicho termino se define mas adelante).

Para los efectos de este Contrato, los siguientes terminos tendran los significados que a continuation se les atribuyen:

“Acciones de Remediation” significa todas las medidas necesarias para efectos de dar cumplimiento o liberar cualquier obligation a la

(E)  Tenant hereby agrees to indemnify, defend and hold the Landlord and its respective shareholders, partners, successors, assignees, directors, employees, agents, representatives, subsidiaries, trustee delegates, affiliates and managers harmless with respect to any and all claims, damages, liabilities, losses, resolutions, transactions, fines, costs and expenses (including without limitation reasonable and documented attorney fees and expenses) and expenses related to Remedial Actions (as such term is defined below) in connection with Hazardous Materials (as such term is defined below) or contaminating materials or any Contamination Conditions (as such term is defined below), arising out of or resulting from:
(i) Tenant’s possession of the Premises, or (ii) Tenant’s activities at the Premises during the Term and its Extension(s), or (iii) any issue reflected at the environmental study or at the site abandonment notice referred to in paragraph D) above, attributable to Tenant’s possession of, or activities at the Premises, or
(iv) any violations by the Tenant to the Environmental Law (as such term is defined below).

For purposes of this Agreement, the following terms will have the meanings set forth herein:

“Remedial Actions” means all measures needed to comply or release any obligation according to the Environmental Law to (i) clean, remove, treat, repair, contain, eliminate, cover or in any other way adjust or regulate the Hazardous Materials in indoors or outdoors, (ii) prevent or control the release of Hazardous Materials in a way that impedes its

Legislation Ambiental, para (i) limpiar, remover, tratar, reparar, contener, eliminar, cubrir o de cualquier otra manera ajustar o regular los Materiales Peligrosos en areas intemas o extemas, (ii) prevenir o controlar las liberaciones de Materiales Peligrosos de tai forma que se impida su migration, o action peijudicial o amenaza a la salud, bienestar o en el medio ambiente, o (iii) llevar a cabo estudios o analisis para adoptar acciones correctivas, o proceder con investigaciones, estudios de restauracion o reparation y estudios para adoptar acciones correctivas posteriores (o trabajo de limpieza posterior), evaluaciones, pruebas y supervision en, o en las inmediaciones del Inmueble.

“Condition de Contamination” significa, con respecto al Inmueble: (i) condiciones, actividades permanentes u omisiones en actuar, que contravengan la Legislation Ambiental, o que hayan tenido como resultado, o que desde un punto de vista razonable, amenacen resultar en una liberation de Materiales Peligrosos, (ii) condiciones resultantes de liberaciones previas de Materiales Peligrosos que hayan contaminado o que, desde un punto de vista razonable, amenacen contaminar el suelo, subsuelo, aire, el medio ambiente en general, el agua ya sea superficial o subterranea, y (iii) condiciones que, desde un punto de vista razonable, amenacen tener como resultado la exposition humana potencialmente danina a Materiales Peligrosos.

“Legislation Ambiental” significa todas las leyes, reglamentos, decretos, normas, ordenamientos o resoluciones federales, estatales o municipales que en el presente o en el future se dicten para efectos de regular aspectos en materia de, recursos ambientales o naturales, o para regular todo lo relative a contaminantes, incluyendo aquellas leyes sobre el use, generation, almacenaje, remocion, recuperation, tratamiento, manejo, transportation, disposition, control, descarga o exposition a contaminantes, que apliquen o migration, or prejudicial effect, or threat to health, wealth or environment, or (iii) to conduct studies or analysis in order to adopt corrective actions, or proceed with investigations, reparation or restoration studies and studies to adopt future corrective actions (or future cleaning work), evaluations, testing and supervision at or near the Premises.

“Contamination Condition” means, with respect to the Premises: (i) conditions, permanent activities or omissions, contrary to the Environmental Law, or have resulted, or from a reasonable point of view, threaten to result in a release of Hazardous Materials, (ii) existent conditions as a result of previous releases of Hazardous Materials that had contaminated or that, from a reasonable point of view, threaten to contaminate the ground, water, or underground water, and (iii) existent conditions that, from a reasonable point of view, threaten to result in human exposure to Hazardous Materials.

“Environmental Law” means any laws, regulations, decrees, standards, ordinances or resolutions of federal, state or municipal nature currently in effect or that may be in effect in the future to regulate environmental or natural resources, or to regulate everything regarding contaminants, including those laws applicable to the use, generation, storage, removal, recovery, treatment, management, transportation, disposal, control, discharge or exposure of contaminants, applicable or that may apply to the Park and/or to the Tenant’s activities. The term Environmental Laws includes, without limitation, the Civil Code for the State of /*/, the General Law on Ecologic Balance and Environmental Protection, the Federal Law on Environmental Responsibility, the General Law to Prevent Waste and Integral

puedan aplicar al Parque y/o a las actividades del Arrendatario. El termino Legislation Ambiental incluye sin limitar, el Codigo Civil para el estado de /*/, la Ley General del Equilibrio Ecologico y la Protection al Ambiente, Ley Lederal de Responsabilidad Ambiental, la Ley General para la Prevention y Gestion Integral de los Residues, la Ley de Aguas Nationales, la Ley de Agua para el estado de /*/, la Ley de Protection Civil para el estado de /*/, el Reglamento para la Gestion de Integral de Residues del estado de /*/, asi como las Normas Oficiales Mexicanas: NOM- 001-SEMARNAT-1997, NOM-002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-081- SEMARNAT-1994, NOM-138-SEMARNAT/SS-2003, y NOM-147- SEMARNAT-SSA1-2004 (asi como los lineamientos internes utilizados por la Procuraduria Lederal de Protection al Ambiente para suelos contaminados y su remediation) y las modificaciones, reformas y adiciones a las mismas.

“Materiales Peligrosos” significa cualquier desperdicio toxico, contaminante, sustancia peligrosa, sustancia toxica, basura, desperdicio especial, petroleo, sustancias, residues o desperdicios derivados del petroleo, sustancias, residues o desperdicios radioactivos, ya sea en forma liquida, solida o gaseosa, o cualquier elemento constituido de dicha sustancia, residue o desperdicio, o cualquier otra sustancia o materia regulada o defmida en la Legislation Ambiental, incluyendo, sin limitar, desperdicios, residues, materiales o sustancias que: (i) se les denomine “Material Peligroso” y/o “Desperdicio Peligroso” y/o “Residues Peligrosos”, de conformidad con la Legislation Ambiental, o (ii) aparezcan listados o caracterizados y considerados como “Peligrosos” conforme a las Normas Oficiales Mexicanas que scan aplicables, o (iii) scan designados y considerados como “desperdicios peligrosos” en terminos de la Legislation Ambiental, o (iv) tengan caracteristicas corrosivas, radioactivas, explosivas, toxicas, inflamables, o biologicamente infecciosas.

Management Thereof, the Domestic Water Law, the Water Law for the State of /*/, the Civil Protection Law for the State of /*/, the Regulations for Integral Management of Waste for the State of /*/, as well as Mexican Official Standards: NOM-OOl-SEMARNAT-1997, NOM- 002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-05 3-SEMARNAT-1993, NOM-081-SEMARNAT-1994, NOM-138-SEMARNAT/SS-2003, and NOM-147-SEMARNAT-SS A1-2004 (as well as internal guidelines used by the Federal Environmental Protection Agency for contaminated soil and remediation), and amendments, modifications and additions thereto.

“Hazardous Materials” means any toxic waste, contaminant, dangerous substance, toxic substance, waste, special waste, petroleum, substances or waste derived from petroleum, radioactive substances or waste, whether liquid, solid or in gaseous form, or any element elaborated with such substance, trace or waste, or any other substance or material regulated or defined in the Environmental Law, including, without limitation, waste, traces, materials or substances which: (i) are defined as “Hazardous Material” and/or “Hazardous Waste” and/or “Hazardous Traces”, in accordance with the Environmental Law, or (ii) appear listed or characterized and considered like “Dangerous” by the Official Mexican Norms NOM-052-SEMARNAT-2005 and NOM-053-SEMARNAT-1993, or (iii) are designated and considered as “Hazardous Waste” in terms of the Environmental Law, or (iv) have corrosives, radioactive, explosive, toxic, flammable, biological infectious characteristics.

CLAUSULA VIII
Rescision

Inciso 8.01. Rescision por el Arrendador. En el supuesto de que cualquier de los siguientes eventos (cada una, una “Causa de Rescision”) ocurra:

i.

El Arrendatario omita o se atrase en el pago de la renta conforme a la Clausula IV de este Contrato y dicha omision o retraso permanezca sin ser subsanado por un periodo de 5 (cinco) dias naturales siguientes a la fecha en que el Arrendador le hubiera notificado por escrito al Arrendatario; o

ii.

El Arrendatario ceda los derechos que le derivan del presente Contrato o subarriende ya sea partial o totalmente el Inmueble, o de cualquier otra forma conceda el uso, posesion o goce partial o total del Inmueble a terceros: (a) de manera distinta a la permitida en este Contrato o (b) sin el consentimiento previo y por escrito del Arrendador para tai efecto; o

iii.

El Arrendatario lleve a cabo cualquier obra en, o modification al Inmueble, excepto segun se permite conforme a este Contrato; o

iv.

El Arrendatario destine el Inmueble a cualquier uso distinto al establecido en el Inciso 1.03 anterior, o utilice el Inmueble para almacenar, ocultar y/o mezclar bienes de procedencia ilicita o producto de actividades ilicitas; que scan instrumento, objeto o producto de un delito; producto de delitos patrimoniales o de delincuencia organizada; que esten siendo utilizados para la comision de un delito; o de cualquier manera relacionados o vinculados con delitos. En este caso la rescision operara de manera inmediata

CLAUSE VIII
Rescission

Section 8.01. Rescission by Landlord. In the case that any of the following events (each a “Cause of Rescission”) occurs:

i.

Tenant fails or delays in the payment of the rent pursuant to Clause IV of this Agreement, and such omission or delay remains uncured for a period of 5 (five) calendar days following the date in which the Landlord had notified in writing to the Tenant; or

ii.

The Tenant assigns its rights from this Agreement or subleases, whether partially or totally the Premises, or in any other manner grants the use. possession or enjoyment of the Premises, whether partially or totally to third parties, (a) in a way different to that permitted hereunder, or (b) without the previous written consent of the Landlord to that effect; or

iii.

The Tenant carries out any work or modification to the Premises, except as permitted in accordance to this Agreement; or

iv.

The Tenant uses the Premises in a manner different from that established in Section 1.03 above, or uses the Premises to store, hide and/or mix goods of illegal origin, instrament, object or product of a crime; product of economic crimes or organized crime; be utilized to commit a crime; or in any manner related to crimes. In this case the rescission shall operate immediately without any cure period; or

v.

The Tenant breaches any of the provisions of the Park Regulations and such breach remains uncured or without being contested, for a period of 15 (fifteen)

sin que exista plazo para remediation; o

v.

El Arrendatario incumpla con cualquiera de las disposiciones del Reglamento del Parque, y dicho incumplimiento subsista sin ser subsanado o haber sido formalmente impugnado durante un periodo mayor a 15 (quince) dias naturales siguientes a la fecha en que el Arrendador o el administrador del Parque le notifiquen acerca de dicho incumplimiento; o

vi.

El Arrendatario se oponga o de cualquier otra forma impida el acceso a las personas designadas por el Arrendador para inspeccionar el Inmueble segun se establece en el Inciso 5.03, o para llevar a cabo los trabajos de reparation a que se refiere el Inciso 5.07 de este Contrato; o

vii.

El Arrendatario incumpla con cualquiera otra de sus obligaciones conforme al pre sente Contrato (diferentes a la falta de pago a que se hace referenda en el parrafo (i) de este Inciso y al uso del Inmueble que se describe en el parrafo (iv) de este Inciso) y dicho incumplimiento permanezca sin ser subsanado durante mas de treinta (30) dias naturales siguientes a la fecha en que dicho incumplimiento hubiere sido notificado por parte del Arrendador al Arrendatario; o

viii.

El Arrendatario incumpla generalizadamente con el pago de sus obligaciones, conforme al Articulo 9 de la Ley de Concursos Mercantiles, o admita expresamente su inhabilidad para liquidar sus deudas en lo general, o lleve a cabo una cesion en beneficio de acreedores; o el Arrendatario sea declarado en concurso mercantil, entre en estado liquidation o disolucion, o calendar days following the date in which the Landlord or the administrator of the Park notified Tenant about such breach; or

vi.

The Tenant opposes or in any manner impedes the access to the Premises to the persons appointed by the Landlord pursuant to Section 5.03 above, or to carry out the repair works referred to in Section 5.07 of this Agreement; or

vii.

The Tenant breaches any other of its obligations under this Agreement (different to the lack of payment referred to in paragraph (i) of this Section and the use of the Premises described in paragraph (iv) of this Section) and such breach remains uncured during more than 30 (thirty) calendar days following the date in which such breach had been notified by Landlord to Tenant; or

viii.

Tenant’s general failure to pay its obligations, as defined in Article 9 of the Commercial Reorganization and Bankruptcy Law. or expressly admits its inability to pay its debts in general, or makes an assignment for the benefit of its creditors; or the Tenant is declared in bankruptcy, commercial insolvency, liquidation or dissolution, or that it requests an order of suspension or designation of a trustee, fiduciary or any other intervening officer of the Tenant or any substantial part of its property; or the Tenant, through its shareholders meeting or board of directors or in any other manner, resolves through the necessary corporate acts, to authorize any of the events described in this paragraph viii; or any competent authority declares a stay or payment stop, for any reason, of the Tenant’s debts; or

ix.

The Tenant abandons the Premises; however, a temporary stop of operations during which security personnel is que pretenda una orden de suspension o designation de un sindico, fiduciario, o cualquier otro funcionario interventor del Arrendatario o de cualquier parte substantial de sus activos; o el Arrendatario, atraves de su asamblea de accionistas o consejo de administration o de cualquier otra forma, resuelva mediante los actos corporativos necesarios autorizar cualquiera de los eventos que se describen en este parrafo viii; o cualquier autoridad competente declare una moratoria o suspension de pagos, por cualquier causa, de las deudas del Arrendatario; o

ix.

El Arrendatario abandone el Inmueble; sin embargo, un paro temporal de operaciones durante el cual se mantenga personal de seguridad en el Inmueble, se continue con el cumplimiento de las obligaciones al amparo del presente Contrato, incluyendo sin limitar las obligaciones de pago de rentas y de mantenimiento del Inmueble, no sera considerado como “abandono”. o

x.

Se genere cualquier gravamen sobre el Inmueble o cualquier parte del mismo, o se entable cualquier reclamation derivada de cualquier obra o instalacion llevada a cabo por el Arrendatario o a nombre de este, ya sea que dicha obra o instalacion hubiere sido o no autorizada por el Arrendador conforme a lo previsto en este Contrato, y el Arrendatario no cancelara el gravamen o resolviera la reclamation de que se trate dentro de los treinta (30) dias naturales siguientes a la fecha en que dicho gravamen hubiere sido creado o dicha reclamation iniciada.

Entonces. el Arrendador podra, mediante aviso por escrito al Arrendatario con 30 (treinta) dias maintained at the Premises, and continues complying with its obligations under this Agreement, including without limitation the rental payments and maintenance of the Premises, shall not be considered as abandonment; or

x.

Any lien arises over the Premises or any part thereof, or any claim is filed, derived from any work, job or installation carried out by Tenant or in its name, regardless of whether such work had been authorized or not by the Landlord according to the provisions herein, and the Tenant does not cancel the lien or resolve the claim within thirty (30) calendar days following the date on which such lien was created or such claim brought.

Then, the Landlord may. through written notice to the Tenant with at least 30 (thirty) calendar days in advance, rescind this Agreement, clearly identifying the Cause of Rescission; in which case, this Agreement shall be considered as terminated on the thirtieth day following the date of the notice, without the need of presentation, demand, judicial declaration, protest or additional notice of any kind, all of which, in the most ample way permitted by law. is hereby waived by the Tenant, and the Tenant will have to (i) deliver the possession of the Premises on the date the rescission of this Agreement becomes effective, (ii) comply with all provisions of this Agreement related to the delivery of the Premises including its obligations under Section 7.01 of this Agreement, and (iii) pay the penalty set forth in Section 8.02 below and any other amount that pursuant to this Agreement should be paid by to the Landlord. Any rescission notice by the Landlord pursuant to this Section 8.01 shall be without effect if within such 30 (thirty) calendar days period, the Tenant cures the corresponding Cause of Rescission. In the case of delay or omission in rental payments, the only manner for the Tenant to suspend the rescission of this Agreement shall be delivering to Landlord the due and unpaid amount along with the corresponding interests pursuant to that set forth in Section 4.06 of this Agreement, within the period established in number (i) of this Section.

naturales de anticipation, rescindir el presente Contrato, identificando claramente la Causa de Rescision; en cuyo caso, el presente Contrato se tendra por terminado precisamente el trigesimo dla (30) siguiente a la fecha de la notification, sin necesidad de presentation, demanda, declaration judicial, protesto o aviso adicional de cualquier naturaleza, a todo lo cual, de la manera mas amplia permitida por la legislation aplicable, el Arrendatario renuncia expresamente en este acto, debiendo el Arrendatario (i) hacer entrega de la posesion del Inmueble en la fecha en que la rescision de este Contrato surta sus efectos, (ii) dar cumplimiento a todas las disposiciones de este Contrato en lo relative a la entrega del Inmueble, incluyendo su obligation conforme al Inciso 7.01 de este Contrato, y (iii) pagar la penalidad que se establece en el Inciso 8.02 siguiente y cualquier otra cantidad que conforme a este Contrato deba al Arrendador. Cualquier aviso de rescision dado por el Arrendador conforme a este Inciso 8.01 quedara sin efecto inmediatamente, si el Arrendatario subsana la Causa de Rescision correspondiente dentro de dicho periodo de 30 (treinta) dias naturales. En el caso de retraso u omision en el pago de rentas, la unica manera que tendra el Arrendatario de suspender la rescision de este Contrato, sera exhibiendo al Arrendador el comprobante de pago integro de la cantidad debida y no pagada, junto con los intereses aplicables de acuerdo a lo previsto en el Inciso 4.06 de este Contrato dentro del plazo establecido en el numeral (i) de este Inciso.

El hecho de que cualquier aviso de rescision quede sin efecto conforme a lo previsto en el parrafo anterior, no impedira al Arrendador dar nuevos avisos por la misma o diferentes Causas de Rescision en el caso de que se actualicen los supuestos correspondientes despues de que el aviso de rescision anterior hubiera quedado sin efecto.

Inciso 8.02. Penalidad en caso de Rescision por el Arrendador. Toda vez que el presente Contrato se celebra por un plazo forzoso y el

The fact that any rescission notice be without effect pursuant to that provided for in the paragraph above, shall not impede the Landlord to give new rescission notices for the same or for different Causes of Rescission in case that the same are applicable after the last rescission notice became uneffective.

Section 8.02. Penalty in case of Rescission by the Landlord. Since this Agreement is being entered into for a mandatory term and the monthly payment of the rents is just a form of paying the full consideration for the use and enjoyment of the Premises pursuant to this Agreement, in the case that the same is rescinded by the Landlord as per the provisions of Section 8.01 above, the Tenant shall pay to the Landlord a penalty for rescission equivalent to the amount of nominal pending rents for the Term or for the Extension in effect at the time the rescission of this Agreement becomes effective.

The Tenant agrees and binds to pay to the Landlord the penalty for rescission set forth in this Section 8.02, in one single payment on the date in which the possession of the Premises is returned to the Landlord pursuant to that set forth in Section 8.01 above, notwithstanding that established in Section 8.04 below.

Section 8.03. Rescission by Tenant. In the event of default by the Landlord to its obligations hereunder and provided that such default remains without being cured for more than 45 (forty five) calendar days, from the date in which the Tenant notified the Landlord about such breach, or if such breach cannot be cured within such 45 (forty five) calendar days period, that Landlord fails to undertake the necessary actions to start curing such breach (including the realization of temporary repairs) within the 45 (forty five) calendar days period following the date of the above mentioned term and pago mensual de las rentas es solo una manera de hacer el pago por la contraprestation total por el uso y goce del Inmueble conforme a este Contrato, en el supuesto de que el presente Contrato sea rescindido por el Arrendador segun se establece en el Inciso 8.01 anterior, el Arrendatario debera pagar al Arrendador por concepto de penalidad por rescision, un monto igual a las rentas nominales pendientes por devengar en el Plazo o en la Prorroga en vigor, al momento en que la rescision de este Contrato surta sus efectos.

El Arrendatario conviene y se obliga a pagar al Arrendador la penalidad por rescision establecida en este Inciso 8.02, en un solo pago en la fecha en que devuelva la posesion del Inmueble al Arrendador conforme a lo previsto en el pemiltimo parrafo del Inciso 8.01 anterior, no obstante lo previsto en el Inciso 8.04 siguiente.

Inciso 8.03. Rescision por el Arrendatario. En el supuesto de incumplimiento por parte del Arrendador respecto de sus obligaciones conforme a este Contrato, y siempre y cuando, dicho incumplimiento permanezca sin ser subsanado por mas de cuarenta y cinco (45) dias naturales contados a partir de la fecha en que el Arrendatario hubiera notificado al Arrendador sobre dicho incumplimiento; o si dicho incumplimiento no pudiera ser subsanado dentro de dicho periodo de cuarenta y cinco (45) dias naturales, que el Arrendador incumpla con adoptar las medidas necesarias para subsanar el incumplimiento de que se trate (incluyendo sin limitar la realization de reparaciones temporales) dentro de dicho plazo de cuarenta y cinco (45) dias naturales aqui mencionado y entregue al Arrendatario evidencia documental al respecto o en el supuesto de que el Arrendador entre en estado de disolucion o liquidation o sea declarado en concurso mercantil; el Arrendatario tendra derecho de: (i) subsanar dicho incumplimiento con cargo al Arrendador, o (ii) rescindir este Contrato dando un simple aviso por escrito al Arrendador con al menos 15 delivers to the Tenant documentary evidence to that respect, or if the Landlord is subject to dissolution or liquidation or declared in bankruptcy, the Tenant shall have the right to: (i) cure such default, or (ii) to rescind this Agreement by simple notice delivered to the Landlord with at least 15 (fifteen) calendar days in advance to the effective date of termination, without the need of presentment, demand, judicial declaration, protest or notice of any nature, to the extent permitted by law.

In no case, the responsibility of the Landlord derived from damages and prejudices caused due to a breach on its side, may exceed the amount of the rents pending to be paid to the Landlord during the Term or the Extension in effect at the time in which the rescission of this Agreement by the Tenant.

Section 8.04. Possession in Case of Abandonment. The parties agree that the fact that the Tenant abandons the Premises shall authorize the Landlord to immediately take possession of the same, without any judicial declaration, in order to avoid damages to the same; as well as to avoid future damages to the Landlord for having the Premises abandoned and in conditions of being possessed by any third party without right to do so.

It is hereby agreed that the possession of the Premises as set forth herein shall not release the Tenant from its responsibility for any damages suffered by the Premises until the date in which the Landlord takes possession of the same, but will do so from those damages caused after such date. To that end, the parties agree that the Landlord must request the

(quince) dias naturales de anticipation a la fecha efectiva de termination, sin necesidad de presentation, demanda, declaration judicial, protesto o aviso adicional de cualquier naturaleza, en la medida permitida por la ley.

En ningun caso, la responsabilidad a cargo del Arrendador derivada de danos y pequicios causados con motivo de un incumplimiento de su parte, podra exceder del monto de las rentas pendientes por pagar al Arrendador durante el Plazo o la Prorroga que estuviera en vigor al momento de la rescision de este Contrato por parte del Arrendatario.

Inciso 8.04. Posesion en caso de Abandono. Las partes convienen que el hecho de que el Arrendatario abandone el Inmueble, autorizara al Arrendador para que de inmediato y sin necesidad de declaration judicial alguna, tome posesion del Inmueble, con el proposito de evitar deterioro y danos al mismo; asi como un peijuicio mayor al Arrendador al quedar el Inmueble abandonado y susceptible de ser poseida por cualquier persona sin titulo legitimo para dicho fin.

Queda convenido que la toma de posesion del Inmueble conforme a lo aqui previsto no relevara al Arrendatario de sus respectivas responsabilidades derivadas de cualquier dano causado al Inmueble hasta la fecha en que el Arrendador tome posesion del Inmueble, pero si respecto de danos causados con posterioridad a la fecha en que el Arrendador hubiere tornado la posesion del Inmueble. Para tales efectos, queda convenido que el Arrendador debera solicitar la presencia de un fedatario publico que haga constar en un instrumento publico, el estado en que se encuentra el Inmueble al momento en que el Arrendador toma posesion del mismo y un inventario de los bienes existentes dentro del Inmueble en esa fecha. Los gastos y costos incurridos por el Arrendador al tomar la posesion del Inmueble en los terminos establecidos en este Inciso 8.04, correran a cargo del Arrendatario, quien debera presence of a notary public to evidence the state in which the Premises are at that time, and to make an inventory of any goods existing within it at such date. Likewise, the expenses incurred by the Landlord in taking possession of the Premises in the terms set forth in this Section 8.04 shall be borne by the Tenant, who shall reimburse all such costs and expenses to the Landlord within the three (3) days following the date in which Tenant receives the corresponding proofs of payment. The parties acknowledge that the obligation to reimburse the Landlord contained herein is also covered by the the Security Deposit and the Guaranty (as such term is defined below).

The possession of the Premises by the Landlord pursuant to this Section, shall not release Tenant from its responsibility under Section 7.01 above, or from that derived from any breach to its obligations hereunder.

For the purposes of this Section 8.04, the Premises shall be considered as “abandoned” when there is no physical presence of employees, contractors, representatives (including security personnel) or any other person depending or having any type of contractual or labor relationship with the Tenant within the Premises. The Premises shall not be considered “abandoned” as long as rent payments are current, even when there is not physical presence of employees of Tenant therein.

reembolsar todos dichos costos y gastos al Arrendador dentro de los tres (3) dlas habiles siguientes a la fecha en que reciba los comprobantes correspondientes. Las partes reconocen que la obligation de reembolso al Arrendador aqul contenida, se encuentra garantizada tambien por el Deposito de Garantla y por la Fianza (segun dicho termino se define mas adelante).

La toma de posesion del Inmueble por parte del Arrendador conforme a este Inciso, no liberara al Arrendatario de su responsabilidad conforme al Inciso 7.01 anterior, ni de aquella derivada del incumplimiento de sus demas obligaciones conforme a este Contrato.

Para efectos de este Inciso 8.04 se entendera que el Inmueble ha sido “abcindoncido” cuando no haya presencia fisica de empleados, contratistas, representantes (incluyendo personal de seguridad) o persona alguna que dependa o tenga cualquier tipo de relacion contractual o laboral con el Arrendatario dentro del Inmueble. El Inmueble no se considerara como “cibcindonado” en tanto los pagos de renta esten al corriente, aunque no haya presencia fisica de personal del Arrendatario en la misma.

CLAUSULA IX
Fianza

Inciso 9.01. Fianza. El Fiador atraves de su firma en este Contrato, se constituye en fiador del Arrendatario para con el Arrendador, garantizando absoluta e incondicional todas y cada una de las obligaciones del Arrendatario conforme al presente Contrato (las “Obligaciones”). incluyendo, sin limitar, el pago a su vencimiento, ya sea que dicho pago sea programado o sea anticipado, de todas y cada una de las rentas que se devenguen conforme al presente Contrato, asi como de las penas convencionales y demas cargas, costos, gastos y obligaciones de pago del Arrendatario conforme al presente Contrato. En lo sucesivo a la fianza otorgada por el Fiador conforme a

CLAUSE IX
Guaranty

Section 9.01. Guaranty. The Guarantor, through its signature in this Agreement, becomes the guarantor of the Tenant for the benefit of the Landlord, guaranteeing absolutely and unconditionally each and every one of the payment obligations of the Tenant hereunder (the “Obligations”), including, without limitation, payment as due, if said payment is scheduled or accelerated, of each and every one of the rental payments accrued hereunder, as well as other charges, costs, expenses and other payment obligations of the Tenant hereunder. The guaranty granted by the Guarantor under this Paragraph hereinafter will be known as the “Guaranty”.

este parrafo se le denominara, la “Fianza”.

Inciso 9.02. Fianza Absoluta. El Fiador garantiza que las Obligaciones se pagaran y cumpliran estrictamente de acuerdo con los terminos del presente Contrato, no obstante cualquier disposition de ley, reglamento, mandamiento, vigente o que en el future se dicte en cualquier jurisdiction, que afecte cualquiera de dichos terminos o los derechos del Arrendador respecto de los mismos. La responsabilidad del Fiador conforme a este Contrato sera subsistente, absoluta e incondicional, no obstante:

i.

El cambio en el tiempo, lugar o la forma de pago, o de cualquier otro termino o condition de todas o cualquiera de las Obligaciones, o de cualquier reforma, renuncia o dispensa del presente Contrato, ya sea que cuente o no con la aprobacion del Fiador o que el Fiador hubiera sido o no notificado al respecto.

ii.

El cambio, liberation u omision de perfeccionar cualquier garantia o cualquier liberation, reforma, renuncia o dispensa de los terminos de cualquier otra garantia para todas o cualquiera de las Obligaciones.

iii.

Que el Fiador no pueda subrogarse en los derechos y privilegios del Arrendador; o

iv.

Que el Arrendador no requiera judicialmente al Arrendatario el cumplimiento de cualquiera de las Obligaciones, dentro del mes siguiente al vencimiento de cualquiera de dichas Obligaciones o a la fecha en que se vuelvan exigibles, o si habiendolo hecho, deja de promover en el juicio entablado por un termino mayor a 3 (tres) meses calendario.

Esta Fianza subsistira o sera reinstaurada,

Section 9.02. Absolute Guaranty. The Guarantor guarantees that the Obligations will be paid and strictly completed pursuant to the terms of this Agreement, notwithstanding any provision of law, regulation, order, in effect as of the date hereof or in the future in any jurisdiction, which might affect any of said terms or the rights of the Landlord regarding the same. The responsibility of the Guarantor hereunder will be prevailing, absolute and unconditional, notwithstanding:

i.

Change of time, place or form of payment, or of any other term or condition of any or all of the Obligations, or any variation, amendment or exemption to this Agreement, whether or not with the approval of the Guarantor or that the Guarantor had been notified in that regard; and

ii.

Change, discharge or omission from perfecting any guarantee or any discharge, amendment, waiver or exemption of the terms of any other guarantee for any or all of the Obligations.

iii.

That the Guarantor cannot subrogate in the rights and privileges of the Landlord; or

iv.

That the Landlord does not judicially requires payment of any of the Obligations to Tenant within the month immediately following to the date when such Obligations became due, or if having done so, stops any judicial proceeding for a term exceeding 3 (three) calendar months.

segun sea el caso, si en cualquier momento, cualquier pago de cualquiera de las Obligaciones tuviere que ser devuelto por el Arrendador por cualquier causa, o por cualquier motive, todo ello como si dicho pago no hubiera sido hecho.

Inciso 9.03. Renuncia. El Fiador renuncia por este medio a toda diligencia, presentation, requerimiento, protesto, aviso de aceptacion respecto a cualquiera de las Obligaciones y a esta Fianza, y a todo requisite de que el Arrendador o cualquiera de sus cesionarios o causahabientes ejercite cualquier derecho o tome cualquier medida en contra del Arrendatario o de cualquier otra persona o entidad, o ejecute cualquier garantia (en su caso), puesto que la intention del Fiador es de renunciar a todo derecho de exigir que se ejerciten o agoten recursos en contra del Arrendatario o de cualquier persona o entidad antes de que se proceda en contra de dicho Fiador, por lo que renuncia expresamente en este acto a los beneficios de orden y excusion, y a los derechos que le otorgan los Articulos /*/ del codigo civil para el estado de /*/.

Inciso 9.04. Subrogation. El Fiador no podra ejercitar derecho alguno que sea adquirido por via de subrogation conforme a esta Fianza o por cualquier hecho derivado de la misma o de cualquier otra manera, hasta que todas las Obligaciones hayan sido integramente pagadas y satisfechas conforme a este Contrato. Si cualquier cantidad fuere pagada al Fiador a cuenta de dichos derechos de subrogation en algun momento en el que todavia no hubieren sido totalmente pagadas o satisfechas todas o cualquiera de las Obligaciones, dicha cantidad se mantendra en deposito para beneficio del Arrendador y se entregara al Arrendador de inmediato para aplicarse al pago de las Obligaciones de conformidad con el pre sente Contrato. Si (i) el Fiador Pagaré al Arrendador o cumpliere con todas o cualquier parte de las Obligaciones, y (ii) todas las Obligaciones hubieren sido totalmente pagadas y satisfechas, el Arrendador suscribira y

This Guaranty will remain in effect or will be reissued, as the case may be, if at any time any payment of any of the Obligations has to be returned by the Landlord for any cause, or for any reason, all as if said payment had not been made.

Section 9.03. Waiver. Guarantor hereby expressly waives to any diligence, presentation, requirement, protest, notice of acceptance of any of the Obligations and to this Guaranty, and to any requirement that the Landlord or any assignee or successor exercise any right or take any action against the Tenant or any other person or entity, or executes any other guarantee (in its case), since it is the intention of the Guarantor to waive to the right to have any rights or resources being exhausted against the Tenant or any other person or entity before being able to proceed against the Guarantor, so hereby waives to the benefits of order and exhaustion and to the rights conferred upon by Articles /*/ of the civil code for the state of /*/.

Section 9.04. Subrogation. Guarantor cannot exercise any right acquired by means of subrogation pursuant to this Guaranty, or by means of any fact deriving of the same, or any other way until all the Obligations have been fully paid, fulfilled and satisfied pursuant to this Agreement. In case any amount is paid to the Guarantor to pay such subrogation rights in a moment in which the Obligations have not been totally paid, fulfilled or satisfied, such amount shall be maintained in deposit for the benefit of the Landlord and will be delivered to the Landlord to be applied to the payment of the Obligations pursuant to this Agreement. If (i) the Guarantor pays to the Landlord or fulfills all or any of the Obligations, and (ii) all entregara al Fiador, a solicitud de este, documentos apropiados (pero sin recurso. obligation, declaration o garantia alguna), que sean necesarios para hacer constar el traspaso por via de subrogation a dicho Fiador, de un derecho sobre las Obligaciones como consecuencia de dicho pago o satisfaction de las Obligaciones por parte del Fiador.

Inciso 9.05. Subsistencia de la Fianza. Las obligaciones del Fiador conforme a este Contrato son subsistentes y por lo tanto, (i) subsistiran en pleno vigor y efecto hasta que todas las Obligaciones y todas las cantidades pagaderas por el Arrendatario al Arrendador conforme al presente Contrato hayan sido totalmente pagadas y satisfechas, (ii) obligaran al Fiador, sus sucesores y cesionarios permitidos, y (iii) beneficiaran a y seran exigibles por el Arrendador, sus sucesores, cesionarios y causahabientes.

Inciso 9.06. Pagos. Todos los pagos que el Fiador haga conforme a esta Fianza, seran hechos de conformidad con los terminos y condiciones previstos por la Clausula III de este Contrato

Obligations are totally paid, fulfilled and satisfied, the Landlord will issue and deliver to the Guarantor, upon request, appropriate documents, but without recourse, obligation, declaration or guarantee, that may be necessary to document the assignment by subrogation to said Guarantor, of a right on the Obligations as a consequence of said payment or satisfaction performed by the Guarantor.

Section 9.05 Continuity of Guaranty. The obligations of the Guarantor hereunder are continuous and therefore (i) will continue in full force and effect until all the Obligations and all amounts owed by the Tenant to the Landlord hereunder have been fully paid, or satisfied, (ii) bind the Guarantor, its permitted successors and assignees and (iii) will benefit and be enforceable by the Landlord, its successors and assignees.

Section 9.06. Payments. All the payments made by the Guarantor under this Guaranty, shall be made pursuant to the terms and conditions set forth in Clause IV hereof.

CLAUSULA X
Varios

Inciso 10.01. Modificaciones. Ninguna modification de termino o condition alguna de este Contrato, y ningun consentimiento o dispensa en relation a cualquiera de dichos terminos o condiciones tendra efecto legal alguno, a menos de que conste por escrito y este suscrito por todas las partes, y aun en dicho caso, dicha modification, consentimiento o dispensa solo surtira efectos para el fin especifico para el cual haya sido otorgado.

Ninguna conducta entre las partes, costumbre o practica de industria, y ninguna evidencia

CLAUSE X
Miscellaneous

Section 10.01. Modifications. No modification of any term or condition herein, nor any consent or exemption to such terms or conditions will be legal, unless it is approved in writing and signed by the legal representatives of all the parties, and even in such case, such modification, consent or exemption will be effective only for the specific purpose for which it has been granted.

No course of conduct among the parties, custom or practice in the industry, and no extrinseca de ningun tipo o naturaleza podra ser utilizada para la interpretation de este Contrato ni usada para alterar, suplementar o modificar cualquiera de los terminos de este Contrato.

Inciso 10.02. Domicilios; Avisos. (A) Las partes convienen que los domicilios que establecen en este Inciso, constituyen sus domicilios para todo lo relacionado con este Contrato, incluyendo cualquier notification o diligencia derivada de o relacionada con este Contrato y/o el Inmueble.

(B) Todos los avisos y comunicaciones que se requieran en terminos de este Contrato, deberan constar por escrito y enviarse (i) por correo certificado con acuse de recibo, o (ii) entregarse personalmente con acuse de recibo, o (iii) entregarse de manera fehaciente, ya sea ante fedatario publico o ante dos testigos. Todos los avisos y comunicaciones deberan dirigirse a la parte a quien se pretenda dar dicha notification o aviso, al domicilio que aparece a continuation, y en su caso, con porte previamente pagado.

Al Arrendador:

Bosque de Ciruelos 304, piso 7, Col. Bosques de las Lomas, Mexico, D.F., 11700.
At’n: Director

Juridico Al Arrendatario: /*/

Al Fiador: /*/

Todos los avisos y comunicaciones asi dirigidos y enviados se consideraran entregados en la fecha en que scan efectivamente recibidos por el destinatario segun conste en el acuse de recibo o en el instrumento publico en el que conste la notification. Las partes podran designar un nuevo domicilio para efectos de este Inciso 10.02 notificandolo a las otras partes en la forma prevista por este Inciso con por lo menos 10 (diez) dias de anticipation a la fecha de dicho cambio de domicilio, de lo contrario cualquier notification o diligencia extrinsic evidence of any kind shall be sued for the interpretation of this Agreement, nor used to alter, supplement or modify any of the terms of this Agreement.

Section 10.02. Domiciles; Notices. (A) The parties hereby agree that the domiciles set forth in this Section, constitute their domiciles for everything related to this Agreement, including any notice or legal action derived from or related to this Agreement and/or the Premises.

(B) Any notice and communication required under this Agreement shall be made in writing and sent by (i) certified mail acknowledgement of reception requested, or (ii) delivered in person to the recipient with acknowledgement of receipt, or (iii) delivered before notary public or two witnesses. All such notices and communications shall be sent to the intended recipient to the domiciles below, and in its case, postage prepaid:

To Landlord:

 Bosque de Ciruelos 304, Piso 7, Col. Bosques de las Lomas, Mexico, D.F., 11700.
At’n: Legal Representative

To Tenant: /*/

To Guarantor: /*/

All notices and communications sent in the above mentioned form shall be considered as delivered when effectively received by the addressee according to the corresponding return of receipt or in the public document prepared in connection with the notification. The parties may designate a new domicile for the purposes of this Section 10.02, by giving notice to the other parties in the manner set forth in this Section with at least 10 (ten) days in advance to the date on which such change is intended to be effective, otherwise any notice practicada en el domicilio anterior, surtira todos sus efectos legales.

Inciso 10.03. Subarrendamiento; Cesion. (i) El Arrendatario no podra ceder sus derechos conforme al presente Contrato, ni subarrendar o conceder el uso, goce o posesion del Inmueble o de una parte del mismo a persona alguna, sin el consentimiento previo y por escrito del Arrendador para tai efecto.

(ii) El Arrendador podra libremente y sin limitation alguna, ceder, transmitir, afectar en fideicomiso, gravar o de cualquier otra forma descontar los derechos de cobro que deriven del presente Contrato sin limitation alguna, siempre y cuando, no se perturbe la posesion del Inmueble por parte del Arrendatario.

El Arrendatario expresamente reconoce y conviene que el presente Arrendamiento esta sujeto y subordinado al Contrato de Fideicomiso, cualesquier contratos de servidumbre y cualesquier renovaciones, modificaciones, extensiones, reemplazos y sustituciones de cualquiera de los anteriores, que actualmente o en un future afecten el Inmueble. Esta disposition sera autosuficiente y ningun instrumento de subordination adicional sera requerido; en el entendido sin embargo que, conforme sea solicitado, el Arrendatario debera firmar y entregar documento(s) en forma aceptable confirmando dicha subordination. El Arrendador podra ceder las rentas y los intereses de este Arrendamiento al tenedor de cualquier hipoteca, gravamen u otro acreedor. En caso de que se le haya proporcionado al Arrendatario el nombre y direction de cualquier acreditante, el Arrendatario debera entregarle un aviso de cualquier incumplimiento relevante del Arrendador (fuera de cualquier aviso y periodo de cura aplicable) asi como un periodo razonable (fuera de cualquier periodo de cura) para subsanar dicho incumplimiento. A solicitud razonable por parte del Arrendatario y al entero costo y gasto del Arrendatario, el Arrendador causara que el or diligence practiced at the previous domicile shall produce all its legal effects.

Section 10.03. Sublease; Assignment, (i) The Tenant may not assign its rights hereunder, or sublease or grant the use, possession or enjoyment of the Premises whether in whole or in part, without previous written consent from the Landlord for such purposes.

(ii) The Landlord may freely assign, transfer, vest in trust, lien or in any other manner discount or encumber the collection of rights derived hereunder, without any limitation, provided that the possession of the Premises by the Tenant is not affected.

Tenant expressly acknowledges and agrees that this Lease is subject and subordinate to the Security Trust Agreement, any easement agreements and to any renewals, modifications, extensions, replacements, and substitutions of any of the foregoing, now or hereafter affecting the Premises. This provision shall be self-operative and no further instrument of subordination shall be required; provided however, that upon request, Tenant shall execute and deliver instrument(s) in recordable form confirming this subordination. Landlord may assign the rents and its interest in this Lease to the holder of any mortgage, lien or other loan provider. Provided Tenant shall have been provided the name and address of any lender, Tenant shall give such party notice of any material Landlord default or breach hereunder (beyond any applicable notice and cure period) as well as a reasonable period (beyond any period for Landlord so to cure) to cure such default. Upon reasonable request by Tenant and at Tenant’s sole cost and expense, Landlord shall cause the [holder of any such superior mortgage/lien] [trustee] to enter into an attornment and non-disturbance agreement with Tenant, in such [mortgage holder’s] [trustee’s] standard form, generally providing that[,subject to Tenant ‘s performance of all the terms, covenants and conditions hereof,]

[tenedor de cualquier hipoteca/gravamen] [fiduciario] celebre con el Arrendatario un acuerdo de no perturbation, bajo los formatos del [acreedor hipotecario][fiduciario], estableciendo en terminos generales que [sujeto al cumplimiento del Arrendatario a los terminos, obligaciones y condiciones establecidos en el presente], el uso y posesion del Arrendatario sobre el Inmueble no sera perturbado por dicha parte bajo la ejecucion o el ejercicio de cualquier recurso. [El Arrendatario expresamente reconoce y conviene que, de conformidad con el Contrato de Fideicomiso, el Arrendador ha cedido todos sus derechos e intereses (pero no sus obligaciones) del y en el Inmueble y este Arrendamiento incluyendo sin limitation, el derecho a cobrar y recibir las rentas y cualesquiera otras cantidades pagaderas por el Arrendatario al Arrendador, para los fines del Contrato de Fideicomiso. Las partes del presente expresa e irrevocablemente se obligan y convienen que, a la fecha del presente cualquiera y todas las obligaciones de cualquier naturaleza como arrendador son unicamente a cargo, y unicamente ejecutables en contra de [INCLUIR NOMBRE DEL ARRENDADOR], El Arrendatario debera entregar al Fideicomisario en Primer Lugar un aviso por escrito de cualquier incumplimiento relevante por parte del Arrendador conforme al pre sente (fuera de cualquier aviso o periodo de cura aplicable) asi como un periodo razonable (fuera de cualquier periodo del Arrendador para subsanar) para subsanar dicho incumplimiento; en el entendido sin embargo, que el Fideicomisario en Primer Lugar en ningun caso estara obligado o en cualquier caso requerido a subsanar dicho incumplimiento. [En la medida necesaria para dar efecto a esta section 11.03] el Arrendatario conviene en celebrar uno o mas convenios modificatorios a este Arrendamiento requerido por el Fiduciario (de conformidad con las instrucciones del Fideicomisario en Primer Lugar) y siempre que el mismo no extienda cualquier obligation relevante ni contravenga cualesquier derechos materiales del Arrendatario. Para los fines del

Tenant’s use and possession of the Premises will not be disturbed by such party upon a foreclosure or other exercise of a remedy thereunder. [Tenant expressly acknowledges and agrees that, pursuant to the Security Trust Agreement, Landlord has assigned all of its rights and interest (but not its obligations) in and to the Premises and this Lease including without limitation, the right to collect and receive rents and all other amounts payable by Tenant hereunder, to the Trustee, for the purposes of the Security Trust Agreement. The parties hereto expressly and irrevocably covenant and agree that, as of the date hereof any and all obligations and/or liabilities of any nature whatsoever as lessor are held solely by, and are enforceable solely against, [INSERT LANDLORD’S NAME]. Tenant shall give the Trust Beneficiary written notice of any material Landlord default or breach hereunder (beyond any applicable notice and cure period) as well as a reasonable period (beyond any period for Landlord so to cure) to cure such default; provided however, that the Trust Beneficiary shall not in any event be obligated or otherwise required to cure any such default. [To the extent necessary to give effect to this Section 11.03,] Tenant agrees to enter into one or more amendment(s) to this Lease required by the Trustee (in accordance with and pursuant to the instructions of the Trust Beneficiary) and provided same neither expands any material obligations or liabilities nor contracts any material rights of Tenant hereunder. For purposes hereof, Landlord notifies Tenant that the address for notices of the Trust Beneficiary is following:

[___________________]

presente, el Arrendador notifica al Arrendatario que el domicilio para recibir notificaciones del Fideicomisario en Primer lugar es el siguiente:

[

____________________________

] En relacion con lo anterior:

a.  El Arrendatario acepta que reconocera al comprador que adquiera la Propiedad o los Derechos de Cobro bajo este Contrato por ejecucion bajo el Fideicomiso, como el cesionario de todos los derechos del Arrendador por el plazo restante (incluyendo prorrogas) del plazo del Contrato de Arrendamiento bajo los terminos y condiciones del mismo.

b.  (i) El Fiduciario o cualquier adquirente del Inmueble y/o los Derechos de Cobro, por ejecucion bajo el Fideicomiso, debera reconocer al Arrendatario y su posesion del Inmueble, asi como los derechos bajo este Contrato, y (ii) en tanto el Arrendatario no se encuentre en incumplimiento bajo este Contrato la ocupacion del Arrendatario del Inmueble no podra ser afectada durante el termino del Contrato.

c.  En caso de que se lleve a cabo la ejecucion bajo el Fideicomiso, y en tanto el Arrendatario no se encuentre en incumplimiento de este Contrato, el Fiduciario no podra terminar este Contrato, ni afectar la posesion, el uso y el disfrute del Arrendatario.

d.  En tanto el Fiduciario sea el titular de los Derechos de Cobro de este Contrato, el Arrendatario unicamente puede ejercer acciones en contra de [_ ] para el cumplimiento de las obligaciones del Arrendador, en relacion con este Contrato, por lo que el Fiduciario y el Fideicomisario en Primer Lugar y el patrimonio del Fideicomiso no tendran responsabilidad alguna liberandoles de

In connection with the foregoing,

a.  Tenant agrees that it will attorn to and recognize a purchaser or a transferee who acquires the Premises and/or the Lease Rights due to a foreclosure of the Trust Agreement, as the assignee of any and all rights of Landlord for the unexpired balance (and any extensions, if exercised) of the term of said Lease upon the same terms and conditions set forth in the Lease.

b.  (i) Trustee or any purchaser or transferee who acquires the Premises and/or the Lease Rights due to a foreclosure of the Trust Agreement, shall recognize Tenant under the Lease and Tenant’s possession of the Premises leased to it, and Tenant’s rights and privileges under the Lease, and (ii) so long as Tenant is not in default under the Lease, Tenant’s occupancy of its leased Premises shall not be disturbed by the Trustee during the term of the Lease.

c.  In the event that it should become necessary to foreclose the Trust Agreement, and so long as Tenant is not in default under the Lease, Trustee will neither terminate the Lease, nor disturb the quiet enjoyment or peaceable possession of Tenant under the Lease.

d.  So long as the Trustee is the holder of the Lease Rights, Tenant shall look solely to [ ] forthe performance of all Landlord’s covenants, obligations and/or liabilities under, or relating to, the Lease, and therefore the Trustee, the Beneficiary and all assets constituting the trust estate of the Trust Agreement shall have no liability or responsibility therefor and are hereby irrevocably released from any such obligations, covenants and/or liabilities.

e.  In the event that any purchaser or transferee (including without limitation, Trust Beneficiary) who acquires the Premises and/or cualquier responsabilidad de dichas obligaciones.

e.  En caso de que cualquier adquirente del Inmueble o de los derechos de cobro de este Contrato (incluyendo el Fideicomisario en Primer Lugar) bajo ejecucion del Fideicomiso (el “Nuevo Propietario”). se subrogara en los derechos y obligaciones del Arrendador, el Nuevo Propietario se obligara a los terminos y condiciones de este Contrato de Arrendamiento, y el Arrendatario ejercera sus derechos frente al Nuevo Propietario por cualquier incumplimiento al Contrato de Arrendamiento, en el entendido que el Nuevo Propietario no

i.

sera responsable de actos u omisiones del anterior arrendador;

ii.

estara obligado respecto del pago de cualquier renta o renta adicional que el Arrendatario haya pagado en adicion a la renta del mes en curso a cualquier arrendador, o por cualquier deposito de seguridad o cualquier otro monto que el Arrendatario haya pagado por adelantado a cualquier arrendador;

iii.

obligado respecto de cualquier modification, transmision o termination del Arrendamiento que no haya cumplido con los requerimientos establecidos en el Contrato de Fideicomiso;

iv.

obligado en relation con las declaraciones de este Contrato; o the Lease Rights due to a foreclosure of the Trust Agreement (“New Owner’) shall succeed to the interest of Landlord under the Lease, any such New Owner agrees to be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall thereafter have the same remedies against such New Owner for any breach or non- compliance with any provision in the Lease that Tenant might have had under the Lease against the Landlord if such New Owner had not succeeded to the interest of Landlord, provided that such New Owner shall not be

i.

liable for any act or omission of any prior landlord (including Landlord); or

ii.

bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord) or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or

iii.

bound by any amendment, modification, assignment or termination of the Lease made in violation of the terms and conditions of the Trust Agreement; or

iv.

obligated or liable with respect to any representations or warranties contained in the Lease; or

v.

liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Trustee or Beneficiary.

v.

obligado frente al Arrendatario o cualquier otra persona por cualquier conflicto entre las disposiciones del Contrato de Arrendamiento y las disposiciones de cualquier arrendamiento sobre la Propiedad que no haya sido celebrado por el Fiduciario o el Fideicomisario en Primer Lugar.

f.  El Arrendatario reconoce y acuerda que (i) tienen conocimiento de que los Derechos de Cobro (incluyendo la renta y los montos pagaderos bajo este Contrato) han sido transmitidos al Fiduciario, para beneficio del Fideicomisario en Primer Lugar, como garantia del Contrato de Credito; (ii) el Arrendatario pagara la renta y cualquier otros montos bajo el Contrato de Arrendamiento directamente al Fiduciario en la cuenta o cuentas designadas para dicho fin; y (iii) segun resulte aplicable, este Contrato cumple o satisface cualquier requerimiento a la celebration de un contrato de uso pacifico.

g.  El Arrendatario debera, de tiempo en tiempo, entregar los certificados que el Fiduciario o el Fideicomisario en Primer Lugar razonablemente le soliciten, en relation con la vigencia del Contrato de Arrendamiento, el pago de rentas, y cualquier otro asunto que el Fiduciario o el Fideicomisario en Primer Lugar razonablemente soliciten, en la forma que sea razonablemente aceptable para el Arrendatario;

h.  Ni el Fideicomiso ni cualquier otro documento de garantia celebrado en relation con el mismo, se entendera como que sujeta a dicha garantia cualquier activo no adherido al Inmueble, signos o demas activos no pertenecientes al Inmueble, del Arrendatario o sus subarrendatarios o licenciatarios, en los

f.  Tenant hereby acknowledges and agrees that: (i) Tenant has notice that the Lease Rights (including the rent and all other sums due under the Lease) have been assigned to Trustee, for the benefit of the Beneficiary, as security for the Loan; (ii) Tenant shall pay rent and all other sums due under the Lease directly to the Trustee in the account or accounts designated for such purpose in such notice; and (iii) to the extent applicable, this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

g.  Tenant shall, from time-to-time, deliver such certificates as Trustee or Beneficiary shall reasonably request as to the continuance of the Lease in effect, as to payment of rents thereunder, and as to such related matters as Trustee or Beneficiary shall reasonably request in a form reasonably acceptable to Tenant.

h.  Neither the Trust Agreement nor any other security instrument executed in connection therewith shall cover or be construed as subjecting in any manner to the lien thereof, any movable trade fixtures, signs or other personal property at any time owned by Tenant or its permitted subtenants or licensees on or within the Premises leased to Tenant, regardless of the manner or mode of attachment thereof, subject to the provisions of the Lease.

i.  Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Trust Agreement.

j.  In the event Beneficiary acquires title to the Premises, Beneficiary shall have no terminos de este Contrato.

i.  Nada en este Contrato debe interpretarse en el sentido que puede afectar la garantia creada bajo el Fideicomiso.

j.  En el caso que cualquier beneficiario adquiera la propiedad del Inmueble, el Beneficiario no tendra obligation mas alia de las establecidas en este Contrato.

Inciso 10.04. Ley Aplicable; Jurisdiction, (i) El presente Contrato se regira por las leyes sustantivas aplicables en el Estado de /*/, Mexico.

(ii) Para todo lo relativo a la interpretation y cumplimiento de este Contrato y para el caso de controversia derivada del mismo, las partes se someten expresamente a los tribunales competentes del domicilio del Inmueble y en este acto, cada una de las partes renuncia expresamente a cualquier otro fuero o jurisdiction que le pudiera corresponder por sus domicilios presentes o futures, por ley o por cualquier otro motive.

Inciso 10.05. Acuerdo Total. El presente Contrato y sus anexos contiene el acuerdo integro entre las partes del mismo respecto del arrendamiento del Inmueble, tiene el objeto de ser la expresion final de la voluntad de las partes en dicho respecto, y constituye la declaration completa y exclusiva de los terminos de dicho acuerdo, y deja sin efecto cualesquiera negociaciones, acuerdos, entendimientos, contratos, declaraciones o garantias anteriores, si las hubiera respecto del obligation nor incur any liability beyond the one established in this Lease Agreement.

Section 10.04. Applicable Law; Jurisdiction. (A) This Agreement shall be governed by the substantive laws applicable in the State of /*/, Mexico.

(ii) For everything related to the interpretation and/or performance of this Agreement, and in case of controversy derived from the same, the parties hereby expressly submit themselves to the competent courts of the domicile of the Premises, and hereby expressly waive any other forum or jurisdiction available to them by reason of their domiciles, by law or by any other reason.

Section 10.05. Entire Agreement. This Agreement and its annexes contains the entire agreement between the parties to the same with respect to the lease of the Premises, is intended as a final expression of such parties’ agreement with respect to the subject matter of this Agreement, is intended as a complete and exclusive statement of the terms of such agreement, and supersedes all previous negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to the subject matter of this Agreement.

Section 10.06. Interpretation Rules. (A) The headings of each Clause, Section or Paragraph herein appear only for the convenience of the parties and will not affect in any manner the legal interpretation of this Agreement or the contents of such clauses and sections.

(B) Words defined in singular shall include the plural form, and viceversa.

(C) When any term set forth in this Agreement is specified in business days, it shall be understood as any day that: (i) is not a Saturday or a Sunday, or (ii) is not a day in which the objeto del presente Contrato.

Inciso 10.06. Reglas de Interpretation. (A) Los titulos que aparecen frente a cada Clausula, Inciso o Parrafo de este Contrato aparecen solo para la conveniencia de las partes y no afectaran de modo alguno la interpretation del mismo o el contenido de cada una de dichas clausulas e incisos.

(B) Las palabras definidas en singular incluiran el plural y viceversa.

(C) Cuando algun plazo establecido en este Contrato se especifique en diets habiles, se entendera por estos, cualquier dia que: (i) no sea un sabado o un domingo, o (ii) no sea un dia en que los bancos que operan en Mexico esten autorizados para cerrar.

(D) Cualquier referenda a clausulas, incisos, numerales o parrafos, se refieren a clausulas, incisos, numerales o parrafos de este Contrato, a menos que expresamente se especifique lo contrario.

(E) Cualquier referenda a “ct este Contrato”, “en este Contrato” o “de este Contrato”, o similares, significa una referenda al presente Contrato en su totalidad y no a una portion del mismo, a menos que expresamente asi se establezca.

(F) Cuando no se establezca un plazo especifico para el cumplimiento de alguna obligation contenida en el presente Contrato, se entendera que el plazo es de 3 (tres) dias habiles.

Inciso 10.07. Ejemplares. Este Contrato se firma en cuatro (4) ejemplares cada uno de los cuales constituye un original, y todos en su conjunto constituyen uno y el mismo Contrato.

Inciso 10.08. Anuncios y Rotulos. El Arrendador autoriza al Arrendatario a instalar en el banking institutions that operate in Mexico are authorized to close.

(D) Any reference to clauses, sections, numbers or paragraphs, refers to clauses, sections, numbers or paragraphs of this Agreement, unless otherwise specifically stated.

(E) Any reference to “this Agreement”, “in this Agreement”, or “from this Agreement”, or similar, means a reference to this Agreement as a whole and not to a portion of the same, unless otherwise expressly stated.

(F) Whenever there is not a mention of a specific term for fulfilling any obligation hereunder, it shall be understood that the term is of 3 (three) business days.

Section 10.07. Counterparts. This Agreement is signed in four (4) original counterparts, each of the same constitutes an original, and all of them jointly constitute one and the same Agreement.

Section 10.08. Signage. Landlord authorizes the Tenant to place at the Premises those signs related to its denomination or commercial activity, but in all cases, such signs shall comply with the provisions applicable to the Premises and the Park Regulations. In no case sings which height exceeds that of the Premises, or painted signs in the roof of the Premises are allowed.

Upon termination by any reason of this Agreement, Tenant agrees to remove each and all of the signage installed at the Premises, and to restore the area in which such signage had been placed, including any de-coloration that the installation of such signage would have caused to the Premises, in order to return the same to the Landlord in the state in which Tenant received it according to this Agreement.

Inmueble aquellos anuncios relatives a su denominacion o giro comercial, pero en todo case dichos anuncios o rotulos, deberan de cumplir con las disposiciones legales aplicables al Inmueble y el Reglamento del Parque. En ningun case se podran instalar anuncios cuya altura supere la altura maxima del Inmueble, ni se permitiran anuncios en el techo del Inmueble.

A la termination por cualquier causa de este Contrato, el Arrendatario se obliga a retirar todos y cada uno de los anuncios o rotulos que hubiere instalado en el Inmueble, y a restaurar la superficie en la que dichos anuncios o rotulos se hubieren colocado, incluyendo cualquier decoloration que la instalacion de dichos anuncios o rotulos hubiere causado en el Inmueble, a fin de devolverlo al Arrendador en el mismo estado en que la recibio conforme a lo previsto en este Contrato.

Inciso 10.09. Material Promotional y Reportes. El Arrendatario autoriza desde este momento al Arrendador para incluir fotografias del Inmueble, asi como la denominacion del Arrendatario y/o del grupo economico al que pertenece, dentro de sus materiales promocionales y de sus reportes periodicos a inversionistas y autoridades. El Arrendador y el grupo economico al cual pertenece, estara autorizado a proveer a las autoridades y a aquellas otras entidades que sea necesario, aquella information que en relation a este Contrato, deban de revelar en terminos de cualquier ley aplicable, incluyendo leyes y regulaciones en materia de valores a las que estan sujetos.

Este Inciso no constituye ni debera interpretarse como una licencia o permiso para uso de propiedad industrial y/o intelectual del Arrendatario.

Inciso 10.10. Gastos. Los gastos incurridos por cada una de las partes en la elaboration y negotiation del presente Contrato, incluyendo sin limitar, honorarios de asesores legales e

Section 10.09. Advertisement Material and Reports. Tenant authorizes the Landlord to include photographs of the Premises, as well as the name of the Tenant and/or of the economic group to which it belongs, within its advertisement materials and within its periodical reports to investors and authorities. The Landlord and the economic group to which it belongs, are authorized to provide to the authorities and those other entities as may be necessary, the information that related to this Agreement they should reveal by effect of any applicable law, including any law or regulation related to the securities market, to which they are subject of.

This Section does not constitute, or shall be interpreted as a license or permit to use industrial and/or intellectual property of the Tenant.

Section 10.10. Expenses. Expenses incurred by the parties in the elaboration and negotiation of this Agreement, including without limitation, professional fees of legal counselors, real estate advisors, will be borne by the party that incurred in them or which retained the services of such people, and each of the parties hereby agrees to indemnify and hold harmless the other parties herein, free and clear with respect to any claim, whether judicial or extrajudicial, that any of the aforementioned individuals undertake against the other parties of this Agreement by the services which, in its case, such individual had rendered to the party in this Agreement that contracted it, and to reimburse such other parties regarding all those expenses incurred by reason of the defense of any such claim, including, without limitation, attorney’s fees and related expenses.

Section 10.11. Labor Obligations. Each of the parties will be responsible for complying with the obligations arising from their quality of inmobiliarios, correran por cuenta exclusiva de la parte que los hubiere incurrido o que hubiere contratado los servicios de dichas personas, y en este acto cada una de las partes se obliga a mantener a las demas partes de este Contrato, libres, en paz y a salvo respecto de toda y cualquier reclamation, ya sea judicial o extrajudicial, que cualquiera de las personas antes mencionadas iniciare en contra de las otras partes de este Contrato por los servicios que, en su caso, dicha persona hubiere prestado a la parte de este Contrato que la hubiere contratado, y a indemnizar a dichas otras partes respecto de todos aquellos danos, perdidas, gastos, costos, multas y penalidades en que hubieren incurrido con motive de dicha reclamation, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

Inciso 10.11. Obligaciones Laborales. Cada una de las partes sera responsable de dar cumplimiento a las obligaciones que derivadas de su caracter de patron le imponga la Ley Federal del Trabajo y demas regulaciones que le scan aplicables respecto de sus trabajadores, incluyendo sin limitar sus obligaciones de proveer un lugar de trabajo en condiciones de higiene y seguridad a sus trabajadores y las normas oficiales mexicanas aplicables a los patrones, y desde este momento cada una de ellas se obliga a mantener a las demas partes de este Contrato, libres, en paz y a salvo respecto de toda y cualquier action, que cualquiera de sus empleados por cualquier causa iniciare en contra de las otras partes de este Contrato, y a indemnizar a dichas otras partes respecto de todos aquellos danos, perdidas, peijuicios, gastos, costos, multas, indemnizaciones y penalidades en que hubieran incurrido con motive de dichas acciones, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

Adicionalmente, las partes se comprometen a que en todas sus relaciones respetaran los derechos humanos de sus empleados y todas employers pursuant to the Federal Labor Law (Ley Federal del Trabajo) and other applicable regulations with respect to their workers, including without limitation their obligations to provide a secure and hygienic working place to their respective workers and to the Mexican official norms applicable to employers, and from this moment, each of them agrees to indemnify and hold harmless the other parties of this Agreement, clear and free from any and all action, whether judicial or extrajudicial, that any of their workers, for any reason undertake against any of the other parties to this Agreement, and to reimburse to said other parties, all those expenses in which they had incurred by reason of the defense of any such action, including without limitation, attorney’s fees and related expenses.

Additionally, the parties agree that in their respective relationships the human rights of their employees and from all persons in general will be respected, avoiding discrimination, harassment, abuse or intimidation in any manner, in connection with: age, language or origin, nationality, race, civil status, gender, pregnancy, diseases as VIH, ideas, opinions or freedom of expression, physical capabilities, political or sexual preferences, or social and economic condition.

The parties agree to be bound, in all related to this Agreement to the following:

1.

Act according to ethical and moral principles in their activities, as well as with respect and in compliance to their own ethics codes and internal regulations.

2.

Refrain from using child labor; and

3.

Comply with the legislation relative to

las personas en general, evitando la discrimination, el acoso el abuso o la intimidation en cualquiera de sus formas, en relation a: edad, lenguaje u origen, nationalidad o raza, estado civil, genero, embarazo, enfermedades como SIDA, ideas, opiniones o libertad de expresion, capacidades fisicas especiales, preferencias politicas o sexuales, religion; o condition social y economica.

Las partes se comprometen a apegarse, en lo conducente y relacionado con el presente Contrato a lo siguiente:

1.

Actuar con principles eticos y morales en sus acciones, asi como con respeto y en apego en lo que corresponda a sus propios codigos de etica y regulaciones intemas.

2.

Abstenerse de emplear mano de obra infantil; y

3.

Cumplir con la legislation en materia de protection de medio ambiente, seguridad e higiene en el lugar de trabajo.

En caso de generarse sanciones o multas de autoridades competentes por incumplimiento a los principios mencionados en el presente Inciso y que se encuentren incorporados en las leyes aplicables, la parte en incumplimiento debera hacer frente a los mismos dejando a salvo a las otras partes de toda responsabilidad, y a indemnizarlas respecto de todos aquellos danos, perdidas, pequicios, gastos, costos, multas, indemnizaciones y penalidades en que hubieran incurrido con motive de dichas acciones, incluyendo sin limitar, honorarios razonables y documentados de abogados y gastos relacionados.

Inciso 10.12. Entrega de Estados Financieros/Certificados. El Arrendatario y el Fiador convienen, dentro de los 10 (diez) dias habiles siguientes a la solicitud por escrito del environmental protection, security and hygiene in the working place.

In case of any penalties or sanctions from the competent authorities due to the breach to the principles mentioned in this Section and the same are included within applicable laws, the party in breach must keep the other free and clear from any responsibility and to indemnify them with respect to all damages, loses, costs, expenses, sanctions, indemnifications and penalties incurred by them by reason of such actions, including without limitation, reasonable and documented attorney’s fees and expenses related thereto.

Section 10.12. Delivery of Financial Statements/Estoppels. Tenant and Guarantor agree to deliver to the Landlord, within 10 (ten) calendar days following the written request by the Landlord, a copy of its annual financial statements, provided that, the Landlord shall not request it more than once in a year.

Tenant shall deliver, within ten (10) days after Landlord’s written request therefor, a certificate to the party designated in such request, in the form supplied by Landlord along with the written request, certifying that this Lease is unmodified and in full force and effect (or stating any modifications then in effect), that there are no defenses or offsets thereto (or stating those claimed by Tenant), the dates to which rent has been paid, and as to any other information reasonably requested.

Section 10.13. Language. This Agreement is signed in both Spanish and English language, however, the parties hereby agree that in case of doubt, inconsistency or controversy regarding the interpretation or compliance of this Agreement, the Spanish language version shall always prevail.

Arrendador; en el entendido de que el Arrendador no podra solicitarlo mas de una vez al ano, entregar una copia de sus estados financieros anuales.

El Arrendatario debera entregar, dentro de los diez (10) dlas siguientes a la solicitud escrita del Arrendador, un certificado a la persona designada en dicha solicitud, en la forma que para tai efecto le proporcione el Arrendador junto con la solicitud, certificando que el presente Arrendamiento no ha sido modificado y se encuentra en pleno vigor y efecto (o declarando cualquier modification que haya ocurrido), que no hay defensas o compensaciones (o declarando aquellas reclamadas por el Arrendatario), los dias en que la renta ha sido pagada, y cualquier otra information razonablemente solicitada.

Section 15.21 Inciso 10.13. Idioma. Este Contrato se finna de modo simultaneo en idiomas ingles y espanol. sin embargo las partes convienen que en caso se duda. inconsistencia o controversia en relation con la interpretation o cumplimiento de este Contrato. la version en espanol siempre prevalecera.

Inciso 10.14. No Asociacion. Ninguno de los terminos y condiciones de este Contrato debera interpretarse como un asociacion, sociedad, asociacion en participation, consorcio ni ningun otro tipo de figura asociativa entre las partes, quienes para todos los efectos legales a que haya lugar, son y seguiran siendo entidades con personalidad y patrimonio propios e independientes una de la otra y que tienen una relation contractual conforme a los terminos de este Contrato, que constituyen los terminos bajo los cuales cada una quiso obligarse.

Inciso 10.15. Datos Personales y Aviso de Privacidad. Las partes acuerdan que el uso y manejo de los datos personales intercambiados entre si solamente seran utilizados para la calificacion, negotiation, elaboration, ejecucion, administration, financiamiento y

Section 10.14. No Association. None of the terms and conditions of this Agreement shall be interpreted as an association, company, partnership, consortium or any other kind of associative figure among the parties, whom for all legal effects, are and will continue to be entities with their own personality and patrimony independent one from the other, and they only have a contractual relationship in the terms of this Agreement, which constitute the terms under which each of them wanted to be bound.

Section 10.15. Personal Data and Privacy Notice. The parties agree that the use and handling of personal data exchanged among them shall only be used for the qualification, negotiation, preparation, execution, administration, financing and exercise of any of the rights derived from this Agreement, and for preparing the reports that each of them might need to submit to authorities and to investors, for which the parties hereby grant their express consent.

The parties agree that none of them may reveal or transfer private information received by other party, without the consent of the party proprietary of such information, or without the order of a competent authority for such purpose.

Any material change to the information previously delivered by any of the parties to the other, must be notified in writing to the recipient of the information.

Each party individually agrees to adopt all security measures necessary to protect the confidentiality of the information of the other party, which must be at least the same used for protecting its own information, and to respect the provisions set forth in the Federal Law of Protection to Personal Data in Possession of

ejercicio de los derechos que derivan de este Contrato, y para los reportes que cada una de ellas debe rendir a autoridades y a inversionistas, para lo cual las partes de este Contrato otorgan su consentimiento expreso.

Las partes convienen que ninguna podra divulgar o transferir la informacion privada que haya sido entregada por cada una de ellas a la otra parte, sin el consentimiento de la parte titular de dicha informacion, o sin que medie ordenamiento de autoridad competente al respecto.

Cualquier cambio material a la informacion previamente entregada por cada una de las partes a la otra parte, debera ser notificado por escrito a la parte que hubiera recibido dicha informacion.

Cada parte se obliga en lo individual a adoptar las medidas de seguridad para proteger en todo momento la confidencialidad de la informacion de la otra parte, las cuales no podran ser menores a las utilizadas para proteger su propia informacion, y a respetar las disposiciones establecidas en la Ley Federal de Proteccion de Datos Personales en Posesion de los Particulares, su reglamento y demas ordenamientos legales aplicables.

Inciso 10.16. Actividad Licita. Manifiestan las partes bajo protesta de decir verdad que sus ingresos y los recursos con los que cumpliran las obligaciones contenidas en el presente instrumento scran siempre de procedencia licita, y que ninguna de sus actividades es ilicita, delictiva o de cualquier manera auxiliar en la comision de delito alguno.

EN TESTIMONIO DE LO CUAL, las partes suscriben el presente Contrato a traves de sus representantes debidamente autorizados para tai efecto, en la fecha que se senala en el proemio del mismo, despues de haber revisado los terminos y condiciones de este Contrato con la asesoria de los profesionales que cada una estimo convenientes, y de haber comprendido el alcance legal del mismo

Particulars, its regulations and all other applicable legal provisions.

Section 10.16. Legal Activities. The parties express under oath that their income and the resources that will be used to comply with their obligations under this Agreement, shall be from legal origin and none of their activities is illegal, criminal or in any other manner auxiliary in committing a crime.

IN WITNESS WHEREOF, the parties execute this Agreement, through their respective and duly authorized representatives to that effect, in the date first above written, after having reviewed the terms and conditions of this Agreement with the advisory of the professionals that each of them deemed convenient and having understood the legal effects of the same.

El Arrendador/ The Landlord /*/	El Arrendatario/ The Tenant /*/

Por/ By:_________________________________	Por/ By:_________________________________
Nombre/Name: /*/	Nombre/Name: /*/
Cargo/ Title: Apoderado/ Representative	Cargo/ Title: Apoderado/ Representative

Por/By:
Nombre/Name: /*/
Cargo/ Title: Apoderado/ Representative

ARTICLE XVI LISTA DE ANEXOS/ LIST OF ANNEXES

Anexo / Exhibit “1”	Plano del Terreno / Plan of the Land
Anexo / Exhibit “2”	Licencia de uso de suelo / Zoning License
Anexo / Exhibit “3”	Plano de ubicacion del Inmueble / Specifications and location plan of the Premises
Anexo / Exhibit “4”	Reglamento del Parque / Park Regulations
Anexo / Exhibit “5”	Manual de Mantenimiento / Maintenance Manual

Anexo / Exhibit “1”
Plano del Terreno / Plan of the Land

Ver [__] paginas anexas / See [__] pages attached

ARTICLE XVII ANEXO / EXHIBIT “2”

Licencia de uso de suelo / Zoning License

Ver [__] paginas anexas / See [__] pages attached

ARTICLE XVIII ANEXO / EXHIBIT “3”

Plano de ubicacion del Inmueble / Specifications and location plan of the Premises

Ver [__] paginas anexas / See [__] pages attached

ARTICLE XIX ANEXO / EXHIBIT “4”

Reglamento del Parque / Park Regulations

Ver [__] paginas anexas / See [__] pages attached

ARTICLE XXANEXO / EXHIBIT “5”

Manual de Mantenimiento / Maintenance Manual

Ver [__] paginas anexas / See [__] pages attached

EXHIBIT I

ORGANIZATIONAL CHART

EXHIBIT J

PERSONAL PROPERTY LOCATED AT REAL PROPERTY

NONE.

SCHEDULE 3.11

POST CLOSING OBLIGATIONS

1.  Borrower shall deliver to Lender, on the fifth (5th) Business Day following the Execution Date, a letter executed by the notary public under which the Security Trust Agreement will be granted certifying that (i) the public deed evidencing the transfer and conveyance to Trustee of the Trust Property has been executed by Borrower and Trustee, including a copy of such public deed; and that (ii) the first counterparts of such public deeds will be filed for registration before the applicable Public Registries of Property (Registro Publico de la Propiedad) within 15 (fifteen) Business Days following the Execution Date, but in any case while the preventive notices regarding the Trust Property are still in effect.

2.  Borrower shall deliver to Lender, on the third (3rd) Business Day following the Execution Date, evidence that supports that the Security Trust Agreement and each public deed evidencing the transfer to Trustee of the Trust Property, has been registered before the Sole Registry of Movable Property (Registro Unico de Garantias Mobiliarias).

3.  As soon as possible, but in any case within sixty (60) Business Days following the Execution Date, Borrower shall deliver to Lender first counterparts of the public deeds evidencing the transfer of the Trust Property to the Security Trust Agreement duly registered and sealed by the applicable Public Registry of Property; provided, however, that at the end of such sixty (60) day period, if Borrower delivers a certification from the notary public indicating that the registration of such public deeds has not been completed for causes beyond the control of the Borrower, then such period will be automatically extended for an additional sixty (60) day period.

4.  As soon as possible, but in any case within thirty (30) Business Days following the date on which the transfer deeds of the Trusty Property are registered with the applicable Public Registry of Property, Borrower shall deliver to Lender no-lien certificates or lien certificates, as the case may be, for each of the Trust Properties, issued by the applicable Public Registry of Property, evidencing Trustee as beneficial owner of such Trust Properties and that the Trust Properties are free and clear of all hens and encumbrances other than Permitted Exceptions.

5.  Borrower shall use commercially reasonable efforts to obtain a written confirmation from the Veracruz Registry (the “Veracruz Confirmation”) within ninety (90) Business Days from the Execution Date, that (i) the file with the Veracruz Registry for Veracruz Trust Property has been updated to remove the notation regarding (A) a legal claim before the Communal Court (Tribunal Agrario) and (B) a limitation on the transfer of certain land that was expropriated (each of the matters described in clauses (A) and (B), a “Veracruz Title Issue”) and (ii) both Veracruz Title Issues either (A) are not applicable to the Veracruz Trust Property and/or (B) no longer apply with respect to the Veracruz Trust Property because such matters (1) are no longer valid or effective and/or (2) have been duly cancelled; provided, however, that at the end of such ninety (90) day period, if Borrower has delivered evidence to Lender that Borrower has diligently pursued obtaining the Veracruz Confirmation, such ninety (90) day period will be automatically extended for an additional thirty (30) day period.

6.  As soon as possible, but in any case within one hundred eighty (180) days following the Execution Date, Borrower shall deliver to Lender evidence that the following environmental site assessments have been completed:

Building Code	City	Building Area (Sq.Ft.)	Environmental Recommendation
TLX-SP1-1AB	Tlaxcala	13,364	At the next regularly scheduled maintenance of the unit, an oil sample should be collected and analyzed for PCB from the 750 KVA unit. If less than 50 ppm is detected it should be labeled as PCB-free.
CDJ-BRP-7A	Cd Juarez	407,000	Obtain tank tightness test results after installation and make sure the the tanks and lines get tested annually.
CDJ-VPLTII-9A	Cd Juarez	358,796	Request copies of secondary containment to new resin tanks
CDJ-VPLTII-10A	Cd Juarez	Included above	Request copies of secondary containment to new resin tanks